PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED MARCH 18, 1999

                          PECO ENERGY TRANSITION TRUST
                                     ISSUER
                              PECO ENERGY COMPANY
                              SELLER AND SERVICER
                                 SERIES 1999-A
                        $4,000,000,000 TRANSITION BONDS

THE ISSUER WILL ISSUE:

                           CLASS A-1           CLASS A-2           CLASS A-3           CLASS A-4           CLASS A-5
                       -----------------   -----------------   -----------------   -----------------   -----------------
Principal Amount           $ 244,470,272       $ 275,371,325       $ 667,000,000       $ 458,518,647       $ 464,600,000
Price                      $ 244,414,557       $ 275,173,498       $ 665,910,722       $ 457,914,411       $ 463,855,246
                              (99.97721%)         (99.92816%)         (99.83669%)         (99.86822%)         (99.83970%)
Underwriter's
 Commission                  $   855,646        $  1,101,485        $  3,001,500        $  2,063,334        $  2,323,000
                                  (0.35%)             (0.40%)             (0.45%)             (0.45%)             (0.50%)
Proceeds to the
 Issuer                    $ 243,558,911       $ 274,072,013       $ 662,909,222       $ 455,851,077       $ 461,532,246
Bond Rate                          5.48%               5.63%        LlBOR+0.125%               5.80%        LIBOR+0.200%
Interest Paid                Semi-Annual         Semi-Annual         Semi-Annual         Semi-Annual         Semi-Annual
                                                                     On or After                             On or After
Optional Redemption*                  No                  No       March 1, 2001                  No       March 1, 2001

First Payment Date     September 1, 1999   September 1, 1999   September 1, 1999   September 1, 1999   September 1, 1999
Expected Final
 Payment Date              March 1, 2001       March 1, 2003       March 1, 2004       March 1, 2005   September 1, 2007
Termination Date           March 1, 2003       March 1, 2005       March 1, 2006       March 1, 2007       March 1, 2009

                           CLASS A-6           CLASS A-7
                       -----------------   -----------------
Principal Amount           $ 993,386,331       $ 896,653,425
Price                      $ 992,110,922       $ 895,181,120
                              (99.87161%)         (99.83580%)
Underwriter's
 Commission                 $  4,966,932        $  4,483,267
                                  (0.50%)             (0.50%)
Proceeds to the
 Issuer                    $ 987,143,991       $ 890,697,853
Bond Rate                          6.05%               6.13%
Interest Paid                Semi-Annual         Semi-Annual

Optional Redemption*                  No                  No
First Payment Date     September 1, 1999   September 1, 1999
Expected Final
 Payment Date              March 1, 2007   September 1, 2008
Termination Date           March 1, 2009       March 1, 2009

* All Series 1999-A Bonds are subject to optional redemption in whole once the outstanding principal balance of the Series 1999-A Bonds has been reduced to less than 5% of the initial principal balance.

   THESE SECURITIES ARE HIGHLY STRUCTURED. BEFORE YOU PURCHASE THESE SECURITIES, YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE 26 IN THE ACCOMPANYING PROSPECTUS AND ON PAGE S-9 IN THIS PROSPECTUS SUPPLEMENT.

o THESE SECURITIES ARE OBLIGATIONS OF THE ISSUER ONLY. THESE SECURITIES DO NOT REPRESENT OBLIGATIONS OF PECO ENERGY OR ANY ENTITY OTHER THAN THE ISSUER. THESE SECURITIES ARE NOT OBLIGATIONS OF THE PENNSYLVANIA PUBLIC UTILITY COMMISSION OR ANY OTHER GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

o THE ISSUER IS A SPECIAL PURPOSE ENTITY THAT HAS NO PROPERTY OTHER THAN THE COLLATERAL, AND THE COLLATERAL IS THE SOLE SOURCE OF PAYMENT FOR THESE SECURITIES.

   NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

SALOMON SMITH BARNEY
                              GOLDMAN, SACHS & CO.
                                                                 LEHMAN BROTHERS

FIRST CHICAGO CAPITAL MARKETS, INC.            FIRST UNION CAPITAL MARKETS CORP.

COMMERCE CAPITAL MARKETS, INC.
                          JANNEY MONTGOMERY SCOTT INC.
                                            PRYOR, MCCLENDON, COUNTS & CO., INC.

March 18, 1999

     YOU SHOULD RELY ONLY ON THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS. THE ISSUER HAS NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS IS CORRECT ONLY AS OF THE DATE OF THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS.

                               TABLE OF CONTENTS


WHERE TO FIND INFORMATION IN THESE DOCUMENTS.............................    S-1

SUMMARY OF TERMS.........................................................    S-2

RISK FACTORS.............................................................    S-9

THE SERIES 1999-A BONDS..................................................   S-10
  General................................................................   S-10
  Distributions from the Series 1999-A Subaccount........................   S-10
  Interest...............................................................   S-10
  The Swap Counterparties................................................   S-15
  The Interest Rate Swap Agreements......................................   S-16
  Principal..............................................................   S-19
  Optional Redemption....................................................   S-23
  Mandatory Redemption...................................................   S-23
  Overcollateralization..................................................   S-23
  Other Credit Enhancement...............................................   S-26
  Reports to Holders of Series 1999-A Bonds..............................   S-26

DESCRIPTION OF INTANGIBLE TRANSITION PROPERTY............................   S-27
  The Intangible Transition Charges......................................   S-27
  Adjustments to the Intangible Transition Charges.......................   S-29

DESCRIPTION OF THE SELLER'S BUSINESS.....................................   S-30

SERVICING................................................................   S-30
  Monthly Servicing Fee..................................................   S-30
  Servicer Advances......................................................   S-30

MATERIAL TAX MATTERS.....................................................   S-30

ERISA CONSIDERATIONS.....................................................   S-30

UNDERWRITING.............................................................   S-32

RATINGS..................................................................   S-33

INDEX OF PRINCIPAL DEFINITIONS...........................................   S-34

                  WHERE TO FIND INFORMATION IN THESE DOCUMENTS

     We provide information to you about the Transition Bonds in two separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to your Series of Transition Bonds and (b) this prospectus supplement, which describes the specific terms of your Series of Transition Bonds. This prospectus supplement and the accompanying prospectus together contain complete information about the offering of your Series of Transition Bonds. You are urged to read both documents. In particular, you should read the information under the heading "Risk Factors," beginning on Page 26 of the accompanying prospectus and on Page S-9 of this prospectus supplement.

     This supplement begins with several sections describing these securities:

          o Summary of Terms provides important amounts, dates and other terms of your series;

          o The Series 1999-A Bonds describes the key structural features of these securities; and

          o Description of Intangible Transition Property describes the Intangible Transition Charges that provide for payment of these securities and refers you to the sections in the accompanying prospectus where you can find further information about the Intangible Transition Charges and other Collateral for the Transition Bonds.

     As you read through these sections, cross-references will direct you to more information in the accompanying prospectus. You can also directly reference key topics by looking at the table of contents in this prospectus supplement and the accompanying prospectus.

     IF THE TERMS OF YOUR SERIES OF TRANSITION BONDS VARY BETWEEN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS, YOU SHOULD RELY ON THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT.

     This prospectus supplement and the accompanying prospectus may be used by the Underwriters in connection with offers and sales related to market-making transactions in the Transition Bonds offered by this prospectus supplement and the accompanying prospectus. The Underwriters may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale.

   TO UNDERSTAND THE STRUCTURE AND PAYMENT TERMS OF THESE SECURITIES, YOU MUST CAREFULLY READ THE ACCOMPANYING PROSPECTUS AND THIS PROSPECTUS SUPPLEMENT IN THEIR ENTIRETY.

                                SUMMARY OF TERMS

     The following section is only a summary of selected information for this document and does not provide you with all the information you will need to make your investment decision. There is more detailed information in this prospectus supplement and in the accompanying prospectus. To understand all of the terms of the offering of the Transition Bonds, carefully read this entire document and the accompanying prospectus.

     Capitalized terms used in this prospectus supplement are defined in this prospectus supplement or in the accompanying prospectus, and you should refer to the Index of Principal Definitions on page S-34 of this prospectus supplement, or if not listed there, to the Index of Principal Definitions on page 109 of the accompanying prospectus, for the location of the definitions of such terms.

     For a discussion of certain material risks associated with an investment in the Series 1999-A Bonds, you should review the discussion under "Risk Factors," which begins on page 26 of the accompanying prospectus and on page S-9 of this prospectus supplement.

SECURITIES OFFERED

                         SERIES 1999-A TRANSITION BONDS
                                 $4,000,000,000

ISSUER:                            PECO ENERGY TRANSITION TRUST
SELLER:                            PECO ENERGY COMPANY ("PECO ENERGY")
SERVICER:                          PECO ENERGY
SWAP COUNTERPARTY FOR THE
CLASS A-3 BONDS:                   GOLDMAN SACHS MITSUI MARINE DERIVATIVE PRODUCTS, L.P.
SWAP COUNTERPARTY FOR THE
CLASS A-5 BONDS:                   CITIBANK, N.A., NEW YORK
BOND TRUSTEE:                      THE BANK OF NEW YORK
PRICING DATE:                      MARCH 18, 1999
SERIES ISSUANCE DATE:              MARCH 25, 1999
CLEARANCE AND SETTLEMENT:          DTC/CEDEL/EUROCLEAR

                 Initial Class Principal Balance       Bond Rate        % of Total Series Principal
                 -------------------------------      ------------      ---------------------------
 Class A-1                $ 244,470,272                      5.48%                  6.11%
 Class A-2                $ 275,371,325                      5.63%                  6.88%
 Class A-3                $ 667,000,000               LIBOR+0.125%*                16.68%
 Class A-4                $ 458,518,647                      5.80%                 11.46%
 Class A-5                $ 464,600,000               LIBOR+0.200%*                11.62%
 Class A-6                $ 993,386,331                      6.05%                 24.83%
 Class A-7                $ 896,653,425                      6.13%                 22.42%

* Calculated as described under "The Series 1999-A Bonds--Interest" in this prospectus supplement.

Monthly Servicing Fee:      Either 1/12 of 0.25% of the outstanding principal balance of the Series 1999-A Bonds as long as Intangible Transition Charges are included in electric bills sent to Customers or
                            1/12 of 1.50% of the outstanding principal balance of the Series 1999-A Bonds if
                            Intangible Transition Charges are not included in electric bills sent to Customers.
Anticipated Ratings:        S&P/Fitch IBCA/Duff & Phelps                                AAA
                            Moody's                                                     Aaa
Credit Enhancement:         ITC adjustments; overcollateralization, funded over the life of the Series 1999-A Bonds and expected to be $80 million by the Expected Final Payment Date of the Class A-7 Bonds;
                            capital of the Issuer, funded upon the issuance of each Series and expected to be $20 million.
Payment Dates:              March 1 and September 1 of each year or, if not a business day, the next business day.
First Payment Date:         September 1, 1999.



                       CLASS A-1      CLASS A-2      CLASS A-3      CLASS A-4      CLASS A-5         CLASS A-6      CLASS A-7
                     -------------  -------------  -------------  -------------  --------------    -------------  --------------
Expected Final
Payment Date:        March 1, 2001  March 1, 2003  March 1, 2004  March 1, 2005  September 1, 2007  March 1, 2007  September 1, 2008

Termination Date:    March 1, 2003  March 1, 2005  March 1, 2006  March 1, 2007  March 1, 2009      March 1, 2009  March 1, 2009

Optional Redemption:            No             No    On or After             No    On or After                 No             No
                                                   March 1, 2001                 March 1, 2001

                    All Series 1999-A Bonds are subject to optional redemption in whole once the outstanding principal balance of the Series 1999-A Bonds has been reduced to less than 5% of the initial principal balance.

Record Date:                Close of business on the day prior to any Payment Date.


                              CLASS A-1      CLASS A-2      CLASS A-3      CLASS A-4      CLASS A-5       CLASS A-6       CLASS A-7
                            -------------  -------------  -------------  -------------  --------------  -------------   ------------
CUSIP Numbers:                705220 AA9     705220 AB7     705220 AC5     705220 AD3     705220 AE1      705220 AF8     705220 AG6

INTRODUCTION

     The Pennsylvania Electricity Generation Customer Choice and Competition Act (the "COMPETITION ACT") was enacted in 1996 and provides for the restructuring of the electric industry in Pennsylvania, including retail competition for generation beginning in 1999. Prior to enactment of the Competition Act, electric utilities, such as PECO Energy, invested in various generation-related assets, such as electric generating facilities (including nuclear power plants) and power purchase contracts with third-party generators of electricity, to help fulfill their duties to serve the public as regulated utilities. The electric utilities recovered such investments by charging their customers the regulated rates approved by the Pennsylvania Public Utility Commission.

     One of the expected effects of the deregulation of electricity generation is that rates will be determined by market forces. These market rates may not be high enough to allow the utilities to recover their investments in generation-related assets described above.

     The Competition Act provides for utilities to recover the anticipated loss in value of their generation-related assets, known as "STRANDED COSTS," as a result of the transition from a regulated environment to competition for electric generation services by placing certain charges on their customers' bills. These charges are known as "COMPETITIVE TRANSITION CHARGES." Utilities are authorized to securitize the right to recover all or a portion of these charges (such right, "INTANGIBLE TRANSITION PROPERTY") through the issuance of transition bonds, such as the securities described in this prospectus supplement. Once intangible transition property is securitized, these stranded costs, plus certain other costs associated with servicing the transition bonds, are recovered through "INTANGIBLE TRANSITION CHARGES" in customers' electric bills. Intangible transition charges are allocable from competitive transition charges and variable distribution charges. Although under the Competition Act, stranded costs, intangible transition charges and intangible transition property are terms generally applicable to all Pennsylvania utilities, when used as capitalized terms in this prospectus supplement and the accompanying prospectus, they refer to PECO Energy's Stranded Costs, Intangible Transition Charges and Intangible Transition Property.

     Intangible Transition Property was created by the Competition Act and a qualified rate order issued by the Pennsylvania Public Utility Commission to PECO Energy on May 14, 1998 (the "QRO"). Intangible Transition Property represents the irrevocable right of PECO Energy to collect Intangible Transition Charges from Customers (as defined under the caption "Summary--Customers" in the accompanying prospectus) to recover through the issuance of transition bonds:

          o a portion of PECO Energy's Stranded Costs; and

          o the interest, fees, expenses, credit enhancement, swap or hedge transactions and premiums, if any, associated with transition bonds.

     Intangible Transition Charges are nonbypassable: Customers cannot avoid paying them even if they purchase electricity from a supplier other than PECO Energy.

     On the Series Issuance Date, PECO Energy will sell Intangible Transition Property which includes the right to receive the proceeds therefrom (i.e., the Intangible Transition Charges) to the Issuer who will then pledge this property and certain other property to the Bond Trustee as the collateral for the Transition Bonds. The other property that makes up the collateral for these securities is described in this Summary under the subcaption "The Collateral."

     For more information on the Competition Act, Intangible Transition Property and Intangible Transition Charges, you should review the material under the captions entitled "Risk Factors," "The Competition Act," "PECO Energy's Restructuring Plan" and "The QRO and the Intangible Transition Charges" in the accompanying prospectus.

     The following is a summary of other specific matters related to these securities:

THE COLLATERAL

The Series 1999-A Bonds will be secured by the collateral (the "COLLATERAL"), primarily consisting of:

  o all the Issuer's right, title and interest in and to the Intangible Transition Property transferred by the Seller to the Issuer pursuant to the Intangible Transition Property Sale Agreement (the "SALE AGREEMENT");

  o collections of Intangible Transition Charges that are allocated to the Issuer pursuant to the Master Servicing Agreement among the Issuer, the Servicer and certain other issuers of transition bonds (the "MASTER SERVICING AGREEMENT");

  o the Issuer's rights, except for certain provisions for indemnification of the Issuer, under the Sale Agreement;

  o the Issuer's rights, except for certain provisions for indemnification of the Issuer, under the Master Servicing Agreement; and

  o certain bank accounts of the Issuer and all amounts or investment property held therein or credited thereto (other than certain cash amounts described in the accompanying prospectus but including, in the case of the Class A-3 and Class A-5 Bonds, any net receipts under the Interest Rate Swap Agreements described below).

For a more detailed description of the Collateral for the Transition Bonds, you should review the material under the captions "The QRO and the Intangible Transition Charges" and "The Indenture--Security" in the accompanying prospectus. For a summary of the terms of the Sale Agreement, see "The Sale Agreement" in the accompanying prospectus. For a summary of the terms of the Master Servicing Agreement, see "The Master Servicing Agreement" in the accompanying prospectus.

INTEREST

Holders of each Class of this Series are expected to receive interest at the Bond Rate for such Class as set forth on the cover of this prospectus supplement. Interest on the Class A-3 and Class A-5 Bonds will be paid at the rate equal to the six-month London interbank offered rate ("LIBOR") for six-month United States dollar deposits, determined as of the applicable Interest Determination Date, as described below, plus 0.125% and 0.200%, respectively, so long as payments are being received under the applicable Interest Rate Swap Agreement.

Interest on the Class A-1, Class A-2, Class A-4, Class A-6 and Class A-7 Bonds will be calculated on the basis of a 360-day year of twelve 30-day months. Interest on the Class A-3 and Class A-5 Bonds will be calculated on the basis of the actual number of days from the preceding Payment Date, to but excluding the next Payment Date, divided by 360, for so long as payments are being received under the applicable Interest Rate Swap Agreement.

With respect to the Class A-3 and Class A-5 Bonds, if the applicable Swap Counterparty fails to make any payment due under the related Interest Rate Swap Agreement, the holders of the affected Class will receive the Swap Rate until the Swap Counterparty pays such amount or alternate arrangements can be made to pay the Bond Rate. See "The Series 1999-A Bonds--Other Credit Enhancement" in this prospectus supplement.

You should also review the material under the caption "The Series 1999-A Bonds--Interest" and "--The Interest Rate Swap Agreements" in this prospectus supplement.

INTEREST DETERMINATION DATE

The "INTEREST DETERMINATION DATE" will be the day two London Banking Days prior to the preceding payment date under the applicable Interest Rate Swap Agreement (or, in the case of the first payment date, the Series Issuance

Date). A "LONDON BANKING DAY" is a day on which dealings in U.S. dollars are transacted in the London interbank market.

INTEREST RATE SWAP AGREEMENT

The Issuer will enter into the Class A-3 Interest Rate Swap Agreement and the Class A-5 Interest Rate Swap Agreement with the applicable Swap Counterparty identified in this prospectus supplement. Each Interest Rate Swap Agreement will have a "NOTIONAL AMOUNT" as of any Payment Date equal to the principal balance of the Class A-3 Bonds or the principal balance of the Class A-5 Bonds, as applicable, as of the close of business on the preceding Payment Date. For the first Payment Date, the Notional Amount of each Interest Rate Swap Agreement will be equal to the initial Class A-3 Principal Balance or the initial Class A-5 Principal Balance, as applicable.

Under the Interest Rate Swap Agreements, any payments made to the Issuer by a Swap Counterparty (a "NET SWAP RECEIPT") will be deposited in the Class A-3 Subaccount or the Class A-5 Subaccount, as applicable, and any payments made to a Swap Counterparty by the Issuer (a "NET SWAP PAYMENT") will be paid out of funds on deposit in the Class A-3 Subaccount or the Class A-5 Subaccount, as applicable. See "The Series 1999-A Bonds--The Interest Rate Swap Agreements" and "--Distributions from the Series 1999-A Subaccount" in this prospectus supplement.

Under certain limited circumstances and in certain circumstances at the direction of 66 2/3% of the holders of the applicable Class, each Interest Rate Swap Agreement may be terminated. In the event an Interest Rate Swap Agreement terminates, the interest on the affected Class will convert to a fixed rate equal to 6.577%, in the case of the Class A-3 Bonds, and 6.9425%, in the case of the Class A-5 Bonds. In each case, this fixed rate is referred to as the "SWAP RATE."

SWAP COUNTERPARTY

GOLDMAN SACHS MITSUI MARINE DERIVATIVE PRODUCTS, L.P. will be the "SWAP COUNTERPARTY" to the Class A-3 Interest Rate Swap Agreement, and CITIBANK, N.A., NEW YORK will be the Swap Counterparty to the Class A-5 Interest Rate Swap Agreement. In certain circumstances, 66 2/3% of the holders of the Class A-3 or Class A-5 Bonds may replace the applicable Swap Counterparty or terminate the applicable Interest Rate Swap Agreement. See "The Series 1999-A Bonds--The Swap Counterparties" and "--The Interest Rate Swap Agreements" in this prospectus supplement.

PRINCIPAL

On each Payment Date, the Bond Trustee will make principal payments in accordance with the Expected Amortization Schedule set forth under the caption "The Series 1999-A Bonds--Principal" in this prospectus supplement.

Other than in the event of a redemption, in no event will the principal paid to any Class on any Payment Date be greater than the amount necessary to reduce the principal balance of such Class to the amount specified in the Expected Amortization Schedule for such Class and such Payment Date.

CREDIT ENHANCEMENT

Overcollateralization. Overcollateralization is the pledge by the Issuer of Collateral, in this case Intangible Transition Property, in excess of what is expected to be needed to cover the repayment of these securities. The overcollateralization for these securities will be funded over the life of the Series 1999-A Bonds and is expected to be $80 million by the Expected Final Payment Date of the Class A-7 Bonds.

Additional Credit Enhancement. In addition, capital of the Issuer (expected to be $20 million) is available to make payments on these securities under certain circumstances as described in the accompanying prospectus. In addition, Intangible Transition Charges will be subject to periodic review and adjustment, as described below under "ITC Adjustment Process."

You should also review the material under the captions "The Transition Bonds--Credit Enhancement" and "The Indenture--Allocations and Payments" in the accompanying prospectus.

OPTIONAL REDEMPTION

The Class A-3 Bonds and the Class A-5 Bonds are subject to optional redemption in whole or in part at the option of the Issuer on any Payment Date after March 1, 2001. The redemption price for the Class A-3 Bonds and the Class A-5 Bonds is equal to the principal balance thereof as of the redemption date plus interest at the applicable Bond Rate accrued to the redemption date. No termination payment will be due to the applicable Swap Counterparty or the Issuer in connection with such optional redemption under either Interest Rate Swap Agreement. In addition, the Series 1999-A Bonds may be redeemed in whole once the outstanding principal balance of the Series 1999-A Bonds has been reduced to less than 5% of the initial principal balance.

You should also review the material under the caption "The Series 1999-A Bonds--Optional Redemption" in this prospectus supplement.

MANDATORY REDEMPTION

If the Seller is obligated to pay Liquidated Damages under the Sale Agreement, these securities will be subject to mandatory redemption in whole at a redemption price equal to the principal balance of these securities plus interest at the applicable Bond Rate accrued to the redemption date.

For more information about mandatory redemption of the Transition Bonds, Liquidated Damages and indemnification payments by the Seller, you should refer to the material under the caption "The Sale Agreement--Seller Representations and Warranties" in the accompanying prospectus.

ITC ADJUSTMENT PROCESS

The Servicer is required to seek adjustments to the Intangible Transition Charges on each May 14, commencing May 14, 1999 and continuing through May 14, 2008 and, commencing January 14, 2008, on the 14th day of each month (or if such day is not a business day, the immediately preceding business day) until the Series Termination Date (each a "CALCULATION DATE"). The annual adjustments through May 14, 2007 are expected to be implemented on or prior to August 12 of the same year. The monthly adjustments are expected to be implemented 30 days after the requests for such adjustments are filed with the PUC. Each Adjustment Request will be designed to result in the outstanding principal balance of the Series 1999-A Bonds equaling the amount provided for in the Expected Amortization Schedule and the amount on deposit in the Overcollateralization Subaccount equaling the Calculated Overcollateralization Level by the Payment Date immediately succeeding the next Adjustment Date.

For a more detailed description of the ITC adjustment process, you should review the material under the caption "Description of Intangible Transition Property--Adjustments to the Intangible Transition Charges" and the material under the caption "The QRO and the Intangible Transition Charges--The Intangible Transition Charges--The ITC Adjustment Process" in the accompanying prospectus.

TAX STATUS

In the opinion of Ballard Spahr Andrews & Ingersoll, LLP, special tax counsel to PECO Energy:

  o Interest received by a holder of these securities that is a United States taxpayer will be subject to federal income tax.

  o A holder of the Series 1999-A Bonds will realize a gain from the sale of the Series 1999-A Bonds to the extent that the proceeds of the sale exceed the holder's tax basis in these securities. If the holder is a United States taxpayer, then: (i) the gain will be fully taxable and (ii) the gain may qualify as long-term capital gain if such holder held the securities for more than one year.

  o If the holder of the Series 1999-A Bonds is not a United States taxpayer, interest income and any gain realized by such holder, generally, will be exempt from United States federal income and withholding tax.

The Issuer recommends that all prospective investors consult their tax advisers regarding the federal income tax consequences of the ownership and disposition of the Series 1999-A Bonds in light of their particular circumstances, as well as the effect of any foreign, state, local or other laws.

For further information regarding the application of U.S. federal income tax laws, you should see the sections captioned "Material Tax Matters" appearing in this prospectus supplement and in the accompanying prospectus.

SERVICER'S AND ISSUER'S
MAILING ADDRESS AND
TELEPHONE NUMBER OF
PRINCIPAL EXECUTIVE OFFICE:

The mailing address of PECO Energy is P.O. Box 8699, Philadelphia, Pennsylvania 19101, and its telephone number is (215) 841-4000. The mailing address of the Issuer is c/o First Union Trust Company, National Association, One Rodney Square, 920 King Street, Wilmington, Delaware 19801, and its telephone number is
(302) 888-7532.

                                  RISK FACTORS

TERMINATION OF SWAP COULD CAUSE A LOSS.

     Termination Events under each Interest Rate Swap Agreement include (i) illegality (see "The Series 1999-A Bonds--The Interest Rate Swap Agreements" in this prospectus supplement), (ii) a Swap Counterparty Downgrade Event that is not cured (see "The Series 1999-A Bonds--The Interest Rate Agreements" in this prospectus supplement), (iii) the acceleration of the related Class of Series 1999-A Bonds and (iv) the redemption of the related Class of Series 1999-A Bonds. Swap Events of Default include the failure of the Issuer or the Swap Counterparty to pay any amount due under the applicable Interest Rate Swap Agreement within five days. Upon the occurrence of a Termination Event described under (i) or (iv) above, the applicable Interest Rate Swap Agreement will terminate automatically. Upon the occurrence of a Termination Event described under (ii) above or a Swap Event of Default described above related to the Swap Counterparty, 66 2/3% of the holders of the affected Class may vote to terminate the applicable Interest Rate Swap Agreement. Upon the occurrence of a Termination Event described under (iii) above or a Swap Event of Default described above related to the Issuer, the applicable Swap Counterparty may terminate the applicable Interest Rate Swap Agreement. Upon the occurrence of a Termination Event described under (iii) above, the Issuer may also terminate the applicable Interest Rate Swap Agreement. When an Interest Rate Swap Agreement is terminated, the affected Class will receive a fixed rate of interest equal to the applicable Swap Rate. Such Swap Rate could be substantially less than the Bond Rate on the affected Class at the time of the termination, which could adversely affect the yield to maturity, and holders of that Class could suffer a loss on their investment.

     In addition, even if an Interest Rate Swap Agreement has been terminated and the Class A-3 or Class A-5 Bonds or both have been converted to the Swap Rate, the Class A-3 and the Class A-5 Bonds will still be subject to optional redemption on or after March 1, 2001.

RATINGS DOWNGRADE OF THE CLASS A-3 AND CLASS A-5 BONDS COULD CAUSE A LOSS FOR HOLDERS OF THOSE BONDS.

     If a Swap Counterparty's rating falls below the required ratings specified in the applicable Interest Rate Swap Agreement, and (i) such Swap Counterparty fails to make Satisfactory Arrangements as described under the heading "The Series 1999-A Bonds--The Interest Rate Swap Agreements" in this prospectus supplement, (ii) the Swap Agent is unable to find a suitable replacement Swap Counterparty as described under the heading "The Series 1999-A Bonds--The Interest Rate Swap Agreements" in this prospectus supplement and (iii) 66 2/3% of the holders of the affected Class do not vote to terminate the applicable Interest Rate Swap Agreement, the affected Class may be downgraded by the Rating Agencies. In such event, the trading price of such Class may be reduced, and holders of such Class could suffer a loss on their investment.

INTEREST PAYMENTS ON CLASS A-3 AND CLASS A-5 BONDS DEPENDENT ON SWAP
COUNTERPARTY.

     If a Swap Counterparty fails to make any Net Swap Payment, the holders of the affected Class will receive interest at the applicable Swap Rate until the Swap Counterparty pays such Net Swap Payment or alternate arrangements can be made to pay the Bond Rate. Such Swap Rate could be substantially less than the Bond Rate on the affected Class at the time of such failure to pay, and holders of that Class could suffer a loss on their investment. See "The Series 1999-A Bonds--The Interest Rate Swap Agreements" in this prospectus supplement.

                            THE SERIES 1999-A BONDS

     The Series 1999-A Bonds will be issued under and secured pursuant to a base indenture dated as of March 1, 1999 between the Issuer and The Bank of New York, as bond trustee, as supplemented by the Series 1999-A Supplemental Indenture thereto (as so supplemented, the "INDENTURE"). The following summary does not purport to be complete and is subject to, and qualified by reference to, the terms and provisions of the Indenture and by the terms and provisions of the Series 1999-A Bonds.

GENERAL

     The Series 1999-A Bonds will be issued on the Series Issuance Date and will be comprised of the Classes listed above under "Summary of Terms--Securities Offered."

     Interest and principal relating to the Series 1999-A Bonds will be paid through DTC or, if the Series 1999-A Bonds are no longer in book-entry form, will be payable at the offices of The Bank of New York at 101 Barclay Street, New York, New York 10286. Generally, payment will be made by check mailed first-class, postage prepaid to a holder's address as it appears on the transition bond register on each Record Date. For Series 1999-A Bonds registered on a Record Date in the name of the nominee of Cede & Co., payments will be made by wire transfer in immediately available funds to the account designated by such nominee, except as described below. The final installment of principal and premium, if any, payable with respect to any Series 1999-A Bond will be payable, after prior notice to the holder, only upon presentation and surrender of the Series 1999-A Bond at a place specified in such notice.

DISTRIBUTIONS FROM THE SERIES 1999-A SUBACCOUNT

     Amounts distributed from the Series Subaccounts as described in "The Indenture--Allocations and Payments" in the accompanying prospectus will be applied among the Classes of the Series 1999-A Bonds and the Class A-3 and Class A-5 Subaccounts on each Payment Date as follows: (i) with respect to interest, to each Class on a pro rata basis based on the amount of interest payable to such Class (or in the case of the Class A-3 and Class A-5 Bonds, based on the gross amount due to the applicable Swap Counterparty based on the applicable Swap Rate) on such Payment Date and (ii) with respect to principal, to each Class as described under "--Principal" in this section.

     On the Business Day preceding each Payment Date, the amounts on deposit in the Series 1999-A Subaccount with respect to Class A-3 and A-5 Bonds (other than net income or other gain, which, so long as no Event of Default has occurred and is continuing, shall be released to the Issuer free of the lien of the Indenture) will be allocated to the applicable Class Subaccount in accordance with the prior paragraph up to the gross amount, if any, owed to the applicable Swap Counterparty. On such day, the applicable Net Swap Payments will be paid from, or the applicable Net Swap Receipts will be deposited into, such Class Subaccount. On the related Payment Date, amounts in the Class A-3 Subaccount and Class A-5 Subaccount will be paid as interest to the holders of the Class A-3 Bonds and the Class A-5 Bonds, respectively. See "The Indenture--Allocations and Payments" in the accompanying prospectus.

INTEREST

     Interest on each Class of the Series 1999-A Bonds will accrue from the Series Issuance Date at the respective Bond Rates indicated in the section at the beginning of this prospectus supplement entitled "Summary--Securities Offered." The interest will be payable on each Payment Date, commencing September 1, 1999, to the persons in whose names the Series 1999-A Bonds of each Class are registered at the close of business on the Record Date therefor.

     Interest on the Class A-1, Class A-2, Class A-4, Class A-6 and Class A-7 Bonds will be calculated on the basis of a 360-day year of twelve 30-day months. Interest on the Class A-3 and Class A-5 Bonds will be calculated on the basis of the actual number of days from the preceding Payment Date, or in the case of the first Payment Date, the Series Issuance Date, to but excluding the next Payment Date divided by 360, for so long as payments are being received under the applicable Interest Rate Swap Agreement.

     Interest on the Class A-3 and Class A-5 Bonds will be paid at the rate equal to LIBOR, plus 0.125% and 0.200%, respectively, for so long as payments are being received under the applicable Interest Rate Swap Agreement. Under certain limited circumstances and in certain circumstances at the direction of 66 2/3% of the holders of the applicable Class, both as described in "--The Interest Rate Swap Agreements," either or both of the Interest Rate Swap Agreements may be terminated, in which case, the interest rate on the affected Classes will convert to the applicable Swap Rate. The amount of interest payable on the Class A-3 and Class A-5 Bonds from time to time will be determined as follows:

          (i) Determination of LIBOR. The interest rate payable on the Class A-3 and Class A-5 Bonds will be based on LIBOR as determined by each Swap Counterparty under the applicable Interest Rate Swap Agreement for the Calculation Period corresponding to the Interest Accrual Period.

     Each Swap Counterparty will determine LIBOR under its Interest Rate Swap Agreement in accordance with the following provisions:

             (a) On the Interest Determination Date immediately preceding the first day of each period from and including the preceding payment date under the Interest Rate Swap Agreement (or in the case of the first period, from and including March 25, 1999) to and excluding the next payment date under the Interest Rate Swap Agreement (each a "CALCULATION PERIOD"), each Swap Counterparty will determine LIBOR based on the offered rate for deposits in U.S. dollars for the six-month period commencing on the first day of such Calculation Period that appears on the page, USD-LIBOR-BBA, of the Dow Jones Telerate Service as of 11:00 a.m., London time, on such Interest Determination Date (such display page being the "TELERATE PAGE"). Notwithstanding the foregoing, if no offered rate appears, LIBOR for such Calculation Period will be determined as described in clause (b) below.

             (b) With respect to an Interest Determination Date on which no offered rate appears on the Telerate Page, each Swap Counterparty will request the principal London office of each of four major banks in the London interbank market, selected by such Swap Counterparty, to provide such Swap Counterparty with its offered quotation for six-month deposits in U.S. dollars for the applicable Calculation Period, commencing on the second London Banking Day immediately following such Interest Determination Date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on such Interest Determination Date and in a principal amount that is representative for a single transaction in U.S. dollars in such market at such time. If at least two such quotations are provided, LIBOR for the relevant Calculation Period will be the arithmetic mean of such quotations. If fewer than two quotations are provided, LIBOR for such Calculation Period will be the arithmetic mean of the rates quoted at approximately 11:00 a.m. in the City of New York, on such Interest Determination Date by major banks in the City of New York selected by such Swap Counterparty for loans in U.S. dollars to leading European banks, for the Calculation Period, commencing on the second London Banking Day immediately following such Interest Determination Date and in a principal amount that is representative for a single transaction in U.S. dollars in such market at such time.

     On each Interest Determination Date, each Swap Counterparty will notify the Servicer of LIBOR as determined by such Swap Counterparty.

     Notwithstanding the foregoing, in the event that an Interest Rate Swap Agreement with respect to the Class-A-3 or the Class A-5 Bonds has been terminated, or in any period when the applicable Swap Counterparty fails to make any Net Swap Payments due under the related Interest Rate Swap Agreement, the interest rate for the related Class of Bonds will be the applicable Swap Rate, which is the rate payable by the Issuer under the applicable Interest Rate Swap Agreement (calculated on the basis of a 360-day year consisting of twelve 30-day months), effective as of the first day of the Interest Accrual Period in which the termination of such Interest Rate Swap Agreement occurs.

          (ii) Calculation of Interest Due. On or prior to each Payment Date, the Servicer, using LIBOR as determined by the applicable Swap Counterparty, will calculate the amount of interest payable on the Class A-3 Bonds and the Class A-5 Bonds for the relevant Interest Accrual Period. Interest payments will be made in an amount equal to the product of:

                    (the actual number of days in the related
                     Interest Accrual Period divided by 360)

                                        x

               (LIBOR + 0.125% for Class A-3 Bonds, as applicable)
                                       or
               (LIBOR + 0.200% for Class A-5 Bonds, as applicable)

                                        x

   (the principal balance of the relevant Class as of the close of business on the preceding Payment Date (or, in the case of the first Payment Date, as of the Series Issuance Date)).

     There will be no minimum or maximum interest rate.

     The "INTEREST ACCRUAL PERIOD" with respect to any Payment Date shall be the period from and including the preceding Payment Date (or, in the case of the first Payment Date, from and including the Series Issuance Date) to and excluding such Payment Date.

     The record date with respect to any Payment Date shall be the close of business on the day prior to such Payment Date (the "RECORD DATE").

     The "MONTHLY ALLOCATED INTEREST BALANCE" as of the Series Issuance Date for the Series 1999-A Bonds and each Monthly Allocation Date is shown below. These balances are used for the allocation of funds in the Collection Account between different Series of Transition Bonds on each Monthly Allocation Date. There are no consequences if the full amount of these allocations is not made on any Monthly Allocation Date. In addition, these balances may change from time to time with the issuance of each new Series, the redemption or refunding of a Class or Series and each periodic adjustment to the Intangible Transition Charges. The Monthly Allocated Interest Balances are calculated using the applicable Swap Rate for the Class A-3 and Class A-5 Bonds and the applicable Bond Rate for all other Classes of Series 1999-A Bonds.

                                    TABLE 1
                       MONTHLY ALLOCATED INTEREST BALANCE


                                             MONTHLY                                                                  MONTHLY
                                            ALLOCATED                                                                ALLOCATED
MONTHLY ALLOCATION DATE                  INTEREST BALANCE                MONTHLY ALLOCATION DATE                  INTEREST BALANCE
-------------------------------------    ----------------                -------------------------------------    ----------------
April 1, 1999........................                 0                   September 1, 2002....................       109,242,841
May 1, 1999..........................         6,009,682                   October 1, 2002......................        17,000,627
June 1, 1999.........................        23,990,211                   November 1, 2002.....................        35,796,839
July 1, 1999.........................        47,877,958                   December 1, 2002.....................        53,175,431
August 1, 1999.......................        75,613,569                   January 1, 2003......................        69,647,773
September 1, 1999....................       106,895,807                   February 1, 2003.....................        87,017,263
October 1, 1999......................        27,751,438                   March 1, 2003........................       104,985,335
November 1, 1999.....................        49,853,432                   April 1, 2003........................        16,495,634
December 1, 1999.....................        68,071,815                   May 1, 2003..........................        32,468,019
January 1, 2000......................        84,809,971                   June 1, 2003.........................        47,613,606
February 1, 2000.....................       102,815,715                   July 1, 2003.........................        62,737,890
March 1, 2000........................       122,176,816                   August 1, 2003.......................        79,269,816
April 1, 2000........................        20,205,539                   September 1, 2003....................        97,815,459
May 1, 2000..........................        39,848,461                   October 1, 2003......................        17,175,919
June 1, 2000.........................        58,512,822                   November 1, 2003.....................        33,496,993
July 1, 2000.........................        77,204,707                   December 1, 2003.....................        47,868,216
August 1, 2000.......................        97,622,954                   January 1, 2004......................        61,316,125
September 1, 2000....................       120,426,364                   February 1, 2004.....................        75,491,001
October 1, 2000......................        20,998,609                   March 1, 2004........................        90,184,948
November 1, 2000.....................        41,727,971                   April 1, 2004........................        13,824,099
December 1, 2000.....................        60,338,386                   May 1, 2004..........................        27,210,422
January 1, 2001......................        77,853,830                   June 1, 2004.........................        39,904,175
February 1, 2001.....................        97,257,955                   July 1, 2004.........................        52,580,673
March 1, 2001........................       118,888,816                   August 1, 2004.......................        66,436,744
April 1, 2001........................        19,569,765                   September 1, 2004....................        81,979,464
May 1, 2001..........................        38,612,205                   October 1, 2004......................        14,140,528
June 1, 2001.........................        56,693,782                   November 1, 2004.....................        27,470,877
July 1, 2001.........................        74,771,743                   December 1, 2004.....................        39,177,262
August 1, 2001.......................        94,524,850                   January 1, 2005......................        50,123,659
September 1, 2001....................       116,642,830                   February 1, 2005.....................        61,667,486
October 1, 2001......................        20,379,437                   March 1, 2005........................        73,646,984
November 1, 2001.....................        40,718,626                   April 1, 2005........................        10,996,939
December 1, 2001.....................        58,984,935                   May 1, 2005..........................        21,646,318
January 1, 2002......................        76,173,040                   June 1, 2005.........................        31,744,783
February 1, 2002.....................        94,390,685                   July 1, 2005.........................        41,829,380
March 1, 2002........................       113,396,591                   August 1, 2005.......................        52,852,514
April 1, 2002........................        18,414,682                   September 1, 2005....................        65,217,711
May 1, 2002..........................        36,252,431                   October 1, 2005......................        10,572,276
June 1, 2002.........................        53,169,187                   November 1, 2005.....................        20,741,140
July 1, 2002.........................        70,065,088                   December 1, 2005.....................        29,752,969
August 1, 2002.......................        88,532,014                   January 1, 2006......................        38,203,795

                                             MONTHLY                                                                  MONTHLY
                                            ALLOCATED                                                                ALLOCATED
MONTHLY ALLOCATION DATE                  INTEREST BALANCE                MONTHLY ALLOCATION DATE                  INTEREST BALANCE
-------------------------------------    ----------------                -------------------------------------    ----------------
February 1, 2006.....................        47,229,360                   June 1, 2007.........................        13,453,005
March 1, 2006........................        56,783,741                   July 1, 2007.........................        17,707,549
April 1, 2006........................         7,993,400                   August 1, 2007.......................        22,361,570
May 1, 2006..........................        15,739,126                   September 1, 2007....................        27,603,921
June 1, 2006.........................        23,081,956                   October 1, 2007......................         3,759,860
July 1, 2006.........................        30,408,503                   November 1, 2007.....................         6,976,457
August 1, 2006.......................        38,418,715                   December 1, 2007.....................         9,692,137
September 1, 2006....................        47,415,904                   January 1, 2008......................        12,204,195
October 1, 2006......................         7,187,939                   February 1, 2008.....................        14,855,815
November 1, 2006.....................        14,026,982                   March 1, 2008........................        17,623,750
December 1, 2006.....................        20,063,459                   April 1, 2008........................         1,454,140
January 1, 2007......................        25,718,561                   May 1, 2008..........................         2,860,012
February 1, 2007.....................        31,647,444                   June 1, 2008.........................         4,190,789
March 1, 2007........................        37,750,806                   July 1, 2008.........................         5,515,533
April 1, 2007........................         4,668,918                   August 1, 2008.......................         6,964,860
May 1, 2007..........................         9,181,118                   September 1, 2008....................         8,598,598

THE SWAP COUNTERPARTIES

     The Swap Counterparty for the Class A-3 Interest Rate Swap Agreement (the "CLASS A-3 INTEREST RATE SWAP AGREEMENT") will be Goldman Sachs Mitsui Marine Derivative Products, L.P. ("GSMMDP"), and the Swap Counterparty for the Class A-5 Interest Rate Swap Agreement (the "CLASS A-5 INTEREST RATE SWAP AGREEMENT") will be Citibank, N.A., New York ("CITIBANK"). The Class A-3 Interest Rate Swap Agreement and the Class A-5 Interest Rate Swap Agreement together are referred to in this prospectus supplement as the "INTEREST RATE SWAP AGREEMENTS."

     GSMMDP was formed as a Delaware limited partnership in October 1993 to act as principal in a broad range of over-the-counter interest rate and currency derivative products. The principal place of business of GSMMDP is 85 Broad Street, New York, New York 10004.

     GSMMDP currently has a "Aaa" financial program rating from Moody's and a "AA+" counterparty rating from S&P with a negative outlook. The obligations of GSMMDP under the Interest Rate Swap Agreement are guaranteed by its credit support provider, The Goldman Sachs Group, L.P. ("GROUP").

     GSMMDP is 50% owned, directly or indirectly, by each of Group and Mitsui Marine and Fire Insurance Co., Ltd. ("MITSUI"). GSMMDP also has the benefit of a support agreement from Group and Mitsui. Under the support agreement, each of Group and Mitsui have jointly and severally agreed to provide liquidity to GSMMDP and to ensure that GSMMDP maintains a predetermined level of net worth. Group currently has long-term debt ratings of "A1" and "A+" from Moody's and S&P, respectively. Mitsui currently has a long-term debt rating of "AA+" from S&P and an insurance financial strength rating from Moody's of Aa2.

     Citibank was originally organized on June 16, 1812, and now is a national banking association organized under the National Bank Act of 1864. Citibank is a wholly owned subsidiary of Citicorp (a Delaware corporation), which is a wholly owned subsidiary of Citigroup Inc. Citibank is a commercial bank which, along with its subsidiaries and affiliates, offers a wide range of banking and trust services to its customers throughout the United States and the world.

     As a national bank, Citibank is a regulated entity permitted to engage only in banking and activities incidental to banking. Citibank's earnings may be affected by certain monetary policies of the Board of Governors of the Federal Reserve System. Citibank is primarily regulated by the Office of the Comptroller of the Currency (the "COMPTROLLER"), which also examines its loan portfolios and reviews the sufficiency of its allowance for credit losses.

     Citibank's deposits at its U.S. branches are insured by the Federal Deposit Insurance Corporation ("FDIC") and are subject to FDIC insurance assessments. Citibank may, under certain circumstances, be obligated for the liabilities of its affiliates that are FDIC-insured depository institutions.

     The obligations of Citibank under the applicable Interest Rate Swap Agreement will not be guaranteed by Citicorp, Citigroup Inc. or any other branch or affiliate of Citibank, N.A.

     Citibank currently has long term senior unsecured debt ratings of "Aa2" and "AA-" from Moody's and S&P and short term senior unsecured debt ratings of "P-1" and "A-1+" from Moody's and S&P.

     The obligations of Citibank under the applicable Interest Rate Swap Agreement will constitute direct, general unsecured contractual obligations of Citibank. Legislation enacted as part of the Omnibus Budget Reconciliation Act of 1993 provides that deposits in U.S. offices and certain claims for administrative expenses and employee compensation against a U.S. insured depository institution which has failed will be afforded a priority over other general unsecured claims, including deposits in non-U.S. offices and claims under non-depository contracts in all offices, against such an institution in the "liquidation or other resolution" of such an institution by any receiver. Such priority creditors (including the FDIC, as the subrogee of insured depositors) of such depository institution will be entitled to priority over unsecured creditors in the event of a "liquidation or other resolution" of such institution.

     The Consolidated Balance Sheets of Citibank as of December 31, 1997 and as of December 31, 1996 are set forth in the Annual Report and Form 10-K of Citicorp and its subsidiaries for the year ended December 31, 1997 and as of September 30, 1998 and December 31, 1997 in the Financial Review and Form 10-Q for the quarter ended September 30, 1998 (the "SEPTEMBER 1998 10-Q"). Consolidated Balance Sheets of Citibank subsequent to September 30, 1998 will be included in the Form 10-Q's (quarterly) and Form 10-K's (annually) subsequently filed by Citicorp with the SEC, which will be filed not later than 45 days after the end of the calendar quarter or 90 days after the end of the calendar year to which the report relates. For further information regarding Citibank, reference is made to the September 1998 10-Q and to any subsequent reports on Forms 10-K, 10-Q or 8-K filed by Citicorp with the SEC. All such reports are available from the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549 or at the Internet World Wide Web site maintained by the SEC at http://www.sec.gov at prescribed rates.

     In addition, Citibank submits quarterly to the Comptroller certain reports called "Consolidated Reports of Condition and Income for a Bank With Domestic and Foreign Offices" ("CALL REPORTS"). The Call Reports are on file with, and publicly available at the Comptroller's offices at 250 E Street, S.W., Washington, D.C. 20219. Each Call Report consists of a Balance Sheet, Income Statement, Changes in Equity Capital and other supporting schedules at the end of and for the period to which the report relates. The Call Reports are prepared in accordance with regulatory instructions issued by the Federal Financial Institutions Examination Council. While the Call Reports are supervisory and regulatory documents, not primarily accounting documents, and do not provide a complete range of financial disclosure about Citibank, the reports nevertheless provide important information concerning the financial condition of Citibank.

     Any of the above reports are available upon request, without charge, by writing or calling Citicorp Corporate Affairs Distribution, 850 Third Avenue, 13th Floor, New York, New York 10043, (212) 559-0233.

     Citicorp has been a wholly owned subsidiary of Citigroup Inc., a Delaware holding company formerly known as Travelers Group Inc. ("TRAVELERS"), since October 8, 1998, when Citicorp merged with and into a wholly owned subsidiary of Travelers.

THE INTEREST RATE SWAP AGREEMENTS

     The Issuer entered into the Class A-3 Interest Rate Swap Agreement with GSMMDP and the Class A-5 Interest Rate Swap Agreement with Citibank, each agreement dated as of March 18, 1999. Pursuant to each of the Interest Rate Swap Agreements, on the business day prior to each Payment Date, a payment will be made (i) by the Issuer to the applicable Swap Counterparty (if the following is a positive number) or (ii) by the applicable Swap Counterparty to the Issuer (if the following is a negative number), of an amount equal to:

          (1/2 x (applicable Notional Amount x applicable Swap Rate))

                                     minus

       ((the actual number of days in the related Interest Accrual Period divided by 360) x applicable Notional Amount) x
                 (six-month LIBOR for the related Payment Date
   + 0.125% for Class A-3 Bonds or 0.200% for Class A-5 Bonds, as applicable)

     If such amount is positive, it will be referred to in this prospectus supplement as the Net Swap Payment, and if such amount is negative, it will be referred to as the Net Swap Receipt.

     Any Net Swap Receipt under an Interest Rate Swap Agreement will be deposited in the Class A-3 or Class A-5 Subaccount, as applicable, and will be available, together with allocations to such Class Subaccounts from the Series 1999-A Subaccount described above, to make distributions of interest due on the Class A-3 Bonds and the Class A-5 Bonds, as applicable, on the next Payment Date. Any Net Swap Payment will be paid only out of funds on deposit in the Class A-3 or Class A-5 Subaccount, as applicable. Each Interest Rate Swap Agreement will automatically terminate upon a redemption of the related Class of Series 1999-A Bonds.

     SWAP COUNTERPARTY RATINGS. The required ratings of a Swap Counterparty under each Interest Rate Swap Agreement will be "Aa3" by Moody's and either "A-1+" (short term) by S&P or "AA" (long term) by S&P (the "SWAP COUNTERPARTY MINIMUM RATING").

     SWAP COUNTERPARTY DOWNGRADE EVENT. A "SWAP COUNTERPARTY DOWNGRADE EVENT" will occur in the event that a Swap Counterparty's rating (or, in the case of GSMMDP, Group's rating) is withdrawn or reduced below the Swap Counterparty Minimum Rating or, if a Swap Counterparty fails to maintain any arrangement to cure a prior Swap Counterparty Downgrade Event. Within 30 days after the occurrence of a Swap Counterparty Downgrade Event, the applicable Swap Counterparty will use its best efforts to (i) post collateral or establish any other arrangement satisfactory to the Rating Agencies, in each case such that the ratings of the affected Class by the Rating Agencies prior to such Swap Counterparty Downgrade Event will not be withdrawn or reduced (such collateral posting or other arrangements are referred to herein as "SATISFACTORY ARRANGEMENTS") or (ii) assign its rights and obligations under the applicable Interest Rate Swap Agreement to a replacement Swap Counterparty meeting the Swap Counterparty Minimum Rating or that has made Satisfactory Arrangements.

     At the end of such 30-day period, if such Swap Counterparty has failed to comply with (i) or (ii) above, or in the event of a Swap Counterparty payment default under the applicable Interest Rate Swap Agreement, regardless of whether such payment default was preceded by a Swap Counterparty Downgrade Event, the Issuer will appoint a recognized swap dealer which is a member of the International Swaps and Derivatives Association, Inc. with capital and surplus of at least $50 million (the "SWAP AGENT") to, within 30 days, either (i) find a replacement Swap Counterparty who is not the Swap Agent or an affiliate thereof and who meets the Swap Counterparty Minimum Rating or who has made Satisfactory Arrangements or (ii) if such a replacement Swap Counterparty cannot be found, find the replacement Swap Counterparty who would be more satisfactory to the Rating Agencies but in no event equally or less satisfactory than the existing Swap Counterparty. In the event of a Swap Counterparty Downgrade Event, such replacement Swap Counterparty must be willing to intermediate between the Issuer and the Swap Counterparty. The replacement Swap Counterparty will "intermediate" with the prior Swap Counterparty by entering into an interest rate swap agreement with such prior Swap Counterparty that is substantially the same as the applicable Interest Rate Swap Agreement.

     At the end of such second 30-day period, if a replacement Swap Counterparty has been found meeting the Swap Counterparty Minimum Rating or who has made Satisfactory Arrangements, the Swap Counterparty will be required to assign its rights and obligations under the applicable Interest Rate Swap Agreement to such replacement Swap Counterparty. If such a replacement Swap Counterparty has not been found, 66 2/3% of the holders of the affected Class may vote to either (i) continue the Interest Rate Swap Agreement with any replacement Swap Counterparty under (ii) of the preceding paragraph or, in the event no such Swap Counterparty was found, to continue the Interest Rate Swap Agreement with the existing Swap Counterparty or (ii) terminate the applicable Interest Rate Swap Agreement.

     If the Interest Rate Swap Agreement is not terminated as described above, the Swap Agent will be obligated then, and every six months thereafter, to renew the search for a replacement Swap Counterparty (i) meeting the Swap Counterparty Minimum Rating or who has made Satisfactory Arrangements or (ii) if such a replacement Swap Counterparty cannot be found, a replacement Swap Counterparty that would be more satisfactory to the Rating Agencies, provided that neither such replacement Swap Counterparty will be required to intermediate with the prior Swap Counterparty. At the end of each such six-month period, 66 2/3% of the holders of the affected Class may terminate the applicable Interest Rate Swap Agreement if a Swap Counterparty meeting the Swap Counterparty Minimum Rating or that has made Satisfactory Arrangements has not been found.

     All searches for replacement Swap Counterparties will be at the reasonable cost of the original Swap Counterparty being replaced until a replacement Swap Counterparty is in place meeting the Swap Counterparty Minimum Rating or who has made Satisfactory Arrangements. After such time, the replacement Swap Counterparty will be responsible for the costs of searching for any subsequent replacement.

     INTEREST RATE SWAP AGREEMENT EVENTS OF DEFAULT AND TERMINATION EVENTS. The "SWAP EVENTS OF DEFAULT" under each Interest Rate Swap Agreement are (i) the failure of the Issuer or the Swap Counterparty to pay any amount when due under the applicable Interest Rate Swap Agreement if such failure is not remedied on or before the fifth Business Day after such failure, (ii) a breach of the Interest Rate Swap Agreement by the Swap Counterparty other than a failure to pay, (iii) a default by Group, GSMMDP's credit support provider, or the credit support provider for any replacement Swap Counterparty, (iv) certain events of insolvency or bankruptcy of the Issuer or the Swap Counterparty or (v) a merger of the Issuer or the Swap Counterparty without an assumption of its obligations under the Interest Rate Swap Agreement. The "TERMINATION EVENTS" under each Interest Rate Swap Agreement are (i) illegality (as described below), (ii) a redemption of the Class A-3 or A-5 Bonds, as applicable, or an acceleration of the Series 1999-A Bonds and (iii) a Swap Counterparty Downgrade Event (as described above) that is not cured. Either a Swap Event of Default or a Termination Event can lead to a termination of an Interest Rate Swap Agreement. Upon the occurrence of a Termination Event or a Swap Event of Default, the applicable Interest Rate Swap Agreement may be terminated after notice has been given by the party not responsible for such event, except that an illegality or a redemption of the related Class of the Series 1999-A Bonds will cause an automatic termination. Upon acceleration of the Series 1999-A Bonds, either party may terminate. The Issuer may only terminate the applicable Interest Rate Swap Agreement upon the direction of 66 2/3% of the holders of the affected Class. Upon the termination of any Interest Rate Swap, the interest rate for the Class of Series 1999-A Bonds subject to the Termination Event will permanently convert to a fixed rate equal to the Swap Rate. See "Risk Factors" in this prospectus supplement. The Issuer may not enter into another Interest Rate Swap Agreement with respect to a Class once the existing Interest Rate Swap Agreement for such Class has terminated.

     Upon a termination of an Interest Rate Swap Agreement resulting from a Swap Event of Default, the applicable Swap Counterparty may be liable to pay a termination payment to the Issuer or the Issuer may be liable to pay a termination payment to such Swap Counterparty, based on the market value of the related Interest Rate Swap Agreement determined in accordance with specified procedures set forth therein. Any termination payment paid by a Swap Counterparty (including interest thereon, determined in accordance with the applicable Interest Rate Swap Agreement, to the extent that the full amount of such termination payment is not paid when due) will be distributed to the Issuer and deposited into the applicable Class Subaccount and distributed to the holders of the Class A-3 or Class A-5 Bonds as described under "--Distributions from the Series 1999-A Subaccount" in this section of this prospectus supplement. Any termination payment that may be owed by the Issuer in the case of a Swap Event of Default or Termination Event is subordinated to payments to the Transition Bondholders and will be paid to the applicable Swap Counterparty only after the Transition Bondholders have been fully paid.

     If the Seller becomes obligated to pay Liquidated Damages under the Sale Agreement, any termination payment owed to a Swap Counterparty would be included in the amount of Liquidated Damages otherwise due and if received would be payable to such Swap Counterparty. In such event, the Swap Counterparties will rank equally with, and will not be subordinated to, the Transition Bondholders. See "The Sale Agreement" in the accompanying prospectus.

     There will be no termination payment owed by either the Issuer or the Swap Counterparty in the event of a termination upon redemption or as a result of "illegality."

     "Illegality" means that due to the adoption of, or any change in, any applicable law after the date on which a swap transaction is entered into, or due to the promulgation of, or any change in, the interpretation by any court, tribunal or regulatory authority with competent jurisdiction of any applicable law after such date, it becomes unlawful for the Issuer or the Swap
Counterparty:

          (i) to perform any absolute or contingent obligation to make a payment or delivery or to receive a payment or delivery in respect of such swap transaction or to comply with any other material provision of the Interest Rate Swap Agreement relating to such swap transaction; or

          (ii) to perform, or for any credit support provider of such party to perform any contingent or other obligation which the party (or such credit support provider) has under any credit support document relating to such swap transaction.

     ASSIGNMENT OF THE INTEREST RATE SWAP AGREEMENTS. A Swap Counterparty may assign its obligations under an Interest Rate Swap Agreement with the prior written consent of the Issuer or, without such consent, either (i) in a consolidation or amalgamation with or merger with or into, or transfer of all or substantially all of its assets to another entity or (ii) to a replacement Swap Counterparty as described above.

PRINCIPAL

     On each Payment Date, the Bond Trustee shall, as of the related Record Date and subject to the availability of funds for such payments in the Series 1999-A Subaccount, make principal payments with respect to each Class of Transition Bonds in accordance with the Expected Amortization Schedule.

     To the extent that more than one Class of Series 1999-A Bonds is to receive payments of principal in accordance with the Expected Amortization Schedule on any Payment Date, the funds in the Series 1999-A Subaccount to be paid in respect of principal will be allocated pro rata between such Classes based on the principal scheduled to be paid to such Classes in accordance with the Expected Amortization Schedule on such Payment Date; provided, however, that if one or more Classes did not receive principal on the prior Payment Date and as a result their Class Principal Balance was not reduced to the balance indicated in the Expected Amortization Schedule on such Payment Date, then such Classes will be (i) allocated funds from the Series 1999-A Subaccount to make up such shortfalls prior to any Classes receiving funds in respect of principal scheduled to be paid on the current Payment Date and (ii) allocated funds from the Series 1999-A Subaccount in respect of prior shortfalls on a pro rata basis based on the amount of such shortfalls.

     Other than in the event of a redemption, in no event shall the principal payment on any Class on a Payment Date be greater than the amount necessary to reduce the Class Principal Balance of such Class to the amount specified in the Expected Amortization Schedule for such Class and Payment Date.

     "CLASS PRINCIPAL BALANCE" means the initial principal balance of such Class, reduced by principal distributed to such Class in accordance with the terms of the Indenture.

     The entire unpaid principal amount for any Class of the Series 1999-A Bonds will be due and payable on the applicable Class Termination Date.

     The following Expected Amortization Schedule sets forth the scheduled outstanding Class Principal Balance for each Class of the Series 1999-A Bonds at each Payment Date (after giving effect to the payments made on such date) from the Series Issuance Date to the Expected Final Payment Date for such Class.

                                    TABLE 2

                         EXPECTED AMORTIZATION SCHEDULE

                      OUTSTANDING CLASS PRINCIPAL BALANCES

PAYMENT DATE                     CLASS A-1      CLASS A-2      CLASS A-3      CLASS A-4      CLASS A-5      CLASS A-6
------------                    -----------    -----------    -----------    -----------    -----------    -----------
Series Issuance Date........    244,470,272    275,371,325    667,000,000    458,518,647    464,600,000    993,386,331
September 1, 1999...........    201,970,272    275,371,325    667,000,000    458,518,647    464,600,000    993,386,331
March 1, 2000...............    138,085,186    275,371,325    667,000,000    458,518,647    464,600,000    993,386,331
September 1, 2000...........     81,970,272    275,371,325    667,000,000    458,518,647    464,600,000    993,386,331
March 1, 2001...............              0    275,371,325    667,000,000    458,518,647    464,600,000    993,386,331
September 1, 2001...........              0    228,041,597    608,800,000    458,518,647    464,600,000    993,386,331
March 1, 2002...............              0    149,875,299    549,400,000    458,518,647    464,600,000    993,386,331
September 1, 2002...........              0     78,069,747    481,400,000    458,518,647    464,600,000    993,386,331
March 1, 2003...............              0              0    330,200,000    458,518,647    464,600,000    993,386,331
September 1, 2003...........              0              0    161,200,000    387,037,737    464,600,000    993,386,331
March 1, 2004...............              0              0              0    286,885,259    464,600,000    993,386,331
September 1, 2004...........              0              0              0    187,125,557    307,900,000    993,386,331
March 1, 2005...............              0              0              0              0    221,400,000    993,386,331
September 1, 2005...........              0              0              0              0    153,000,000    793,067,814
March 1, 2006...............              0              0              0              0     86,100,000    560,156,375
September 1, 2006...........              0              0              0              0     18,500,000    318,221,391
March 1, 2007...............              0              0              0              0      3,500,000              0
September 1, 2007...........              0              0              0              0              0              0
March 1, 2008...............              0              0              0              0              0              0
September 1, 2008...........              0              0              0              0              0              0


PAYMENT DATE                   CLASS A-7     SERIES 1999-A
------------                  -----------    -------------
Series Issuance Date........  896,653,425    4,000,000,000
September 1, 1999...........  896,653,425    3,957,500,000
March 1, 2000...............  896,653,425    3,893,614,914
September 1, 2000...........  896,653,425    3,837,500,000
March 1, 2001...............  896,653,425    3,755,529,728
September 1, 2001...........  896,653,425    3,650,000,000
March 1, 2002...............  896,653,425    3,512,433,702
September 1, 2002...........  896,653,425    3,372,628,150
March 1, 2003...............  896,653,425    3,143,358,403
September 1, 2003...........  896,653,425    2,902,877,493
March 1, 2004...............  896,653,425    2,641,525,015
September 1, 2004...........  896,653,425    2,385,065,313
March 1, 2005...............  896,653,425    2,111,439,756
September 1, 2005...........  896,653,425    1,842,721,239
March 1, 2006...............  896,653,425    1,542,909,800
September 1, 2006...........  896,653,425    1,233,374,816
March 1, 2007...............  896,653,425      900,153,425
September 1, 2007...........  575,000,000      575,000,000
March 1, 2008...............  280,541,519      280,541,519
September 1, 2008...........            0                0

     For various reasons, the actual Class Principal Balance of any Class of the Series 1999-A Bonds may not be reduced by the amounts indicated in the foregoing table on any Payment Date. The actual reductions in such Class Principal Balances may be delayed from those indicated in the table. See "Risk Factors" in the accompanying prospectus for various factors which may, individually or in the aggregate, affect the rates of reduction of the Class Principal Balances of any Class of the Series 1999-A Bonds.

     The "MONTHLY ALLOCATED PRINCIPAL BALANCE" as of the Series Issuance Date for the Series 1999-A Bonds and each Monthly Allocation Date is shown below. These balances are used for the allocation of funds in the Collection Account between different Series of Transition Bonds on each Monthly Allocation Date. There are no consequences if the full amount of these allocations is not made on any Monthly Allocation Date. In addition, these balances may change from time to time with the issuance of each new Series, the redemption or refunding of a Class or Series and each adjustment to the Intangible Transition Charges.

                                    TABLE 3
                      MONTHLY ALLOCATED PRINCIPAL BALANCE

                                       MONTHLY ALLOCATED
MONTHLY ALLOCATION DATE                PRINCIPAL BALANCE
-----------------------                -----------------
April 1, 1999........................               0
May 1, 1999..........................       2,389,350
June 1, 1999.........................       9,538,110
July 1, 1999.........................      19,035,482
August 1, 1999.......................      30,062,701
September 1, 1999....................      42,500,000
October 1, 1999......................      14,510,961
November 1, 1999.....................      26,067,882
December 1, 1999.....................      35,594,100
January 1, 2000......................      44,346,321
February 1, 2000.....................      53,761,352
March 1, 2000........................      63,885,086
April 1, 2000........................       9,415,148
May 1, 2000..........................      18,568,135
June 1, 2000.........................      27,265,142
July 1, 2000.........................      35,974,975
August 1, 2000.......................      45,489,239
September 1, 2000....................      56,114,914
October 1, 2000......................      14,477,911
November 1, 2000.....................      28,770,185
December 1, 2000.....................      41,601,507
January 1, 2001......................      53,677,881
February 1, 2001.....................      67,056,442
March 1, 2001........................      81,970,272
April 1, 2001........................      17,705,263
May 1, 2001..........................      34,933,441
June 1, 2001.........................      51,292,303
July 1, 2001.........................      67,647,893
August 1, 2001.......................      85,519,030
September 1, 2001....................     105,529,728
October 1, 2001......................      24,723,174
November 1, 2001.....................      49,397,522
December 1, 2001.....................      71,557,170
January 1, 2002......................      92,408,802
February 1, 2002.....................     114,509,413
March 1, 2002........................     137,566,298
April 1, 2002........................      23,566,531
May 1, 2002..........................      46,394,721
June 1, 2002.........................      68,044,253
July 1, 2002.........................      89,667,096
August 1, 2002.......................     113,300,487
September 1, 2002....................     139,805,552
October 1, 2002......................      37,126,419
November 1, 2002.....................      78,174,083
December 1, 2002.....................     116,125,912


                                       MONTHLY ALLOCATED
MONTHLY ALLOCATION DATE                PRINCIPAL BALANCE
-----------------------                -----------------
January 1, 2003......................     152,098,647
February 1, 2003.....................     190,030,598
March 1, 2003........................     229,269,747
April 1, 2003........................      40,554,787
May 1, 2003..........................      79,823,158
June 1, 2003.........................     117,058,831
July 1, 2003.........................     154,242,132
August 1, 2003.......................     194,886,142
September 1, 2003....................     240,480,910
October 1, 2003......................      49,775,147
November 1, 2003.....................      97,072,984
December 1, 2003.....................     138,720,231
January 1, 2004......................     177,691,749
February 1, 2004.....................     218,769,991
March 1, 2004........................     261,352,478
April 1, 2004........................      43,246,494
May 1, 2004..........................      85,123,474
June 1, 2004.........................     124,833,857
July 1, 2004.........................     164,490,264
August 1, 2004.......................     207,836,778
September 1, 2004....................     256,459,702
October 1, 2004......................      52,537,248
November 1, 2004.....................     102,064,384
December 1, 2004.....................     145,557,897
January 1, 2005......................     186,227,778
February 1, 2005.....................     229,117,328
March 1, 2005........................     273,625,557
April 1, 2005........................      45,311,022
May 1, 2005..........................      89,189,981
June 1, 2005.........................     130,798,991
July 1, 2005.........................     172,350,864
August 1, 2005.......................     217,769,816
September 1, 2005....................     268,718,517
October 1, 2005......................      55,820,365
November 1, 2005.....................     109,510,766
December 1, 2005.....................     157,092,157
January 1, 2006......................     201,711,521
February 1, 2006.....................     249,365,436
March 1, 2006........................     299,811,439
April 1, 2006........................      52,181,586
May 1, 2006..........................     102,746,328
June 1, 2006.........................     150,680,939
July 1, 2006.........................     198,509,246
August 1, 2006.......................     250,800,585
September 1, 2006....................     309,534,984

                                       MONTHLY ALLOCATED
MONTHLY ALLOCATION DATE                PRINCIPAL BALANCE
-----------------------                -----------------
October 1, 2006......................      63,446,989
November 1, 2006.....................     123,814,324
December 1, 2006.....................     177,097,512
January 1, 2007......................     227,014,350
February 1, 2007.....................     279,347,819
March 1, 2007........................     333,221,391
April 1, 2007........................      54,996,347
May 1, 2007..........................     108,146,666
June 1, 2007.........................     158,466,276
July 1, 2007.........................     208,581,610
August 1, 2007.......................     263,402,471
September 1, 2007....................     325,153,425


                                       MONTHLY ALLOCATED
MONTHLY ALLOCATION DATE                PRINCIPAL BALANCE
-----------------------                -----------------
October 1, 2007......................      62,819,931
November 1, 2007.....................     116,562,983
December 1, 2007.....................     161,936,697
January 1, 2008......................     203,908,297
February 1, 2008.....................     248,211,691
March 1, 2008........................     294,458,481
April 1, 2008........................      47,443,388
May 1, 2008..........................      93,311,958
June 1, 2008.........................     136,730,466
July 1, 2008.........................     179,952,125
August 1, 2008.......................     227,238,503
September 1, 2008....................     280,541,519

OPTIONAL REDEMPTION

     The Class A-3 Bonds and the Class A-5 Bonds are subject to optional redemption in whole or in part on any Payment Date after March 1, 2001 at the sole option of the Issuer. The redemption price will equal the principal amount thereof plus interest at the applicable Bond Rate accrued to the redemption date. No termination payment will be due to a Swap Counterparty or to the Issuer in connection with such optional redemption. The remaining Classes of the Series 1999-A Bonds are not subject to optional redemption except as described below.

     The Series 1999-A Bonds may be redeemed in whole on any Payment Date commencing with the Payment Date on which the outstanding principal balance of the Series 1999-A Bonds (after giving effect to payments that would otherwise be made on such date) has been reduced to less than 5% of the initial principal balance of the Series 1999-A Bonds. Notice of such redemption will be given by the Issuer to the Bond Trustee and the Rating Agencies.

MANDATORY REDEMPTION

     If the Seller, PECO Energy, is obligated to pay Liquidated Damages under the Sale Agreement, the Series 1999-A Bonds will be subject to mandatory redemption in whole. The redemption price will equal the principal balance thereof plus interest at the applicable Bond Rate, accrued to the redemption date. PECO Energy, as Seller, will be obligated to pay Liquidated Damages as described in "The Sale Agreement--Seller Representations and Warranties" in the accompanying prospectus.

OVERCOLLATERALIZATION

     The Overcollateralization Amount for the Series 1999-A Bonds will be funded over the life of the Series 1999-A Bonds and is expected to be $80 million by the Expected Final Payment Date for the Class A-7 Bonds. The Intangible Transition Charges related to the Series 1999-A Bonds will be calculated at, and periodically adjusted to, a level that is designed to collect the Overcollateralization Amount ratably over the life of the Series 1999-A Bonds. The Calculated Overcollateralization Level for each Payment Date for the Series 1999-A Bonds and the Monthly Allocated Overcollateralization Balance for each Monthly Allocation Date, in each case as of the date of this prospectus supplement, are set forth below. The balances in Table 4A below are for the allocation of funds in the Collection Account on each Monthly Allocation Date. There are no consequences if the full amount of these allocations is not made on any Monthly Allocation Date. In addition, these balances may change from time to time with the issuance of each new Series, the redemption or refunding of a Class or Series and each periodic adjustment to the Intangible Transition Charges.

     For a more detailed description of overcollaterization, see the material under the captions "The Transition Bonds--Credit Enhancement" and "The Indenture--Allocations and Payments" in the accompanying prospectus.

                                    TABLE 4

                     CALCULATED OVERCOLLATERALIZATION LEVEL

                                                                   REQUIRED
                                                             OVERCOLLATERALIZATION
PAYMENT DATE                                                         LEVEL
------------                                                 ---------------------
September 1, 1999..........................................        4,210,526
March 1, 2000..............................................        8,421,053
September 1, 2000..........................................       12,631,579
March 1, 2001..............................................       16,842,105
September 1, 2001..........................................       21,052,632
March 1, 2002..............................................       25,263,158
September 1, 2002..........................................       29,473,684
March 1, 2003..............................................       33,684,211
September 1, 2003..........................................       37,894,737
March 1, 2004..............................................       42,105,263
September 1, 2004..........................................       46,315,789
March 1, 2005..............................................       50,526,316
September 1, 2005..........................................       54,736,842
March 1, 2006..............................................       58,947,368
September 1, 2006..........................................       63,157,895
March 1, 2007..............................................       67,368,421
September 1, 2007..........................................       71,578,947
March 1, 2008..............................................       75,789,474
September 1, 2008..........................................       80,000,000

                                    TABLE 4A
                MONTHLY ALLOCATED OVERCOLLATERALIZATION BALANCE

                                  MONTHLY ALLOCATED
                                OVERCOLLATERALIZATION
MONTHLY ALLOCATION DATE                BALANCE
-----------------------         ---------------------
April 1, 1999.................                 0
May 1, 1999...................           236,716
June 1, 1999..................           944,952
July 1, 1999..................         1,885,868
August 1, 1999................         2,978,348
September 1, 1999.............         4,210,526
October 1, 1999...............         5,166,912
November 1, 1999..............         5,928,603
December 1, 1999..............         6,556,456
January 1, 2000...............         7,133,295
February 1, 2000..............         7,753,819
March 1, 2000.................         8,421,053
April 1, 2000.................         9,127,509
May 1, 2000...................         9,814,294
June 1, 2000..................        10,466,865
July 1, 2000..................        11,120,399
August 1, 2000................        11,834,292
September 1, 2000.............        12,631,579
October 1, 2000...............        13,375,259
November 1, 2000..............        14,109,403
December 1, 2000..............        14,768,503
January 1, 2001...............        15,388,824
February 1, 2001..............        16,076,034
March 1, 2001.................        16,842,105
April 1, 2001.................        17,548,527
May 1, 2001...................        18,235,913
June 1, 2001..................        18,888,615


                                  MONTHLY ALLOCATED
                                OVERCOLLATERALIZATION
MONTHLY ALLOCATION DATE                BALANCE
-----------------------         ---------------------
July 1, 2001..................        19,541,186
August 1, 2001................        20,254,226
September 1, 2001.............        21,052,632
October 1, 2001...............        21,809,340
November 1, 2001..............        22,564,554
December 1, 2001..............        23,242,800
January 1, 2002...............        23,881,011
February 1, 2002..............        24,557,450
March 1, 2002.................        25,263,158
April 1, 2002.................        25,972,912
May 1, 2002...................        26,660,429
June 1, 2002..................        27,312,448
July 1, 2002..................        27,963,663
August 1, 2002................        28,675,431
September 1, 2002.............        29,473,684
October 1, 2002...............        30,155,509
November 1, 2002..............        30,909,347
December 1, 2002..............        31,606,330
January 1, 2003...............        32,266,968
February 1, 2003..............        32,963,586
March 1, 2003.................        33,684,211
April 1, 2003.................        34,394,275
May 1, 2003...................        35,081,816
June 1, 2003..................        35,733,767
July 1, 2003..................        36,384,801
August 1, 2003................        37,096,428
September 1, 2003.............        37,894,737

                                  MONTHLY ALLOCATED
                                OVERCOLLATERALIZATION
MONTHLY ALLOCATION DATE                BALANCE
-----------------------         ---------------------
October 1, 2003...............        38,696,641
November 1, 2003..............        39,458,634
December 1, 2003..............        40,129,593
January 1, 2004...............        40,757,445
February 1, 2004..............        41,419,237
March 1, 2004.................        42,105,263
April 1, 2004.................        42,815,279
May 1, 2004...................        43,502,811
June 1, 2004..................        44,154,771
July 1, 2004..................        44,805,846
August 1, 2004................        45,517,504
September 1, 2004.............        46,315,789
October 1, 2004...............        47,124,228
November 1, 2004..............        47,886,347
December 1, 2004..............        48,555,622
January 1, 2005...............        49,181,446
February 1, 2005..............        49,841,427
March 1, 2005.................        50,526,316
April 1, 2005.................        51,236,290
May 1, 2005...................        51,923,826
June 1, 2005..................        52,575,793
July 1, 2005..................        53,226,866
August 1, 2005................        53,938,531
September 1, 2005.............        54,736,842
October 1, 2005...............        55,520,779
November 1, 2005..............        56,274,802
December 1, 2005..............        56,943,031
January 1, 2006...............        57,569,662
February 1, 2006..............        58,238,909
March 1, 2006.................        58,947,368

                                  MONTHLY ALLOCATED
                                OVERCOLLATERALIZATION
MONTHLY ALLOCATION DATE                BALANCE
-----------------------         ---------------------
April 1, 2006.................        59,657,181
May 1, 2006...................        60,345,001
June 1, 2006..................        60,997,043
July 1, 2006..................        61,647,640
August 1, 2006................        62,358,946
September 1, 2006.............        63,157,895
October 1, 2006...............        63,959,600
November 1, 2006..............        64,722,391
December 1, 2006..............        65,395,667
January 1, 2007...............        66,026,408
February 1, 2007..............        66,687,684
March 1, 2007.................        67,368,421
April 1, 2007.................        68,080,588
May 1, 2007...................        68,768,850
June 1, 2007..................        69,420,457
July 1, 2007..................        70,069,418
August 1, 2007................        70,779,312
September 1, 2007.............        71,578,947
October 1, 2007...............        72,477,223
November 1, 2007..............        73,245,707
December 1, 2007..............        73,894,516
January 1, 2008...............        74,494,677
February 1, 2008..............        75,128,181
March 1, 2008.................        75,789,474
April 1, 2008.................        76,501,531
May 1, 2008...................        77,189,952
June 1, 2008..................        77,841,602
July 1, 2008..................        78,490,297
August 1, 2008................        79,199,998
September 1, 2008.............        80,000,000

OTHER CREDIT ENHANCEMENT

     Reserve Subaccount. ITC Collections allocated to the Issuer pursuant to the Master Servicing Agreement available on any Monthly Allocation Date above that amount necessary to pay the (i) amounts payable in respect of expenses of the Issuer Trustee, the Bond Trustee and the Servicer and certain other fees and expenses, (ii) amounts distributable to Series Subaccounts in respect of principal of and interest on the next Payment Date therefor and to the Class Subaccounts, if any, in respect of principal of and interest on the day before the next Payment Date therefor and (iii) amounts allocable to the Overcollateralization Subaccount (all as described under "The Indenture--Allocations and Payments" in the prospectus), including prepayments, if any, will be allocated to the Reserve Subaccount. On each Monthly Allocation Date, the Bond Trustee will draw on amounts in the Reserve Subaccount, if any, to the extent amounts available in the General Subaccount, the Interest Deposit Subaccount (with respect to payments of Interest) and the Loss Subaccount are insufficient to make scheduled payments to the Series Subaccounts and pay expenses of the Issuer, the Bond Trustee, the Servicer and certain other fees and expenses. Subject to the conditions described in "The Indenture-- Allocations and Payments" in the accompanying prospectus, the Bond Trustee may also use funds in the Reserve Subaccount to cover any shortfall from the failure by a Swap Counterparty to fully pay amounts due to the Issuer under the applicable Interest Rate Swap Agreement.

     Capital Subaccount. Upon the issuance of the Series 1999-A Bonds, PECO Energy will deposit the Required Capital Amount of $20 million in the Capital Subaccount. On each Monthly Allocation Date, the Bond Trustee will draw on amounts in the Capital Subaccount, if any, to the extent amounts available in the General Subaccount, the Interest Deposit Subaccount (with respect to payments of interest), the Loss Subaccount, the Reserve Subaccount and the Overcollateralization Subaccount are insufficient to make scheduled payments to the Series Subaccounts and to pay expenses of the Issuer, the Bond Trustee and the Servicer and certain other fees and expenses.

REPORTS TO HOLDERS OF SERIES 1999-A BONDS

     On or prior to each Payment Date, the Bond Trustee will prepare and provide statements to the holders of record of the Series 1999-A Bonds. Such statements will be available to the beneficial owners of the Series 1999-A Bonds upon request to the Bond Trustee or the Servicer. The financial information provided will not be examined or reported upon by any independent public accountant and no independent public accountant will give an opinion on such financial information.

     For a more detailed description of the statements provided to the holders of record of the Series 1999-A Bonds, you should review the material under the caption "The Indenture--Reports to Transition Bondholders" in the accompanying prospectus.

                 DESCRIPTION OF INTANGIBLE TRANSITION PROPERTY

THE INTANGIBLE TRANSITION CHARGES

     The Qualified Transition Expenses authorized in the QRO issued by the PUC to PECO Energy are to be recovered from Customers in each of PECO Energy's separate Rate Classes that have been assigned stranded cost responsibility based on the allocation of generation-related charges borne by such Rate Classes through current electric rates approved by the PUC. All Series and Classes of Transition Bonds will be secured by the Collateral. The Intangible Transition Charges will be calculated by determining the total amount of Intangible Transition Charges required to be billed to each such Rate Class in order to generate ITC Collections sufficient to ensure timely recovery of Qualified Transition Expenses in accordance with the Expected Amortization Schedule among affected Rate Classes. This amount is then expressed as a percentage of total projected revenue per Rate Class. The Intangible Transition Charges will be allocated from Competitive Transition Charges (as periodically adjusted) and variable distribution charges (both of which are usage-based charges) and will appear as a footnote to one of or both such items on each Customer's bill. Intangible Transition Charges (as periodically adjusted) will be allocated first from Competitive Transition Charges, then to the extent Intangible Transition Charges exceed such amounts, from variable distribution charges. In no event will Intangible Transition Charges (as periodically adjusted) exceed the sum of Competitive Transition Charges (as periodically adjusted) and variable distribution charges. ITC Collections will vary with changes in usage, the number of Customers, the rate of delinquencies and write-offs and other factors. Variations in ITC Collections will be addressed by recalculating the allocation from Competitive Transition Charges and variable distribution charges to Intangible Transition Charges on each Calculation Date. See "The QRO and the Intangible Transition Charges--The Intangible Transition Charges--The ITC Adjustment Process" in the accompanying prospectus.

     The unbundled Customer bills that were sent out for billing cycles beginning January 1, 1999 separately identified charges for generation, transmission and distribution and other services. When Intangible Transition Charges are billed to Customers, such charges will be applied to total projected revenue per Rate Class, exclusive of transmission, energy, capacity and fixed distribution charges. This will be reflected in the calculation of the Intangible Transition Charges. The cash flow from Intangible Transition Charges (i.e., ITC Collections) will be allocated among the Transferred Intangible Transition Property held by the Issuer and Intangible Transition Property held by other issuers of transition bonds to which Intangible Transition Property is sold, based on their respective Percentages as described in "The Sale Agreement" in the accompanying prospectus.

     Initially, the Intangible Transition Charges billed will average approximately $9.60 per month for Residential Customers, approximately $75.29 per month for Small Commercial and Industrial Customers and approximately $5,102.64 per month for Large Commercial and Industrial Customers. The average monthly bill for each Customer Category of PECO Energy Customers during 1998 was $85.41, $465.03 and $28,503.69, respectively. The following projected average Intangible Transition Charges (expressed as a percentage of variable distribution charges and Competitive Transition Charges applicable to each Rate Class) will be imposed on Customers in the following Customer Categories beginning with the bill rendered approximately ten days after the Series Issuance Date for the Series 1999-A Bonds:

                                    TABLE 5

               PROJECTED AVERAGE INTANGIBLE TRANSITION CHARGES(1)
                     FOR THE PERIOD THROUGH AUGUST 14, 1999
                             RESIDENTIAL CUSTOMERS

                                                              ITC
      RATE CLASS                                          PERCENTAGE
      ----------                                          ----------
      Rate R............................................    27.94%
      Rate R-H..........................................    26.52%
      Rate OP...........................................     0.00%

                   SMALL COMMERCIAL AND INDUSTRIAL CUSTOMERS

                                                             ITC
      RATE CLASS                                          PERCENTAGE
      ----------                                          ----------
      Rate GS...........................................    51.93%
      Rate POL..........................................    46.37%
      Rate SL-P.........................................     0.00%
      Rate SL-S.........................................     0.00%
      Rate SL-E.........................................     0.00%
      Rate TL...........................................     0.00%

                   LARGE COMMERCIAL AND INDUSTRIAL CUSTOMERS

                                                              ITC
      RATE CLASS                                          PERCENTAGE
      ----------                                          ----------
      Rate PD...........................................    53.68%
      Rate HT...........................................    51.17%
      Rate EP...........................................    61.95%

------------------
(1) Excludes the Pennsylvania utilities gross receipts tax.

RATE CLASS DESCRIPTIONS:

     Rate Classes are created by the PUC and are subject to change. Such changes will be reflected in any Adjustment Request filed with the PUC by the Servicer. The current Rate Classes (indicated above) have remained unchanged for eight years. These Rate Classes are:

  Residential Rate Classes:

          Rate R--Residential Service: Residential Service is available in the entire service territory of PECO Energy to single private family dwellings for the domestic requirements of family members, which service is supplied through one meter. This Rate Class also includes Rate RS Customers receiving service under a solar rate and payment-troubled low income Customers receiving discounted rates under the CAP Program, Rate CAP.

          Rate R-H--Residential Heating Service: Residential Heating Service is available to single private family dwellings (or to a multiple dwelling unit building consisting of two to five dwelling units, whether occupied or not) for domestic requirements when such service is supplied through one meter and where the dwelling is heated by specified types of electric space heating systems.

          Rate OP--Off-Peak Service: Available in conjunction with other residential service rates, Rates R, R-H and GS, for any Customer receiving delivery at certain voltage levels; during in-peak periods, PECO Energy can interrupt service.

  Small Commercial and Industrial Rate Classes:

          Rate GS--General Service: Electric delivery service available through a single metering installation for offices, professional, commercial or industrial establishments, governmental agencies and other applications outside the scope of the Residential Service rate schedules.

          Rate POL--Private Outdoor Lighting: Available in conjunction with Rate GS for the outdoor lighting of sidewalks, driveways, yards, lots and similar places, outside the scope of service under Rate SL-P, SL-S and SL-E.

          Rate SL-P--Street Lighting in the City of Philadelphia: Available only to a governmental agency, municipal, state or federal, for outside lighting of streets, highways, bridges, parks or similar places, including directional highway signs at locations where other outdoor lighting service is established hereunder, for the safety and convenience of the public within the City of Philadelphia.

          Rate SL-S--Street Lighting - Suburban Divisions: Available for the outdoor lighting of streets, highways, bridges, parks and similar places for the safety and convenience of the public in Suburban Divisions.

          Rate SL-E--Street Lighting Customer-Owned Facilities: Available to any governmental agency outside of the City of Philadelphia for outdoor lighting of streets, highways, bridges, parks or similar places, including directional highway signs at locations where outdoor lighting service is established hereunder for the safety and convenience of the public where all of the utilization facilities are installed, owned and maintained by a governmental agency.

          Rate TL--Traffic Lighting: Available to any municipality using PECO Energy's standard delivery service for electric traffic signal lights installed, owned and maintained by the municipality.

  Large Commercial and Industrial Rate Classes:

          Rate PD--Primary-Distribution Power: Untransformed electric delivery service available from the primary supply lines of PECO Energy's distribution system where the Customer installs, owns and maintains any transforming, switching and other receiving equipment required.

          Rate HT--High-Tension Power: Untransformed electric delivery service from PECO Energy's standard high-tension lines, where the Customer installs, owns and maintains, any transforming, switching and other receiving equipment required. Excludes certain special contracts.

          Rate EP--Electric Propulsion: This rate is available only to the National Rail Passenger Corporation and to the Southeastern Pennsylvania Transportation Authority for untransformed electric delivery service from PECO Energy's standard high-tension lines, where the Customer installs, owns and maintains any transforming, switching and other receiving equipment required and where the service is supplied for the operation of electrified transit and railroad systems and appurtenances.

ADJUSTMENTS TO THE INTANGIBLE TRANSITION CHARGES

     The Servicer is required to seek adjustments to the Intangible Transition Charges on each May 14, commencing May 14, 1999 and continuing through May 14, 2008 and, commencing January 14, 2008, on the 14th day of each month (or if such day is not a business day, the immediately preceding business day) until the Series Termination Date. The annual adjustments through May 14, 2007 are expected to be implemented on or prior to August 12 of the same year. The monthly adjustments are expected to be implemented 30 days after the requests for such adjustments are filed with the PUC. Each Adjustment Request will be designed to result in the outstanding principal balance of the Series 1999-A Bonds equaling the amount provided for in the Expected Amortization Schedule and the amount on deposit in the Overcollateralization Subaccount equaling the Calculated Overcollateralization Level by the Payment Date immediately succeeding the next Adjustment Date.

     The QRO only requires that the PUC approve annual adjustments within 90 days and does not set forth any procedure for approval in a shorter time period and there can be no assurance that the PUC will approve adjustments any more frequently.

                      DESCRIPTION OF THE SELLER'S BUSINESS

     For a discussion of the Seller and the Servicer, you should review the material under the captions "PECO Energy Company" and "The Seller and Servicer" in the accompanying prospectus.

                                   SERVICING

MONTHLY SERVICING FEE

     On each Monthly Allocation Date, the Servicer will be entitled to receive the Monthly Servicing Fee in an amount equal to (i) one-twelfth of 0.25 percent of the outstanding principal balance of the Series 1999-A Bonds for so long as Intangible Transition Charges are included in electric bills otherwise sent to Customers and (ii) one-twelfth of 1.50 percent of the outstanding principal balance of the Series 1999-A Bonds if Intangible Transition Charges are not included in electric bills otherwise sent to Customers but instead, are billed separately to Customers. The Monthly Servicing Fee (together with any portion of the Monthly Servicing Fee that remains unpaid from prior Monthly Allocation Dates) will be paid solely to the extent funds are available therefor as described under "The Indenture--Allocations and Payments" in the accompanying prospectus. The Monthly Servicing Fee will be paid prior to the distribution of any amounts in respect of interest on and principal of the Series 1999-A Bonds. The Servicer will be entitled to retain as additional compensation net investment income on Intangible Transition Charges received by the Servicer prior to remittance thereof to the Collection Account and the portion of late fees, if any, paid by Customers relating to the Intangible Transition Charges.

SERVICER ADVANCES

     The Servicer will not make any advances of interest or principal on the Series 1999-A Bonds.

                              MATERIAL TAX MATTERS

     For a discussion of material tax matters, you should review the material under the caption "Material Tax Matters" in the accompanying prospectus.

                              ERISA CONSIDERATIONS

     ERISA and/or Section 4975 of the Code impose certain requirements on employee benefit plans and certain other plans and arrangements, including individual retirement accounts and annuities, Keogh plans and certain collective investment funds or insurance company general or separate accounts in which such plans, accounts or arrangements are invested, that are subject to the fiduciary responsibility and prohibited transaction provisions of ERISA and/or Section 4975 of the Code (collectively, "PLANS"), and on persons who are fiduciaries with respect to Plans, in connection with the investment of assets that are treated as "plan assets" of any Plan for purposes of applying Title I of ERISA and Section 4975 of the Code ("PLAN ASSETS"). ERISA imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. Generally, any person who has discretionary authority or control respecting the management or disposition of Plan Assets, and any person who provides investment advice with respect to Plan Assets for a fee or other consideration, is a fiduciary with respect to such Plan Assets.

     ERISA and Section 4975 of the Code prohibit a broad range of transactions involving Plan Assets and persons who have certain specified relationships to a Plan or its Plan Assets ("PARTIES IN INTEREST" under ERISA and "DISQUALIFIED PERSONS" under the Code (collectively, "PARTIES IN INTEREST")), unless a statutory or administrative exemption is available, Parties in Interest and Plan fiduciaries that participate in a prohibited transaction may be subject to penalties imposed under ERISA and/or excise taxes imposed pursuant to Section 4975 of the Code, unless a statutory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Section 4975 of the Code.

     THE ISSUER RECOMMENDS THAT ANY FIDUCIARY OR OTHER PLAN INVESTOR CONSIDERING WHETHER TO PURCHASE THE SERIES 1999-A BONDS ON BEHALF OF OR WITH PLAN ASSETS OF ANY PLAN CONSULT WITH ITS LEGAL ADVISORS FOR GUIDANCE REGARDING THE ERISA CONSIDERATIONS APPLICABLE TO THE SERIES 1999-A BONDS OFFERED HEREBY.

     Certain employee benefit plans, such as governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA), are not subject to the requirements of ERISA or Section 4975 of the Code. Accordingly, assets of such plans may be invested in the Series 1999-A Bonds of any Class without regard to the ERISA considerations described in this Section, subject to the provisions of other applicable federal and state law. However, any such plan that is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code is subject to the prohibited transaction rules set forth in Section 503 of the Code.

                                  UNDERWRITING

     Subject to the terms and conditions set forth in the underwriting agreement (the "UNDERWRITING AGREEMENT"), the Issuer has agreed to sell to each of the Underwriters named below (the "UNDERWRITERS"), and each of the Underwriters, for whom Salomon Smith Barney is acting as representative, has severally agreed to purchase, the respective principal amounts of the Series 1999-A Bonds set forth opposite its name below.

NAME                                         CLASS A-1      CLASS A-2      CLASS A-3      CLASS A-4      CLASS A-5      CLASS A-6
----                                        ------------   ------------   ------------   ------------   ------------   ------------
Salomon Smith Barney......................  $141,792,758   $159,715,369   $386,860,000   $265,940,815   $269,468,000   $576,164,072
Goldman, Sachs & Co.......................    42,782,298     48,189,982    116,725,000     80,240,763     81,305,000    173,842,608
Lehman Brothers...........................    42,782,298     48,189,982    116,725,000     80,240,763     81,305,000    173,842,608
First Chicago Capital Markets, Inc........     4,889,405      5,507,427     13,340,000      9,170,373      9,292,000     19,867,727
First Union Capital Markets Corp..........     4,889,405      5,507,427     13,340,000      9,170,373      9,292,000     19,867,727
Commerce Capital Markets, Inc.............     2,444,703      2,753,713      6,670,000      4,585,186      4,646,000      9,933,863
Janney Montgomery Scott Inc...............     2,444,703      2,753,713      6,670,000      4,585,186      4,646,000      9,933,863
Pryor, McClendon, Counts & Co., Inc.......     2,444,703      2,753,713      6,670,000      4,585,186      4,646,000      9,933,863
                                            ------------   ------------   ------------   ------------   ------------   ------------
Total.....................................  $244,470,272   $275,371,325   $667,000,000   $458,518,647   $464,600,000   $993,386,331

NAME                                         CLASS A-7
----                                        ------------
Salomon Smith Barney......................  $520,058,987
Goldman, Sachs & Co.......................   156,914,349
Lehman Brothers...........................   156,914,349
First Chicago Capital Markets, Inc........    17,933,069
First Union Capital Markets Corp..........    17,933,069
Commerce Capital Markets, Inc.............     8,966,534
Janney Montgomery Scott Inc...............     8,966,534
Pryor, McClendon, Counts & Co., Inc.......     8,966,534
                                            ------------
Total.....................................  $896,653,425

     Under the terms and conditions of the Underwriting Agreement, the Underwriters are committed to take and to pay for all of the Series 1999-A Bonds offered hereby, if any are taken.

     The price to the public, Underwriters' discounts and commissions, the concessions that the Underwriters may allow to certain dealers and the discounts that such dealers may reallow to certain other dealers, each expressed as a percentage of the principal amount of each Class of Series 1999-A Bonds, shall be as follows:

                                                    UNDERWRITING         SELLING
                                      PRICE TO      DISCOUNT AND       CONCESSIONS        REALLOWANCE
                                       PUBLIC       COMMISSIONS       NOT TO EXCEED      NOT TO EXCEED
                                      --------      ------------      -------------      -------------
Class A-1...........................  99.97721%       0.35000%           0.21000%           0.15000%
Class A-2...........................  99.92816%       0.40000%           0.24000%           0.17500%
Class A-3...........................  99.83669%       0.45000%           0.27000%           0.20000%
Class A-4...........................  99.86822%       0.45000%           0.27000%           0.20000%
Class A-5...........................  99.83970%       0.50000%           0.30000%           0.25000%
Class A-6...........................  99.87161%       0.50000%           0.30000%           0.25000%
Class A-7...........................  99.83580%       0.50000%           0.32500%           0.25000%

     The Series 1999-A Bonds are a new issue of securities with no established trading market. The Series 1999-A Bonds will not be listed on any securities exchange. The Issuer has been advised by the Underwriters that they intend to make a market in the Series 1999-A Bonds but are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the Series 1999-A Bonds.

     In connection with the offering, the Underwriters may purchase and sell the Series 1999-A Bonds in the open market. These transactions may include over-allotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. Stabilizing transactions consist of certain bids or purchases for the purpose of preventing or retarding a decline in the market price of the Series 1999-A Bonds, and syndicate short positions involve the sale by the Underwriters of a greater number of Series 1999-A Bonds than they are required to purchase from the Issuer in the offering. The Underwriters also may impose a penalty bid, whereby selling concessions allowed to syndicate members or other broker-dealers in respect of the Series 1999-A Bonds sold in the offering for their account may be reclaimed by the syndicate if such Series 1999-A Bonds are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the Series 1999-A Bonds, which may be higher than the price that might otherwise prevail in the open market, and these activities, if commenced, may be discontinued at any time.

     In the ordinary course of business, each Underwriter and its affiliates have engaged and may engage in investment banking and/or commercial banking transactions with the Issuer and its affiliates, including PECO Energy. In addition, each Underwriter may from time to time take positions in the Transition Bonds.

     Under the terms of the Underwriting Agreement, PECO Energy has agreed to reimburse the Underwriters for certain expenses estimated to be approximately $4.3 million.

     The Issuer and the Seller have agreed to indemnify the several Underwriters against certain liabilities, including liabilities under the Securities Act.

                                    RATINGS

     It is a condition of any Underwriter's obligation to purchase the Series 1999-A Bonds be rated "AAA" by S&P, "AAA" by Fitch IBCA, "AAA" by Duff & Phelps and "Aaa" by Moody's (each of S&P, Fitch IBCA, Duff & Phelps and Moody's, a "RATING AGENCY") which, in each case, is in one of the four highest rating categories of such Rating Agency.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency. No person is obligated to maintain the rating on any of the Series 1999-A Bonds, and, accordingly, there can be no assurance that the ratings assigned to any Class of the Series 1999-A Bonds upon initial issuance will not be revised or withdrawn by a Rating Agency at any time thereafter. If a rating of any Class of the Series 1999-A Bonds is revised or withdrawn, the liquidity of such Class of the Series 1999-A Bonds may be adversely affected. In general, ratings address credit risk and do not represent any assessment of any particular rate of principal payments on the Series 1999-A Bonds other than payment in full of each Class of the Series 1999-A Bonds by the applicable Class Termination Date.

                         INDEX OF PRINCIPAL DEFINITIONS

     Set forth below is a list of the defined terms used in this prospectus supplement and defined herein and the pages on which the definition may be found. Certain defined terms used in this prospectus supplement are defined in the prospectus. See "Index of Principal Definitions" on page 109 of the accompanying prospectus.

TERM                                                          PAGE
----                                                          ----
Bond Trustee................................................  S-10
Calculation Date............................................   S-7
Calculation Period..........................................  S-11
Call Reports................................................  S-16
Citibank....................................................  S-15
Class A-3 Interest Rate Swap Agreement......................  S-15
Class A-5 Interest Rate Swap Agreement......................  S-15
Class Principal Balance.....................................  S-19
Collateral..................................................   S-5
Competition Act.............................................   S-4
competitive transition charges..............................   S-4
Comptroller.................................................  S-15
FDIC........................................................  S-15
Group.......................................................  S-15
GSMMDP......................................................  S-15
Indenture...................................................  S-10
intangible transition charges...............................   S-4
intangible transition property..............................   S-4
Interest Accrual Period.....................................  S-12
Interest Determination Date.................................   S-5
Interest Rate Swap Agreements...............................  S-15
Issuer......................................................   S-3
LIBOR.......................................................   S-5
London Banking Day..........................................   S-6
Master Servicing Agreement..................................   S-5
Mitsui......................................................  S-15
Monthly Allocated Interest Balance..........................  S-13
Monthly Allocated Principal Balance.........................  S-21
Net Swap Payment............................................   S-6
Net Swap Receipt............................................   S-6
Notional Amount.............................................   S-6
Parties in Interest.........................................  S-30
PECO Energy.................................................   S-3
Plan Assets.................................................  S-30
Plans.......................................................  S-30
QRO.........................................................   S-4
Rate EP.....................................................  S-29
Rate GS.....................................................  S-28
Rate HT.....................................................  S-29

TERM                                                          PAGE
----                                                          ----
Rate OP.....................................................  S-28
Rate PD.....................................................  S-29
Rate POL....................................................  S-29
Rate R......................................................  S-28
Rate R-H....................................................  S-28
Rate SL-E...................................................  S-29
Rate SL-P...................................................  S-29
Rate SL-S...................................................  S-29
Rate TL.....................................................  S-29
Rating Agency...............................................  S-33
Record Date.................................................  S-12
Sale Agreement..............................................   S-5
Satisfactory Arrangements...................................  S-17
Seller......................................................   S-3
September 1998 10-Q.........................................  S-16
Servicer....................................................   S-3
stranded costs..............................................   S-4
Swap Agent..................................................  S-17
Swap Counterparty...........................................   S-6
Swap Counterparty Downgrade Event...........................  S-17
Swap Counterparty Minimum Rating............................  S-17
Swap Events of Default......................................  S-18
Swap Rate...................................................   S-6
Telerate Page...............................................  S-11
Termination Events..........................................  S-18
Travelers...................................................  S-16
Underwriters................................................  S-32
Underwriting Agreement......................................  S-32

P R O S P E C T U S

                      PECO ENERGY TRANSITION TRUST, ISSUER
          UP TO $4,000,000,000 OF TRANSITION BONDS ISSUABLE IN SERIES
                    PECO ENERGY COMPANY, SELLER AND SERVICER

                               ------------------

     PECO Energy Transition Trust (the "Issuer") proposes to offer up to $4,000,000,000 of transition bonds in one or more series (each, a "Series"), each of which may be comprised of one or more classes (each, a "Class"), in amounts, at prices and on terms to be determined at the time of sale and to be set forth in a supplement to this Prospectus (each, a "Prospectus Supplement"). The transition bonds will be issued under an indenture and supplemental indentures thereto (collectively, the "Indenture") between the Issuer and The Bank of New York, as bond trustee (together with any successor, the "Bond Trustee"). All transition bonds issued under the Indenture are referred to in this Prospectus and the Prospectus Supplement as "Transition Bonds." The Transition Bonds of each Series will be secured by Intangible Transition Property sold to the Issuer (the "Transferred Intangible Transition Property") and the proceeds thereof, which will be pledged by the Issuer to the Bond Trustee. The Issuer will also pledge to the Bond Trustee ITC Collections allocated to the Issuer pursuant to the Master Servicing Agreement, the Issuer's rights under the Sale Agreement (except for certain provisions for indemnification of the Issuer) and the Master Servicing Agreement (except for certain provisions for indemnification of the Issuer), the Collection Account, and all amounts or investment property on deposit therein or credited thereto from time to time (other than cash or other property distributed to the Issuer from the Collection Account in accordance with the provisions of the Indenture as described in this Prospectus), all present and future claims, demands, causes and choses in action in respect of any of the foregoing and all payments on or under and all proceeds in respect of any or all of the foregoing (the Transferred Intangible Transition Property and such other property pledged to the Bond Trustee, the "Collateral"). Each Series of Transition Bonds will rank on a parity with all other Series of Transition Bonds, provided that the Issuer may enter into credit enhancement arrangements with respect to a specific Class or Series of Transition Bonds and hedge or swap transactions with respect to any floating rate Class or Series of Transition Bonds. See "The Indenture--Security" and "--Issuance in Series or Classes" in this Prospectus. "Intangible Transition Property" represents the irrevocable right of PECO Energy Company ("PECO Energy") or its successor or assignee to collect nonbypassable charges (the "Intangible Transition Charges") from Customers to recover (i) the portion of PECO Energy's Stranded Costs, which are the anticipated loss in value of generation-related assets as a result of the transition from a regulated environment to competition for electric generation services, financed through the issuance of transition bonds and (ii) the interest, fees, expenses, credit enhancement and premiums, if any, associated with the transition bonds. These Intangible Transition Charges are nonbypassable in that applicable customers cannot avoid paying them even if they purchase electricity from a supplier other than PECO Energy. See "The Competition Act--Nonbypassability" in this Prospectus. Intangible Transition Property was created pursuant to the Qualified Rate Order issued on May 14, 1998 (the "QRO") by the Pennsylvania Public Utility Commission (the "PUC"), in accordance with the Pennsylvania Electricity Generation Customer Choice and Competition Act (the "Competition Act"). See "The Competition Act" and "PECO Energy's Restructuring Plan" in this Prospectus.

     The Issuer, a Delaware statutory business trust established by PECO Energy, was formed for the purpose of purchasing and owning the Transferred Intangible Transition Property, issuing Transition Bonds from time to time and pledging its interest in the Collateral to the Bond Trustee under the Indenture in order to secure the Transition Bonds. On the issuance date for each Series (each, a "Series Issuance Date"), except in the event of a refunding of outstanding Transition Bonds, PECO Energy will sell Intangible Transition Property to the Issuer pursuant to an Intangible Transition Property Sale Agreement (the "Sale Agreement") between PECO Energy (in such capacity, the "Seller") and the Issuer. The Transferred Intangible Transition Property and Intangible Transition Property, if any, sold by PECO Energy to other issuers (collectively, the "Serviced Intangible Transition Property") will be serviced by PECO Energy (in such capacity and along with any successors, the "Servicer") pursuant to a Master Servicing Agreement (the "Master Servicing Agreement") among the Issuer, the Servicer and any other such issuers of transition bonds secured by Intangible Transition Property.

     THE TRANSITION BONDS ARE OBLIGATIONS OF THE ISSUER ONLY AND WILL BE SECURED ONLY BY THE COLLATERAL. THE ISSUER IS A SPECIAL PURPOSE ENTITY THAT HAS NO PROPERTY OTHER THAN THE COLLATERAL, AND THE COLLATERAL IS THE SOLE SOURCE OF PAYMENT FOR THE TRANSITION BONDS. THE TRANSITION BONDS DO NOT REPRESENT OBLIGATIONS OF PECO ENERGY OR ANY ENTITY OTHER THAN THE ISSUER. THE TRANSITION BONDS ARE NOT OBLIGATIONS OF THE PUC OR ANY OTHER GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

                               ------------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
       EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
      SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
          PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
              REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     PROSPECTIVE INVESTORS SHOULD CONSIDER, AMONG OTHER THINGS, THE INFORMATION SET FORTH UNDER "RISK FACTORS," WHICH BEGINS ON PAGE 26 IN THIS PROSPECTUS.

     The Transition Bonds may be offered through one or more different methods, including offerings through underwriters, as described under "Plan of Distribution" in this Prospectus and "Underwriting" in the related Prospectus Supplement. It is not anticipated that any of the Transition Bonds will be listed on any securities exchange. There can be no assurance that a secondary market for any Series of Transition Bonds will develop or, if one does develop, that it will continue.

March 18, 1999

                           PARTIES TO THE TRANSACTION


                                   [GRAPHIC]

In the printed version of the document a graphic appears showing interaction of all parties to the transaction.

----------------
 * Intangible Transition Property, created by the PUC implementing the Completion Act through approving PECO Energy's Restructuring Plan and issuing the Qualified Rate Order. The PUC will also approve periodic adjustments of Intangible Transition Charges as described in this Prospectus.

** The PUC also supervises the implementation of the Competition Act and is authorized to issue regulations thereunder.

     No dealer, salesperson, or any other person has been authorized to give any information, or to make any representations, other than those contained in this Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the Issuer or PECO Energy or any dealer, salesperson, or any other person. Neither the delivery of this Prospectus or any related Prospectus Supplement nor any sale made hereunder or thereunder shall under any circumstances create an implication that there has been no change in the information herein or therein since the date hereof. This Prospectus and any related Prospectus Supplement do not constitute an offer to sell or a solicitation of an offer to buy any security in any jurisdiction in which it is unlawful to make such offer or solicitation.

     UNTIL 90 DAYS AFTER THE DATE OF EACH PROSPECTUS SUPPLEMENT, ALL DEALERS EFFECTING TRANSACTIONS IN THE RELATED SERIES OF TRANSITION BONDS, WHETHER OR NOT PARTICIPATING IN THE DISTRIBUTION THEREOF, MAY BE REQUIRED TO DELIVER THIS PROSPECTUS AND THE RELATED PROSPECTUS SUPPLEMENT. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                             AVAILABLE INFORMATION

     The Issuer has filed with the Securities and Exchange Commission (the "SEC") a registration statement (as amended, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Transition Bonds. This Prospectus, which forms a part of the Registration Statement, and any Prospectus Supplement describe the material terms of certain documents filed as exhibits to the Registration Statement; however, this Prospectus and any Prospectus Supplement do not contain all of the information contained in the Registration Statement and its exhibits. Any statements contained in this Prospectus or any Prospectus Supplement concerning the provisions of any document filed as an exhibit to the Registration Statement or otherwise filed with the SEC are not necessarily complete, and in each instance reference is made to the copy of such document so filed. Each such statement is qualified in its entirety by such reference. For further information, reference is made to the Registration Statement and the exhibits thereto, which are available for inspection without charge at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, and at its regional offices located as follows: Chicago Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and New York Regional Office, 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of the Registration Statement and exhibits thereto may be obtained at the above locations at prescribed rates. Information filed with the SEC can also be inspected at the SEC site on the World Wide Web at http://www.sec.gov.

     The Issuer will file with the SEC such periodic reports as are required by the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules, regulations or orders of the SEC thereunder. The Issuer may discontinue filing periodic reports under the Exchange Act at the beginning of the fiscal year following the issuance of the Transition Bonds of any Series if there are fewer than 300 holders of the Transition Bonds.

                       REPORTS TO TRANSITION BONDHOLDERS

     Pursuant to the Indenture, the Bond Trustee will prepare and provide to the holders of record of the Transition Bonds regular reports containing information concerning, among other things, the Issuer and the Collateral. Unless and until Transition Bonds are issued in definitive form, such reports will be provided to Cede & Co. ("Cede"), as the nominee for The Depository Trust Company ("DTC"). Such reports will be available to beneficial owners of the Transition Bonds (each, a "Transition Bondholder") upon request to the Bond Trustee or the Servicer. The financial information provided to Transition Bondholders will not be examined and reported upon, nor will an opinion thereon be provided, by an independent public accountant. See "The Indenture--Reports to Transition Bondholders" in this Prospectus.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     All reports and other documents filed by the Issuer pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Transition Bonds will be deemed to be incorporated by reference into this Prospectus and to be a part hereof. Any statement contained in this Prospectus, in a Prospectus Supplement or in a document incorporated or deemed to be incorporated by reference in this Prospectus will be deemed to be modified or superseded for purposes of this Prospectus and any Prospectus Supplement to the extent that a statement contained in this Prospectus, in a Prospectus Supplement or in any separately filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute part of this Prospectus or any Prospectus Supplement.

     The Issuer will provide without charge to each person to whom a copy of this Prospectus is delivered, on the written or oral request of any such person, a copy of any or all of the documents incorporated herein by reference, except the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Written requests for such copies should be directed to the Issuer, c/o First Union Trust Company, National Association, One Rodney Square, 920 King Street, 1st Floor, Wilmington, Delaware 19801. Telephone requests for such copies should be directed to the Issuer at 302-888-7532.

                             PROSPECTUS SUPPLEMENT

     The Prospectus Supplement for a Series of Transition Bonds will describe the following terms of such Series and, if applicable, the Classes thereof: (i) the designation of the Series and, if applicable, the Classes thereof, (ii) the aggregate principal amount of the Transition Bonds of the Series and, if applicable, each Class thereof, (iii) the Bond Rate of the Series or, if applicable, each Class thereof, or the formula, if any, used to calculate the applicable Bond Rate or Bond Rates, (iv) the Monthly Allocated Interest Balances for the Series, (v) the Monthly Allocated Principal Balances for the Series,
(vi) the date or dates on which interest and principal will be payable (each, a "Payment Date"), (vii) the Expected Final Payment Date of the Series and, if applicable, each Class thereof, (viii) the termination date for the Series (the "Series Termination Date") and, if applicable, each Class thereof (each, a "Class Termination Date"), (ix) the Series Issuance Date for the Series, (x) the place or places for payments with respect to the Series, (xi) the authorized initial denominations for the Series, (xii) the redemption provisions, if any, of the Series, (xiii) the Expected Amortization Schedule for the Series, (xiv) the Overcollateralization Amount with respect to the Series, the pro forma Calculated Overcollateralization Level for each Payment Date and the Monthly Allocated Overcollateralization Balance for each Monthly Allocation Date, (xv) the Calculation Dates and Adjustment Dates for the Series, (xvi) the terms of any credit enhancement applicable to the Series or Class, (xvii) the terms of any hedge or swap transaction applicable to the Series or Class and (xviii) any other terms of the Series or Class that are not inconsistent with the provisions of the Indenture. The Indenture requires, as a condition to the issuance of each Series of Transition Bonds, that such issuance will not result in any rating agency which has rated the Transition Bonds of any Class or Series at the time of issuance thereof at the request of the Issuer (each, a "Rating Agency") reducing or withdrawing its then-current rating of any such outstanding Series or Class of Transition Bonds (the notification in writing by each Rating Agency to the Seller, the Servicer, the Bond Trustee and the Issuer that any action will not result in such a reduction or withdrawal is referred to in this Prospectus as the "Rating Agency Condition"). If no such Rating Agency is in existence any longer, "Rating Agency" shall be a nationally recognized statistical rating organization or other comparable person designated by the Issuer.

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
PARTIES TO THE TRANSACTION..................................    2
AVAILABLE INFORMATION.......................................    3
REPORTS TO TRANSITION BONDHOLDERS...........................    3
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.............    4
PROSPECTUS SUPPLEMENT.......................................    4
PROSPECTUS SUMMARY..........................................    7
RISK FACTORS................................................   26
  Unusual Nature of Intangible Transition Property..........   26
  Servicing.................................................   31
  The Electric Industry Generally...........................   34
  Bankruptcy; Creditors' Rights.............................   35
  The Transition Bonds......................................   38
PECO ENERGY COMPANY.........................................   40
THE COMPETITION ACT.........................................   40
  General...................................................   40
  Recovery of Stranded Costs................................   40
  Securitization of Stranded Costs..........................   41
  Jurisdiction Over Disputes; Standing......................   42
PECO ENERGY'S RESTRUCTURING PLAN............................   43
  General...................................................   43
  The Settlement............................................   43
  Provider of Last Resort...................................   46
  Prior Litigation..........................................   47
THE QRO AND THE INTANGIBLE TRANSITION CHARGES...............   48
  The QRO...................................................   48
  The Intangible Transition Charges.........................   50
  Competitive Billing.......................................   52
THE SELLER AND SERVICER.....................................   54
  Retail Electric Service Territory.........................   54
  Customers and Operating Revenues..........................   54
  Forecasting Customers and Usage...........................   60
  Billing Process...........................................   62
  Limited Information on Customers' Creditworthiness........   62
  Electric Generation Suppliers and Other Third-Party
     Billers................................................   65
  Year 2000 Compliance......................................   66
THE ISSUER..................................................   66
USE OF PROCEEDS.............................................   68
THE TRANSITION BONDS........................................   68
  General...................................................   68
  Interest and Principal....................................   69
  Floating Rate Transition Bonds............................   69
  Redemption................................................   70
  Credit Enhancement........................................   70
  Book-Entry Registration...................................   71
  Definitive Transition Bonds...............................   74
CERTAIN WEIGHTED AVERAGE LIFE AND YIELD CONSIDERATIONS......   75
THE SALE AGREEMENT..........................................   76

                                                              PAGE
                                                              ----
  Sale and Assignment of Intangible Transition Property.....   76
  Seller Representations and Warranties.....................   77
  Certain Matters Regarding the Seller......................   82
  Governing Law.............................................   82
THE MASTER SERVICING AGREEMENT..............................   83
  Servicing Procedures......................................   83
  Servicer Advances.........................................   84
  Servicing Compensation; Releases..........................   84
  Servicer Duties...........................................   84
  Servicer Representations and Warranties...................   85
  Servicer Indemnification..................................   85
  Statements to Issuer and Bond Trustee.....................   86
  Evidence as to Compliance.................................   86
  Certain Matters Regarding the Servicer....................   86
  Servicer Defaults.........................................   87
  Rights Upon Servicer Default..............................   88
  Successor Servicer........................................   88
  Addition of Other Issuers.................................   88
  Governing Law.............................................   88
THE INDENTURE...............................................   89
  Security..................................................   89
  Issuance in Series or Classes.............................   89
  Collection Account........................................   90
  Allocations and Payments..................................   93
  Liquidated Damages........................................   95
  Reports to Transition Bondholders.........................   95
  Modification of Indenture.................................   95
  Enforcement of the Sale Agreement and Master Servicing
     Agreement..............................................   97
  Modifications to the Sale Agreement and the Master
     Servicing Agreement....................................   98
  Events of Default; Rights Upon Event of Default...........   98
  Certain Covenants.........................................  100
  List of Transition Bondholders............................  101
  Annual Compliance Statement...............................  101
  Bond Trustee's Annual Report..............................  101
  Satisfaction and Discharge of Indenture...................  102
  Legal Defeasance and Covenant Defeasance..................  102
  The Bond Trustee..........................................  103
  Governing Law.............................................  103
MATERIAL TAX MATTERS........................................  104
  U.S. Federal Income Tax Consequences......................  104
  Tax Status of the Trust and of the Transition Bonds.......  104
  Taxation of United States Transition Bondholders..........  104
  Information Reporting and Backup Withholding..............  105
  Taxation of Foreign Transition Bondholders................  105
  Material State Tax Matters................................  107
ERISA CONSIDERATIONS........................................  107
PLAN OF DISTRIBUTION........................................  108
RATINGS.....................................................  108
LEGAL MATTERS...............................................  108
INDEX OF PRINCIPAL DEFINITIONS..............................  109

                               PROSPECTUS SUMMARY

     Prospective investors should consider the risks associated with an investment in the Transition Bonds. For a discussion of certain material risks associated with such an investment, prospective investors should review the discussion under "Risk Factors," which begins on page 26 in this Prospectus.

     The following summary is qualified by the more detailed information appearing elsewhere in this Prospectus and the related Prospectus Supplement. Capitalized terms used in this Prospectus are defined in this Prospectus, and prospective investors should refer to the Index of Principal Definitions which begins on page 109 for the location of the definitions of such terms.

Transaction Overview:        The Competition Act, enacted in 1996, provides for
                             the restructuring of the electric industry in Pennsylvania, including retail competition for generation beginning in 1999. Deregulation of the Pennsylvania electric industry under the
                             Competition Act requires the unbundling of generation, transmission and distribution services.
                             While transmission and distribution services will continue to be provided by electric utilities
                             ("electric distribution companies"), the
                             Competition Act authorizes electric generation suppliers licensed by the PUC ("electric generation suppliers") to provide generation and related services, including billing and metering. The
                             Competition Act provides for the recovery by electric utilities of the anticipated loss in value of generation-related assets as a result of the transition from a regulated environment to competition for electric generation services
                             ("stranded costs"), as authorized by the PUC.
                             Examples of generation-related assets include electric generation facilities (such as nuclear power plants), power purchase contracts with third-party generators of electricity and certain amounts recoverable in electric rates (such as certain deferred expenses declared by the PUC to be regulatory assets). The investments in these assets were recoverable in rates established by the PUC but may not be recoverable in rates established by market forces in a competitive environment. Under the Competition Act, the PUC may authorize an electric utility or its designee to issue transition bonds to securitize all or a portion of the allowed recovery of stranded costs.

                             Pursuant to the Competition Act, the PUC has authorized PECO Energy to recover $5.26 billion of stranded costs (referred to in this Prospectus as PECO Energy's "Stranded Costs"). The PUC has also issued the QRO authorizing PECO Energy to securitize up to $4 billion of such Stranded Cost recovery through the issuance of transition bonds. See "PECO Energy's Restructuring Plan--The Settlement" in this Prospectus. In order to securitize a portion of its Stranded Cost recovery, PECO Energy will sell to the Issuer the Transferred Intangible Transition Property, comprised of the irrevocable right to receive Intangible Transition Charges with respect to the Transferred Intangible Transition Property in an amount sufficient to recover the aggregate principal amount of Transition Bonds plus an amount sufficient to provide for any credit enhancement, to fund any reserves and to pay interest, redemption premiums, if any, servicing fees and other expenses relating to the Transition Bonds (collectively, the "Qualified Transition Expenses").

                             To fund each of its purchases of Intangible
                             Transition Property, the Issuer will sell
                             Transition Bonds offered hereby. The Issuer may also issue Transition Bonds to refund outstanding Transition Bonds. See "The Indenture--Issuance in Series or Classes." Under the Competition Act, as implemented by the QRO, the right to collect Intangible Transition Charges is irrevocable, and these charges are subject to periodic adjustments designed to increase or decrease future estimated collections to pay certain fees and expenses of servicing the Transition Bonds, premiums, if any, and interest on the Transition Bonds when due and principal of each Series of Transition Bonds in accordance with the Expected Amortization Schedule therefor. See "The Competition Act--Securitization of Stranded Costs" in this Prospectus.

                             The Issuer will issue the Transition Bonds from time to time in one or more Series, each of which may be comprised of one or more Classes. The Transition Bonds will be secured by the Collateral. See "The Indenture--Security" in this Prospectus.

Issuer: The Issuer is PECO Energy Transition Trust, a Delaware statutory business trust formed by PECO Energy on June 23, 1998, for the purpose of purchasing and owning the Transferred Intangible Transition Property, issuing Transition Bonds from time to time and pledging its interest in the Collateral to the Bond Trustee under the Indenture to secure the Transition Bonds. The Issuer is a special purpose entity whose only assets are expected to be the Collateral and whose only revenues are expected to be ITC Collections allocated to the Issuer pursuant to the Master Servicing Agreement. The Collateral is the sole source of payment for the Transition Bonds. See "The Issuer" in this Prospectus.

Issuer Trustee:              First Union Trust Company, National Association
                             will serve as a trustee of the Issuer (together with any successor, the "Issuer Trustee"). The corporate trust office of the Issuer Trustee is located at One Rodney Square, 920 King Street, 1st
                             Floor, Wilmington, Delaware 19801 and its telephone number is 302-888-7532. Two additional trustees have been appointed by PECO Energy. See "The
                             Issuer" in this Prospectus.

Bond Trustee:                The Bank of New York will serve as the Bond
                             Trustee. The corporate trust office of the Bond
                             Trustee is located at 101 Barclay Street, Floor 12
                             East, New York, New York 10286 and its telephone number is 800-524-4458.

PECO Energy, Seller and
Servicer:                    PECO Energy, as Seller, will sell Intangible
                             Transition Property from time to time to the Issuer under the terms of the Sale Agreement. See also
                             "Risk Factors--Bankruptcy; Creditors'
                             Rights--Bankruptcy of Seller--True Sale or
                             Financing" in this Prospectus. Pursuant to the Master Servicing Agreement, PECO Energy, as
                             Servicer, will service the Serviced Intangible
                             Transition Property.

                             Incorporated in Pennsylvania in 1929, PECO Energy provides retail electric and gas service in Southeastern Pennsylvania, including the City of Philadelphia. See "PECO Energy Company" and "The Seller and Servicer" in this Prospectus.

Risk Factors:                Prospective investors should consider, among other
                             things, the following risks associated with an investment in the Transition Bonds. Such risks may cause Transition Bondholders to suffer a loss of their investment in Transition Bonds or may adversely affect the timing of payments to Transition Bondholders.

                             The existence of Intangible Transition Property and the adequacy of the Transferred Intangible Transition Property as a source of payment for the Transition Bonds are dependent on relevant provisions of the Competition Act and the QRO. The ability of the Issuer to receive collections of the Intangible Transition Charges ("ITC Collections") and make payments on the Transition Bonds could be affected adversely by: limitations on the availability of Liquidated Damages for breaches of representations and warranties; the limited rights and remedies available to Transition Bondholders in the event of a change in law; federal preemption of the Competition Act adversely affecting Intangible Transition Property; any attempted limitation or alteration of the Competition Act, the QRO, Intangible Transition Property or related matters by legal challenge or amendment or repeal of the Competition Act by the Pennsylvania General Assembly; adverse effects arising from litigation or political or legislative events in other jurisdictions; regulatory changes ordered by the PUC; the failure of adjustments to the Intangible Transition Charges to result in the appropriate level of ITC Collections or the failure of the PUC to implement timely adjustments to the Intangible Transition Charges; limitations on the Intangible Transition Charges; the resignation or removal of the Servicer; inaccurate forecasts of the aggregate billed revenues from which Intangible Transition Charges are allocated or delinquencies and write-offs relating to ITC Collections; problems in billing and metering by, and collections by and from, electric generation suppliers or other third parties providing metering and billing services; economic and technological factors and weather patterns affecting electricity consumption; the bankruptcy or insolvency of the Seller or the Servicer; any alteration by the Servicer or any successor thereto of its billing and collection practices; changes in the electricity industry, in electricity usage impacting billed revenue from which Intangible Transition Charges are allocated or in the Customer base; the impact of the Year 2000 issue; risks associated with any credit enhancement; or any of the factors described below potentially affecting the price and liquidity of the Transition Bonds.

                             The price and liquidity of the Transition Bonds and the amortization thereof and, accordingly, the weighted average lives thereof may be affected by any delay in adjustments to the Intangible Transition Charges, the limitation of adjustments to the Intangible Transition Charges, a delay or failure by the Servicer or an electric generation supplier or other third parties providing metering and billing services to remit ITC Collections, or an incorrect evaluation by the Servicer of the creditworthiness of a significant number of Customers or the issuance of additional Series or other financings.

                             There are no historical performance data for Intangible Transition Property, and the Servicer does not have any experience administering this specific type of asset. Additionally, because of the unique nature of Intangible Transition Property, foreclosure may not be a realistic or practical remedy for the Bond Trustee.

                             The Transition Bonds will not be obligations of any entity other than the Issuer, will be issuable in Series, will have ratings which are limited in nature, will have uncertain payments of interest and principal and weighted average lives, will be subject to mandatory redemption and may be subject to optional redemption, as specified in the related Prospectus Supplement.

                             For a more detailed discussion of certain material risks associated with an investment in Transition Bonds, prospective investors should review the discussion under "Risk Factors" which begins on page 26.

Source of Payment;
  Intangible
  Transition Charge:         The Transition Bonds will be payable solely from
                             the Collateral, including ITC Collections allocated to the Issuer pursuant to the Master Servicing
                             Agreement, whether paid by Customers directly to the Servicer or indirectly through electric generation suppliers or other third parties which may or may not supply generation services to such Customers. The Intangible Transition Charges will be nonbypassable charges and will be payable by designated existing and future Customers. As described in "Risk Factors" in this Prospectus, the Servicer's receipt of ITC Collections is dependent on the remittance of such amounts by third-party electric generation suppliers and other third parties to the extent applicable Customers are supplied or billed by such third parties. See "The
                             QRO and the Intangible Transition Charges--The
                             Intangible Transition Charges--Calculation of the
                             Intangible Transition Charges" in this Prospectus and "Description of Intangible Transition
                             Property--The Intangible Transition Charges" in the related Prospectus Supplement.

ITC Adjustment Process:      The Master Servicing Agreement requires the
                             Servicer to seek, and the Competition Act and the QRO require the PUC to approve, adjustments to the Intangible Transition Charges charged to each Rate
                             Class within any Customer Category based on actual
                             ITC Collections attributable to such Customer
                             Category and updated assumptions by the Servicer as to projected billed revenue from which Intangible
                             Transition Charges are allocated within each Rate
                             Class, expected delinquencies and write-offs within each Rate Class and future payments and expenses relating to the Intangible Transition Property and the Transition Bonds. Additionally, the QRO provides that adjustments during the final calendar year during which any series of transition bonds secured by Intangible Transition Property is outstanding may be implemented quarterly or monthly. With respect to the Transition

                             Bonds, such adjustments are designed to result in the outstanding principal balance of each Series equaling the amount provided for in the Expected Amortization Schedule therefor, and the amount on deposit in the Overcollateralization Subaccount equaling the Calculated Overcollateralization Level, by (i) the next Adjustment Date or the Payment Date immediately succeeding such Adjustment Date, as specified in the related Prospectus Supplement, or (ii) the Expected Final Payment Date, as applicable, for each Series, taking into account any amounts on deposit in the Reserve Subaccount other than certain Customer prepayments of Intangible Transition Charges, if any, not allocable to the period covered by the applicable Adjustment Request. For a discussion of Customer prepayments, see "The Seller and Servicer--Limited Information on Customers' Creditworthiness-- Application of Customer Payments" in this Prospectus. The Servicer is required to file requests with the PUC for such adjustments (each, an "Adjustment Request") on May 14 of each year and on such additional date or dates specified in the Prospectus Supplement for any Series of Transition Bonds (each, a "Calculation Date"). In accordance with the Competition Act and the QRO, the PUC has 90 days to approve annual adjustments. The adjustments to the Intangible Transition Charges are expected to be implemented on or prior to August 12 of each year and, with respect to each series of Transition Bonds, on the date or dates in the final calendar year of ITC Collections for a Series of Transition Bonds specified in the related Prospectus Supplement (each, an "Adjustment Date"). Such adjustments will cease with respect to a Series on the final Adjustment Date specified in the related Prospectus Supplement for that Series. See "The QRO and the Intangible Transition Charges--The Intangible Transition Charges" in this Prospectus.

Irrevocability of
  Intangible
  Transition Charges:        Intangible Transition Property has been created by
                             the PUC's issuance of the QRO and the declaration by the PUC that the relevant paragraphs of the QRO are irrevocable. See "The Competition
                             Act--Securitization of Stranded
                             Costs--Irrevocability of Intangible Transition
                             Property" in this Prospectus. The Competition Act provides that, to the extent that the PUC declares all or a portion of a qualified rate order irrevocable, the PUC may not, by any subsequent action, reduce, postpone, impair or terminate either the qualified rate order or the intangible transition charges authorized therein. The
                             Intangible Transition Charges are nonbypassable in that Customers on whom such charges are imposed cannot avoid paying them, even if they purchase electricity from a supplier other than PECO Energy.

                             Under Section 2812(c)(2) of the Competition Act, the Commonwealth of Pennsylvania (the "Commonwealth") "pledges to and agrees with holders of any transition bonds and with any assignee or financing party who may enter into contracts with an electric utility . . . that the Commonwealth of Pennsylvania will not limit or alter or in any way impair or reduce the value of the intangible transition property or intangible transition charges approved by a qualified rate order until the transition bonds and interest on the transition bonds are fully paid and discharged or the contracts are fully performed on the part of the electric utility . . . or adequate compensation is made by law for the full protection of the intangible transition charges collected pursuant to a qualified rate order and of the holder of [a] transition bond and any assignee or financing party entering into [a] contract with the electric utility." See "Risk Factors--Unusual Nature of Intangible Transition Property," "The Competition Act" and "The QRO and the Intangible Transition Charges" in this Prospectus.

Customers:                   The Intangible Transition Charges will be assessed
                             on the bills of each person (each, a "Customer") that (i) was a customer of PECO Energy located within PECO Energy's retail electric service territory on January 1, 1997 or that became a customer of electric services within such territory after January 1, 1997, (ii) is still located within such territory and (iii) is in a rate class (each, a "Rate Class") that has been assigned Stranded
                             Cost responsibility. For a description of the Rate
                             Classes, see "The Seller and Servicer--Customers and Operating Revenues" in this Prospectus. The
                             Rate Classes are grouped into three broad categories: Residential; Small Commercial and
                             Industrial; and Large Commercial and Industrial
                             (each, a "Customer Category"). In 1998,
                             approximately 41.7% of PECO Energy's regulated retail electric revenues were collected from Residential Customers, approximately 24.7% from
                             Small Commercial and Industrial Customers and approximately 33.6% from Large Commercial and Industrial Customers.

                             As of January 1, 1999, Customers who purchase generation from an electric generation supplier may elect to continue to receive a single bill from their electric distribution company, to receive separate bills for services provided by their electric generation supplier and their electric distribution company or to have an electric generation supplier or another third party render a consolidated bill including generation charges and the charges of the electric distribution company (including Intangible Transition Charges). To the extent Customers choose to take service from an electric generation supplier that provides consolidated billing and elect to receive consolidated billing, or elect to receive consolidated billing from a third party, whether or not such third party also provides electric service, the payments in respect of the Intangible Transition Charges owing by such Customers will be owed by the electric generation supplier or third party rather than by the Customer. See "The QRO and the Intangible Transition Charges--Competitive Billing" and "Risk Factors--Servicing--Credit Concerns Arising Out of Third-Party Billing" in this Prospectus.

The Transition Bonds;
  Issuance
  of New Series:             The Issuer may issue Transition Bonds in one or
                             more Series, each comprised of one or more Classes.
                             Each Series of Transition Bonds will be issued under the Indenture. See "The Indenture" in this Prospectus. Any Series of Transition Bonds may include one or more Classes which differ, among other things, as to the Bond Rate and amortization of principal. The terms of all Transition

                             Bonds of the same Series will be identical, unless such Series is comprised of more than one Class, in which case the terms of all Transition Bonds of the same Class will be identical. The particular terms of the Transition Bonds of any Series and, if applicable, Classes thereof, will be described in the related Prospectus Supplement. The terms of such Series and any Classes thereof will not be subject to prior review by, or consent of, the Transition Bondholders of any previously issued Series. A new Series may be issued pursuant to the Indenture only upon satisfaction of the conditions described in this Prospectus under "The Indenture--Issuance in Series or Classes." See "Risk Factors--The Transition Bonds--Effect of Additional Series and Other Financings on Outstanding Transition Bonds" and "The Transition Bonds" in this Prospectus.

Payment Date:                The Payment Dates with respect to any Series of
                             Transition Bonds will be the days specified in the related Prospectus Supplement.

Record Dates:                With respect to any Payment Date, the record date
                             shall be the day designated in the Prospectus
                             Supplement (each, a "Record Date").

Interest and Principal:      Interest will accrue on the principal balance of
                             Transition Bonds of a Series or Class at the applicable rate of interest (the "Bond Rate") specified in or determined in the manner specified in the applicable Prospectus Supplement.

                             On any Payment Date with respect to any Series, the Issuer will make principal payments on such Series only until the outstanding principal balance thereof has been reduced to the amount specified for such Payment Date in the amortization schedule (the "Expected Amortization Schedule") set forth in the Prospectus Supplement for such Series, but only to the extent funds are available therefor as described in this Prospectus. Accordingly, principal of such Series or Class of Transition Bonds may be paid later than reflected in the Expected Amortization Schedule therefor. Failure to make a principal payment in accordance with the Expected Amortization Schedule (except on the Class or Series Termination Date) will not be an Event of Default under the Indenture. See "Risk Factors--The Transition Bonds--Uncertain Weighted Average Life" and "Certain Weighted Average Life and Yield Considerations" in this Prospectus.

                             The entire unpaid principal amount of the Transition Bonds will be due and payable if an Event of Default under the Indenture occurs and is continuing and the Bond Trustee or the holders of a majority in principal amount of the Transition Bonds of all Series then outstanding have declared the Transition Bonds to be immediately due and payable. See "The Indenture--Events of Default; Rights Upon Event of Default" in this Prospectus.

Overcollateralization:       The QRO permits the Servicer to set the Intangible
                             Transition Charges at levels that are expected to produce ITC Collections allocated to the Issuer pursuant to the Master Servicing Agreement above that necessary to pay interest and principal as described under the Expected Amortization Schedule for each Series and to pay any other fees and expenses of servicing the Transition Bonds.

                             Each Prospectus Supplement will set forth the "Overcollateralization Amount" for the Series of Transition Bonds offered thereby which amount will be deposited in the Overcollateralization Subaccount as described under "--Allocations and Payments" below after all such payments having a higher priority have been made. The Intangible Transition Charges will be calculated at, and periodically adjusted to, a level that is designed to collect the Overcollateralization Amount ratably over the life of the related Transition Bonds. The amount anticipated to be on deposit in the Overcollateralization Subaccount for all Series of Transition Bonds as of each Payment Date is referred to in this Prospectus as the "Calculated Overcollateralization Level." The amount on deposit at any time in the Overcollateralization Subaccount will be available to pay any shortfalls in amounts available to pay or make provision for interest on each Series of Transition Bonds when due, to make payments under any hedge or swap transactions or credit enhancement arrangements and to pay or make provision for scheduled payments of principal on each such Series in accordance with the Expected Amortization Schedule therefor. See "The In-denture--Collection Account--Overcollateralization
                             Subaccount" in this Prospectus. "Monthly Allocation Date" means the 6th day of each calendar month or, if such day is not a Business Day, the next succeeding Business Day. A "Business Day" shall mean any day other than a Saturday, Sunday, or a day on which banking institutions in the City of Philadelphia, the City of New York or the State of Delaware are required by law or executive order to remain closed.

Collection Account and
  Subaccounts:               Under the Indenture, the Issuer will establish the
                             Collection Account, which will be held by the Bond
                             Trustee under the Indenture. The Collection Account will consist of: a general subaccount (the "General
                             Subaccount"); one or more subaccounts for each Series (each, a "Series Subaccount"); a Class subaccount for each Class of Transition Bonds, if any, that bears a floating rate of interest (each, a "Class Subaccount"); a reserve subaccount (the
                             "Reserve Subaccount"); an overcollateralization subaccount (the "Overcollateralization
                             Subaccount"); a capital subaccount (the "Capital
                             Subaccount"); a defeasance subaccount for each Series of Transition Bonds, if any, that are to be defeased (each, a "Defeasance Subaccount"), if applicable; an interest subaccount (the "Interest
                             Deposit Subaccount"), if applicable; and a loss subaccount (the "Loss Subaccount"), if applicable.
                             Unless the context indicates otherwise, references in this Prospectus to the Collection Account include each of the subaccounts contained therein.
                             Deposits to and withdrawals from these subaccounts will be made as described under "The
                             Indenture--Collection Account" and "Allocations and
                             Payments" in this Prospectus.

General Subaccount:          ITC Collections remitted by the Servicer to the
                             Bond Trustee, as well as Liquidated Damages and Indemnity Amounts remitted by the Seller or the Servicer or otherwise received by the Bond Trustee or the Issuer, shall be deposited in the General
                             Subaccount. "Indemnity Amounts" means any amounts paid by the Seller or the Servicer to the Bond
                             Trustee, for itself or on
                             behalf of the Transition Bondholders, in respect of certain indemnification obligations pursuant to the Sale Agreement and the Master Servicing Agreement.
                             Indemnity Amounts exclude certain Liquidated
                             Damages paid pursuant to the Sale Agreement. See
                             "The Indenture--Allocations and Payments" and "The
                             Sale Agreement" in this Prospectus.

Series Subaccount:           Upon issuance of each Series of Transition Bonds, a
                             Series Subaccount will be established with respect to such Series. On each Monthly Allocation Date, deposits will be made to each Series Subaccount as described under "The Indenture--Allocations and
                             Payments" in this Prospectus. Amounts on deposit in the Series Subaccount for any Series will be applied to make payments with respect to such Series as described under "The Transition
                             Bonds--Interest and Principal" in this Prospectus and in the applicable Prospectus Supplement.

Class Subaccount:            If specified in the related Prospectus Supplement,
                             a Class Subaccount will be established with respect to the designated Class or Classes. Payments to and from any counterparty to a hedge or swap transaction will be made from or deposited to, as applicable, the applicable Class Subaccount as described in the related Prospectus Supplement. On each Payment Date, amounts on deposit in the Class
                             Subaccount will be applied to make payments with respect to the related Class as described under "The Indenture--Allocations and Payments" in this Prospectus.

Reserve Subaccount:          ITC Collections, including certain Customer
                             prepayments of Intangible Transition Charges, if any, allocated to the Issuer pursuant to the Master
                             Servicing Agreement available on any Monthly
                             Allocation Date in excess of (i) amounts payable in respect of fees and expenses of the Bond Trustee and the Servicer and certain other fees and expenses, (ii) amounts distributable to Series
                             Subaccounts and Class Subaccounts, if any, in respect of principal of and interest scheduled to be paid on the next Payment Date therefor and (iii) amounts allocable to the Overcollateralization
                             Subaccount (all as described under "The
                             Indenture--Allocations and Payments" in this
                             Prospectus) will be allocated to the Reserve
                             Subaccount. Deposits to and withdrawals from the Reserve Subaccount will be made as described under "The Indenture--Allocations and Payments" in this Prospectus.

Overcollateralization
  Subaccount:                Collections with respect to the
                             Overcollateralization Amount, up to the Calculated
                             Overcollateralization Level, will be held in the Overcollateralization Subaccount. Deposits to and withdrawals from the Overcollateralization
                             Subaccount will be made as described under "The
                             Indenture--Allocations and Payments" in this
                             Prospectus.

Capital Subaccount:          Upon the issuance of each Series of Transition
                             Bonds, the Issuer will deposit an amount equal to at least 0.5% of the initial principal amount of such Series of Transition Bonds, representing a capital contribution from PECO Energy, into the Capital Subaccount (with respect to each Series, the "Required Capital Amount"). Except for amounts necessary to pay certain expenses, such amounts will be available to make payments of principal and interest on the Transition Bonds.
                             Deposits to and withdrawals from the Capital
                             Subaccount will be made as described under "The
                             Indenture--Allocations and Payments" in this
                             Prospectus.

Defeasance Subaccount:       If funds are remitted to the Bond Trustee in
                             connection with the exercise of the Legal
                             Defeasance Option or the Covenant Defeasance Option under the Indenture, the Issuer shall establish a Defeasance Subaccount for each Series to be defeased. The funds required to fund such defeasance will be deposited into such account.
                             Deposits to and withdrawals from the applicable
                             Defeasance Subaccount will be made as described under "The Indenture--Allocations and Payments" in this Prospectus.

Interest Deposit             If amounts are remitted by the Seller to the Bond
Subaccount:                  Trustee pursuant to the Sale Agreement in
                             respect of interest payable in connection with the Seller's breach of certain of its representations therein, the Issuer shall establish the Interest Deposit Subaccount. Deposits to and withdrawals from the Interest Deposit Subaccount will be made as described under "The
                             Indenture--Allocations and Payments" in this
                             Prospectus. See also "The Sale Agreement" in this
                             Prospectus.

Loss Subaccount:             The Issuer shall establish the Loss Subaccount if
                             the Seller is required to pay any Loss Amounts pursuant to the Sale Agreement. Deposits to and withdrawals from the Loss Subaccount will be made as described under "The Indenture--Allocations and Payments" in this Prospectus. See also "The Sale
                             Agreement" in this Prospectus for a discussion of Loss Amounts and the Seller's indemnification obligations under the Sale Agreement.

Allocations and Payments:    On each Monthly Allocation Date, the Bond Trustee
                             shall apply all amounts on deposit in the General
                             Subaccount of the Collection Account and any investment earnings thereon in the following priority: (i) all amounts owed to the Bond Trustee
                             (including legal fees and expenses, Indemnity
                             Amounts and Loss Amounts) will be paid to the Bond
                             Trustee; (ii) all amounts owed to the Issuer
                             Trustee (including legal fees and expenses, Indemnity Amounts and Loss Amounts) will be paid to the Issuer Trustee; (iii) the Monthly Servicing Fee and all unpaid Monthly Servicing Fees from prior
                             Monthly Allocation Dates will be paid to the Servicer; (iv) so long as no Event of Default has occurred and is continuing or would be caused by such payment, all operating expenses other than those referred to in clauses (i), (ii) and (iii) above will be paid to the Persons entitled thereto, provided that the amount paid on any Monthly
                             Allocation Date pursuant to this clause (iv) may not exceed $12,500 in the aggregate for all Series;
                             (v) an amount equal to Interest with respect to each Series of Transition Bonds for such Monthly
                             Allocation Date will be transferred on a Pro Rata basis to the Series Subaccount for such Series;
                             (vi) an amount equal to any Principal of any Series or Class of Transition Bonds payable as a result of acceleration triggered by an Event of Default, any Principal of any Series or Class of Transition
                             Bonds payable on a Series Termination Date or Class
                             Termination Date, as applicable, that will occur prior to the next Monthly Allocation Date and any

                             Principal of and premium on a Series or Class of Transition Bonds payable on a Redemption Date that will occur prior to the next Monthly Allocation Date will be transferred on a Pro Rata basis to the Series Subaccount for such Series, taking into account amounts on deposit therein in respect of Principal as of such Monthly Allocation Date; (vii) an amount equal to Principal with respect to each Series of Transition Bonds for such Monthly Allocation Date not provided for pursuant to clause
                             (vi) above will be transferred on a Pro Rata basis to the Series Subaccounts for such Series; (viii) all unpaid operating expenses, Indemnity Amounts and Loss Amounts will be paid to the Persons entitled thereto; (ix) Overcollateralization with respect to all Series of Transition Bonds for such Monthly Allocation Date will be transferred to the Overcollateralization Subaccount; (x) any termination or breakage amounts owed to any counterparty to a hedge or swap transaction; (xi) provided that no Event of Default has occurred and is continuing, an amount up to the amount of net investment earnings on amounts in the General Subaccount of the Collection Account since the previous Monthly Allocation Date will be released to the Issuer, free from the lien of the Indenture;
                             (xii) the balance, if any, will be allocated to the Reserve Subaccount; and (xiii) following repayment of all outstanding Series of Transition Bonds, the balance, if any, will be released to the Issuer, free from the lien of the Indenture. See "The Indenture--Allocations and Payments" in this Prospectus.

                             The following diagram generally depicts the basic flow of ITC Collections from Customers or Electric Generation Suppliers or other third parties to the Servicer and, subsequently, to the various accounts listed above.

                  BASIC MONTHLY ALLOCATIONS AND DISTRIBUTIONS


                                   [GRAPHIC]


In the printed version of the document a graphic appears showing sources and uses of funds.


 * electric generation suppliers or other third parties providing billing and metering services

**    collections of Intangible Transition Charges

                             "Interest" means, with respect to any Monthly Allocation Date and any Series of Transition Bonds, the sum of without duplication, (i) an amount that would cause the amount on deposit in each Series Subaccount, without regard to expected investment income, in respect of interest to equal the Monthly Allocated Interest Balance for such Series and such Monthly Allocation Date, (ii) if the Transition Bonds have been declared due and payable, all accrued and unpaid interest thereon, (iii) with respect to a Series to be redeemed prior to the next Monthly Allocation Date, the amount of interest that will be payable as interest on such Series on the Redemption Date therefor and (iv) any interest due on such Series on a Payment Date therefor or other date for the payment of interest and not paid and, to the extent permitted by law, interest thereon.

                             "Principal" means, with respect to any Monthly Allocation Date and any Series of Transition Bonds, the sum of, without duplication, (i) an amount that would cause the amount on deposit in the Series Subaccount, without regard to expected investment income, for such Series in respect of principal to equal the Monthly Allocated Principal Balance for such Series and such Monthly Allocation Date, (ii) the amount that would be payable as principal as a result of the occurrence and continuance of an Event of Default, (iii) with respect to a Series that is subject to redemption, the amount that would be payable as principal as a result of a redemption thereof pursuant to the Indenture or
                             (iv) any principal due on a Series on a Payment Date or other date for the payment of principal thereof and not paid.

                             "Pro Rata" means, with respect to any Series of Transition Bonds, a ratio, (i) in the case of clause (v) in the first paragraph in this subsection, the numerator of which is the Monthly Allocated Interest Balance with respect to such Series for such Monthly Allocation Date and the denominator of which is the sum of Monthly Interest Balances with respect to all Series for such Monthly Allocation Date, (ii) in the case of clause
                             (vi) in the first paragraph of this subsection, the numerator of which is the amount allocable under such clause with respect to such Series and the denominator of which is the amount allocable to all Series under such clause and (iii) in the case of clause (vii) in the first paragraph of this subsection, the numerator of which is the Monthly Allocated Principal Balance with respect to such Series for such Monthly Allocation Date and the denominator of which is the sum of Monthly Allocated Principal Balances with respect to all Series for such Monthly Allocation Date.

                             "Overcollateralization" means, with respect to any Monthly Allocation Date, an amount that would cause the balance in the Overcollateralization Subaccount to equal the Monthly Allocated Overcollateralization Balance for such Monthly Allocation Date, without regard to expected investment earnings.

                             The "Monthly Allocated Interest Balance" and the "Monthly Allocated Principal Balance," if applicable, for each Monthly Allocation Date and each Series will each be set forth in the related Prospectus Supplement for such Series and will be calculated such that amounts scheduled to be paid on each

                             Payment Date in respect of interest (in the case of Classes with swap or hedge transactions, at the rate payable to the counterparty to such transactions) and principal, respectively, for such Series will be expected to be on deposit in the applicable Series Subaccount as of the Monthly Allocation Date prior to such Payment Date.

                             The "Monthly Allocated Overcollateralization
                             Balance" for each Monthly Allocation Date will be set forth in the first Prospectus Supplement and adjusted to reflect redemptions or defeasances of Transition Bonds and issuances of additional Series of Transition Bonds and will be calculated such that the Calculated Overcollateralization Level for each Payment Date will be expected to be on deposit in the Overcollateralization Subaccount as of the Monthly Allocation Date prior to such Payment Date.

                             If on any Monthly Allocation Date funds on deposit in the General Subaccount are insufficient to make the allocations contemplated by clauses (i) through
                             (viii) above, the Bond Trustee will draw from amounts on deposit in the following subaccounts up to the amount of such shortfall, in order to make such payments and transfers: (i) from the Interest Deposit Subaccount, with respect to the payments or transfers contemplated by clause (v) above only,
                             (ii) then from the Loss Subaccount, with respect to the payments or transfers contemplated by clauses
                             (i) through (vii) above only, and (iii) thereafter, from the Reserve Subaccount, then from the Overcollateralization Subaccount and finally from the Capital Subaccount. See "The Indenture--Allocations and Payments" in this Prospectus.

                             On each Payment Date for any Series, the amounts on deposit in the applicable Series Subaccount for that Series remaining after the allocations, if any, described in the next paragraph (other than net income or other gain, which, so long as no Event of Default has occurred and is continuing, shall be released to the Issuer free of the lien of the Indenture) will be applied to pay the following (in the priority indicated): (i) interest due and payable on the Transition Bonds of such Series, together with any overdue interest and, to the extent permitted by law, interest thereon, will be paid to the Transition Bondholders of such Series (in the case of Classes with swap or hedge transactions, such interest will be the amounts payable to the applicable counterparty to such transactions), (ii) the balance, if any, up to the principal amount of the Transition Bonds of such Series that is scheduled to be paid by such Payment Date in accordance with the Expected Amortization Schedule for such Series or, with respect to any Series of Transition Bonds payable as a result of acceleration pursuant to the Indenture or to be redeemed pursuant to the Indenture, the outstanding principal amount of such Series and premium, if any, will be paid to the Transition Bondholders of such Series in respect of principal and premium, if any, on the Transition Bonds of such Series, and
                             (iii) the balance, if any, will be transferred to the General Subaccount for allocation on the next Monthly Allocation Date. See "The Indenture--Allocations and Payments" in this Prospectus. Amounts applied to a Series as described in this paragraph will be allocated among the Classes of such Series, if any (including to the Class Subaccounts, if any, as described in the following paragraph), as described in the Prospectus Supplement.

                             On the Business Day preceding each Payment Date, the amounts on deposit in any Series Subaccount with respect to Classes of such Series for which one or more Class Subaccounts have been established (other than net income or other gain, which, so long as no Event of Default has occurred and is continuing, shall be released to the Issuer free of the lien of the Indenture) will be allocated to the applicable Class Subaccount as described in the related Prospectus Supplement, up to the gross amount, if any, owed to the applicable counterparty to any hedge or swap transaction entered into by the Issuer pursuant to the related hedge or swap agreement. On such day, net amounts owed to such counterparty will be paid from, or net amounts paid by such counterparty will be deposited into, such Class Subaccount. On the related Payment Date, remaining amounts in each Class Subaccount will be paid as interest to the holders of the applicable Class. See "The Indenture--Allocations and Payments" in this Prospectus.

Expected Final Payment
  Dates and Series
  Termination Dates:         For each Series or Class of Transition Bonds, the
                             related Prospectus Supplement will specify an Expected Final Payment Date. The "Expected Final
                             Payment Date" will be the date when all principal and interest of the related Series or Class of Transition Bonds is expected to be paid in full in accordance with the Expected Amortization Schedule for the applicable Series or Class. For each Series of Transition Bonds, the related Prospectus
                             Supplement will also specify a Series Termination
                             Date and, if applicable, Class Termination Dates.
                             The Series Termination Date or Class Termination
                             Date shall be on or after the related Expected
                             Final Payment Date. Failure to make a principal payment in accordance with the Expected
                             Amortization Schedule (except on the Class or
                             Series Termination Date) will not be an Event of Default under the Indenture. Failure to pay unpaid principal of the applicable Series or Class of Transition Bonds in full by the applicable Series or Class Termination Date shall constitute an Event of Default. Upon the occurrence of an Event of Default, the Bond Trustee or the holders of a majority in principal amount of all Transition
                             Bonds of all Series then outstanding may declare the principal amount of all Series then outstanding to be immediately due and payable. See "The
                             Indenture--Events of Default; Rights Upon Event of
                             Default" and "Ratings" in this Prospectus.

Redemption:                  Each Series of Transition Bonds will be subject to
                             mandatory redemption in whole at a redemption price equal to the principal amount thereof, plus interest accrued to the redemption date, if the Seller is obligated to pay Liquidated Damages under the Sale Agreement. PECO Energy, as Seller, will be required to pay an amount sufficient to pay the principal of the outstanding Transition Bonds, plus accrued interest thereon to the date of redemption and breakage costs or termination fees, if any, due to any counterparty to any hedge or swap transaction entered into by the Issuer ("Liquidated
                             Damages") and certain amounts due to the Bond
                             Trustee, the Issuer Trustee and the Issuer as a result of a breach by

                             PECO Energy of certain of its representations relating to Intangible Transition Property under the Sale Agreement if such breach has a material adverse effect on the Transition Bondholders and assuming the Seller meets certain rating criteria or makes certain escrow deposits, such breach continues beyond a 90-day grace period (if such rating criteria are not met or the requisite escrow deposit is not made, the Seller must pay Liquidated Damages within two days of such breach). The Bond Trustee, which may consult with the Servicer and other third parties, will have sole responsibility to determine whether a breach by PECO Energy of any such representation has a material adverse effect on the Transition Bondholders.

                             If the full amount of indemnification payments resulting from PECO Energy's breach of certain of its representations relating to the Commonwealth's and the PUC's ability to adversely affect Intangible Transition Property or Transition Bondholders, governmental approvals, pending or threatened litigation, PECO Energy's due incorporation and corporate authority to fulfill its obligations under the Sale Agreement, the enforceability of the Sale Agreement against PECO Energy and the absence of any breach of its charter documents, creation of a lien or violation of applicable law in connection with the Sale Agreement is reasonably expected to be incurred beyond a 90-day period immediately following the breach of the representation giving rise thereto, the Seller shall, except as provided below, pay Liquidated Damages to the Bond Trustee, as assignee of the Issuer, for deposit into the General Subaccount of the Collection Account on the first Monthly Allocation Date following the expiration of such 90-day period. With respect to any losses incurred as a result of such a breach the full amount of which is reasonably expected not to exceed 1/12th of 1% of the annual outstanding balance of the Transition Bonds per Monthly Allocation Date (the "De Minimis Loss Amount"), the Seller on the Monthly Allocation Date immediately following the day which is 90 days after receipt of written notice from the Issuer or the Bond Trustee of an event requiring indemnification by the Seller (the "Initial Loss Calculation Date") shall pay to the Bond Trustee, as assignee of the Issuer, for deposit in the Loss Subaccount of the Collection Account, the aggregate expected amount of such losses for all Monthly Allocation Dates on which losses are expected to be incurred, following which the Seller's obligation to pay indemnification or Liquidated Damages, as applicable, as a result of such losses shall be waived so long as actual losses incurred on any Monthly Allocation Date do not exceed the De Minimis Loss Amount. If the amount of such losses on any Monthly Allocation Date exceeds the amounts paid by the Seller to the Bond Trustee, as assignee of the Issuer, with respect thereto, the Seller shall pay to the Bond Trustee, as assignee of the Issuer, on the next Monthly Allocation Date the amount of such excess for such Monthly Allocation Date and the expected amount of excess for all subsequent Monthly Allocation Dates. If, however, the amount of such losses on any Monthly Allocation Date exceeds the De Minimis Loss Amount, then the full indemnification amount or Liquidated Damages, as applicable, are payable on the next Monthly Allocation Date.

                             Additional redemption provisions, if any, for each Series of Transition Bonds will be specified in the related Prospectus Supplement. See "The Transition Bonds--Redemption" and "The Sale Agreement--Seller Representations and Warranties" in this Prospectus.

Other Credit Enhancement:    The Issuer, at its option, may provide additional
                             credit enhancement with respect to a Series in the form of other reserve accounts, a financial guaranty insurance policy, a letter of credit, a credit or liquidity facility, a repurchase obligation, third-party payment or other support, a cash deposit or such other arrangement as is described in the applicable Prospectus Supplement.
                             See "The Transition Bonds--Credit Enhancement" in this Prospectus.

Floating Rate
  Transition Bonds:          If in connection with the issuance of floating rate
                             Transition Bonds, the Issuer arranges for one or more hedge or swap transactions, the material terms of such transactions will be described in the applicable Prospectus Supplement. Under the
                             Indenture, the Issuer may not terminate or amend any hedge or swap agreement to which it is a party while any floating rate Transition Bonds of the Class related thereto remain outstanding, except pursuant to the terms of such hedge or swap agreement and then only with the consent of a super majority of the holders of such Class. See "The
                             Indenture--Certain Covenants."

Denominations:               Each Class of Transition Bonds will initially be
                             issued in the minimum denominations set forth in the related Prospectus Supplement.

Form of the Transition
  Bonds: Each Series and Class of Transition Bonds will initially be issued either only in book-entry form through DTC or in another form as specified in the applicable Prospectus Supplement. See "The Transition Bonds--Book-Entry Registration" in this Prospectus.

Servicing:                   The Servicer (initially PECO Energy) is responsible
                             for servicing, managing and making collections of the Intangible Transition Charges in accordance with its customary and usual billing and collection practices and for filing Adjustment Requests. The
                             Servicer will remit to the Bond Trustee for deposit into the Collection Account all ITC Collections allocated to the Issuer pursuant to the Master
                             Servicing Agreement and all proceeds of other
                             Collateral under the Indenture (from whatever source) received by the Servicer on or before each Remittance Date. As long as PECO Energy or any successor to PECO Energy's electric distribution business is the Servicer, the Remittance Date is the 3rd day of each month (or if the 3rd is not a Business Day, the immediately succeeding Business
                             Day), provided that, among other things, (i) PECO
                             Energy or its successor maintains a short-term rating of at least "A-1" by Standard & Poor's
                             Rating Group ("S&P"), "P-1" by Moody's Investor
                             Service ("Moody's") and, if rated by Fitch IBCA, Inc. ("Fitch IBCA"), "F-2" by Fitch IBCA (and for five Business Days following a reduction in, any such rating) or (ii) the Rating Agency Condition will have been satisfied with respect to each of the Rating Agencies other than Moody's (to which notice will be sent) (and any conditions or limitations imposed by such Rating Agencies in connection therewith are complied with). Otherwise, the Remittance Date is two Business Days after any ITC
                             Collections or proceeds of other Collateral are received by the Servicer. The period from the 1st day of the month to and including the last day of the same month is referred to in this Prospectus as the "Collection Period." Pending deposit into the Collection Account, ITC Collections allocated to the Issuer pursuant to the Master Servicing
                             Agreement may be invested by the Servicer at its own risk and for its own benefit and will not be segregated from the general funds of the Servicer.
                             See "Risk Factors--Bankruptcy; Creditors' Rights" in this Prospectus.

Servicing Compensation:      To the extent amounts are available therefor in
                             accordance with the Indenture, the Servicer will be entitled to receive a servicing fee on each Monthly
                             Allocation Date with respect to each Series of Transition Bonds in an amount equal to 1/12 of the percent specified in the related Prospectus
                             Supplement of the outstanding principal amount of the Transition Bonds of such Series as of such Monthly Allocation Date (the "Monthly Servicing
                             Fee"). The Monthly Servicing Fee will be paid prior to the payment of any amounts in respect of interest on and premium and principal of the Transition Bonds. See "The Master Servicing
                             Agreement--Servicing Compensation; Releases" in this Prospectus.

Servicer Advances:           If so specified in the related Prospectus
                             Supplement, the Servicer will make advances of interest or principal on the related Series of Transition Bonds. If no advances are specified in a particular Prospectus Supplement, the Servicer will make no advances for the related Series.

ERISA Considerations:        A fiduciary of any employee benefit plan or other
                             plan or arrangement that is subject to the Employee
                             Retirement Income Security Act of 1974, as amended
                             ("ERISA"), or Section 4975 of the Internal Revenue
                             Code of 1986, as amended (the "Code"), should carefully review with its legal advisers whether the purchase or holding of the Transition Bonds of any Class or Series could give rise to a transaction prohibited or not otherwise permissible under ERISA or the Code. See "ERISA Considerations" in this Prospectus and in the related Prospectus
                             Supplement.

Tax Status:                  In the opinion of Ballard Spahr Andrews &
                             Ingersoll, LLP, (i) the Issuer will be treated as a division of PECO Energy for United States federal income tax purposes and therefore will not be treated as a separate taxable entity for such purposes and (ii) consequently, interest paid on the Transition Bonds will be treated as interest expense incurred by PECO Energy. Transition
                             Bondholders who are United States taxpayers will be required to include the interest received on the Transition Bonds in gross income. Investors should consult their income tax advisers with respect to their own individual tax situations to determine the federal, state, local and other tax consequences of the purchase of Transition Bonds.
                             Transition Bondholders who are not United States taxpayers generally will not be subject to United
                             States federal income or withholding taxes on interest received on the Transition Bonds. See
                             "Material Tax Matters" in this Prospectus.

Ratings: It is a condition of any underwriter's obligation to purchase each Series or Class of Transition Bonds that, at the time of issuance, such Series or Class receive the rating indicated in the related Prospectus Supplement, which will be in one of the four highest categories, from one or more Rating Agencies specified therein. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. No person is obligated to maintain any rating on any Transition Bond and, accordingly, there can be no assurance that the ratings assigned to any Series or Class of Transition Bonds upon initial issuance thereof will not be revised or withdrawn by a Rating Agency at any time thereafter. If a rating of any Series or Class of Transition Bonds is revised downward or withdrawn, the liquidity and the price of such Series or Class of Transition Bonds may be adversely affected. In general, the ratings address credit risk and do not represent any assessment of any particular rate of principal payments on the Transition Bonds other than the payment in full of each Series or Class of Transition Bonds by the applicable Series Termination Date or Class Termination Date. See "Risk Factors--The Transition Bonds--Uncertain Weighted Average Life" and "Ratings" in this Prospectus.

                                  RISK FACTORS

     Prospective investors in any Series of Transition Bonds should consider, among other things, the following factors in connection with the purchase of Transition Bonds:

UNUSUAL NATURE OF INTANGIBLE TRANSITION PROPERTY

     DEPENDENCE ON THE COMPETITION ACT AND THE QRO. The existence of Intangible Transition Property and the adequacy of the Transferred Intangible Transition Property as a source of payment of principal of and interest on the Transition Bonds are dependent on the relevant provisions of the Competition Act and the QRO. If the provisions of the Competition Act or the QRO relating to recovery or securitization of Stranded Costs were overturned as a result of existing or future legal challenges, the Issuer's sole remedy would be to seek Liquidated Damages from the Seller under the Sale Agreement. If the Competition Act were amended or repealed by the Commonwealth or preempted by federal legislation, the Seller would not be obligated to pay Liquidated Damages, and Transition Bondholders would be limited to rights under law. There is no assurance that the exercise of such rights would result in principal and interest on the Transition Bonds being paid in full, and as a result Transition Bondholders could suffer a loss of their investment. Further, the time and expense of pursuing such rights could result in a loss to Transition Bondholders or delay the expected payments on the Transition Bonds.

     DEPENDENCE ON CONTINUED OPERATION OF EXISTING GENERATION FACILITIES IN CERTAIN CIRCUMSTANCES. The Competition Act also provides that the recovery of stranded costs associated with existing generating facilities is contingent on continued operation at reasonable availability levels of the generation facilities for which recovery has been approved, except when the generating facility is uneconomic on a production cost basis because of the transition to a competitive market. (See "The Competition Act--Recovery of Stranded Costs" in this Prospectus.) While the Competition Act and the QRO state that the relevant portions of the QRO are irrevocable, notwithstanding any other provisions of the Competition Act, it is possible that a challenge could be made to the collection of Intangible Transition Charges in the event that certain generating facilities of the Seller ceased to operate at reasonable levels. A determination by a court that all or a portion of the Intangible Transition Charges were not chargeable to Customers as a result of generating facilities of the Seller not operating at reasonable levels could adversely affect the ability of the Issuer to make payments on the Transition Bonds, and Transition Bondholders could suffer a loss of their investment. Further, in this instance, Transition Bondholders would not be entitled to Liquidated Damages.

     LIMITED AVAILABILITY OF LIQUIDATED DAMAGES. Under the terms of the Sale Agreement, PECO Energy, as the Seller, will be required to pay the Bond Trustee, as assignee of the Issuer, Liquidated Damages if there has been a breach by PECO Energy of certain of its representations relating to the Intangible Transition Property, but only (i) if such breach (x) has a material adverse effect on the Transition Bondholders and (y) continues beyond a 90-day grace period (if, however, certain rating criteria are not met or the requisite escrow deposit is not made, the Seller must pay Liquidated Damages within two days of such breach) or (ii) (x) the payment of certain indemnification amounts by the Seller related to a breach of certain other representations is reasonably expected to continue beyond a 90-day period immediately following such breach and (y) such amounts are reasonably expected to exceed the De Minimis Loss Amount. See "The Sale Agreement--Seller Representations and Warranties" in this Prospectus. A determination by a court in an existing or future action (as described below in "--Legal Challenges Which Could Adversely Affect Transition Bondholders") that, based on laws in effect on the date any Intangible Transition Property is sold to the Issuer, the Transferred Intangible Transition Property or the QRO violated any such laws, or is otherwise invalid or unenforceable, would be considered to be a breach of the Seller's representation. There is no assurance that the Seller would be able to pay such Liquidated Damages. See also "--Dependence on the Competition Act and the QRO" above and "--Bankruptcy; Creditors' Rights--Estimation of Claims; Challenge to Liquidated Damage Claims" below.

     NO LIQUIDATED DAMAGES FOR CHANGE IN LAW. The Seller will not be in breach of any representations and warranties (or be required to pay Liquidated Damages) for a change in law by legislative enactment or constitutional amendment, including an enactment or amendment that breaches the pledge and agreement of the Commonwealth in the Competition Act not to limit, alter or impair Intangible Transition Property or Intangible Transition Charges. A repeal of the Competition Act, an amendment to it voiding the existence of Intangible Transition Property or the adoption of a federal statute prohibiting the recovery of stranded costs are examples of changes in law.

     The Seller will not be in breach of any representations and warranties under the Sale Agreement or be required to pay Liquidated Damages as a result of a breach of the pledge and agreement of the Commonwealth as a result of a change in law by legislative enactment or constitutional amendment. A breach by the Commonwealth of its pledge under the Competition Act could result in a substantial impairment of the Transition Bondholders' rights. Furthermore, under current law, a substantial impairment would be permitted if the impairment can be shown to be a reasonable and appropriate exercise of the Commonwealth's sovereign power. A reasonable and appropriate exercise of the Commonwealth's sovereign power is generally considered valid under both the United States and Commonwealth Constitutions if the action is deemed to serve a significant public purpose. An example of a significant public purpose would be certain actions to protect the public's health and safety or the exercise of the state's power of eminent domain. If, for example, competition in electricity generation reduced the safety and reliability of electric service and the legislature decided competition was injurious to the public health and safety and repealed the Competition Act to protect consumers, the protection of consumers could be considered to be an important public purpose and, therefore, the repeal of the statute a reasonable and appropriate exercise of the Commonwealth's sovereign power. An exercise of the Commonwealth's sovereign power could, at the least, delay payments on Transition Bonds and, if upheld, even if the Commonwealth afforded Transition Bondholders "adequate compensation . . . by law" or "just compensation" for a taking, as described below in "--Possible Commonwealth Amendment or Repeal of the Competition Act," cause Transition Bondholders to suffer a loss of their investment.

     LEGAL CHALLENGES WHICH COULD ADVERSELY AFFECT TRANSITION BONDHOLDERS. If the relevant provisions of the Competition Act and the QRO were challenged in a lawsuit and determined to be invalid or unenforceable in whole or in part, such determination could adversely affect the ability of the Issuer to make payments on the Transition Bonds, and Transition Bondholders could suffer a loss of their investment. As of the date of this Prospectus, the Competition Act and the QRO are in full force and effect. The PUC issued its Final Order dated May 14, 1998 (the "Final Order"), of which the QRO is a part, approving the settlement (the "Settlement") concerning PECO Energy's restructuring plan as modified by subsequent PUC orders (the "Restructuring Plan"). The period for appealing the QRO has expired. All appeals of the final order that were being pursued have been resolved and all other appeals that were being held in abeyance have been withdrawn with prejudice from the Commonwealth Court and are in the process of being withdrawn from the United States District Court in accordance with the Settlement. See "PECO Energy's Restructuring Plan--Prior Litigation" in this Prospectus.

     Future court actions, including, but not limited to, any resulting from other restructuring cases in Pennsylvania, could challenge the constitutionality of the Competition Act under the U.S. Constitution or the Pennsylvania Constitution. To the extent that a future court action successfully challenged the validity of the Competition Act, such an action would cause a breach of the Seller's representations concerning the Competition Act and Intangible Transition Property and, if such breach had a material adverse effect on the Transition Bondholders and continues beyond a 90-day grace period, the Seller would have to pay Liquidated Damages pursuant to the Sale Agreement, resulting in the redemption of the Transition Bonds (if, however, certain rating criteria are not met or the requisite escrow deposit is not made, the Seller must pay Liquidated Damages within two days of such breach). See "The Sale Agreement" and "The Indenture" in this Prospectus.

     To the extent, however, that a court action, in Pennsylvania or elsewhere, leads the legislature to amend or repeal the Competition Act, Transition Bondholders would not be entitled to Liquidated

Damages and would be entitled only to rights under law. See "--No Liquidated Damages for Change in Law" above.

     POSSIBLE FEDERAL PREEMPTION OF THE COMPETITION ACT. At least one bill was introduced in the 105th Congress, First Session, prohibiting the recovery of stranded costs such as the Stranded Costs described herein, which could negate the existence of Intangible Transition Property. That bill, H.R. 1230 (The Consumers Electric Power Act of 1997, "H.R. 1230"), was introduced on April 8, 1997 but died at the end of that Congressional session after having been referred to the House Commerce Committee and the Subcommittee on Energy and Power. No prediction can be made as to whether any future bills that prohibit the recovery of stranded costs will become law or, if they become law, what their final form or effect will be. There is no assurance that the courts would consider such a preemption a "taking." Moreover, even if such a preemption of the Competition Act or the QRO by the federal government were considered a "taking," for which the government had to pay the estimated market value of the Transferred Intangible Transition Property at the time of the taking, there is no assurance that such compensation would be sufficient to pay the full amount of principal of and interest on the Transition Bonds, and Transition Bondholders could suffer a loss of their investment. See "--Possible Commonwealth Amendment or Repeal of the Competition Act" below.

     POSSIBLE COMMONWEALTH AMENDMENT OR REPEAL OF THE COMPETITION ACT. Under the Competition Act, the Commonwealth has pledged to and agreed with transition bondholders that it will not limit or alter or in any way impair or reduce the value of intangible transition property or intangible transition charges approved by a qualified rate order, until the transition bonds and interest thereon are fully paid and discharged. The Competition Act also provides, however, that subject to the requirements of law, nothing contained in the Competition Act precludes such limitation or alteration by the Commonwealth if "adequate compensation is made by law" for the full protection of the intangible transition charges collected pursuant to a qualified rate order and of transition bondholders. It is unclear what "adequate compensation . . . by law" would be afforded to Transition Bondholders by the Commonwealth if it attempts to limit or alter Intangible Transition Property or Intangible Transition Charges. Accordingly, no assurance can be given that any such provision would fully compensate Transition Bondholders for their investment and would not adversely affect the price of the Transition Bonds or the timing of payments with respect to the Transition Bonds. See also "--The Electric Industry Generally--Uncertainties Created by the Changing Regulatory Environment" below.

     In the opinion of Ballard Spahr Andrews & Ingersoll, LLP ("Ballard Spahr"), counsel to PECO Energy, under the Contract Clauses of the United States and Pennsylvania Constitutions, the Commonwealth could not repeal or amend the Competition Act (by way of legislative process) or take any other action that substantially impairs the rights of the Transition Bondholders, unless such action is a reasonable exercise of the Commonwealth's sovereign powers and of a character appropriate to the public purpose justifying such action. To date, no cases addressing these issues in the context of transition bonds have been decided. There have been cases in which courts have applied the Contract Clause of the United States Constitution and parallel state constitutional provisions to strike down legislation, reducing or eliminating taxes or public charges which supported bonds issued by public instrumentalities, or otherwise reducing or eliminating the security for such bonds. Based upon such case law, in the opinion of Ballard Spahr, it would appear unlikely that the Commonwealth could reduce, modify, alter or take any other action with respect to intangible transition property which would substantially impair the rights of transition bondholders, unless the action is reasonable and appropriate to further a legitimate public purpose. Moreover, under the Taking Clauses of the United States and Pennsylvania Constitutions, the Commonwealth could not repeal or amend the Competition Act (by way of legislative process) or take any action in contravention of its pledge and agreement (described above) without paying just compensation to the transition bondholders if doing so would constitute a permanent appropriation of the property interest of transition bondholders in the intangible transition property and deprive the transition bondholders of their reasonable expectations arising from their investments in the transition bonds. There is no assurance, however, that, even if a court were to award such just compensation, it would be sufficient to pay the full amount of principal of and interest on the transition bonds. In addition, there can be no assurance that a repeal of or amendment to the

Competition Act will not be sought or adopted or that any action by the Commonwealth may not occur, any of which might constitute a violation of the Commonwealth's pledge and agreement with the transition bondholders. In any such event, costly and time-consuming litigation might ensue. Any such litigation might adversely affect the price and liquidity of the Transition Bonds and the dates of payments of principal thereof and, accordingly, the weighted average lives thereof. Moreover, given the lack of judicial precedent directly on point, and the novelty of the security for the Transition Bondholders, the outcome of any such litigation cannot be predicted with certainty, and accordingly, Transition Bondholders could incur a loss of their investment. See "--Limited Availability of Liquidated Damages" and "No Liquidated Damages for Change in Law" above.

     LITIGATION AND OTHER EVENTS IN OTHER JURISDICTIONS WHICH COULD ADVERSELY AFFECT TRANSITION BONDHOLDERS. A legal action successfully challenging under the U.S. Constitution or other federal law a state deregulation statute similar to the Competition Act adopted by a jurisdiction other than Pennsylvania could establish legal principles that would serve as a basis to challenge the Competition Act. Whether or not a subsequent court challenge to the Competition Act would be successful would depend on the similarity of the other statute and the applicability of the legal precedent to the Competition Act. While the Competition Act would not become invalid automatically as a result of a court decision invalidating another state's statute, such a decision could establish a legal precedent for a successful challenge to the Competition Act that could adversely affect Transition Bondholders. Accordingly, the market value of the Transition Bonds could be reduced. In addition, legal challenges, legislative, administrative, political or other actions in other states challenging stranded cost recovery or securitization of stranded cost recovery could adversely affect the market for Transition Bonds. Legal challenges brought in jurisdictions other than Pennsylvania that assert claims based on state laws other than the laws of Pennsylvania would not, however, directly affect the Competition Act or the interests of the Transition Bondholders. Similarly, legislative, administrative, political or other actions in other states (such as California which has already implemented a competitive market structure for its electric generation industry) would not directly impact the Competition Act or the interests of Transition Bondholders but could heighten awareness of the political and other risks associated with these types of securities as perceived by the capital markets, and in that way, limit the liquidity of the Transition Bonds and impair their value. There can be no assurance that future challenges to stranded cost recovery or stranded cost securitizations in other states will not significantly impair the liquidity and value of the Transition Bonds.

     UNEXPECTED REGULATION BY THE PUC. Even with the enactment of the Competition Act, the PUC will continue to regulate certain aspects of the electric industry in Pennsylvania, including full regulation of electric distribution companies, the establishment of financial and other qualifications of electric generation suppliers and other third parties, guidelines governing customer billing and collection, metering and disclosure requirements applicable to electric generation suppliers or other entities participating in the new market in Pennsylvania. See "--The Electric Industry Generally" below. In addition, the PUC could revise or rescind any of its regulations. Furthermore, the parties to the Settlement of PECO Energy's Restructuring Plan agreed to "review and, as appropriate, to recommend changes to regulations and procedures in order to facilitate the efficient and full recovery of revenues from customers, while at the same time protecting customers." The Seller cannot predict whether the PUC will make such regulations or the timing or content of any such PUC regulations. In the Sale Agreement, the Seller agrees to take legal or administrative actions, including instituting and provoking legal actions as may be reasonably necessary to block or overturn any attempts to cause a repeal, modification or supplement to the Competition Act or the QRO or the Intangible Transition Property by legislative enactment or constitutional amendment materially adverse to the holders of Transition Bonds, or proceedings of third parties, which, if successful, would result in a breach of representations concerning the Intangible Transition Property, the QRO or the Competition Act. See "The Sale Agreement" in this Prospectus. There is no assurance that the Seller would be able to take such action or that any action the Seller is able to take would be successful. Future PUC regulations may affect the rating of the Transition Bonds, their price or the rate of ITC Collections and, accordingly, the amortization of Transition Bonds and their weighted average lives. As a result, Transition Bondholders could suffer a loss of their investment.

     PAYMENTS ON TRANSITION BONDS RELY ON ADJUSTMENTS OF THE INTANGIBLE TRANSITION CHARGES. The actual rate of ITC Collections may vary from projections upon which the Intangible Transition Charges were based, primarily as a result of variations in electricity usage by Customers from projected electricity usage and delinquencies and write-offs. Under the Master Servicing Agreement, the Servicer is obligated to seek an adjustment to the Intangible Transition Charges by submitting Adjustment Requests to the PUC on each Calculation Date to reflect shortfalls in or excesses of ITC Collections for the period since the last adjustment, including amounts of shortfalls or excesses resulting from inaccurate forecasts by the Servicer. For example, if actual electricity consumption is less than the Servicer forecasted because of an unusually mild summer, and this resulted in a shortfall in ITC Collections, the Servicer would be required to seek an adjustment from the PUC to the Intangible Transition Charges imposed thereafter to compensate for such shortfall. In addition, the adjustments will take into account any projected trends in Customers or usage impacting billed revenue from which Intangible Transition Charges are allocated in order to prevent shortfalls or excesses of ITC Collections from arising in future periods so that if, for example, usage is declining at an accelerating pace, such trend will be taken in account in the calculation of the current adjustment. See "The Master Servicing Agreement--Servicing Procedures--ITC Adjustment Process" in this Prospectus. The adjustments to the related Intangible Transition Charges are designed to result in the outstanding principal balance of each Series equaling the amount provided for in the Expected Amortization Schedule therefor, and the amount on deposit in the Overcollateralization Subaccount equaling the Calculated Overcollateralization Level, by (i) the next Adjustment Date or the Payment Date immediately succeeding such Adjustment Date, as specified in the related Prospectus Supplement, or (ii) the Expected Final Payment Date, as applicable, for each Series, taking into account any amounts on deposit in the Reserve Subaccount other than certain Customer prepayments of Intangible Transition Charges, if any, not allocable to the period covered by the applicable Adjustment Request. For a discussion of Customer prepayments, see "The Seller and Servicer--Limited Information on Customers'--Creditworthiness--Customer Payments" in this Prospectus. Since the adjustments will be based on forecasted usage impacting billed revenue from which Intangible Transition Charges are allocated, delinquencies and write-offs, there can be no assurance that any such adjustments to the Intangible Transition Charges will result in ITC Collections allocated to the Issuer pursuant to the Master Servicing Agreement sufficient to pay the expenses of servicing the Transition Bonds, including interest on the Transition Bonds when due and principal of the Transition Bonds in accordance with the Expected Amortization Schedule therefor. Intangible Transition Charges, as adjusted from time to time, are allocable only from Competitive Transition Charges, as such charges may be adjusted as described herein under "PECO Energy's Restructuring Plan--The Settlement," and variable distribution charges, and in no circumstance may exceed the aggregate of such charges. The Competition Act and the QRO require the PUC to approve annual Adjustment Requests within 90 days of the applicable Calculation Date. There can be no assurance that the PUC will approve any Adjustment Request in accordance with the QRO. Any failure to approve such adjustments in accordance with the QRO, or any litigation challenging the approval thereof or methodology therein, could adversely affect the price and liquidity of the Transition Bonds and the dates of the payment of the principal thereof and, accordingly, the weighted average lives thereof.

     LIMITATIONS ON THE INTANGIBLE TRANSITION CHARGES. After the billing of meter-reading cycles ending after December 31, 2010, PECO Energy must cease billing Customers the Intangible Transition Charges, and, after the final Adjustment Date specified for each Series in the related Prospectus Supplement, there will be no further adjustments of the Intangible Transition Charges with respect to such Series. Thereafter, any shortfalls in ITC Collections available to make payments with respect to such Series are expected to be covered through amounts, if any, on deposit in the Reserve Subaccount (amounts in such subaccount will also be used to cover any shortfall arising from the failure of the counterparty to any hedge or swap transaction entered into by the Issuer to fully pay amounts due to the Issuer under the related hedge or swap agreement), the Overcollateralization Subaccount and the Capital Subaccount. To the extent such amounts are insufficient to cover any such shortfalls, the Transition Bonds may not be paid in full by the applicable Expected Final Payment Date or Class or Series Termination Date, and Transition Bondholders would suffer a loss of their investments.

     UNCERTAINTIES ASSOCIATED WITH NEW ASSET TYPE. The Servicer has no historical performance data for Intangible Transition Property, although customer and energy usage records are available. Such customer and energy usage records, however, do not reflect customers' payment patterns or energy usage in a competitive market and do not reflect consolidated billing by electric generation suppliers or other third parties, so these records may have limited predictive value with respect to the Intangible Transition Charges. See "--Servicing--Credit Concerns Arising Out of Third-Party Billing" below. Furthermore, the Servicer does not have any experience administering this type of asset. In addition, in the event of a foreclosure, there is likely to be a limited market, if any, for the Transferred Intangible Transition Property, and, therefore, foreclosure may not be a realistic or practical remedy. See "--Bankruptcy; Creditors' Rights" below.

     RISKS ASSOCIATED WITH THE USE OF CREDIT ENHANCEMENTS, HEDGE OR SWAP TRANSACTIONS. Certain forms of credit enhancement, interest rate swaps or hedge arrangements that may be entered into by the Issuer with respect to a Series or Class of floating rate Transition Bonds entail certain kinds of risks, such as credit risks (the risk associated with the credit of any party providing the credit enhancement, interest rate swap or hedge). The applicable Prospectus Supplement will contain the risk factors, if any, associated with any applicable credit enhancement, interest rate swap or hedge arrangement.

SERVICING

     ISSUER'S RELIANCE ON SERVICER. The Issuer will rely on the Servicer for the calculation of any adjustments to the Intangible Transition Charges, for submission of Adjustment Requests to the PUC and for billing and collection of the Intangible Transition Charges. If, as a result of its insolvency or liquidation or otherwise, PECO Energy were to cease servicing Intangible Transition Property, it may be difficult to obtain a Successor Servicer to fulfill the obligations of PECO Energy as Servicer. In addition, a transfer of servicing functions will require regulatory cooperation. A Successor Servicer may also experience difficulties in collecting Intangible Transition Charges and determining appropriate adjustments to Intangible Transition Charges. Further, under current law, it is possible that the remedy of shutting off service to a Customer for nonpayment of the Intangible Transition Charges would not be available to a Successor Servicer. If PECO Energy were to be replaced as Servicer, any of these factors and others could delay the timing of payments on the Intangible Transition Property, and Transition Bondholders could incur a loss of their investment. See "The Master Servicing Agreement" in this Prospectus.

     INACCURATE PROJECTIONS. The failure of the Servicer to forecast accurately the billed revenue from which Intangible Transition Charges are allocated and the delinquency and write-off experience relating to Intangible Transition Charges could adversely affect the timely receipt of ITC Collections. Projections are inherently subject to a variety of risks and uncertainties that could cause actual results to differ materially from those projected. Such risks and uncertainties include, among others, changes in political, social and economic conditions, weather, unexpected demographic trends, catastrophes, regulatory initiatives, compliance with governmental regulations, litigation and various other events, conditions and circumstances, all of which are beyond the control of the Servicer. While adjustments to the Intangible Transition Charges are required under the Competition Act to be made as described in this Prospectus, to the extent actual results differ from projections, payments on the Transition Bonds could be delayed, and the market value of the Transition Bonds could be reduced. Such adjustments will be made in response to shortfalls or excesses in ITC Collections for the prior period, including amounts of shortfalls or excesses resulting from inaccurate forecasts by the Servicer.

     For calendar year 1998, actual usage exceeded forecasted usage by 1.07% because of higher than average usage by Customers in the Large Commercial and Industrial Customer Category. See "The Seller and Servicer--Forecasting Customers and Usage" in this Prospectus. The accuracy of PECO Energy's historical forecasts is not necessarily indicative of the accuracy of the Servicer's future forecasts, particularly in light of the impact of weather patterns on usage and changes that are expected to occur as a result of the introduction of competition for electric generation services. Competition could affect usage in ways that cannot now be predicted and that would make past projections useless in making future projections. Similarly, the introduction of electric generation suppliers and other third parties providing consolidated bills to customers and being responsible for paying amounts owed in respect of transmission and distribution charges and the intangible transition charges to electric distribution companies, including PECO Energy, could make past projections meaningless as a tool in predicting delinquencies and write-offs. Such changes in the electricity market could also substantially affect the methodology by which the Servicer produces forecasts and the types of information used by the Servicer to produce them. There can be no assurance that the accuracy of past projections will be replicated in any future predictions made by the Servicer.

     While under the Master Servicing Agreement the Servicer is obligated to make all reasonable efforts to make accurate forecasts of billed revenue from which Intangible Transition Charges are allocated, write-offs and delinquencies and incorporate assumptions relating thereto into its calculation of the Intangible Transition Charges and adjustments thereto, there can be no assurance that actual billed revenue from which Intangible Transition Charges are allocated, delinquencies and write-offs will not be significantly different from future forecasts thereof or that the calculation of Intangible Transition Charges will not result in a shortfall in ITC Collections. In addition, there can be no assurance that any Successor Servicer will be successful in making such forecasts. Shortfalls may be recovered through adjustments to the Intangible Transition Charges, but the frequency of such adjustments is limited, and, accordingly, delays in payments to Transition Bondholders or losses might result. See "--Unusual Nature of Intangible Transition Property--Payments on Transition Bonds Rely on Adjustments of the Intangible Transition Charges" above. In addition, although the Competition Act requires the PUC to approve annual Adjustment Requests within 90 days, there can be no assurance that the PUC will approve any Adjustment Request in accordance with the QRO. Any failure by the PUC to approve any Adjustment Request in accordance with the QRO or any litigation challenging the approval thereof or methodology therein could adversely affect the price and liquidity of the Transition Bonds and the dates of the payment of the principal thereof and, accordingly, the weighted average lives thereof.

     DELAYS IN PAYMENTS CAUSED BY CHANGES IN PAYMENT TERMS. The Servicer is permitted to alter the terms of billing and collection arrangements and modify amounts due from Customers. Although the Servicer does not have the right to change the amount of a Customer's individual Intangible Transition Charges, it does have the right to take actions that in its judgment will maximize actual collections from Customers with respect to any utility bill. In addition, the Servicer has the right to write-off outstanding bills that it deems uncollectible in accordance with its customary and usual billing and collection practices. Such actions might include, for example, agreeing to an extended payment schedule or agreeing to write-off the remaining portion of an outstanding bill in order to recover a portion thereof. While PECO Energy has no current intention of taking actions that would change the billing and collection arrangements in a manner that would adversely affect the collection of payments of the Intangible Transition Charges, there can be no assurance that PECO Energy will not change its customary and usual billing and collection practices, including its requirements regarding Customer deposits, in such a manner or that a Successor Servicer may not make such a change or that such a change may not be required by the PUC or new legislation. Such changes could delay or reduce ITC Collections and, accordingly, could adversely affect the payment of interest on the Transition Bonds on a timely basis or the payment of principal of the Transition Bonds in accordance with the Expected Amortization Schedule or in full by the applicable Expected Final Payment Date or Series Termination Date or, if applicable, Class Termination Date. See "Certain Weighted Average Life and Yield Considerations" in this Prospectus; see also "The Seller and Servicer--Customers and Operating Revenues," "--Billing Process" and "--Limited Information on Customers' Creditworthiness" in this Prospectus.

     LIMITED INFORMATION ON CUSTOMERS' CREDITWORTHINESS. The Servicer's ability to collect amounts billed to Customers for the Intangible Transition Charges will depend in part on the creditworthiness of the Customers. Under Pennsylvania law, PECO Energy generally is obligated to provide service to new Customers in its retail electric service territory. Credit investigations of new Customers by PECO Energy have been limited. PECO Energy's information regarding the creditworthiness of new Customers is limited to information regarding prior service, if any, by PECO

Energy provided by its customer information system audits. If the Servicer incorrectly evaluates the creditworthiness of a significant number of its Customers, significant increases in delinquencies and write-offs may result, and delays in payments to Transition Bondholders may occur. See "--Credit Concerns Arising out of Third-Party Billing" below.

     CREDIT CONCERNS ARISING OUT OF THIRD-PARTY BILLING. The Restructuring Plan and future orders of the PUC will set forth guidelines governing customer billing and collection by electric generation suppliers and other third parties providing billing and metering services. Any electric generation supplier or other third party that provides consolidated billing is required to pay the Servicer periodic amounts billed by the Servicer to the electric generation supplier or other third party, including the Intangible Transition Charges, regardless of the ability of the electric generation supplier or other third party to collect such amounts from Customers. In such event, the electric generation supplier or other third party will replace Customers as the obligor with respect to such Intangible Transition Charges, and the Servicer, on behalf of the Issuer, will have the right to collect such charges from electric generation suppliers and other third parties instead of from Customers. See also "--The Electric Industry Generally--Adverse Effects of Shrinking Base of Customers on ITC Collections" below. There can be no assurance that any electric generation supplier or other third party will use the same customer credit standards as the Servicer or that the Servicer will be able to mitigate credit risks relating to electric generation suppliers or other third parties in the same manner in, or to the same extent to, which it mitigates such risks relating to its Customers. The Servicer, on behalf of the Issuer, will pursue any electric generation supplier or other third party that fails to remit applicable Intangible Transition Charges in a manner similar to that by which the Servicer will pursue any failure by a Customer to remit Intangible Transition Charges. See "The Master Servicing Agreement" in this Prospectus. The Servicer will not generally have the right to pursue Customers of an electric generation supplier or other third party who defaults in the payment of Intangible Transition Charges. The Servicer will have the right to bill and collect Intangible Transition Charges and other amounts payable to the Issuer or the Servicer directly from all Customers receiving consolidated bills from electric generation suppliers or other third parties following certain payment defaults by an electric generation supplier or other third party and applicable grace periods. See "The QRO and the Intangible Transition Charges--Competitive Billing" in this Prospectus.

     Changes in Customer billing and payment arrangements may result in Customer confusion and the misdirection or delay of payments, which could have the effect of causing shortfalls in ITC Collections. Any problems arising from new and untested systems or any lack of experience on the part of the electric generation suppliers or other third parties with Customer billing and collections could cause delays in billing and collecting the Intangible Transition Charges resulting in shortfalls in ITC Collections. Such ITC Collections shortfalls could adversely affect the timely payment of interest on the Transition Bonds or the payment of principal of the Transition Bonds in accordance with the Expected Amortization Schedule therefor or in full by the applicable Expected Final Payment Date or Series Termination Date or, if applicable, Class Termination Date. For a discussion of the future market share of electric generation suppliers, see "PECO Energy's Restructuring Plan--The Settlement--Customer Choice" in this Prospectus. Neither the Seller nor the Servicer will pay any shortfalls resulting from the failure of any electric generation supplier or other third party to forward ITC Collections to the Servicer. The adjustment mechanism for the Intangible Transition Charges, as well as the Overcollateralization Amount and the amounts on deposit in the Capital Subaccount and the Reserve Subaccount, are designed to mitigate this risk relating to the timing of collections and payments. However, delays in payments to Transition Bondholders might occur as a result of delays in implementation of the adjustment mechanism or any lack of funds in the Reserve Subaccount, the Overcollateralization Subaccount, and the Capital Subaccount after the final Adjustment Date. See also "The Electric Industry Generally--Adverse Effects of Shrinking Base of Customers on ITC Collections" below.

     In addition, to the extent that Customers choose consolidated billing by electric generation suppliers or other third parties, the Issuer may be relying on a small number of electric generation suppliers and other third parties rather than a large number of individual Customers, to remit ITC

Collections. In this circumstance, a default in the payment of Intangible Transition Charges by a single electric generation supplier or other third party that provides billing service to a large number of Customers may adversely affect the timing of payments on the Transition Bonds or could result in a loss of their investment.

     POSSIBLE PAYMENT DELAYS CREATED BY THE COMMINGLING OF ITC COLLECTIONS WITH SERVICER'S OTHER FUNDS. Until ITC Collections are remitted to the Collection Account on a Remittance Date, the Servicer will not segregate them from its general funds. A failure or inability of the Servicer to remit the full amount of the ITC Collections, whether voluntary or involuntary, might result in delays or reductions in payments to Transition Bondholders. The adjustments to the Intangible Transition Charges described in this Prospectus as well as the amounts, if any, on deposit in the Reserve Subaccount, the Overcollateralization Subaccount and the Capital Subaccount are designed to mitigate this risk. However, delays in payments to Transition Bondholders may occur as a result of delays in implementation of the adjustment mechanism or any lack of funds in the Reserve Subaccount, the Overcollateralization Subaccount and the Capital Subaccount after the final Adjustment Date.

     POTENTIAL IMPACT OF THE YEAR 2000 ISSUE ON TRANSITION BONDHOLDERS. PECO Energy is faced with the task of addressing the Year 2000 issue. See "The Seller and Servicer--Year 2000 Compliance" in this Prospectus. The Year 2000 issue could affect, among other things, the ability of PECO Energy as Servicer or any Successor Servicer and electric generation suppliers or other third parties to bill and collect the Intangible Transition Charges, because of problems with their own systems and problems that Customers may have in processing bills, and the ability of the Servicer and electric generation suppliers to meter usage. The Year 2000 issue could also affect usage if there are problems with the generation or distribution of electricity. There is no way to predict the impact of the Year 2000 issue, but if there are significant interruptions of service to Customers or significant business interruptions in general caused by Year 2000 issues, there could be significant delays in ITC Collections and, therefore, payments to Transition Bondholders could be delayed.

THE ELECTRIC INDUSTRY GENERALLY

     UNCERTAINTIES CREATED BY THE CHANGING REGULATORY ENVIRONMENT. The Restructuring Plan and subsequent orders of the PUC provide certain standards for metering, billing and other activities by electric generation suppliers and other third parties participating in the new market in Pennsylvania. While the Restructuring Plan provides that an electric generation supplier that bills customers must comply with all billing, financial and disclosure requirements applicable to electric generation suppliers, the PUC may waive any of those requirements at any time in the future. Further, the parties to the Settlement agreed to review and, as appropriate, to recommend changes to PUC regulations and procedures "in order to facilitate the efficient and full recovery of revenues from customers, while at the same time protecting customers." In an order adopted on July 1, 1998, the PUC ordered that third parties that are neither electric distribution companies nor electric generation suppliers and have no relationship with end users could provide billing and collection services for electric distribution charges, including Intangible Transition Charges and electric generation charges. Such third parties will be subject to the same requirements as electric generation suppliers, and, except in limited circumstances, the Servicer, on behalf of the Issuer, will have no rights to collect Intangible Transition Charges from Customers electing consolidated billing from such a third party. As with electric generation suppliers providing consolidated billing, there can be no assurance that such third parties will use the same customer credit standards as the Servicer or that the Servicer will be able to mitigate credit risks relating to such third parties in the same manner in, or to the same extent to, which it mitigates such risks relating to its Customers. The Servicer, on behalf of the Issuer, will pursue any such third party that fails to remit applicable Intangible Transition Charges in a manner similar to that by which the Servicer will pursue any Customer that fails to remit Intangible Transition Charges. By affecting billing terms and the terms of remittances by electric generation suppliers and other third parties to the Servicer or by making it more difficult for the Servicer to collect Intangible Transition Charges, any changes in billing and collection regulation might adversely affect the price and liquidity of the Transition Bonds and their amortization and, accordingly, their weighted average lives.

Transition Bondholders may suffer a loss of their investment as a result of any such changes. See "--Unusual Nature of Intangible Transition Property" above.

     UNCERTAINTIES CREATED BY CHANGES IN GENERAL ECONOMIC CONDITIONS AND ELECTRICITY USAGE. General economic conditions and technological changes that significantly alter power consumption or reduce the Customer base in the Servicer's historical service area may affect payments on the Transition Bonds. Additionally, changes in business cycles, departures of Customers from the Servicer's historical service area, weather, occurrence of natural disasters, dramatic changes in energy prices, implementation of energy conservation efforts and increased efficiency of equipment, among other things, affect energy usage. If a sufficient number of Customers self-generate, significantly reduce their electricity consumption or cease consuming electricity altogether, the Intangible Transition Charges, as adjusted from time to time, required to be paid by remaining Customers may become burdensome and result in greater delinquencies and write-offs or petitions to the PUC to reduce Intangible Transition Charges, which could have an adverse effect on Transition Bondholders. See "--Unusual Nature of Intangible Transition Property--Payments on Transition Bonds Rely on Adjustments of the Intangible Transition Charges" above and "--Adverse Effects of Shrinking Base of Customers on ITC Collections" below.

     ADVERSE EFFECTS OF SHRINKING BASE OF CUSTOMERS ON ITC COLLECTIONS. If one or more of the risks described under the subsection "--The Electric Industry Generally" or an unforeseen catastrophe were to occur, the number of Customers on whom the Intangible Transition Charges would be levied might be reduced significantly. Although the Issuer believes that the likelihood of this occurring is remote, its occurrence might cause Transition Bondholders to fail to receive the full amount to which they are entitled. The Servicer's current forecasts of future electricity demand do not include any shift by Customers to self-generation, because self-generation of electricity by Customers is not expected to be economically viable during the period in which the Transition Bonds will be outstanding. While the Issuer expects that the applicable Intangible Transition Charges will be imposed on Customers who only partially self-generate, the ability of the Servicer to collect such Intangible Transition Charges may be reduced because the Servicer may not have ready access to data about which consumers are self-generating and will not be able to exercise full shut-off rights as an enforcement tool against a self-generator. But see "--Servicing--Credit Concerns Arising Out of Third-Party Billing" above.

BANKRUPTCY; CREDITORS' RIGHTS

     BANKRUPTCY OF SELLER. General. The bankruptcy of the Seller could have several adverse consequences, the most important of which are briefly described in this subsection.

     True Sale or Financing. The Seller will represent and warrant in the Sale Agreement that the transfer of the Transferred Intangible Transition Property in accordance with that agreement constitutes a valid sale and assignment by the Seller to the Issuer of the Transferred Intangible Transition Property. The Seller will also represent and warrant in the Sale Agreement, and it is a condition of closing for the sale of Intangible Transition Property, that it will take the appropriate actions under the Competition Act, including filing an intangible transition property notice, to perfect this sale. The Competition Act provides that a transfer of intangible transition property by an electric utility to an assignee which the parties have in the governing documentation expressly stated to be a sale or other absolute transfer, in a transaction approved in a qualified rate order, shall be treated as an absolute transfer of all the transferor's right, title and interest, as in a true sale, and not as a pledge or other financing, of such intangible transition property. The Seller and the Issuer will treat the transactions as a sale under applicable law, although for federal and Commonwealth income and franchise tax purposes the Transition Bonds will be treated as a financing and not a sale and for financial reporting purposes, the Seller and the Issuer will not treat the transaction as a sale of Intangible Transition Property. See "The Competition Act--Securitization of Stranded Costs--Characterization of Transfer of the Transferred Intangible Transition Property as True Sale" in this Prospectus. If the Seller were to become a debtor in a bankruptcy case, a bankruptcy trustee of the Seller, the Seller itself as debtor in possession or another party in interest could take the position that the sale of the Transferred Intangible Transition Property to the Issuer was a financing transaction and not a "true sale." There can be no assurance that a court would not adopt such a position. If a court adopted this position, then delays or reductions in payments on the Transition Bonds could result. Even if a court did not ultimately recharacterize the transaction as a financing transaction, the mere commencement of a Seller bankruptcy could result in delays in payments on the Transition Bonds and could have an adverse effect on the secondary markets for the Transition Bonds, including the liquidity and market value of the Transition Bonds.

     In order to mitigate the impact of the possible recharacterization of a sale of intangible transition property as a financing transaction, the Competition Act and the regulations thereunder provide that if an intangible transition property notice is filed and the transfer is thereafter held to constitute a financing transaction (as opposed to a true sale), such notice will be deemed to constitute a filing with respect to a security interest. The Competition Act further provides that any such filing in respect of transition bonds takes precedence over any other filings. In addition, the Sale Agreement requires that financing statements under the Uniform Commercial Code executed by the Issuer be filed in the appropriate offices in Delaware. As a result of such filings, the Issuer would be a secured creditor of the Seller and entitled to recover against the security, which is the Collateral. None of this, however, mitigates the risk of payment delays and other adverse effects caused by a Seller bankruptcy. Further, in the event an intangible transition property notice is not filed pursuant to the Competition Act for any reason, the Issuer fails to otherwise perfect its interest in the Transferred Intangible Transition Property and the transfer is thereafter deemed not to constitute a true sale, the Issuer would be an unsecured creditor of the Seller.

     Consolidation of the Issuer and the Seller. If the Seller were to become a debtor in a bankruptcy case, a bankruptcy trustee of the Seller, the Seller itself as a debtor in possession or another party in interest may attempt to substantively consolidate the assets of the Issuer and the Seller. Although the Seller and the Issuer have taken steps to attempt to minimize this risk (see "The Issuer" in this Prospectus), no assurance can be given that if the Seller or an affiliate of the Seller (other than the Issuer) were to become a debtor in a bankruptcy case, a court would not order that the assets and liabilities of the Issuer be consolidated with those of the Seller or such affiliate, thus resulting in delays or reductions in payments on the Transition Bonds.

     Estimation of Claims; Challenge to Liquidated Damage Claims. If the Seller were to become a debtor in a bankruptcy case, claims (including indemnity claims) by the Issuer against the Seller under the Sale Agreement and the other documents executed in connection therewith would be unsecured claims and would be subject to being discharged in such proceeding. In addition, a bankruptcy trustee of the Seller, the Seller as debtor in possession or another party in interest may request that the Bankruptcy Court estimate any contingent claims (including any contingent claim for Liquidated Damages) of the Issuer against the Seller and take the position that such claims should be estimated at zero or at a low amount because the contingency giving rise to such claims is unlikely to occur. If the Seller were to become a debtor in a bankruptcy case and the Liquidated Damages provisions of the Sale Agreement were triggered, a bankruptcy trustee of the Seller, the Seller as debtor in possession or another party in interest might challenge the enforceability of the Liquidated Damage provisions. If a court were to hold that the Liquidated Damage provisions were unenforceable, the Issuer should be left with a claim for actual damages against the Seller based on breach of contract principles. The amount of such actual damages would be subject to estimation and/or calculation by the court.

     No assurances can be given as to the result of any of the above-described actions or claims. Furthermore, no assurance can be given as to what percentage, if any, unsecured creditors would receive in any bankruptcy proceeding involving the Seller. Accordingly, Transition Bondholders could suffer a loss of their investment.

     Status of Intangible Transition Property as Current Property. The Seller has represented in the Sale Agreement, and the Competition Act provides, that the Transferred Intangible Transition Property constitutes a current property right on the date that the QRO became effective and that it thereafter exists continuously for all purposes. Nonetheless, no assurance can be given that if the Seller were to become a debtor in a bankruptcy case, a bankruptcy trustee of the Seller, the Seller itself as debtor in possession or another party in interest would not attempt to take the position that, because the payments based on the Transferred Intangible Transition Property are indirectly usage-based charges, the Transferred Intangible Transition Property comes into existence only as Customers use electricity. If a court were to adopt this position, no assurance can be given that a security interest in favor of the Transition Bondholders would attach to Intangible Transition Charges in respect of electricity consumed after the commencement of a bankruptcy case for the Seller. If it were determined that the Transferred Intangible Transition Property has not been sold to the Issuer, and the security interest in favor of the Transition Bondholders did not attach to Intangible Transition Charges in respect of electricity consumed after the commencement of a bankruptcy case of the Seller, then the Issuer would be an unsecured creditor of the Seller, and delays or reductions in payments on the Transition Bonds could result. Whether or not a court determined that the Transferred Intangible Transition Property had been sold to the Issuer, no assurances can be given that a court would not rule that any Intangible Transition Charges relating to electricity consumed after the commencement of the Seller's bankruptcy cannot be transferred to the Issuer or the Bond Trustee, thus resulting in delays or reductions of payments of the Transition Bonds.

     In addition, because the payments based on the Intangible Transition Charges are indirectly usage-based charges, if the Seller were to become the debtor in a bankruptcy case, a bankruptcy trustee of the Seller, the Seller itself as debtor in possession or another party in interest could take the position that the Issuer should pay a portion of the costs of the Seller associated with the generation, transmission or distribution by the Seller of the electricity, consumption of which gave rise to the ITC Collections used to make payments on the Transition Bonds. If a court were to adopt this position, the result could be delays or reductions in payments to the Transition Bondholders.

     Regardless of whether the Seller is the debtor in a bankruptcy case, if a court were to accept the argument that the Transferred Intangible Transition Property comes into existence only as customers use electricity, a tax or government lien or other nonconsensual lien on property of the Seller arising before the Transferred Intangible Transition Property came into existence could have priority over the Issuer's interest in the Transferred Intangible Transition Property, thereby possibly resulting in a reduction of amounts paid to the Transition Bondholders. Adjustments to the Intangible Transition Charges may be available to mitigate this risk, although delays in implementation thereof or challenges thereto may cause a delay in receipt of payments.

     Enforcement of Rights by Bond Trustee. Upon an Event of Default under the Indenture, the Competition Act permits the Bond Trustee to enforce in accordance with the terms of the Indenture the security interest in the Transferred Intangible Transition Property and direct the PUC to order the sequestration and payment to Transition Bondholders of all revenues arising with respect to the Transferred Intangible Transition Property. The Competition Act provides that such an order will remain in full force and effect notwithstanding bankruptcy, reorganization, or other insolvency proceedings with respect to the utility or its assignee. There can be no assurance, however, that the PUC would issue such an order in light of the automatic stay provisions of Section 362 of the Bankruptcy Code or, alternatively, that a bankruptcy court would lift the automatic stay to permit such action by the PUC. In that event, the Bond Trustee may under the Indenture seek an order from the bankruptcy court lifting the automatic stay with respect to such action by the PUC and an order requiring an accounting and segregation of the revenues arising from the Transferred Intangible Transition Property. There can be no assurance that a court would grant either order.

     BANKRUPTCY OF SERVICER. The Servicer is entitled to commingle ITC Collections with its own funds until each Remittance Date. The Competition Act provides that the relative priority of a lien created under the Competition Act is not defeated or adversely affected by the commingling of funds arising with respect to Intangible Transition Property with funds of the electric utility. However, no assurances can be given that in the event of a bankruptcy of the Servicer, a bankruptcy trustee of the Servicer, the Servicer itself as a debtor in possession or another party in interest might not assert (or that a court might not hold) that any ITC Collections held by the Servicer were property of the Servicer and so included in the bankruptcy estate. This may result in delays in payments due on the Transition Bonds. In addition, in the event of a Servicer bankruptcy, the automatic stay may prevent the Issuer from effecting a transfer of servicing, notwithstanding the contractual provisions in the Master Servicing Agreement that provide that the Bond Trustee, as assignee of the Issuer, together with certain other persons, may vote to appoint, or petition the PUC or a court of competent jurisdiction for the appointment of, a Successor Servicer which satisfies the Rating Agency Condition. Even if a Successor Servicer may be appointed, such a successor may be difficult to obtain and may not be capable of performing all the duties that PECO Energy as Servicer was capable of performing. See "--Servicing--Issuer's Reliance on Servicer" above.

THE TRANSITION BONDS

     LIMITED LIQUIDITY OF TRANSITION BONDS. There is no assurance that a secondary market for any of the Transition Bonds will develop or, if one does develop, that it will provide the Transition Bondholders with liquidity of investment or that it will continue for the life of such Transition Bonds. It is not anticipated that any Transition Bonds will be listed on any securities exchange.

     LIMITED SOURCES OF PAYMENTS FOR THE TRANSITION BONDS. The Transition Bonds are obligations of the Issuer, a special purpose entity, only and will not represent an interest in or obligation of the Seller, the Issuer Trustee or the Bond Trustee or any entity other than the Issuer. The Issuer has no property other than the Collateral. The Collateral is the sole source of payment on the Transition Bonds. The Issuer's organizational documents will restrict its right to acquire other assets unrelated to the transactions described in this Prospectus. None of the Transition Bonds will be guaranteed or insured by the Seller, the Issuer Trustee or the Bond Trustee or any affiliates thereof (other than the Issuer) or any other entity.

     EFFECT OF ADDITIONAL SERIES AND OTHER FINANCINGS ON OUTSTANDING TRANSITION BONDS. Subject to certain conditions, the Issuer may from time to time issue new Series of Transition Bonds. The principal terms of any Series will be specified in a Prospectus Supplement for such Series, but the terms of any additional Series will not be subject to the prior review by or consent of the Transition Bondholders of any previously issued Series. Such principal terms may include methods for allocating collections, provisions creating different or additional security or other credit enhancement, and any other amendment or supplement to the Indenture or otherwise which is made applicable only to such Series of Transition Bonds. While the issuance of other Series must meet the Rating Agency Condition, there can be no assurance that the issuance of any other Series of Transition Bonds might not have an impact on the timing or amount of payments received by Transition Bondholders. See "The Transition Bonds" and "The Indenture--Issuance in Series or Classes" in this Prospectus. In addition, various matters relating to the Transition Bonds are subject to a vote of all Transition Bondholders for all Series of Transition Bonds, even though there may be differences in the interests or positions among such Series or Classes of such Series which could result in voting outcomes adverse to the interests of one or more Series or Classes of Transition Bonds.

     The Seller may sell Intangible Transition Property to one or more entities other than the Issuer to finance Stranded Costs. Neither such sales nor the terms of any transition bonds issued by such entity or entities will be subject to the prior review by or consent of the Transition Bondholders of any Series. ITC Collections will be pro rated among the Issuer and such other entities based on their respective Percentages at the time such Intangible Transition Charges are billed. The sale of Intangible Transition Property to an entity other than the Issuer will be subject, among other things, to the Rating Agency Condition. There can be no assurance that the issuance of other transition bonds secured by Intangible Transition Property might not have an impact on the timing or amount of payments received by Transition Bondholders. In addition, in the event such other transition bonds are issued, pursuant to the Master Servicing Agreement, various matters relating to the transition bonds (including Transition Bonds issued by the Issuer) are subject to a vote of the Bond Trustee and any bond trustees of Other Issuers, based on the directions of the holders, even though there may be differences in the interests or positions among the transition bonds issued by such Other Issuers and the Transition Bonds issued by the Issuer which could result in voting outcomes adverse to the interest of the Transition Bonds.

     LIMITED NATURE OF RATINGS. It is a condition of the Underwriters' obligation to purchase each Series and Class of Transition Bonds that at the time of issuance such Transition Bonds receive from the Rating Agencies the respective ratings set forth in the applicable Prospectus Supplement, which, in each case, will be in one of the four highest categories. The ratings of the Transition Bonds address the likelihood of the ultimate payment of principal and the timely payment of interest on the Transition Bonds. The ratings do not represent any assessment of any particular rate of principal payments on the Transition Bonds other than the payment in full of each Series or Class of Transition Bonds by the applicable Series Termination Date or Class Termination Date. As a result, any Series or Class of Transition Bonds might be paid later than scheduled, resulting in a weighted average life of such Transition Bonds which is longer than expected. A security rating is not a recommendation to buy, sell or hold securities. There can be no assurance that a rating will remain in effect for any given period of time or that a rating will not be revised or withdrawn entirely by a Rating Agency if, in its judgment, circumstances so warrant.

     UNCERTAIN WEIGHTED AVERAGE LIFE. The actual dates on which principal is paid on each Class of Transition Bonds might be affected by, among other things, the amount and timing of receipt of ITC Collections. Since the amount of Intangible Transition Charges collected from each Customer will depend upon each Customer's usage of electricity, the aggregate amount and timing of ITC Collections (and the resulting amount and timing of principal amortization on the Transition Bonds) will depend, in part, on actual usage of electricity and the rate of delinquencies and write-offs. See "--Servicing--Inaccurate Projections" above. Although the Intangible Transition Charges will be adjusted from time to time based in part on the actual rate of ITC Collections during prior billing periods, no assurances can be given that the Servicer will be able to forecast accurately actual Customer energy usage and the rate of delinquencies and write-offs and implement adjustments to the Intangible Transition Charges that will cause payments to be made at any particular rate. If ITC Collections are received at a slower rate than expected, payments on the Transition Bonds may be made later than expected, resulting in a longer weighted average life. Because principal will only be paid at a rate not to exceed that reflected in the Expected Amortization Schedule, the Transition Bonds are not expected to be retired earlier than scheduled other than in the event of a redemption or acceleration.

     The Transition Bonds may be subject to optional and mandatory redemptions as specified herein or in the related Prospectus Supplement. Any such redemption will cause such Transition Bonds to be retired earlier than would otherwise be expected and may adversely affect the yield to maturity of such Transition Bonds. There can be no assurance as to whether the Issuer will redeem any Series of Transition Bonds or as to whether Transition Bondholders will be able to receive an equally attractive rate of return upon reinvestment of the proceeds resulting from any such redemption. See "Certain Weighted Average Life and Yield Considerations" and "The Transition Bonds--Credit Enhancement" in this Prospectus.

                              PECO ENERGY COMPANY

     Incorporated in Pennsylvania in 1929, PECO Energy is primarily a vertically integrated public utility that provides retail electric and gas service in Southeastern Pennsylvania and retail electric generation service throughout Pennsylvania in conjunction with Pennsylvania's Customer Choice Program. PECO Energy also engages in the wholesale marketing of electricity on a national basis. The Company participates in joint ventures which provide telecommunication services in the Philadelphia area. See "The Seller and Servicer" in this Prospectus.

     The electric and gas utility industries in Pennsylvania are both undergoing fundamental restructuring. See "The Competition Act" in this Prospectus. In addition, in 1996, the Federal Energy Regulatory Commission issued Order No. 888 providing for competition in wholesale generation by requiring that all public utilities file non-discriminatory, open-access transmission tariffs.

     PECO Energy files periodic reports with the SEC as required by the Exchange Act. Reports filed with the SEC are available for inspection without charge at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, and at its regional offices located as follows: Chicago Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and New York Regional Office, 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of periodic reports and exhibits thereto may be obtained at the above locations at prescribed rates. Information filed with the SEC can also be inspected at the SEC site on the World Wide Web at http://www.sec.gov.

                              THE COMPETITION ACT

GENERAL

     The Competition Act was enacted in December 1996 and provides for the restructuring of the electric utility industry in Pennsylvania. The Competition Act requires the unbundling of electric services into separate generation, transmission and distribution services with open retail competition for generation services. Generation services may be provided by electric generation suppliers licensed by the PUC. Under the Competition Act, electric generation suppliers are subject to certain limited financial and disclosure requirements but are otherwise unregulated by the PUC. Electric distribution and transmission services will remain regulated.

     The Competition Act requires utilities to submit restructuring plans, including their stranded costs which will result from retail competition for generation services. Stranded costs include regulatory assets, nuclear decommissioning costs and long-term purchase power commitments for which full recovery is allowed and other costs, including investment in generating plants, spent fuel disposal, retirement costs and reorganization costs, for which an opportunity for recovery is allowed in an amount determined by the PUC as just and reasonable. Under the Competition Act, utilities are subject to a rate cap through December 31, 2005 which provides that total charges to customers cannot exceed rates in place at December 31, 1996, subject to certain exceptions. The Competition Act also caps transmission and distribution rates from December 31, 1996 through June 30, 2001, subject to certain exceptions. Under the Competition Act, each regulated electric utility was required to implement a retail access pilot program for customers representing 5% of the peak load of each customer class for the period from November 1, 1997 through December 31, 1998.

RECOVERY OF STRANDED COSTS

     As a mechanism for utilities (including PECO Energy) to recover their allowed stranded costs, the Competition Act provides for the imposition and collection of nonbypassable charges on customer's bills called "competitive transition charges." Competitive transition charges are assessed to and collected from all retail customers who have been assigned stranded cost responsibility and access the utilities' transmission and distribution systems and may be collected over a maximum period of nine years, except as such period may be extended by the PUC for good cause shown. As the competitive transition charges are based on access to the utility's transmission and distribution system, they will be assessed regardless of whether such customer purchases electricity from the utility or an independent electric generation supplier. The Competition Act provides, however, that the utility's right to collect competitive transition charges is contingent on the continued operation at reasonable availability levels of the assets for which the stranded costs were awarded, except where continued operation is no longer cost efficient because of the transition to a competitive market. See "Risk Factors--Unusual Nature of Intangible Transition Property--Dependence on the Competition Act and the QRO" and "--Dependence on Continued Operation of Existing Generation Facilities in Certain Circumstances." in this Prospectus.

SECURITIZATION OF STRANDED COSTS

     The Competition Act authorizes the PUC to issue qualified rate orders approving the issuance of transition bonds to facilitate the recovery or financing of qualified transition expenses of an electric utility or its assignee. Transition bonds may be issued by a utility, a finance subsidiary of a utility or a third-party assignee of a utility. Under the Competition Act, proceeds of transition bonds are required to be used principally to reduce qualified transition expenses, including stranded costs, and the related capitalization costs of the utility. The transition bonds are secured by intangible transition property and payable from the intangible transition charges and may have a maximum maturity of ten years. Intangible transition charges can be imposed only when and to the extent that transition bonds are issued.

     The Competition Act contains a number of provisions designed to facilitate the securitization of stranded costs.

     IRREVOCABILITY OF INTANGIBLE TRANSITION PROPERTY. Under the Competition Act, intangible transition property is created by the issuance by the PUC of a qualified rate order and the declaration by the PUC that the relevant paragraphs of a qualified rate order are irrevocable. The PUC is granted the power under the Competition Act to specify that all or a portion of such qualified rate order will be irrevocable. The Competition Act provides that to the extent that the PUC declares all or a portion of a qualified rate order irrevocable, the PUC may not, by any subsequent action, reduce, postpone, impair or terminate either the order or the intangible transition charge authorized therein. In addition, under the Competition Act, the Commonwealth pledges and agrees with the holders of the transition bonds, and with any assignee or finance party, not to limit or alter or in any way impair or reduce the value of intangible transition property or the intangible transition charges until the related transition bonds are fully discharged. The Competition Act provides, however, that nothing precludes the Commonwealth from limiting or altering intangible transition property or the qualified rate order, provided that adequate compensation is made by law for the full protection of the intangible transition charges collected pursuant to the qualified rate order and of the holders of the transition bonds and any assignee or finance party. See "Risk Factors--Unusual Nature of Intangible Transition Property--Possible Commonwealth Amendment or Repeal of Competition Act" and "--Dependence on the Competition Act and the QRO" in this Prospectus.

     ADJUSTMENTS OF THE INTANGIBLE TRANSITION CHARGES. The Competition Act requires the PUC to provide in all qualified rate orders a procedure for expeditiously approving periodic adjustments to the intangible transition charges. The Competition Act requires that such adjustments be made on at least an annual basis on each anniversary of the issuance of the qualified rate order and at additional intervals as specified therein. The PUC must approve such annual adjustments within 90 days of each request for adjustment.

     NONBYPASSABILITY. The Competition Act provides that the competitive transition charges and the intangible transition charges will be imposed on customers accessing the utility's transmission and distribution system even if those customers elect to purchase electricity from another supplier or if the customer chooses to operate self-generation equipment in tandem with accessing the utility's transmission and distribution system. The Competition Act further provides that to the extent that the utility, or any assignee of intangible transition property, assigns, sells, transfers or pledges any interest in intangible transition property, the PUC authorizes the utility to contract with such assignee for the utility (i) to continue to operate the system to provide electric services to the utility's customers, (ii) to impose and collect the applicable intangible transition charges for the benefit and account of the assignee, (iii) to make periodic adjustments of the intangible transition charges and (iv) to account for and remit the applicable intangible transition charges to or for the account of the assignee free of any charge, deduction or surcharge of any kind. In addition, to the extent specified in the qualified rate order, the obligations of the utility under any such contract (i) will be binding upon the utility, its successors and assigns and (ii) will be required by the PUC to be undertaken and performed by the utility and any other entity which provides electric service to a person that is a customer of the utility located within the utility's retail electric service territory, as a condition to providing service to such customer or the municipal entity providing such services in place of the utility.

     CREATION OF A STATUTORY LIEN ON INTANGIBLE TRANSITION PROPERTY. The Competition Act provides that a valid and enforceable security interest in intangible transition property automatically attaches from the time the related transition bonds are issued and is enforceable against all third parties (including judicial lien creditors) if (i) value is given by purchasers of the transition bonds and (ii) a filing is made with the PUC to perfect the security interest within 10 days from issuance of transition bonds. The Competition Act also provides that security interests in the intangible transition property are created and perfected only by means of a separate filing with the PUC in accordance with the provisions of the Competition Act. Upon perfection, the statutorily created lien attaches both to intangible transition property and to all revenues and proceeds of intangible transition property, whether or not accrued. The Competition Act provides that any such filing will take precedence over any other filing and will be enforceable against the assignee and all third parties, including judicial lien creditors, subject only to rights of any third parties holding security interests in intangible transition property previously perfected in accordance with the Competition Act. The Competition Act provides that priority of security interests in intangible transition property will not be defeated or adversely affected by (i) commingling of revenues with other funds of the utility or (ii) changes to the qualified rate order or the intangible transition charges.

     CHARACTERIZATION OF TRANSFER OF TRANSFERRED INTANGIBLE TRANSITION PROPERTY AS TRUE SALE. The Competition Act provides that a transfer by the utility or an assignee of intangible transition property will be treated as a true sale of the transferor's right, title and interest and not as a pledge or other financing, other than for federal and state income and franchise tax purposes, if (i) the parties expressly state in governing documents that a transfer is to be a sale or other absolute transfer and (ii) the transaction is approved in a qualified rate order. See "Risk Factors--Bankruptcy; Creditors' Rights" in this Prospectus.

JURISDICTION OVER DISPUTES; STANDING

     Actions against customers for nonpayment of the intangible transition charges may only be brought by the utility, its successor or any other entity providing electric service to the customers. In addition, the Competition Act grants to the PUC exclusive jurisdiction over all disputes arising out of the obligations to impose and collect the intangible transition charges by a utility, its successor or any other entity which provides electric service to a customer.

                        PECO ENERGY'S RESTRUCTURING PLAN

GENERAL

     In accordance with the provisions of the Competition Act, in April 1997, PECO Energy filed with the PUC a comprehensive restructuring plan detailing its proposal to implement full customer choice of electric generation suppliers. PECO Energy's restructuring plan identified $7.5 billion of retail electric generation-related stranded costs. In August 1997, PECO Energy and various intervenors in PECO Energy's restructuring proceeding filed with the PUC a Joint Petition for Partial Settlement (the "Joint Petition"). In December 1997, the PUC rejected the Joint Petition and entered an Opinion and Order, revised in January and February 1998 (the "PUC Restructuring Order"), which deregulated PECO Energy's electric generation operations. The PUC Restructuring Order authorized PECO Energy to recover stranded costs of $4.9 billion on a discounted basis, or $5.3 billion on a book value basis, over 8.5 years beginning in 1999.

     On January 21, 1998, PECO Energy filed a complaint in the U.S. District Court for the Eastern District of Pennsylvania (the "Eastern District Court") seeking injunctive and monetary relief on the grounds that the provisions of the PUC Restructuring Order relating to transmission rates were preempted by the Federal Power Act and that implementation of the Competition Act by the PUC in the Restructuring Order violated several provisions of the U.S. Constitution. On January 22, 1998, PECO Energy also filed two Petitions for Review in the Commonwealth Court of Pennsylvania (the "Commonwealth Court") appealing the PUC Restructuring Order based upon errors of law, an arbitrary and capricious abuse of administrative discretion and the deprivation of the due process of law. In addition to PECO Energy's appeals, numerous other parties, including various intervenors, filed appeals and cross-appeals of the PUC Restructuring Order.

     On April 29, 1998, PECO Energy and all but one of the 25 parties who challenged PECO Energy's Restructuring Plan filed the Settlement with the PUC. The Settlement was approved by the PUC in the Final Order. The Final Order was subsequently appealed by Indianapolis Power & Light Company ("IP&L"), which appeal has been terminated with prejudice by the Commonwealth Court.

THE SETTLEMENT

     RECOVERY OF STRANDED COSTS. The Settlement authorizes PECO Energy to recover $5.26 billion of Stranded Costs, together with a return of 10.75% thereon. For good cause shown, the PUC authorized the recovery of Stranded Costs over a 12-year transition period beginning January 1, 1999 and ending December 31, 2010. Recovery of Stranded Costs and the allowed return are to be through competitive transition charges (with respect to PECO Energy, the "Competitive Transition Charges") and, at PECO Energy's election to issue or cause the issuance of transition bonds, Intangible Transition Charges, designed to recover the $5.26 billion of Stranded Costs. The Competitive Transition Charges have been established assuming annual growth in sales of 0.8% and will be reconciled annually to actual sales.

     The following table shows the estimated average levels of Competitive Transition Charges and Intangible Transition Charges for the years 1999 through 2010, based on estimated 0.8% annual sales growth assumed in the Settlement.

                                    TABLE 1

                              ANNUAL STRANDED COST
                            AMORTIZATION AND RETURN

                                                                          REVENUES EXCLUDING
                                                                        GROSS RECEIPTS TAX(3)
                                                    CTC        ----------------------------------------
                                    ANNUAL          AND                       RETURN
YEAR                                SALES         ITC(2)        TOTAL        @ 10.75%      AMORTIZATION
----                              ----------      -------      --------      --------      ------------
                                    MWH(1)         $/KWH        $(000)        $(000)          $(000)
1999........................      33,569,358      $0.0172      $551,988      $566,134        $(14,146)
2000........................      33,837,913       0.0192       621,102       564,222          56,879
2001........................      34,108,616       0.0251       818,457       547,777         270,680
2002........................      34,381,485       0.0251       825,004       516,869         308,135
2003........................      34,656,537       0.0247       818,352       482,401         335,951
2004........................      34,933,789       0.0243       811,540       444,798         366,742
2005........................      35,213,260       0.0240       807,933       403,555         404,378
2006........................      35,494,966       0.0266       902,623       353,070         549,553
2007........................      35,778,925       0.0266       909,844       290,627         619,217
2008........................      36,065,157       0.0266       917,123       220,312         696,811
2009........................      36,353,678       0.0266       924,459       141,229         783,231
2010........................      36,644,507       0.0266       931,855        52,381         879,474

------------------
(1) Subject to reconciliation of actual sales and collections. Under the Settlement, sales are estimated to increase 0.8 percent per year.

(2) Figures result in the recovery of $5.26 billion of Stranded Costs plus the allowed return from the estimated number of Customers and at projected usage levels in the period during which the Competitive Transition Charges and Intangible Transition Charges will be collected, taking into account the discounts from the current total bundled bill of Customers, based on the discounts to be provided in accordance with the terms of the Restructuring Plan. Both the Competitive Transition Charges and the Intangible Transition Charges are subject to adjustment.

(3) The utilities gross receipts tax is imposed on public utilities (including electric utilities) organized under the laws of, or doing business in, the Commonwealth and is currently levied at the rate of 5% on each dollar of the utility's gross receipts arising from certain sales of energy.

     AUTHORIZATION TO SECURITIZE UP TO $4 BILLION. As part of its approval of the Settlement, the PUC issued the QRO allowing PECO Energy to securitize up to $4 billion of its $5.26 billion of Stranded Cost recovery through the issuance of transition bonds. The Intangible Transition Charges associated with the issuance of transition bonds must terminate no later than December 31, 2010. The rate reductions and rate caps described in Table 2 included as part of the Settlement anticipate the benefits of the securitization, and no adjustment in PECO Energy's base rates will be made upon issuance of any transition bonds as Competitive Transition Charges, and PECO Energy's variable distribution rates, as applicable, will be reduced by the amount of Intangible Transition Charges. See "The QRO and the Intangible Transition Charges" in this Prospectus.

     UNBUNDLING OF RATES AND RATE REDUCTIONS AND RATE CAPS. The Settlement requires PECO Energy to unbundle its retail electric rates on January 1, 1999 into the following components: (i) distribution and transmission charges, (ii) Competitive Transition Charges and, if applicable, Intangible Transition Charges and (iii) a shopping credit for generation, which is the maximum amount PECO Energy can charge Customers who do not or cannot choose to purchase electricity from alternate electric generation suppliers (referred to as serving as the "provider of last resort").

     The Settlement requires PECO Energy to reduce rates during 1999 and 2000 by 8% and 6%, respectively, from rates in existence on December 31, 1996. The Settlement also extends the rate caps on generation rates at higher levels than required by the Competition Act, until December 1, 2010 and extends rate caps on transmission and distribution rates until June 30, 2005. PECO Energy's unbundled rates, rate reductions and rate caps are reflected in the schedule of system-wide average rates included in the Settlement and shown in Table 2 below.

                                    TABLE 2

      SCHEDULE OF SYSTEM-WIDE AVERAGE RATES (PER KILOWATT-HOUR ("KWH"))(1)

                                                                                     CTC
                                                                      T&D            AND        SHOPPING      GENERATION
EFFECTIVE DATE             TRANSMISSION(2)      DISTRIBUTION      RATE CAP(3)      ITC(4)        CREDIT        RATE CAP
--------------             ---------------      ------------      -----------      -------      --------      -----------
                                 (1)                (2)           (3)=(1)+(2)        (4)          (5)         (6)=(4)+(5)
                                $KWH                $KWH             $KWH           $KWH          $KWH           $KWH
January 1, 1999......          $0.0045            $0.0253           $0.0298        $0.0172      $0.0446         $0.0618
January 1, 2000......           0.0045             0.0253            0.0298         0.0192       0.0446          0.0638
January 1, 2001......           0.0045             0.0253            0.0298         0.0251       0.0447          0.0698
January 1, 2002......           0.0045             0.0253            0.0298         0.0251       0.0447          0.0698
January 1, 2003......           0.0045             0.0253            0.0298         0.0247       0.0451          0.0698
January 1, 2004......           0.0045             0.0253            0.0298         0.0243       0.0455          0.0698
January 1, 2005......           0.0045(5)          0.0253(5)         0.0298(5)      0.0240       0.0458          0.0698
January 1, 2006......              (3)                (3)               N/A         0.0266       0.0485          0.0751
January 1, 2007......              (3)                (3)               N/A         0.0266       0.0535          0.0801
January 1, 2008......              (3)                (3)               N/A         0.0266       0.0535          0.0801
January 1, 2009......              (3)                (3)               N/A         0.0266       0.0535          0.0801
January 1, 2010......              (3)                (3)               N/A         0.0266       0.0535          0.0801

------------------
(1) All prices reflect average retail billing for all Rate Classes (including gross receipts tax). The average prices as presented in this table reflect the profile of service contained in PECO Energy's proof of revenue set forth in the Restructuring Plan.

(2) The transmission prices listed are for unbundled rates only. The PUC does not regulate the rates for transmission service.

(3) The T&D (Transmission & Distribution) Rate Cap under Section 2804(4) of the Competition Act will be extended until June 30, 2005.

(4) Figures result in the recovery of $5.26 billion of Stranded Costs plus the allowed return on such costs from the estimated number of Customers and at projected usage levels in the period during which the Competitive Transition Charges and Intangible Transition Charges will be collected, taking into account the discounts from the current total bundled bill of Customers, based on the discounts to be provided in accordance with the terms of the Restructuring Plan. Both the Competitive Transition Charges and the Intangible Transition Charges are subject to adjustment.

(5) Effective until June 30, 2005.

     The Competition Act authorizes electric distribution companies to recover changes in their state tax liability resulting from the introduction of competition in the electric market through adjustments in the rates charged to customers, which in certain circumstances set forth in the regulations adopted by the PUC may result in rates exceeding the applicable rate cap. PECO Energy may apply for such recovery of state tax liability changes in accordance with the procedures outlined in the PUC's regulations if PECO Energy in fact experiences adverse consequences to its state tax liability as contemplated in the Competition Act.

     COMPETITIVE METERING AND BILLING. As provided in the Restructuring Plan, the Settlement and the Final Order of the PUC, on January 1, 1999, PECO Energy unbundled its retail electric rates for metering, meter reading, and billing and collection services to provide credits for those customers that have elected to have alternate suppliers perform these services. Effective January 1, 1999, PUC-licensed entities, including electric generation suppliers, may act as agents to provide a single bill and provide associated billing and collection services to retail customers located in PECO Energy's retail electric service territory. The PUC-licensed entities, including electric generation suppliers, may also finance, install, own, maintain, calibrate and remotely read advanced meters for service to retail customers located in PECO Energy's service territory. An electric generation supplier or other third party that bills on behalf of PECO Energy must comply with all applicable billing and disclosure requirements absent waiver by the PUC, including the unbundling of transmission and distribution rates. Only PECO Energy can physically disconnect or reconnect a customer's distribution service. Physical termination of the service may only be permitted for failure to pay for transmission and distribution service or provider of last resort service. See also "The QRO and the Intangible Transition Charges--The Intangible Transition Charges" in this Prospectus.

     CUSTOMER CHOICE. Under the Settlement, customer choice of electric generation suppliers is being phased in between January 1, 1999 and January 2, 2000 with one-third of each Rate Class entitled to choose their electric generation supplier by January 1, 1999, an additional one-third by January 2, 1999 and the remaining one-third by January 1, 2000. If on January 1, 2001 and January 1, 2003 less than 35% and 50%, respectively, of all of PECO Energy's residential and commercial Customers by Rate Class are obtaining generation service from alternate electric generation suppliers, non-shopping Customers will be randomly assigned to electric generation suppliers, including those affiliated with PECO Energy, to meet those thresholds. Assignment of non-shopping Customers shall be through a PUC-approved process. No assignment will be made until all Customers have been notified in advance of the process and have been given the option to remain with PECO Energy as the provider of last resort or to select an electric generation supplier of their choice. The 35% and 50% threshold amounts will be determined for Customers in the Residential and Small Commercial and Industrial Customer Category on the basis of the number of customers and for Customers in the Large Commercial and Industrial Customer Category on the basis of peak load. Customers assigned to a provider of last resort, other than PECO Energy, will be counted as customers receiving service from an alternate electric generation supplier.

PROVIDER OF LAST RESORT

     Under the Restructuring Plan, PECO Energy will act as a provider of last resort for all retail electric customers in its retail electric service territory who do not choose or cannot choose to purchase power from alternative suppliers through December 31, 2010, subject to certain terms, conditions and qualifications. On January 1, 2001, 20% of all of PECO Energy's residential customers, determined by random selection, including low-income and inability-to-pay customers, and without regard to whether such customers are obtaining generation service from an electric generation supplier, will be assigned to a provider of last resort other than PECO Energy (the service provided by such supplier, "Competitive Default Service"). Such alternative supplier (the "Competitive Default Supplier") will be selected on the basis of an energy and capacity market price bidding process approved, established and maintained by the PUC among electric generation suppliers who meet certain qualifications. The right to provide Competitive Default Service will be rebid annually, unless an alternative bidding term is approved by the PUC. If, 30 days prior to the annual bid, the number of residential customers served by Competitive Default Service has fallen below 17%, a further random selection of customers will be assigned to Competitive Default Service to restore the number of customers to the 20% level. The further random selection will be made from the customers not already assigned to Competitive Default Service and customers served by electric generation suppliers other than PECO Energy. In February, 1999, certain utilities, customer advocates and electric generation suppliers convened to develop proposed regulations on Competitive Default Service. On Friday, February 26, the Chairman of the group forwarded a suggested procedure for choosing a Competitive Default Supplier to the PUC. Under those suggested procedures, entities that desire to act as a Competitive Default Supplier have until April 1, 2000 to submit both their qualifications to act as a Competitive Default Supplier and their bid for providing such service. Competitive Default Service will begin on January 1, 2001 for 20% of PECO Energy's Residential Customers. The suggested procedures would require an electric generation supplier to provide, among other things, proof that it has received the requisite licenses from the state and federal governments, proof that it meets certain creditworthiness standards and assurances that it can acquire additional bonding as necessary. The supplier of Competitive Default Service will be required to provide billing, including its payment of Intangible Transition Charges and other revenues, to PECO Energy on the terms and conditions set forth in PECO Energy's tariff for those entities who currently provide competitive billing services to Customers.

     The suggested procedures will not become final until the PUC adopts them. The PUC may choose to reject or modify the suggested procedures. The PUC has no time deadline for rendering its decision on this issue. The PUC may allow a public comment period before reaching a final resolution of these issues.

     OTHER PROVISIONS. The Settlement also provides for flexible generation service pricing for residential customers served by Competitive Default Service, authorization of PECO Energy to transfer its generation assets to a separate subsidiary, inclusion under the capped transmission and distribution rates of
 .01 cent per kilowatt-hour for a sustainable energy and economic development fund and expansion of PECO Energy's program for low-income customers.

PRIOR LITIGATION

     IP&L appealed the first qualified rate order granted to PECO Energy by the PUC in May, 1997, filing an action in the Commonwealth Court challenging the Competition Act, alleging that the Competition Act's provision allowing PECO Energy to recover Stranded Costs discriminates against interstate commerce in violation of the Commerce Clause of the United States Constitution. In an opinion dated May 7, 1998, the Commonwealth Court of Pennsylvania dismissed IP&L's action, holding, as a matter of law, that the Competition Act does not violate the Commerce Clause. Following that dismissal, IP&L petitioned the Pennsylvania Supreme Court for allowance of appeal. In the petition, IP&L claimed that the payment of Stranded Costs to PECO Energy discriminates against interstate commerce by favoring in-state electricity producers over out-of-state electricity producers. On September 29, 1998, the Pennsylvania Supreme Court denied IP&L's petition for allowance of appeal. On December 28, 1998, IP&L filed a petition for a writ of certiorari with the United States Supreme Court to appeal the Commonwealth Court's decision on the claim described above. On March 8, 1999, the United States Supreme Court denied the petition.

     During the period from January 1998 through March 1998, appeals and cross-appeals were filed at the Commonwealth Court against the Restructuring Order by PECO Energy, IP&L and numerous other parties. On April 29, 1998, PECO Energy and all of the parties who had filed appeals and cross-appeals, with the exception of IP&L, filed the Settlement with the PUC. The Settlement was approved by the PUC through the Final Order. Under the terms of the Settlement, PECO Energy and all signatories to the Settlement requested, and were granted, a general continuance of their appeals and cross-appeals of the Restructuring Order until such time as the Final Order is no longer subject to administrative or judicial challenge. In June, 1998, IP&L withdrew its appeal to the Restructuring Order and filed an appeal at the Commonwealth Court challenging the Final Order. The IP&L appeal of the Final Order was identical in scope to its Commerce Clause arguments described above. The IP&L appeal constituted a judicial challenge to the Final Order and, under the terms of the Settlement, the appeals of PECO Energy and the other signatories to the Settlement remained pending, but inactive, until resolution of the IP&L appeal. PECO Energy and IP&L entered into a stipulation that the final outcome of the IP&L Commerce Clause case would be controlling for the IP&L appeal of the Final Order. With the denial of the IP&L petition for certiorari by the United States Supreme Court, all appeals and cross-appeals of the Final Order have been withdrawn with prejudice from the Commonwealth Court and are in the process of being withdrawn from the United States District Court in accordance with the terms of the Settlement and the stipulation with IP&L.

     Two additional actions, one filed by the Utility Workers Union of America and one filed by a group of plaintiffs including State Senator Vincent J. Fumo alleged that the adoption of the Competition Act violated certain provisions of the Pennsylvania Constitution governing legislative procedure. The PUC filed preliminary objections seeking dismissal of these actions at the pleading stage, on the ground that enactment of the Competition Act did not violate such Pennsylvania constitutional provisions as a matter of law. The Commonwealth Court of Pennsylvania upheld the PUC's preliminary objections and dismissed both actions with prejudice. The appeal period has expired without appeals being filed and the dismissal of these actions is final and non-appealable.

                 THE QRO AND THE INTANGIBLE TRANSITION CHARGES

THE QRO

     As part of its approval of the Settlement, the PUC issued the QRO on May 14, 1998. In the QRO, the PUC determined that PECO Energy's recovery of Stranded Costs as set forth in the Settlement is just and reasonable and in the public interest and that securitization of up to $4 billion of its $5.26 billion of Stranded Costs as set forth in the Settlement is just and reasonable and in the public interest.

     The QRO provides that, to the extent that PECO Energy, or any assignee, assigns, sells, transfers, or pledges any interest in Intangible Transition Property created by the QRO, the PUC authorizes PECO Energy to contract, for a specified fee, with such assignee for PECO Energy to continue to operate the system to provide electric services to PECO Energy's customers, to impose and collect the applicable Intangible Transition Charges for the benefit and account of the assignee, to make periodic adjustments of Intangible Transition Charges contemplated under the QRO and to account for and remit the applicable Intangible Transition Charges to or for the account of the assignee free of any charge, deduction or surcharge of any kind (other than the specified contractual fee referred to above). The QRO also authorizes PECO Energy to contract with the issuers of transition bonds and an alternative party, which may be a trustee, that the alternative party will replace PECO Energy under its contract with such issuers and perform the obligations of PECO Energy contemplated in the QRO. The obligations of PECO Energy (i) shall be binding upon PECO Energy, its successors and assigns and (ii) shall be required by the PUC to be undertaken and performed only by PECO Energy and any other entity which provides transmission and distribution services to a person who was a customer of PECO Energy located within PECO Energy's certificated territory on January 1, 1997, or who became a customer of electric services within such territory after January 1, 1997, and is still located within such territory.

     AUTHORIZATION OF ISSUANCE OF TRANSITION BONDS. In the QRO, the PUC authorized the issuance of transition bonds in an aggregate principal amount not to exceed $4 billion. PECO Energy, or any assignee of PECO Energy to whom Intangible Transition Property is sold, may issue and sell, in reliance on the QRO, one or more series of transition bonds, each series in one or more classes, secured by Intangible Transition Property, provided that the final maturity of any series of transition bonds may not be later than ten years from the date of issuance and in no event after December 31, 2010. PECO Energy, or its assignee, is also authorized to refinance transition bonds in a face amount not to exceed the unamortized principal thereof.

     The QRO provides that PECO Energy retains the sole discretion whether to issue or cause the issuance of transition bonds. Within 120 days after each issuance of transition bonds, PECO Energy is required to file with the PUC a description of the financing structure of the transition bonds, including the principal amount, the price at which each series or class of transition bonds was sold, payment schedules, interest rate and other financing costs and the final plans for PECO Energy's use of the proceeds of such offering. Notwithstanding such filing, the final structure of each issuance of transition bonds is not subject to change or revision by the PUC after the date of such issuance.

     AUTHORIZATION TO IMPOSE INTANGIBLE TRANSITION CHARGES. Pursuant to the QRO, the PUC determined that it was just and reasonable and in the public interest for PECO Energy to recover from its customers, through Intangible Transition Charges, $4 billion of its $5.26 billion of Stranded Costs. Under the QRO, the PUC authorized PECO Energy to impose on and collect from Customers, either directly or through bills rendered by electric generation suppliers, Intangible Transition Charges in an amount sufficient to recover Qualified Transition Expenses. In accordance with the Competition Act, the PUC found that good cause had been shown to extend the payment period for imposing Intangible Transition Charges beyond the ten-year period specified in the Competition Act to December 31, 2010.

     In accordance with the Settlement, the rate reductions included as part of the Settlement anticipated the benefits of securitization, and no rate adjustment will be made upon issuance of any transition bonds. After January 1, 1999, Competitive Transition Charges (or PECO Energy's variable distribution rates) will be reduced by the amount of Intangible Transition Charges associated with the issuance of Transition Bonds and transition bonds issued by Other Issuers, if any.

     In the QRO, the PUC approves the allocation and methodology for imposing Competitive Transition Charges and Intangible Transition Charges on Customers. The QRO also authorizes PECO Energy to make annual adjustments to Intangible Transition Charges if collections of such Intangible Transition Charges fall below or exceed the amount necessary to ensure the receipt by the transition bond trustee of revenues sufficient to fully recover the Qualified Transition Expenses in accordance with the applicable Expected Amortization Schedule, provided, however, that such adjustments during the final calendar year during which any series of transition bonds are outstanding may be quarterly or monthly if necessary to ensure full recovery of Intangible Transition Charges. The QRO states that the revenues received by the transition bond trustee through Intangible Transition Charges shall be determined to be sufficient for the foregoing purpose if, and only if, the ITC Collections so received are sufficient to amortize the transition bonds, fund any reserves and to pay premiums, if any, thereon (after payment of accrued interest, redemption premiums, if any, related credit enhancement, servicing fees and other related costs and expenses) in accordance with the terms thereof. For each annual adjustment, the QRO directs PECO Energy to file with the PUC (i) an accounting of Intangible Transition Charges received by the transition bond trustee for the previous annual period; (ii) a statement of any over-or-under receipts; and
(iii) the charge or credit to be added to Intangible Transition Charges to ensure that the Intangible Transition Charges received by the transition bond trustee will be sufficient to amortize the Qualified Transition Expenses in accordance with the amortization schedule for the transition bonds and the corresponding reduction or increase in Competitive Transition Charges or PECO Energy's variable distribution rates, as the case may be. The QRO provides that, in accordance with the Competition Act, the PUC shall approve all annual adjustments within 90 days of PECO Energy's annual adjustment filing.

     AUTHORIZATION TO SELL INTANGIBLE TRANSITION PROPERTY. Under the QRO, the PUC concluded that it is in the public interest, and authorized PECO Energy and any assignee of PECO Energy, to assign, sell, transfer or pledge Intangible Transition Property in an amount sufficient to recover all of PECO Energy's Qualified Transition Expenses and all revenues, collections, claims, payments or money or proceeds arising from Intangible Transition Charges. The PUC directed PECO Energy to use the proceeds from the sale of Intangible Transition Property to reduce Stranded Costs and related capitalization.

     To the extent PECO Energy or its assignee assigns, sells, transfers or pledges an interest in the Intangible Transition Property, the PUC authorized PECO Energy to contract, for a specified fee, with such assignee for PECO Energy to continue to operate its transmission and distribution system, to provide electric service to Customers, to impose and collect Intangible Transition Charges for the benefit and account of the assignee, to make periodic adjustments of Intangible Transition Charges and to account for and remit the Intangible Transition Charges to or for the account of the assignee free of any charge, deduction or surcharge or any kind (other than the specified contractual fee referred to above). The QRO also authorized the assignee to contract with an alternate party to replace PECO Energy as servicer of the Intangible Transition Property. The QRO provides that the obligations of PECO Energy in servicing the Intangible Transition Property shall be required by the PUC to be undertaken and performed by PECO Energy and any other entity which provides transmission or distribution services to Customers.

     IRREVOCABILITY OF QRO. The QRO declares that the paragraphs in the QRO concerning the recovery of $4 billion of PECO Energy's Stranded Costs through the issuance of transition bonds, the imposition of Intangible Transition Charges on Customers in an amount sufficient to recover Qualified Transition Expenses, the methodology and allocation and timing of adjustments to the Intangible Transition Charges and the sale of Intangible Transition Property, among other things, are irrevocable for purposes of the Competition Act, and the PUC accordingly agrees that it will not, directly or indirectly, by any subsequent action, reduce, postpone, impair or terminate the QRO or the Intangible Transition Charges. In the QRO, the PUC further declared that the right, title and interest of PECO Energy and any assignee in the QRO and the Intangible Transition Charges, the rates and other charges authorized by the QRO, and all revenues, collections, claims, payments, money or proceeds of or arising from the same constitute Intangible Transition Property.

THE INTANGIBLE TRANSITION CHARGES

     CALCULATION OF THE INTANGIBLE TRANSITION CHARGES. The Qualified Transition Expenses authorized in the QRO are to be recovered from Customers in each of PECO Energy's separate Rate Classes based on the allocation of Stranded Cost recovery borne by each Rate Class through current electric rates approved by the PUC. The Intangible Transition Charges will be calculated by determining the total amount of Intangible Transition Charges required to be billed to each Rate Class in order to generate ITC Collections sufficient to ensure timely recovery of Qualified Transition Expenses in accordance with the Expected Amortization Schedule from affected Rate Classes. The Intangible Transition Charges will be allocated from Competitive Transition Charges (as periodically adjusted) and variable distribution charges (both of which are usage-based charges) and will appear as a footnote to one of or both such items on each Customer's bill. Intangible Transition Charges (as periodically adjusted) will be allocated first from Competitive Transition Charges, then, to the extent Intangible Transition Charges exceed such amounts, from variable distribution charges. In no event will Intangible Transition Charges (as periodically adjusted) exceed the sum of Competitive Transition Charges (as periodically adjusted) and variable distribution charges. ITC Collections will vary with changes in usage, number of Customers, rate of delinquencies and write-offs or other factors, ITC Collections will vary. Variations in ITC Collections will be addressed by recalculating the allocation from Competitive Transition Charges and variable distribution charges to Intangible Transition Charges on each Calculation Date. See "Description of the Seller's Business" in the related Prospectus Supplement and "--The ITC Adjustment Process" below.

     INITIAL BILLING AND TERMINATION OF ITC COLLECTIONS. Intangible Transition Charges for each Series of Transition Bonds will be assessed on all Customer bills rendered on or after the effective date of the rates for Intangible Transition Charges associated with the relevant Series Issuance Date. For instance, if a particular Series Issuance Date is January 1 and the rates for Intangible Transition Charges are effective January 15, bills rendered on or after January 15 will be assessed Intangible Transition Charges with respect to that Series. Upon each adjustment of Intangible Transition Charges or issuance of additional Series of Transition Bonds, the adjusted Intangible Transition Charges will be assessed in the same manner. The imposition of Intangible Transition Charges as a result of the issuance of Transition Bonds will result in a reduction in any Competitive Transition Charges then in effect in an amount equal to such Intangible Transition Charges, such that the total amount billed to Customers will remain unchanged.

     The Servicer (or electric generation supplier or other third-party biller) will continue to bill the Intangible Transition Charges, and the Servicer will make ITC Collections from Customers and electric generation suppliers and other third parties with respect to each outstanding Series of Transition Bonds until the Series Termination Date or Class Termination Date, if applicable, with respect to each such Series or Class, as applicable, but in no event later than December 31, 2010. Upon the Series Termination Date or Class Termination Date, as applicable, relating to the Series or Class, as applicable, of Transition Bonds having the latest Series Termination Date or Class Termination Date, as applicable, the Servicer will cease assessing the Intangible Transition Charges. However, the Servicer (or electric generation supplier or other third-party biller) will continue to collect the Intangible Transition Charges previously billed to Customers. To the extent that ITC Collections exceed the amount necessary to amortize fully all Transition Bonds and pay interest thereon and certain fees and expenses, such ITC Collections will be retained by the Issuer.

     THE ITC ADJUSTMENT PROCESS. In order to enhance the likelihood that the actual ITC Collections allocated to the Issuer pursuant to the Master Servicing Agreement are neither more nor less than the amount necessary to amortize the Transition Bonds of each Series in accordance with the Expected Amortization Schedule therefor and to fund the Overcollateralization Subaccount to the Calculated Overcollateralization Level, the Master Servicing Agreement requires the Servicer to seek, and the Competition Act and the QRO require the PUC to approve, adjustments to the Intangible Transition Charges based on actual ITC Collections allocated to the Issuer and updated assumptions by the Servicer as to projected future billed revenue from which Intangible Transition Charges are allocated, expected delinquencies and write-offs, and future expenses relating to Intangible Transition Property and the Transition Bonds. Adjustments will be made to the Intangible Transition Charges imposed upon Customers to reflect shortfalls in or excesses of ITC Collections for the period since the last adjustment, including amounts of shortfalls or excesses resulting from inaccurate forecasts by the Servicer. For example, if actual electricity consumption is less than the Servicer forecasted because of an unusually mild summer, and this resulted in an ITC Collection shortfall, the Servicer would be required to seek an adjustment from the PUC to the Intangible Transition Charges imposed thereafter to compensate for such shortfall as described herein. In addition, the adjustments will take into account any projected trends in Customers or billed revenues from which Intangible Transition Charges are allocated in order to prevent shortfalls or excesses of ITC Collections from arising in future periods so that if, for example, usage is declining at an accelerating pace, such trend will be taken into account in the calculation of the current adjustment. The QRO provides for annual adjustments, except that adjustments during the final calendar year of ITC Collections for any Series of Transition Bonds may be made quarterly or monthly. If at the time of issuance of a Series, the Servicer determines such additional adjustments are required, the dates for such adjustments will be specified in the Prospectus Supplement for such Series. Such adjustments will cease with respect to a Series on the final Adjustment Date specified in the related Prospectus Supplement for such Series.

     The Servicer will file an Adjustment Request on each Calculation Date, requesting modifications to the Intangible Transition Charges which are designed, among other things, to result in the outstanding principal balance of each Series equaling the amount provided for in the Expected Amortization Schedule therefor and the amount on deposit in the Overcollateralization Subaccount equalling the Calculated Overcollateralization Level, by (i) the next Adjustment Date or the Payment Date immediately succeeding such Adjustment Date, as specified in the related Prospectus Supplement, or (ii) the Expected Final Payment Date, as applicable, for each Series, taking into account any amounts on deposit in the Reserve Subaccount other than certain Customer prepayments of Intangible Transition Charges, if any, not allocable to the period covered by the applicable Adjustment Request. For a discussion of Customer prepayments, see "The Seller and Servicer--Limited Information on Customers' Creditworthiness--Customer Payments" in this Prospectus. The Competition Act and the QRO require the PUC to approve such annual adjustments within 90 days of the Calculation Date. The adjustments to the Intangible Transition Charges are expected to be implemented on each Adjustment Date.

COMPETITIVE BILLING

     The Restructuring Plan and subsequent orders of the PUC give customers who purchase electric generation from electric generation suppliers the opportunity to choose from several billing source options as of January 1, 1999: consolidated billing from the utility, consolidated billing from the electric generation supplier or separate billing from the utility and from the electric generation supplier providing billing services. By PUC order dated November 4, 1998, after July 1, 1999, third parties that are not electric generation suppliers will also be able to provide billing services. Any electric generation supplier or other third party that provides consolidated billing is required to pay the utility amounts billed by the utility to the electric generation supplier or other third party, including the Intangible Transition Charges, regardless of the electric generation supplier's or other third party's ability to collect such amounts from its Customers. In such event, the electric generation supplier or other third party will replace the Customer as the obligor with respect to such Intangible Transition Charges, and the Servicer, on behalf of the Issuer, will generally have no right to collect such Intangible Transition Charges from the Customer. The Servicer will have the right to bill and collect Intangible Transition Charges and other amounts payable to the Servicer directly from all of the electric generation supplier's or other third party's consolidated billing Customers following certain payment defaults by an electric generation supplier or other third party and the expiration of the applicable grace period. See "Risk Factors--Servicing--Credit Concerns Arising Out of Third-Party Billing" in this Prospectus.

     The Restructuring Plan sets forth, and future orders of the PUC will set forth, guidelines governing metering, billing and other activities by electric generation suppliers and other third parties. The PUC has determined that if an electric generation supplier or other third party provides consolidated billing, the electric generation supplier or other third party must first establish its creditworthiness by either (i) demonstrating that it has an investment grade rating for its own long-term debt or (ii) depositing with the PUC a letter of credit or other mechanism sufficient to cover 30 days of its expected collections from Intangible Transition Charges. While the Restructuring Plan and PUC orders provide that an electric generation supplier or other third party that bills Customers must comply with all billing, financial and disclosure requirements applicable to electric generation suppliers, the PUC may waive any of those requirements at any time in the future. Further, the parties to the Settlement agreed to review and, as appropriate, to recommend changes to, PUC regulations and procedures in order to facilitate the efficient and full recovery of revenues from Customers, while at the same time protecting Customers. On July 17, 1998, PECO Energy filed a Petition for Reconsideration requesting that the PUC reconsider and reverse its decision to allow third parties (other than a customer's electric distribution company or electric generation supplier) to provide metering and billing services and, if the PUC rejected that request, to give PECO Energy more time to develop standards, including operational standards, for third-party entities. On November 4, 1998, the PUC ordered PECO Energy to permit third-party metering and billing by July 1, 1999. See also "Risk Factors--The Electric Industry Generally--Uncertainties Created by the Changing Regulatory Environment" in this Prospectus.

     DISCOUNTS, SPECIAL CHARGES, TERMINATION FEES. Under the Restructuring Plan, PECO Energy will provide certain discounts to certain classes of Customers, for instance commercial and industrial Customers who reduce their purchase of electricity through installation of self-generating equipment and Customers in certain low-income assistance programs, among others. Such discounts in the Competitive Transition Charges, including the Intangible Transition Charges, are already accounted for in the average rates to be charged to all other Customers. In addition, the Restructuring Plan requires PECO Energy to allow certain Customers to pay Competitive Transition Charges, including Intangible Transition Charges, in a lump sum, based on a calculation that takes into account each such Customer's last 12 months of demand and PECO Energy's weighted average cost of capital. Electric sales revenue attributable to Customers who will be eligible to exercise this option was 31.2% of total sales revenue for the 1998 fiscal year. No Customer has elected to exercise this option to date.

     The recovery of both Competitive Transition Charges and Intangible Transition Charges from industrial and commercial Customers that significantly reduce their purchases of electricity generation from PECO Energy through the installation of on-site generation equipment will be governed by special rules set forth in the Restructuring Plan. These special arrangements were designed so that Customers who operate generation equipment in parallel with PECO Energy's transmission and distribution system pay their fully allocated share of Stranded Costs through Competitive Transition Charges and Intangible Transition Charges. For each self-generating Customer, the Servicer will determine annually, after the end of each calendar year in which Competitive Transition Charges or Intangible Transition Charges are assessed, whether such Customer purchased at least 10% fewer kilowatt-hours of electricity through the transmission and distribution system than the Customer purchased in the applicable base year. For Customers who began self-generation on or after January 1, 1997, the base year is the immediately preceding calendar year. For all others, the base year is 1996. If the ratio between (i) the amount of usage difference caused by the on-site generation and (ii) the base year usage is 10% or more, the Servicer will bill the Customer separately in an amount equal to the difference between
(x) the total Competitive Transition Charges and Intangible Transition Charges that the Customer would have paid using usage and demand data for the base year (as adjusted for any portion not related to self-generation) and (y) the total Competitive Transition Charges and Intangible Transition Charges that the Customer did pay in the preceding calendar year. There are other special rules for Customers whose peak load during 1996 was at least 4 megawatts and who can prove that they were actively self-generating as of December 31, 1996 or earlier. PECO Energy does not expect the number of Customers who self-generate or the kilowatt-hours produced by self-generation to be significant. The calculation of the Intangible Transition Charges and any adjusted Intangible Transition Charges will reflect actual self-generation at the time of such calculation and the Servicer's projection with respect to future self-generation.

                            THE SELLER AND SERVICER
                              PECO ENERGY COMPANY

RETAIL ELECTRIC SERVICE TERRITORY

     PECO Energy's retail electric service territory covers 1,972 square miles with a population of approximately 3.6 million, including approximately 1.6 million in the City of Philadelphia. Approximately 94% of the retail service area and 64% of retail kilowatt-hour electricity sales are in the suburbs around Philadelphia, and 6% of the retail service area and 36% of such sales are in the City of Philadelphia. This retail electric service territory includes all of the City of Philadelphia and Delaware County, substantially all of Chester and Montgomery Counties and the southern portion of Bucks County. This territory is primarily urban and suburban, with a service-based economy.

     In response to increased competition in the electric generation market, PECO Energy is considering forming a holding company of which PECO Energy will be a wholly owned subsidiary. Management has proposed the formation of the holding company to facilitate the disaggregation of the Company's transmission and distribution, generation and unregulated business and corporate central services in order to create increased financial, management and organizational flexibility.

CUSTOMERS AND OPERATING REVENUES

     PECO Energy's Customer base is divided into three Customer Categories:
Residential, Small Commercial and Industrial, and Large Commercial and Industrial. Rate Classes are created by the PUC and are subject to change. Such changes will be reflected in any Adjustment Request filed with the PUC by the Servicer. The current Rate Classes have remained unchanged for eight years. The current Rate Classes are:

  Residential Rate Classes:

     Rate R--Residential Service: Residential Service is available in the entire service territory of PECO Energy to single private family dwellings for the domestic requirements of family members, which service is supplied through one meter. This Rate Class also includes Rate RS Customers receiving service under a solar rate and payment-troubled low income Customers receiving discounted rates under the CAP Program, Rate CAP.

     Rate R-H--Residential Heating Service: Residential Heating Service is available to single private family dwellings (or to a multiple dwelling unit building consisting of two to five dwelling units, whether occupied or not) for domestic requirements when such service is supplied through one meter and where the dwelling is heated by specified types of electric space heating systems.

     Rate OP--Off-Peak Service: Available in conjunction with other residential service rates, Rates R, R-H and GS, for any Customer receiving delivery at certain voltage levels; during in-peak periods, PECO Energy can interrupt service.

  Small Commercial and Industrial Rate Classes:

     Rate GS--General Service: Electric delivery service available through a single metering installation for offices, professional, commercial or industrial establishments, governmental agencies and other applications outside the scope of the Residential Service rate schedules.

     Rate POL--Private Outdoor Lighting: Available in conjunction with Rate GS for the outdoor lighting of sidewalks, driveways, yards, lots and similar places outside the scope of service under Rate SL-P, SL-S and SL-E.

     Rate SL-P--Street Lighting in the City of Philadelphia: Available only to a governmental agency, municipal, state or federal, for outside lighting of streets, highways, bridges, parks or similar places, including directional highway signs at locations where other outdoor lighting service is established hereunder, for the safety and convenience of the public within the City of Philadelphia.

     Rate SL-S--Street Lighting--Suburban Divisions: Available for the outdoor lighting of streets, highways, bridges, parks and similar places for the safety and convenience of the public in Suburban Divisions.

     Rate SL-E--Street Lighting Customer-Owned Facilities: Available to any governmental agency outside of the City of Philadelphia for outdoor lighting of streets, highways, bridges, parks or similar places, including directional highway signs at locations where outdoor lighting service is established hereunder for the safety and convenience of the public where all of the utilization facilities are installed, owned and maintained by a governmental agency.

     Rate TL--Traffic Lighting: Available to any municipality using PECO Energy's standard delivery service for electric traffic signal lights installed, owned and maintained by the municipality.

  Large Commercial and Industrial Rate Classes:

     Rate PD--Primary-Distribution Power: Untransformed electric delivery service available from the primary supply lines of PECO Energy's distribution system where the Customer installs, owns and maintains any transforming, switching and other receiving equipment required.

     Rate HT--High-Tension Power: Untransformed electric delivery service from PECO Energy's standard high-tension lines, where the Customer installs, owns and maintains, any transforming, switching and other receiving equipment required. Excludes certain special contracts.

     Rate EP--Electric Propulsion: This rate is available only to the National Rail Passenger Corporation and to the Southeastern Pennsylvania Transportation Authority for untransformed electric delivery service from PECO Energy's standard high-tension lines, where the Customer installs, owns and maintains any transforming, switching and other receiving equipment required and where the service is supplied for the operation of electrified transit and railroad systems and appurtenances.

     TOTAL CUSTOMERS. The following tables show, for the last five years, the number of retail electric Customers and the percentage of all retail electric Customers in all Rate Classes (Table 3), retail electric usage by Rate Class (Table 4) and retail electric revenues by Rate Class (Table 5). Not all Customers in all Rate Classes will be billed Intangible Transition Charges. For the pro forma Intangible Transition Charges assessed to individual Rate Classes as of any Series Issuance Date and any adjustment thereto, in each case giving effect to the issuance of Transition Bonds on that date, see the related Prospectus Supplement. There can be no assurance that total Customers, the composition of total Customers by Customer Category and Rate Class or usage levels or revenues for each Customer Category and Rate Class will remain at or near the levels reflected in the following tables.

                                    TABLE 3

                  RETAIL ELECTRIC CUSTOMERS FOR THE YEAR ENDED

                               --------------------------------------------------------------------------------------------------
                                    12/31/94            12/31/95            12/31/96            12/31/97            12/31/98
                               --------------------------------------------------------------------------------------------------
                               NUMBER OF   % OF    NUMBER OF   % OF    NUMBER OF   % OF    NUMBER OF   % OF    NUMBER OF   % OF
                               CUSTOMERS   TOTAL   CUSTOMERS   TOTAL   CUSTOMERS   TOTAL   CUSTOMERS   TOTAL   CUSTOMERS   TOTAL
                               ---------  -------  ---------  -------  ---------  -------  ---------  -------  ---------  -------
Residential
R(1) and OP (2)..............  1,186,391    79.18% 1,167,866    79.60% 1,169,654    79.51% 1,177,996    79.47% 1,186,864    79.49%
R-H..........................    163,891    10.94    153,513    10.46    154,794    10.52    155,865    10.52    156,927    10.51
Total........................  1,350,282    90.12  1,321,379    90.06  1,324,448    90.03  1,333,861    89.99  1,343,791    90.00

Small Commercial and Industrial
GS and POL(3)................    143,605     9.58%   141,653     9.65%   142,431     9.68%   144,142     9.72%   145,055     9.71%
SL-P, SL-S, SL-E, and TL.....        925     0.06        940     0.06        987     0.07        985     0.07      1,050     0.07
Total (Excludes POL).........    144,530     9.64    142,593     9.71    143,418     9.75    145,127     9.79    146,105     9.78

Large Commercial and Industrial
PD and HT....................      3,603     0.24%     3,394     0.23%     3,299     0.22%     3,308     0.22%     3,248     0.22%
EP...........................          3     0.00          3     0.00          3     0.00          3     0.00          3     0.00
Total........................      3,606     0.24      3,397     0.23      3,302     0.22      3,311     0.22      3,251     0.22

Total (Excludes OP and
  POL).......................  1,498,418   100.00% 1,467,369   100.00% 1,471,168   100.00% 1,482,299   100.00% 1,493,147   100.00%
                               ---------  -------  ---------  -------  ---------  -------  ---------  -------  ---------  -------
                               ---------  -------  ---------  -------  ---------  -------  ---------  -------  ---------  -------

------------------
(1) For a description of the meanings of Rate Class abbreviations, see "The Seller and Servicer--Customers and Operating Revenues" in this Prospectus.

(2) Rate OP is available in conjunction with Residential Rate Classes R and R-H and with Small Commercial and Industrial Rate Class GS for those Customers in Rate Class GS who use Residence Electric Delivery Service.

(3) Rate POL is available in conjunction with Small Commercial and Industrial Rate Class GS.

                                    TABLE 4

  ACTUAL RETAIL ELECTRIC USAGE (PER MEGAWATT-HOUR ("MWH")) FOR THE YEAR ENDED

                               -----------------------------------------------------------------------------------------
                                     12/31/94               12/31/95               12/31/96               12/31/97
                               -----------------------------------------------------------------------------------------
                                             % OF                   % OF                   % OF                   % OF
                                  MWH        TOTAL       MWH        TOTAL       MWH        TOTAL       MWH        TOTAL
                               ----------   -------   ----------   -------   ----------   -------   ----------   -------
Residential
R(1) and OP(2)...............   7,965,494     23.79%   8,130,607     23.97%   7,906,048     23.81%   7,858,466     23.87%
R-H..........................   2,851,076      8.51    2,728,472      8.04    2,765,279      8.33    2,548,231      7.75
Total........................  10,816,570     32.30   10,859,079     32.01   10,671,327     32.14   10,406,697     31.62

Small Commercial and Industrial
GS and POL(3)................   6,108,112     18.24%   6,299,521     18.57%   6,490.621     19.55%   6,684,791     20.32%
SL-P, SL-S, SL-E and TL......     193,690      0.58      195,507      0.58      192,425      0.58      181,002      0.55
Total........................   6,301,802     18.82    6,495,028     19.15    6,683,046     20.13    6,865,793     20.87

Large Commercial and Industrial
PD and HT....................  15,847,047     47.32%  15,975,731     47.09%  15,208,015     45.81%  15,034,087     45.70%
EP...........................     521,951      1.56      594,543      1.75      638,800      1.92      594,319      1.81
Total........................  16,368,998     48.88   16,570,274     48.84   15,846,815     47.73   15,628,406     47.51

Total........................  33,487,370    100.00%  33,924,381    100.00%  33,201,188    100.00%  32,900,896    100.00%
                               ----------   -------   ----------   -------   ----------   -------   ----------   -------
                               ----------   -------   ----------   -------   ----------   -------   ----------   -------

                                     12/31/98
                               --------------------
                                             % OF
                                  MWH        TOTAL
                               ----------   -------
Residential
R(1) and OP(2)...............   8,214,347     24.21%
R-H..........................   2,408,645      7.10
Total........................  10,622,992     31.31
Small Commercial and Industri
GS and POL(3)................   6,887,794     20.30%
SL-P, SL-S, SL-E and TL......     190,251      0.56
Total........................   7,078,045     20.86
Large Commercial and Industri
PD and HT....................  15,678,316     46.21%
EP...........................     549,539      1.62
Total........................  16,227,855     47.83
Total........................  33,928,892    100.00%
                               ----------    ------
                               ----------    ------

------------------
(1) For a description of the meanings of Rate Class abbreviations, see "The Seller and Servicer--Customers and Operating Revenues" in this Prospectus.

(2) Rate OP is available in conjunction with Residential Rate Classes R and R-H and with Small Commercial and Industrial Rate Class GS for those Customers in Rate Class GS who use Residential electric delivery service.

(3) Rate POL is available in conjunction with Small Commercial and Industrial Rate Class GS.

                                    TABLE 5

   BILLED RETAIL ELECTRIC REVENUES (DOLLARS IN THOUSANDS) FOR THE YEAR ENDED

                                    -------------------------------------------------------------------------------------
                                         12/31/94              12/31/95              12/31/96              12/31/97
                                    -------------------------------------------------------------------------------------
                                                 % OF                  % OF                  % OF                  % OF
                                     $(000S)     TOTAL     $(000S)     TOTAL     $(000S)     TOTAL     $(000S)     TOTAL
                                    ---------   -------   ---------   -------   ---------   -------   ---------   -------
Residential
R(1) and OP(2)....................  1,085,671     32.94%  1,122,068     33.33%  1,092,398     33.13%  1,091,669     33.17%
R-H...............................    283,946      8.62     279,228      8.29     277,760      8.43     265,781      8.08
Total.............................  1,369,617     41.56   1,401,296     41.62   1,370,158     41.56   1,357,450     41.25

Small Commercial and Industrial
GS and POL(3).....................    706,808     21.45%    738,910     21.95%    748,561     22.71%    778,743     23.66%
SL-P, SL-S, SL-E and TL...........     34,274      1.04      34,404      1.02      32,815      1.00      30,305      0.92
Total.............................    741,082     22.49     773,314     22.97     781,376     23.71     809,048     24.58

Large Commercial and Industrial
PD and HT.........................  1,142,903     34.68%  1,147,190     34.07%  1,098,307     33.31%  1,077,375     32.74%
EP................................     41,919      1.27      45,234      1.34      46,979      1.42      46,994      1.43
Total.............................  1,184,822     35.95   1,192,424     35.41   1,145,286     34.73   1,124,369     34.17

Total.............................  3,295,521    100.00%  3,367,034    100.00%  3,296,820    100.00%  3,290,867    100.00%
                                    ---------   -------   ---------   -------   ---------   -------   ---------   -------
                                    ---------   -------   ---------   -------   ---------   -------   ---------   -------

                                         12/31/98
                                    -------------------
                                                 % OF
                                     $(000S)     TOTAL
                                    ---------   -------
Residential
R(1) and OP(2)....................  1,121,346     33.93%
R-H...............................    255,891      7.74
Total.............................  1,377,237     41.67
Small Commercial and Industrial
GS and POL(3).....................    783,682     23.72%
SL-P, SL-S, SL-E and TL...........     31,636      0.96
Total.............................    815,318     24.68
Large Commercial and Industrial
PD and HT.........................  1,066,868     32.28%
EP................................     45,118      1.37
Total.............................  1,111,986     33.65
Total.............................  3,304,541    100.00%
                                    ---------    ------
                                    ---------    ------

------------------
(1) For a description of the meanings of Rate Class abbreviations, see "The Seller and Servicer--Customers and Operating Revenues" in this Prospectus.

(2) Rate OP is available in conjunction with Residential Rate Classes R and R-H and with Small Commercial and Industrial Rate Class GS for those Customers in Rate Class GS who use Residential electric delivery service.

(3) Rate POL is available in conjunction with Small Commercial and Industrial Rate Class GS.

     CONCENTRATIONS. For the period ended December 31, 1998, the ten largest Customers represented approximately 9.0% of PECO Energy's retail electric revenues, and the ten largest Customers represented approximately 12.3% of PECO Energy's retail electric sales. There can be no assurance that current Customers will remain Customers or that the levels of Customer concentration in the future will be similar to those set forth above. See "Risk Factors--Servicing--Inaccurate Projections" in this Prospectus.

     DELINQUENCY AND WRITE-OFF EXPERIENCE. The following tables set forth the delinquency and write-off experience with respect to payments to PECO Energy by Customer Category for each of the periods indicated below. There can be no assurance that the future delinquency and write-off experience for PECO Energy or for the Intangible Transition Charges will be similar to the historical experience set forth below:

                                    TABLE 6

        DELINQUENCIES AS A PERCENTAGE OF BILLED RETAIL ELECTRIC REVENUES

                                               ----------------------------------------------------------------
                                                                      FOR THE YEAR ENDED
                                               12/31/94      12/31/95      12/31/96      12/31/97      12/31/98
                                               ----------------------------------------------------------------
RESIDENTIAL
  30+ days...............................        8.30%         7.87%         9.37%         9.51%         9.64%
  60+ days...............................        6.99          6.73          8.09          8.21          8.51
  90+ days...............................        5.97          5.79          7.08          7.18          7.67

SMALL COMMERCIAL AND INDUSTRIAL
  30+ days...............................        0.63%         0.71%         1.08%         1.29%         1.23%
  60+ days...............................        0.39          0.48          0.76          0.92          0.96
  90+ days...............................        0.28          0.35          0.59          0.70          0.79

LARGE COMMERCIAL AND INDUSTRIAL
  30+ days...............................        0.29%         0.23%         0.18%         0.17%         0.16%
  60+ days...............................        0.20          0.15          0.10          0.07          0.07
  90+ days...............................        0.16          0.12          0.07          0.04          0.04

                                    TABLE 7

       NET WRITE-OFFS AS A PERCENTAGE OF BILLED RETAIL ELECTRIC REVENUES

                                               ----------------------------------------------------------------
                                                                      FOR THE YEAR ENDED
                                               12/31/94      12/31/95      12/31/96      12/31/97      12/31/98
                                               ----------------------------------------------------------------
RESIDENTIAL..............................        4.13%         4.37%         4.56%         4.79%         4.66%
SMALL COMMERCIAL AND INDUSTRIAL..........        0.64          0.88          0.72          0.65          0.91
LARGE COMMERCIAL AND INDUSTRIAL..........        0.22          0.11          0.09          0.14          0.31
TOTAL....................................        1.97          2.05          2.09          2.18          2.27

     For the past five years, the Residential Customer Category has experienced a slight increase in net write-offs. This increase is partially attributable to costs associated with PECO Energy's low-income Customer Assistance Program (the "CAP Program") and to increases in other delinquencies. PECO Energy has recently established programs that are intended to reduce overall delinquencies and write-offs attributable to this Customer Category. See "Limited Information on Customers' Creditworthiness" in this Prospectus.

     During the last five years, the delinquency and write-off experience for the Small Commercial and Industrial Customer Category experienced an increase, primarily due to the complex mechanisms required for termination of electric service to these Customers. Changes in vendor termination policies are currently in place to attempt to correct this situation.

     Delinquency and write-off experience for the Large Commercial and Industrial Customer Category has fluctuated slightly over the last five years. The bankruptcy of a single Customer in this category is responsible for the negative impact on the December 31, 1998 write-off figure.

     PECO Energy does not expect the delinquency or write-off experience with respect to ITC Collections to differ substantially from the rates indicated above.

FORECASTING CUSTOMERS AND USAGE

     Accurate projections of the number of Customers, usage and retail electric revenue are important in setting and maintaining the Intangible Transition Charges or any adjusted Intangible Transition Charges at levels sufficient to recover interest on and principal of the Transition Bonds in accordance with the Expected Amortization Schedule, to maintain the Calculated Overcollateralization Level and to pay the Bond Trustee's fee, the Issuer Trustee's fee, the Monthly Servicing Fee and the other expenses and costs included in Qualified Transition Expenses. See "The QRO and the Intangible Transition Charges--The Intangible Transition Charges" and "Risk Factors--Servicing--Inaccurate Projections" in this Prospectus.

     PECO Energy's forecasts are produced by an employee of PECO Energy and are reviewed internally by senior management executives.

     Customer projections are determined by PECO Energy based on demographic and economic information obtained from various sources. There are different methodologies used for various Customer Categories. All three Customer Categories are included in the forecasts. The key variables used have included number of Customers, employment, price of electricity, economic growth based on the forecasts of an independent economic forecasting and consulting firm, weather (temperature and rainfall) and billing day data.

     The Residential Customer forecasting process begins with a review of regional household growth population projections and residential construction trends within PECO Energy's retail electric service territory and the surrounding counties. An independent economic forecasting and consulting firm employed by PECO Energy separately from any transaction with respect to the issuance of Transition Bonds provides data for such projections, including data on industry changes, changes in employment, new construction starts and changes in population. PECO Energy uses this data to develop internal household forecasts for the five counties in which it operates. PECO Energy then employs its own historical data regarding the number of households served by PECO Energy and their historical usage, as well as such other factors as PECO Energy deems relevant, to convert the internal population forecast into a projection of Customers in the Residential Customer Category within its service area.

     The Small Commercial and Industrial Customer forecasting process begins with a review of projections of employment trends, gross regional product for Pennsylvania and an overview of economic prospects in the Philadelphia metropolitan area. These external data are obtained from an independent economic forecasting and consulting firm and local business organizations. PECO Energy uses these sources to develop internal business forecasts. PECO Energy then considers its historical data regarding the businesses served by PECO Energy, as well as such other factors as PECO Energy deems relevant, to convert the internal business forecast into a projection of Small Commercial and Industrial usage within its service area.

     The usage of Customers in the Large Commercial and Industrial Customer Category is estimated in two stages. Usage for the top ten such Customers is projected separately. This is added to estimates of other Customers in the Large Commercial and Industrial Customer Category to obtain the aggregate forecast. The usage of the largest Customers is derived in consultation with the appropriate account executives for these Customers. The account executives provide data on such Customers' plans regarding increases or decreases in output, hours worked, space and potential cogeneration. The data is converted into kilowatt-hours, and the net increment is added to the previous year's data to derive the forecast. For other Customers in the Large Commercial and Industrial Customer Category, usage forecast is derived through regression and trend series analysis and using historical data corrected for unusual weather and billing-corrected usage patterns.

     Actual sales can deviate from forecasted sales for many reasons, including: the general economic climate in PECO Energy's retail electric service territory as it impacts net migration of Customers; weather as it impacts air conditioning and heating usage; levels of business activity; and the availability of more energy efficient appliances, new energy conservation technologies and the ability of Customers to acquire these new products.

     For calendar year 1998, PECO Energy underestimated the number of Customers by 0.09%. For calendar year 1998, actual usage exceeded forecasted usage by 1.07% because of higher than average usage by Customers in the Large Commercial and Industrial Customer Category. Summaries of the total annual forecasted and actual number of PECO Energy's Customers and their usage since 1994 are shown below. During the last five years, no discernible trend is apparent with respect to the historical forecast of Customers. There can be no assurance that the future variance between actual and projected Customers in the aggregate or by Customer Category or their usage will be similar to the historical experience set forth below.

                                    TABLE 8

           FORECASTED NUMBER OF CUSTOMERS VARIANCE FOR THE YEAR ENDED

                                 12/31/94       12/31/95       12/31/96       12/31/97       12/31/98
                                 ---------      ---------      ---------      ---------      ---------
Residential
  R and OP
     Forecasted............      1,186,724      1,172,193      1,174,208      1,174,037      1,185,818
     Actual................      1,186,391      1,167,866      1,169,654      1,177,996      1,186,864
     Variance..............          (0.03%)        (0.37%)        (0.39%)         0.34%          0.09%
  R-H
     Forecasted............        165,955        156,765        157,336        157,045        156,739
     Actual................        163,819        153,513        154,794        155,865        156,927
     Variance..............          (1.29%)        (2.07%)        (1.62%)        (0.75%)         0.12%

Small Commercial and Industrial
  GS and POL
     Forecasted............        142,508        142,207        142,441        143,445        145,019
     Actual................        143,605        141,653        142,431        144,142        145,055
     Variance..............           0.77%         (0.39%)        (0.01%)         0.49%          0.02%
  SL-P, SL-S, SL-E and TL
     Forecasted............            877            904            940            987            987
     Actual................            925            940            987            985          1,050
     Variance..............           5.47%          3.98%          5.00%         (0.20%)         6.38%

Large Commercial and Industrial
  PD and HT
     Forecasted............          3,780          3,485          3,363          3,264          3,241
     Actual................          3,603          3,394          3,299          3,308          3,248
     Variance..............          (4.68%)        (2.61%)        (1.90%)         1.35%          0.22%
  EP
     Forecasted............              3              3              3              3              3
     Actual................              3              3              3              3              3
     Variance..............           0.00%          0.00%          0.00%          0.00%          0.00%

                                    TABLE 9

         FORECASTED CUSTOMER USAGE (IN MWH) VARIANCE FOR THE YEAR ENDED

                             12/31/94        12/31/95        12/31/96        12/31/97        12/31/98
                            ----------      ----------      ----------      ----------      ----------
Residential
  R and OP
     Forecasted.......       7,812,000       7,913,998       7,852,000       7,867,001       8,110,995
     Actual...........       7,965,494       8,130,607       7,906,048       7,858,466       8,214,347
     Variance.........            1.96%           2.74%           0.69%          (0.11%)          1.27%
  R-H
     Forecasted.......       2,871,000       2,959,381       2,724,000       2,722,000       2,703,352
     Actual...........       2,851,076       2,728,472       2,765,279       2,548,231       2,408,645
     Variance.........           (0.69%)         (7.80%)          1.52%          (6.38%)        (10.90%)

Small Commercial and Industrial
  GS and POL
     Forecasted.......       5,843,999       6,405,882       6,377,000       6,775,999       6,954,617
     Actual...........       6,108,112       6,299,521       6,490,621       6,684,791       6,887,497
     Variance.........            4.52%          (1.66%)          1.78%          (1.35%)         (0.97%)
  SL-P, SL-S, SL-E and
     TL
     Forecasted.......         204,000         204,998         197,000         198,003         192,469
     Actual...........         193,690         195,507         192,425         181,002         190,251
     Variance.........           (5.05%)         (4.63%)         (2.32%)         (8.59%)         (1.15%)

Large Commercial and Industrial
  PD and HT
     Forecasted.......      16,043,000      16,009,377      15,804,000      15,597,482      14,980,154
     Actual...........      15,847,047      15,975,731      15,208,015      15,034,087      15,678,316
     Variance.........           (1.22%)         (0.21%)         (3.77%)         (3.61%)          4.66%
  EP
     Forecasted.......         732,000         688,000         658,000         668,000         626,291
     Actual...........         521,951         594,543         638,800         594,319         549,539
     Variance.........          (28.70%)        (13.58%)         (2.92%)        (11.03%)        (12.26%)

BILLING PROCESS

     PECO Energy operates on a continuous billing cycle, with an approximately equal number of bills being distributed each business day. For the year ended December 31, 1998, PECO Energy mailed out an average of 75,000 bills daily. PECO Energy bills the majority of its Customers monthly. Accounts with potential billing errors are held by the computer system for review. This review examines accounts that have abnormally high or low bills, potential meter-reading errors, safety problems as identified by the meter-reading staff and possible meter malfunctions. Subject to statutory and legal requirements, PECO Energy may change its billing policies and procedures from time to time. It is expected that any such changes would be designed to enhance PECO Energy's ability to make timely recovery of amounts billed to Customers.

LIMITED INFORMATION ON CUSTOMERS' CREDITWORTHINESS

     Under the Master Servicing Agreement, any changes instituted by PECO Energy will apply to the servicing of Intangible Transition Property so long as PECO Energy is the Servicer.

     Under Pennsylvania law, PECO Energy is obligated to provide service to new Customers in the Residential Customer Category. Credit bureau investigations are performed on such new Customers through a social security number investigation. PECO Energy is also starting to use other fraud detection measures so that actions can be taken at the earliest stages to reduce the costs associated with delinquent accounts. PECO Energy relies on the information provided by the Customer and its Customer information system audits to indicate whether the Customer has been previously served by PECO Energy.

     As part of its obligation to provide universal service, PECO Energy has developed a special rate program, the CAP Rate Program, provided to certain low income Customers who are currently served under or otherwise qualify for Rate R or R-H. Customers must apply for this rate and must demonstrate annual household gross income below 150% of the federal poverty guidelines. Customers in the CAP Rate Program qualify for certain rate adjustments and payment programs and have their pre-program arrearages in excess of $500 forgiven if they remain current on the CAP Rate Program for six to twelve consecutive months. The development of any new arrearages during this period will delay forgiveness. PECO Energy estimates the annual costs of the CAP Rate Program at $50 million, which it recovers through adjustments to the distribution rates applicable to all Customers. Pursuant to the Restructuring Plan, the initial maximum participation for the CAP Rate Program is 100,000 Customers, subject to review by the participants in the Settlement, to ensure that total annual CAP Rate Program costs do not exceed $50 million and all eligible Customers are able to participate. As of December 31, 1998, there were more than 55,000 Customers enrolled in the CAP Rate Program accounting for approximately $17.5 million of revenues for the twelve months ended December 31. Pursuant to the provisions of the Competition Act, the PUC has adopted regulations which establish reporting requirements for universal service programs, such as the CAP Rate Program, that are applicable to all electric distribution companies including PECO Energy.

     In 1998, approximately 83% of total bill payments were received by PECO Energy via the U.S. mail. During the same period, approximately 9% of total payments were paid in person at either PECO Energy's local business office or at approximately 300 pay stations (which are located in unaffiliated businesses or organizations, such as supermarkets and convenience stores) throughout the retail electric service territory. Other payment methods include pay-by-phone and direct debits of Customer accounts through local banks, which accounted for approximately 8% of bill payments collected in 1998. At December 31, 1998, PECO Energy had reduced the number of pay stations to 84. This has not had any material effect on the timing or amount of collections.

     Collection Process for the Residential and Small Commercial and Industrial Customer Categories. Customer bills are due approximately 22 days after mailing. If the Customer does not pay the bill by the due date, the Customer will not be considered for termination until the next bill is rendered, which is approximately 30 days from the last mailing date. PECO Energy's Residential and Small Commercial and Industrial Customer Category collection process is based on a recovery score assigned to each delinquent account. Each delinquent Customer is scored for approximate risk based on outstanding balance, payment habits, length of time as a Customer, time since last payment and previous termination history. The score has been used since early 1998 to segment Customers into four specific collection strategies. The lowest risk Customers are monitored with no collection activity, since most Customers in this category usually pay but pay late and pay the associated finance charges. The next segment of Customers are moved into a proactive collection call program which is a collection call strategy designed to remind the Customer of the delinquency. Customers in the third segment are moved into a portfolio management program where each Customer's account is referred to a collection agency which follows up on the account for 60 days using letters and collection calls. The most chronic delinquent accounts comprise the fourth segment of Customers which are moved into a service termination process that is initiated by mailing a ten-day notice. If no payment is made within seven days, a 72-hour notice will be given either over the telephone or at the property. If sufficient payment has not been received within ten days after the original notice, the account is sent to a service termination vendor for termination. If the service termination vendor makes contact with a responsible adult, the service is terminated. If the service termination vendor does not make contact, a deferred notice is left. Two days later, the service is terminated with or without contact if sufficient payment has not been made. Power is not customarily disconnected if the delinquent Customer is subject to a PUC-mandated winter moratorium (the "Winter Moratorium"), which requires special approval from the PUC prior to the disconnection of electricity to certain Customers in the Residential Customer Category from December 1 through March 31 of each year. Currently, such accounts are managed during the Winter Moratorium through a combination of letters, proactive phone contacts and negotiated payment plans. Delinquencies which accumulate during the Winter Moratorium continue to contribute to the credit scoring, which can lead to termination after the Winter Moratorium.

     If a Customer's account is closed, either because the Customer has moved or the Customer has failed to remedy a delinquent account, the account is sent to a collection agency. Accounts are written-off only after efforts by the collection agency are unsuccessful. Written-off accounts are then placed with a second vendor to increase collections. In 1998, 172,436 accounts, totaling $107 million, were referred to the collection agency; $73 million was recovered by the collection agency from accounts previously referred to it. Further, $2.5 million in additional recoveries of delinquencies were received through litigation. During 1998, PECO received total recoveries from all collection initiatives of $201 million which was achieved through a total of 1,873,350 customer collection contacts. Collection recovery rates are monitored monthly. Once written off, the uncollected account is monitored for six years and may be collected at any point during that time. During April, 1998, a portfolio of accounts aggregating approximately $271 million which were written off prior to October, 1997 were sold as part of PECO Energy's effort to improve cash flow and manage bad debt. Written-off accounts which are the subject of bankruptcy, litigation or disputes were excluded from the sale.

     If a Customer declares bankruptcy, a review is conducted to assess whether the account is current. Good paying accounts are kept active. The accounts of bankrupt Customers having delinquencies are closed, and efforts are initiated to submit claims in the bankruptcy of these Customers. Deposits are required for delinquent bankrupt Customers for which PECO Energy is required to continue services. Deposits are also required as a condition of providing service to all new Customers in the Small Commercial and Industrial Customer Category. Such deposits are maintained for three years.

     Collection Process for the Large Commercial and Industrial Customer Category. PECO Energy's Large Commercial and Industrial Customer Category collection process is based on providing special handling of accounts and attention to detail because of the importance of each Customer as a source of revenue. The delinquency of individual Customers may result from differing circumstances, and it is the operational policy of PECO Energy in serving these accounts to have a firm understanding of individual Customers so that the collection strategy can be matched to the particular account while ensuring that regulations are followed and collection actions are performed legally. PECO Energy's goal with respect to the Large Commercial and Industrial Customer Category is for delinquencies to be no greater than .5% of total revenue and write-offs to be no greater than from .1% to .2% of revenue. PECO Energy's collection strategies range from use of letters and phone contacts through disconnection and litigation.

     Application of Customer Payments. The Competition Act provides that the PUC require the unbundling of electric utility services, tariffs and customer bills to separate the charges for generation, transmission and distribution for billing cycles beginning in January, 1999. In the event that a Customer makes a partial payment toward an outstanding balance, the payment will be applied first to Intangible Transition Charges, then to the Competitive Transition Charges, then to transmission and distribution charges and finally to electric generation charges.

     PECO Energy's electric tariff approved by the PUC in the Restructuring Plan provides that when PECO Energy is providing separate billing for its transmission and distribution charges and a Customer remits a partial payment to PECO Energy, the payment will be applied as follows:

           (i) To the outstanding balance before direct access to electric generation from electric generation suppliers or the installment amount for a payment agreement on this balance;

           (ii) To the balance due for state tax charges;

           (iii) To the balance due or the installment amount for a payment agreement for Intangible Transition Charges;

           (iv) To the balance due or the installment amount for a payment agreement for Competitive Transition Charges;

            (v) To the balance due or the installment amount for a payment agreement for fixed and variable utility distribution service charges;

           (vi) To the current state tax charges;

           (vii) To the current Intangible Transition Charges;

          (viii) To the current Competitive Transition Charges;

           (ix) To the current fixed and variable utility distribution service charges;

            (x) To the balance due for prior charges for energy and capacity (if PECO Energy is the provider of last resort);

           (xi) To the current charges for energy and capacity charges (if PECO Energy is the provider of last resort); and

           (xii) To the non-basic service charges.

     In the event PECO Energy is not providing separate billing for its transmission and distribution charges, the Master Servicing Agreement provides that partial payments received by the Servicer will be applied first to state tax charges, then to Intangible Transition Charges, then to Competitive Transition Charges, then to transmission and distribution charges and finally to electric generation charges.

     The Restructuring Plan requires PECO Energy to allow certain Customers to prepay their bills, including Intangible Transition Charges, in a lump sum, based on a calculation that takes into account such Customer's last 12 months of demand and PECO Energy's weighted average cost of capital. Prepayments, if any, will be deposited into the Reserve Subaccount and allocated pro rata among the outstanding Transition Bonds in accordance with the principal amount and remaining months or years to maturity, so as to apply such prepayments ratably over the remaining life of the outstanding Transition Bonds. Only the portion of such Customer prepayments allocable to the period covered by any Adjustment Request will be used to calculate the adjustments to the Intangible Transition Charges for the period covered by such Adjustment Request.

ELECTRIC GENERATION SUPPLIERS AND OTHER THIRD-PARTY BILLERS

     The Servicer, on behalf of the Issuer, will pursue any electric generation supplier or other third party that fails to remit the applicable Intangible Transition Charges in a manner similar to that by which the Servicer will pursue any failure by a Customer to remit Intangible Transition Charges. The Servicer will have the right to bill and collect Intangible Transition Charges and other amounts payable to the Issuer or the Servicer directly from all Customers electing consolidated billing from an electric generation supplier or other third party as follows: if the Servicer does not receive payment for undisputed charges within 25 calendar days for Customers in the Residential Customer Category or 20 calendar days for Customers in the Small Commercial and Industrial and Large Commercial and Industrial Customer Categories after the charges are communicated to the electric generation supplier or other third party, then the Servicer may provide notice of breach to the electric generation supplier or other third party at any time thereafter, at the Servicer's discretion. Upon notice of a breach, the electric generation supplier or other third party will have 20 calendar days to cure such breach. If the electric generation supplier or other third party has not cured such breach within 20 calendar days, the Servicer may terminate consolidated billing by the electric generation supplier or other third party and take over billing functions for the Customer. In no event will these procedures result in a Customer being sent two bills covering the same service. Neither the Seller nor the Servicer will pay any shortfalls resulting from the failure of any electric generation suppliers or other third parties to forward ITC Collections to the Servicer. See "Risk Factors--Servicing--Credit Concerns Arising Out of Third-Party Billing" in this Prospectus.

YEAR 2000 COMPLIANCE

     PECO Energy is faced with the task of addressing the Year 2000 issue. The Year 2000 issue is the result of computer programs being written using two digits rather than four to define the applicable year and other programming techniques which constrain date calculations or assign special meanings to certain dates. Any of PECO Energy's computer systems that have date-sensitive software or microprocessors may recognize a date using "00" as the year 1900 rather than the year 2000. This could result in a system failure or miscalculations causing disruptions of operations, including, among other things, a temporary inability to measure usage, read meters, process transactions, send bills or operate electric generation stations. In addition, the Year 2000 issue could affect the ability of Customers to receive bills sent by PECO Energy or make payments on such bills.

     PECO Energy has determined that it will be required to modify or replace significant portions of its software so that its computer systems will properly use dates beyond December 31, 1999. PECO Energy presently believes that, with modifications to existing software and conversions to new software, the Year 2000 issue can be mitigated. However, if such modifications and conversions are not made or are not completed in a timely manner, the Year 2000 issue could have a material adverse impact on the operations and financial condition of PECO Energy. The costs associated with this potential impact are speculative and not presently quantifiable. PECO Energy has not investigated and has no intention of investigating the Year 2000 issue as it relates to any Customer's ability to receive bills sent by PECO Energy or make payments on bills.

                                   THE ISSUER

     PECO Energy Transition Trust, a statutory business trust established under the laws of the State of Delaware, was formed on June 23, 1998 pursuant to a trust agreement (the "Prior Trust Agreement") between PECO Energy, as grantor and sole owner of all beneficial interests in the Issuer, the Issuer Trustee and the other Trustees identified below. The Prior Trust Agreement was subsequently superseded in its entirety by an Amended and Restated Trust Agreement dated as of February 19, 1999 (the "Trust Agreement") executed by the parties to the Prior Trust Agreement. The assets of the Issuer will consist of the Transferred Intangible Transition Property, the other Collateral and any money distributed to the Issuer from the Collection Account in accordance with the Indenture. As of the date of this Prospectus, the Issuer has not carried on any business activities and has no operating history. Audited financial statements of the Issuer are included as an exhibit to this Prospectus.

     The Issuer has been created for the purpose of purchasing and owning the Transferred Intangible Transition Property, issuing Transition Bonds from time to time, pledging its interest in the Transferred Intangible Transition Property and other Collateral to the Bond Trustee under the Indenture in order to secure the Transition Bonds and performing activities that are necessary, suitable or convenient to accomplish these purposes, including but not limited to activities relating to any necessary hedge or swap transaction or credit enhancement.

     The Issuer's business will be managed by no fewer than one and no more than three trustees (if the Delaware Trustee, the Independent Trustee and the Issuer Trustee are the same entity) or five trustees (if the Delaware Trustee, the Independent Trustee and the Issuer Trustee are different entities) appointed from time to time by PECO Energy or, in the event PECO Energy transfers its interest in the Trust, by the new owner or owners. The Issuer will at all times have at least one trustee, which, in the case of a natural person, will be a person who is a resident of the State of Delaware, or in all other cases, has its principal place of business in the State of Delaware (the "Delaware Trustee"). In addition, the Issuer will always have at least one trustee (the "Independent Trustee") that is not and has not been for at least three years from the date of his or her or its appointment (i) a direct or indirect legal or beneficial owner of the Issuer or PECO Energy or any of their respective affiliates, (ii) a relative, supplier, employee, officer, director, manager, contractor or material creditor of the Issuer or PECO Energy or any of their respective affiliates, or (iii) a person who controls PECO Energy or its affiliates. Finally, the Issuer will always have at least one trustee (referred to in the Trust Agreement as the "Issuer Trustee") which is a bank or trust company incorporated and doing business within the United States of America and having a combined capital and surplus of at least $50 million. The Delaware Trustee, the Independent Trustee and the Issuer Trustee may, and will initially, be the same person or entity and is referred to in this Prospectus as the Issuer Trustee. First Union Trust Company, National Association of Wilmington, Delaware will serve as the initial Issuer Trustee and as the Delaware Trustee and the Independent Trustee. The remaining trustees are representatives of PECO Energy and are referred to as the "Beneficiary Trustees." The Issuer Trustee and the Beneficiary Trustees are collectively referred to as the "Trustees."

     The Issuer Trustee and the Beneficiary Trustees have served since the establishment of the Issuer. The Trustees will devote such time as is necessary to the affairs of the Issuer. The following two people are Beneficiary Trustees as of the date of this Prospectus:

NAME                                            AGE             TITLE
----                                            ---             -----
Diana Moy Kelly...........................      45       Beneficiary Trustee
George R. Shicora.........................      52       Beneficiary Trustee

     Diana Moy Kelly is a Beneficiary Trustee of the Issuer. Ms. Moy Kelly has served as Assistant Treasurer of PECO Energy since she joined PECO Energy in 1995. From 1984 to 1994, she served as Vice President - Treasurer of Tokai Financial Services, Inc.

     George R. Shicora is a Beneficiary Trustee of the Issuer. Mr. Shicora has served as Assistant Treasurer of PECO Energy since 1995 and has held various positions at PECO Energy since 1968.

     The Issuer has not paid any compensation to any of the Trustees since the Issuer was formed. The Beneficiary Trustees will not be compensated by the Issuer for their services on behalf of the Issuer. The Issuer Trustee will be paid an annual retainer from the assets of the Issuer and will be reimbursed for its reasonable expenses, including, without limitation, the reasonable compensation, expenses and disbursements of such agents, representatives, experts and counsel as the Issuer Trustee may employ in connection with the exercise and performance of its rights and duties under the Trust Agreement, the Indenture, the Sale Agreement and the Master Servicing Agreement. The Trust Agreement provides that the Trustees shall not be personally liable under any circumstances except for (i) liabilities arising from their own wilful misconduct or gross negligence, (ii) liabilities arising from the failure by any of the Trustees to perform obligations expressly undertaken in the Trust Agreement or (iii) taxes, fees or other charges, based on or measured by any fees, commissions or compensation received by the Trustees in connection with the transactions described in this Prospectus. The Trust Agreement further provides that, to the fullest extent permitted by law, the Trust shall indemnify the Trustees and their agents, employees and directors against any liability incurred in connection with their services as Trustees for the Issuer, unless such liability is based on or arises in connection with the circumstances described in clauses (i) through (iii) above.

     The Trust Agreement provides that the trust created thereunder shall dissolve and, after satisfaction of the creditors of the Issuer as required by applicable law, property held by the Issuer will be distributed to PECO Energy, or in the event of a transfer to any other owner, such other owner, thirty years from the date of its creation or sooner, at the option and expense, and upon written instruction, of PECO Energy, but in no event before payment in full of all Series of Transition Bonds.

     The Issuer has no intent to file, and PECO Energy has advised the Issuer that it has no intent to cause the filing of, a voluntary petition for relief under the Bankruptcy Code with respect to the Issuer so long as the Issuer is solvent and does not reasonably foresee becoming insolvent.

     The Trust Agreement requires the Issuer to take all reasonable steps to continue its identity as a separate legal entity and to make it apparent to third persons that it is an entity with assets and liabilities distinct from those of PECO Energy, other affiliates of PECO Energy, the Trustees or any other person, and that, except for financial reporting purposes (to the extent required by generally accepted accounting principles) and for state and federal income and franchise tax purposes, it is not a division of PECO Energy or any of its affiliated entities or any other person.

     The principal place of business of the Issuer is c/o First Union Trust Company, National Association, One Rodney Square, 920 King Street, 1st Floor, Wilmington, Delaware 19801 and its telephone number is 302-888-7532.

                                USE OF PROCEEDS

     The Issuer will use the proceeds of the issuance of the Transition Bonds to pay certain expenses of issuance and to purchase the Transferred Intangible Transition Property from PECO Energy. PECO Energy proposes using the proceeds it receives from the sale of the Transferred Intangible Transition Property principally to reduce Stranded Costs and related capitalization.

                              THE TRANSITION BONDS

     The Transition Bonds will be issued under and secured by a base indenture between the Issuer and the Bond Trustee substantially in the form filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The terms of each Series of Transition Bonds will be provided in a separate supplement to the base indenture (each such supplement, a "Supplemental Indenture" and together with the base Indenture, the "Indenture"). The following summary describes certain general terms and provisions of the Transition Bonds. The particular terms of the Transition Bonds of any Series offered by any Prospectus Supplement will be described in such Prospectus Supplement. This summary does not purport to be complete and is subject to, and is qualified by reference to, the terms and provisions of the Transition Bonds and the Indenture.

GENERAL

     The Transition Bonds may be issued in one or more Series, each comprised of one or more Classes. The terms of all Transition Bonds of the same Series will be identical in all respects, unless such Series is comprised of more than one Class, in which case the terms of all Transition Bonds of the same Class will be identical in all respects.

     The Supplemental Indenture will specify the following terms of the related Series of Transition Bonds and, if applicable, the Classes thereof:

               (i) the designation of the Series and, if applicable, the Classes thereof;

            (ii) the aggregate principal amount of the Transition Bonds of the Series and, if applicable, each Class thereof;

            (iii) the Bond Rate of the Series and, if applicable, each Class thereof or the formula, if any, used to calculate the applicable Bond Rate or Bond Rates;

            (iv) the Payment Dates for the Series;

             (v) the Monthly Allocated Interest Balances for the Series;

            (vi) the Monthly Allocated Principal Balances for the Series;

           (vii) the Expected Final Payment Date of the Series and, if applicable, each Class thereof;

           (viii) the Series Termination Date for the Series and, if applicable, the Class Termination Dates for each Class thereof;

            (ix) the Series Issuance Date for the Series;

             (x) the place or places for payments with respect to the Series;

            (xi) the authorized initial denominations for the Series;

           (xii) the provisions, if any, for redemption of the Series by the Issuer;

           (xiii) the Expected Amortization Schedule for the Series;

           (xiv) the Overcollateralization Amount with respect to the Series, the pro forma Calculated Overcollateralization Level for each Payment Date and the Monthly Allocated Overcollateralization Balance for each Monthly Allocation Date;

            (xv) the Calculation Dates and Adjustment Dates for the Series;

           (xvi) the terms of any credit enhancement applicable to the Series or Class;

           (xvii) the terms of any hedge or swap transaction applicable to the Series or Class; and

          (xviii) any other terms of the Series or Class that are not inconsistent with the provisions of the Indenture.

     The applicable Prospectus Supplement will set forth the procedure for the manner of the issuance of the Transition Bonds of each Series. Generally, each Series of Transition Bonds will initially be represented by one or more Transition Bonds registered in the name of Cede, as the nominee of DTC. The Transition Bonds will be available for purchase in initial denominations specified in the applicable Prospectus Supplement (which denominations will be not less than $1,000). Unless and until definitive Transition Bonds are issued under the limited circumstances described in this Prospectus, no Transition Bondholder will be entitled to receive a physical bond representing a Transition Bond. All references in this Prospectus to actions by Transition Bondholders will refer to actions taken by DTC upon instructions from the Participants and all references in this Prospectus to payments, notices, reports and statements to Transition Bondholders will refer to payments, notices, reports and statements to DTC or Cede, as the registered holder of each Series of Transition Bonds, for distribution to Transition Bondholders in accordance with DTC's procedures with respect thereto. See "--Book-Entry Registration" and "--Definitive Transition Bonds" below.

INTEREST AND PRINCIPAL

     Interest will accrue on the principal balance of Transition Bonds of a Series or Class at the Bond Rate specified in or determined in the manner specified in the applicable Prospectus Supplement and will be payable to the Transition Bondholders of such Series or Class on each Payment Date, commencing on the Payment Date specified in the related Prospectus Supplement.

     On any Payment Date with respect to any Series, the Issuer will make principal payments on such Series only until the outstanding principal balance thereof has been reduced to the principal balance specified for such Payment Date in the Expected Amortization Schedule for such Series on such Payment Date and only to the extent funds are available therefor as described in this Prospectus. Accordingly, principal of such Series or Class of Transition Bonds may be paid later than reflected in the Expected Amortization Schedule therefor. See "Risk Factors--Unusual Nature of Intangible Transition Property," "--The Transition Bonds--Uncertain Weighted Average Life" and "Certain Weighted Average Life and Yield Considerations" in this Prospectus.

     The failure to make a scheduled payment of principal on the Transition Bonds, other than upon redemption or on the Series Termination Date or, if applicable, Class Termination Date, does not constitute an Event of Default under the Indenture. The entire unpaid principal amount of the Transition Bonds will be due and payable if an Event of Default under the Indenture occurs and is continuing and the Bond Trustee or the holders of a majority in principal amount of the Transition Bonds of all Series then outstanding have declared the Transition Bonds to be immediately due and payable. See "The Indenture--Events of Default; Rights Upon Event of Default" and "Certain Weighted Average Life and Yield Considerations" in this Prospectus.

FLOATING RATE TRANSITION BONDS

     In connection with the issuance of a Class or Classes of floating rate Transition Bonds, the Issuer may arrange for one or more hedge or swap transactions. If the Issuer enters into or arranges for any hedge or swap transaction, the applicable Prospectus Supplement will include a description of
(i) the material terms of such transaction, (ii) the identity of the counterparty or counterparties, (iii) any payments under such hedge or swap transaction to be made by or to the Issuer or the Bond Trustee, as assignee of the Issuer, (iv) deposits in and withdrawals from any subaccount of the Collection Account with respect to such Class or Classes of floating rate Transition Bonds and such transaction, (v) the formula for calculating the floating rate of interest of such Class or Classes prior to termination of such transaction and (vi) the rights of Transition Bondholders with respect to the termination of or certain other events related to such transaction. Under the Indenture, the Issuer is obligated to duly and punctually perform all of its obligations pursuant to any hedge or swap agreement to which it is a party. Further, the Issuer may not terminate or amend any hedge or swap agreement to which it is a party while any floating rate Transition Bonds of a Class related thereto remain outstanding except pursuant to the terms of such hedge or swap agreement and then only with the consent of the holders of 66 2/3% of the aggregate outstanding amount of the Transition Bonds of the related Class. See "The Indenture."

REDEMPTION

     Each Series of Transition Bonds will be subject to mandatory redemption in whole at a redemption price equal to the principal amount thereof, plus interest accrued to the redemption date, if PECO Energy is obligated to pay Liquidated Damages. PECO Energy, as Seller, will be required to pay Liquidated Damages as a result of a breach by PECO Energy of certain of its representations relating to Intangible Transition Property under the Sale Agreement if (i) such breach (x) continues beyond a 90-day grace period and (y) has a material adverse effect on the Transition Bondholders (if, however, certain rating criteria are not met or the requisite escrow deposit is not made, the Seller must pay Liquidated Damages within two days of such breach) or (ii)(x) the payment of certain indemnification amounts by the Seller related to a breach of certain other representations is reasonably expected to be incurred beyond the 90-day period immediately succeeding such breach and (y) such amounts are reasonably expected to exceed the De Minimis Loss Amount. The Bond Trustee, which may consult with the Servicer and other third parties, will have sole responsibility to determine whether a breach by PECO Energy of any such representation has a material adverse effect on the Transition Bondholders. See "The Sale Agreement--Seller Representations and Warranties" in this Prospectus.

     Additional redemption provisions, if any, for any Series will be specified in the related Prospectus Supplement, including the premiums, if any, payable upon redemption (the redemption price in any event will not be less than the principal balance thereof, plus interest at the applicable Bond Rate accrued to the redemption date). Unless the context requires otherwise, all references in this Prospectus to principal of the Transition Bonds of a Series being redeemed includes any resulting premium that might be payable thereon, as described in the applicable Prospectus Supplement. Notice of redemption of any Series of Transition Bonds will be given by the Bond Trustee to each registered holder of a Transition Bond to be redeemed by first-class mail, postage prepaid, mailed not less than five days nor more than 45 days prior to the date of redemption or in such other manner or at such other time as may be specified in the related Prospectus Supplement. Notice of optional redemption may be conditioned upon the deposit of moneys with the Bond Trustee before the redemption date and such notice shall be of no effect unless such moneys are so deposited. All Transition Bonds called for redemption will cease to bear interest on the specified redemption date, provided funds for their redemption are on deposit with the Bond Trustee at that time, and shall no longer be considered "outstanding" under the Indenture. The Transition Bondholders of such Transition Bonds will have no further rights with respect thereto, except to receive payment of the redemption price thereof and unpaid interest accrued to the date fixed for redemption, from the Bond Trustee.

CREDIT ENHANCEMENT

     Credit enhancement with respect to the Transition Bonds of all Series will be provided by adjustments to the Intangible Transition Charges and amounts on deposit in the Reserve Subaccount, the Overcollateralization Subaccount and the Capital Subaccount. In addition, for any Series of Transition Bonds or one or more Classes thereof, additional credit enhancement may be provided with respect thereto. The amounts and types of credit enhancement, and the provider of credit enhancement, if any, with respect to each Series of Transition Bonds or one or more Classes thereof will be described in the applicable Prospectus Supplement. Credit enhancement may be in the form of an additional reserve account, additional overcollateralization, a financial guaranty insurance policy, letter of credit, credit or liquidity facility, repurchase obligation, third-party payment or other support, cash deposit or other credit enhancement, or any combination of the foregoing, as may be set forth in the applicable

Prospectus Supplement. If specified in the applicable Prospectus Supplement, credit enhancement for a Series of Transition Bonds may cover one or more other Series of Transition Bonds.

     If any such additional credit enhancement is provided with respect to a Series offered hereby, the applicable Prospectus Supplement will include a description of (i) the amount payable under such credit enhancement, (ii) any conditions to payment thereunder not otherwise described in this Prospectus,
(iii) the conditions (if any) under which the amount payable under such credit enhancement may be reduced and under which such credit enhancement may be terminated or replaced and (iv) any material provisions of any applicable agreement relating to such credit enhancement. Additionally, in certain cases, the applicable Prospectus Supplement may describe certain information with respect to the provider of any third-party credit enhancement, including (i) a brief description of its principal business activities, (ii) its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business, (iii) if applicable, the identity of regulatory agencies which exercise primary jurisdiction over the conduct of its business and (iv) its total assets and stockholders' equity or policyholders' surplus, if applicable, as of a date specified in the applicable Prospectus Supplement.

BOOK-ENTRY REGISTRATION

     All Classes of Transition Bonds will be book-entry Transition Bonds, which are initially represented by one or more bonds registered in the name of Cede, as nominee of DTC, or another securities depository and are available only in the form of book-entries ("Book-Entry Transition Bonds"); provided, however, the applicable Prospectus Supplement relating to a Series of Transition Bonds may provide that the Transition Bonds of such Series or a Class thereof will be issued as definitive Transition Bonds. Transition Bondholders may also hold Transition Bonds of a Class through Cedel Bank, societe anonyme ("CEDEL") or the Euroclear System ("Euroclear") (in Europe), if they are participants in such systems or indirectly through organizations that are participants in such systems ("Participants").

     Cede, as nominee for DTC, will hold the global bond or bonds representing the Transition Bonds. CEDEL and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in CEDEL's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank, N.A. will act as depositary for CEDEL and Morgan Guaranty Trust Company of New York will act as depositary for Euroclear (in such capacities, the "Depositaries").

     DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic book-entries, thereby eliminating the need for physical movement of bonds. Participants include securities brokers and dealers, banks, trust companies and clearing corporations, and may include certain other organizations (including the Underwriters). Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly.

     Transfers between Participants will occur in accordance with DTC rules. Transfers between CEDEL Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through CEDEL or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary. Cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving Transition Bonds in DTC, and making or receiving payments in accordance with normal procedures for same-day funds settlement applicable to DTC. CEDEL Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

     Because of time-zone differences, credits of securities received in CEDEL or Euroclear as a result of a transaction with a Participant will be made during subsequent settlement processing and dated the Business Day following the DTC settlement date. Such credits or any transactions in such Transition Bonds settled during such processing will be reported to the relevant Euroclear or CEDEL Participant on such Business Day. Cash received in CEDEL or Euroclear as a result of sales of Transition Bonds by or through a CEDEL Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant CEDEL or Euroclear cash account only as of the Business Day following settlement in DTC.

     Transition Bondholders that are not direct or indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Transition Bonds may do so only through direct or indirect Participants. In addition, Transition Bondholders will receive all payments of principal and interest on the Transition Bonds, through the Participants who in turn will receive them from DTC. Under a book-entry format, Transition Bondholders will receive payments after the related Payment Date, because, while payments are required to be forwarded to Cede, as nominee for DTC, on each such date, DTC will forward such payments to its Participants, which thereafter will be required to forward them to indirect Participants or holders of beneficial interests in the Transition Bonds. The Issuer and the Bond Trustee, and any paying agent, transfer agent or registrar may treat the registered holder in whose name any Transition Bond is registered (expected to be Cede) as the absolute owner thereof (whether or not such Transition Bond is overdue and notwithstanding any notice of ownership or writing thereon or any notice to the contrary) for the purpose of making payments and for all other purposes.

     Unless and until definitive Transition Bonds are issued, it is anticipated that the only "holder" of Transition Bonds of any Series will be Cede, as nominee of DTC. Transition Bondholders will only be permitted to exercise their rights as Transition Bondholders indirectly through Participants and DTC. All references herein to actions by Transition Bondholders thus refer to actions taken by DTC upon instructions from its Participants, and all references herein to payments, notices, reports and statements to Transition Bondholders refer to payments, notices, reports and statements to Cede, as the registered holder of the Transition Bonds, for payments to the beneficial owners of the Transition Bonds in accordance with DTC procedures.

     While any Book-Entry Transition Bonds of a Series are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Book-Entry Transition Bonds and is required to receive and transmit payments of principal of, and interest on, the Book-Entry Transition Bonds. Participants with whom Transition Bondholders have accounts with respect to Book-Entry Transition Bonds are similarly required to make book-entry transfers and receive and transmit such payments on behalf of their respective Transition Bondholders. Accordingly, although Transition Bondholders will not possess physical bonds, the Rules provide a mechanism by which Transition Bondholders will receive payments and will be able to transfer their interests.

     Because DTC can only act on behalf of Participants, who in turn act on behalf of indirect Participants and certain banks, the ability of holders of beneficial interests in the Transition Bonds to pledge Transition Bonds to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such Transition Bonds, may be limited due to the lack of definitive Transition Bonds.

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

     DTC has advised the Bond Trustee that it will take any action permitted to be taken by a Transition Bondholder under the Indenture only at the direction of one or more Participants to whose account with DTC the Transition Bonds are credited.

     CEDEL is incorporated under the laws of Luxembourg as a professional depository. CEDEL holds securities for its participating organizations ("CEDEL Participants") and facilities the clearance and settlement of securities transactions between CEDEL Participants through electronic book-entry changes in accounts of CEDEL Participants, thereby eliminating the need for physical movement of securities. Transactions may be settled in CEDEL in any of 28 currencies, including United States dollars. CEDEL provides to CEDEL Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. CEDEL interfaces with domestic markets in several countries. As a professional depository, CEDEL is subject to regulation by the Luxembourg Monetary Institute. CEDEL Participants are recognized financial institutions around the world including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include any Underwriters, agents or dealers with respect to a Series of Transition Bonds offered hereby. Indirect access to CEDEL is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a CEDEL Participant, either directly or indirectly.

     Euroclear was created in 1968 to hold securities for participants of the Euroclear System ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of securities and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 29 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. The Euroclear System is operated by Morgan Guaranty Trust Company of New York, out of its Brussels, Belgium office (the "Euroclear Operator"), under contract with Euroclear Clearance System S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

     The Euroclear Operator is the Belgian branch of a New York banking corporation that is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of Euroclear and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

     Payments with respect to Transition Bonds held through CEDEL or Euroclear will be credited to the cash accounts of CEDEL Participants or Euroclear Participants in accordance with the relevant systems' rules and procedures, to the extent received by its Depositary. Such payments will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Material Tax

Matters" in this Prospectus. CEDEL or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Transition Bondholder under the Indenture on behalf of a CEDEL Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to its Depositary's ability to effect such actions on its behalf through DTC.

     Although DTC, CEDEL and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Transition Bonds among Participants of DTC, CEDEL and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

DEFINITIVE TRANSITION BONDS

     Unless otherwise specified in the applicable Prospectus Supplement, each Series or Class of Transition Bonds will be issued in fully registered, certificated form to Transition Bondholders or their nominees, rather than to DTC or its nominee, only if (i) the Issuer advises the Bond Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to such Series or Class of Transition Bonds and the Issuer is unable to locate a qualified successor, (ii) the Issuer, at its option, elects to terminate the book-entry system through DTC or (iii) after the occurrence of an Event of Default under the Indenture, Transition Bondholders representing at least a majority of the outstanding principal amount of the Transition Bonds of all Series advise the Bond Trustee through DTC in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the Transition Bondholders' best interest.

     Upon the occurrence of any event described in the immediately preceding paragraph, DTC will be required to notify all affected Transition Bondholders through Participants of the availability of definitive Transition Bonds. Upon surrender by DTC of the definitive bonds representing the applicable Transition Bonds and receipt of instructions for re-registration, the Bond Trustee will authenticate and deliver definitive Transition Bonds, and thereafter the Bond Trustee will recognize the holders of such definitive Transition Bonds as Transition Bondholders under the Indenture.

     Payments of principal of, and interest on, the applicable Transition Bonds will thereafter be made by the Bond Trustee, as paying agent, in accordance with the procedures set forth in the Indenture directly to holders of definitive Transition Bonds in whose names the definitive Transition Bonds were registered at the close of business on the related Record Date. Such payments will be made by check mailed to the address of such holder as it appears on the register maintained by the Bond Trustee. The final payment on any Transition Bond, however, will be made only upon presentation and surrender of such Transition Bond at the office or agency specified in the notice of final payment to Transition Bondholders.

     Definitive Transition Bonds will be transferable and exchangeable at the offices of the transfer agent and registrar, which will initially be the Bond Trustee. No service charge will be imposed for any registration of transfer or exchange, but the transfer agent and registrar may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

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

                         CERTAIN WEIGHTED AVERAGE LIFE
                            AND YIELD CONSIDERATIONS

     The rate of principal payments on each Series or Class of Transition Bonds, the aggregate amount of each interest payment on each Series or Class of Transition Bonds and the actual final Payment Date of each Series or Class of Transition Bonds will be dependent on the rate and timing of receipt of ITC Collections. Accelerated receipts of ITC Collections will not, however, result in payment of principal on the Transition Bonds earlier than the related Expected Final Payment Dates since receipts in excess of the amounts necessary to amortize the Transition Bonds in accordance with the applicable Expected Amortization Schedule will be deposited in the Overcollateralization Subaccount or Reserve Subaccount. However, delayed receipts of ITC Collections may result in principal payments on the Transition Bonds occurring more slowly than as reflected in the Expected Amortization Schedule or later than the related Expected Final Payment Dates. Redemption of any Class or Series of Transition Bonds in accordance with the terms thereof will result in payment of principal earlier than the related Expected Final Payment Dates.

     The actual payments on each Payment Date for each Series or Class of Transition Bonds and the weighted average life thereof will be affected primarily by the rate of ITC Collections and the timing of receipt of ITC Collections, as well as amounts available in the Reserve Subaccount, the Overcollateralization Subaccount and the Capital Subaccount. Because the Intangible Transition Charges will be calculated based on estimates of usage and revenue, the aggregate amount of ITC Collections and the rate of principal amortization on the Transition Bonds will depend, in part, on actual energy usage by Customers and the rate of delinquencies and write-offs. Although the Intangible Transition Charges will be adjusted from time to time based in part on the actual rate of ITC Collections, no assurances are given that the Servicer will be able to forecast accurately actual electricity usage impacting billed revenue from which Intangible Transition Charges are allocated and the rate of delinquencies and write-offs or implement adjustments to the Intangible Transition Charges that will cause ITC Collections to be received at any particular rate. See "Risk Factors--Unusual Nature of Intangible Transition Property" and "The QRO and the Intangible Transition Charges--The Intangible Transition Charges--The ITC Adjustment Process" in this Prospectus. If ITC Collections are received at a slower rate than expected, Transition Bonds may be retired later than expected. Because principal will only be paid at a rate not faster than that contemplated in the Expected Amortization Schedule for each Series or Class, except in the event of a redemption or the acceleration of the final payment date of the Transition Bonds after an Event of Default as specified in the Indenture, the Transition Bonds are not expected to be paid earlier than scheduled. A payment on a date that is earlier than forecasted will result in a shorter weighted average life, and a payment on a date that is later than forecasted will result in a longer weighted average life. In addition, if a larger portion of the delayed payments on the Transition Bonds are received in later years, this will result in a longer weighted average life of the Transition Bonds.

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                               THE SALE AGREEMENT

     The following summary describes all material terms and provisions of the Sale Agreement pursuant to which the Seller is selling and the Issuer is purchasing Intangible Transition Property. The Sale Agreement may be amended by the parties thereto, with the consent of the Bond Trustee, provided notice of the substance of such amendment is provided by the Issuer to each Rating Agency. The form of the Sale Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. This summary does not purport to be complete and is subject to, and is qualified by reference to, the provisions of the Sale Agreement.

     The Seller may sell Intangible Transition Property retained by the Seller to one or more entities other than the Issuer to finance Stranded Costs other than through the Issuer. Neither such sales nor the terms of any transition bonds issued will be subject to the prior review by or consent of the Transition Bondholders of any Series. All ITC Collections received by the Servicer during any Collection Period will be allocated among the Issuer and any Other Issuers based on their respective Percentages. "Percentage" means, with respect to the Issuer or any Other Issuer of transition bonds and any Collection Period, the percentage equivalent of a fraction, the numerator of which is the aggregate Intangible Transition Charges (as adjusted from time to time) applicable to all series of transition bonds issued by the Issuer or such Other Issuer, as applicable, and scheduled to be collected in such Collection Period and the denominator of which is the aggregate Intangible Transition Charges (as adjusted from time to time) scheduled to be collected in such Collection Period applicable to all series of transition bonds issued by the Issuer and all the Other Issuers. "Other Issuer" means any person other than the Issuer that issues transition bonds secured by Intangible Transition Property sold by the Seller to such person. See "The Master Servicing Agreement" in this Prospectus. The sale of Intangible Transition Property to an Other Issuer will be subject to the conditions that the Rating Agency Condition is satisfied with respect to all outstanding Transition Bonds and the purchaser of such Intangible Transition Property becomes a party to the Master Servicing Agreement. See "The Master Servicing Agreement--Addition of Other Issuers" in this Prospectus.

SALE AND ASSIGNMENT OF INTANGIBLE TRANSITION PROPERTY

     On the Series Issuance Date for the first Series of Transition Bonds (the "Initial Transfer Date"), pursuant to the Sale Agreement, the Seller will sell and assign to the Issuer, without recourse, except as provided therein, Initial Intangible Transition Property representing the irrevocable right to receive through Intangible Transition Charges amounts sufficient to recover Qualified Transition Expenses with respect to such Series of Transition Bonds. The net proceeds received from the sale of the Transition Bonds issued on the Initial Transfer Date will be applied to the purchase of such Transferred Intangible Transition Property. In addition, the Seller may from time to time offer to sell additional Intangible Transition Property to the Issuer, subject to the satisfaction of certain conditions (each, a "Subsequent Sale"). Each Subsequent Sale will be financed through the issuance of an additional Series of Transition Bonds. If any such offer is accepted by the Issuer, the Subsequent Sale will be effective on a date (a "Subsequent Transfer Date") specified in a written notice provided by the Seller to the Issuer.

     In accordance with the Competition Act, upon the execution and delivery of the Sale Agreement and the related bill of sale, the transfer of the Initial Intangible Transition Property will be perfected as against all third persons, including judicial lien creditors, and upon the execution of a subsequent bill of sale and an addition notice, a transfer of Subsequent Intangible Transition Property will also be perfected against all third persons, including judicial lien creditors.

     "Initial Intangible Transition Property" means Intangible Transition Property, as identified in the related bill of sale, sold to the Issuer on the Initial Transfer Date pursuant to the Sale Agreement in connection with the issuance of the initial Series of Transition Bonds. "Subsequent Intangible Transition Property" means Intangible Transition Property, as identified in the related bill of sale, sold to the Issuer on any Subsequent Transfer Date pursuant to the Sale Agreement in connection with the subsequent issuance of a Series of Transition Bonds.

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

     The Seller's accounting records and computer systems will reflect the sale and assignment of Intangible Transition Property to the Issuer, and the Seller shall treat the Transition Bonds as debt of the Seller for federal income tax purposes so long as any of the Transition Bonds are outstanding.

     Each sale of Intangible Transition Property under the Sale Agreement is subject to the satisfaction or waiver of each of the following conditions:

          (i) on or prior to the Initial Transfer Date or Subsequent Transfer Date, as applicable, the Seller shall have delivered to the Issuer a duly executed bill of sale identifying the Intangible Transition Property to be conveyed on that date, in the form required by the Sale Agreement;

          (ii) as of the Initial Transfer Date or the Subsequent Transfer Date, as applicable, the Seller was not insolvent and will not have been made insolvent by such sale, and the Seller is not aware of any pending insolvency with respect to itself;

          (iii) as of the Initial Transfer Date or the Subsequent Transfer Date, as applicable, no breach by the Seller of its representations, warranties or covenants in the Sale Agreement shall exist, and no Servicer Default shall have occurred and be continuing;

          (iv) as of the Initial Transfer Date or the Subsequent Transfer Date, as applicable, the Issuer shall have sufficient funds available to pay the purchase price for the Transferred Intangible Transition Property to be conveyed on such date, and all conditions to the issuance of one or more Series of Transition Bonds intended to provide such funds set forth in the Indenture shall have been satisfied or waived;

          (v) on or prior to the Initial Transfer Date or Subsequent Transfer Date, as applicable, the Seller shall have taken all action required to transfer to the Issuer ownership of the Transferred Intangible Transition Property to be conveyed on such date, free and clear of all liens other than liens created by the Issuer pursuant to the Indenture, and the Issuer shall have taken, or the Servicer shall have taken on behalf of the Issuer, any action required for the Issuer to grant the Bond Trustee a first priority perfected security interest in the Collateral and maintain such security interest as of such date;

          (vi) in the case of a sale of Subsequent Intangible Transition Property only, the Seller shall have provided the Issuer and the Rating Agencies with a timely addition notice specifying the Subsequent Transfer Date for such Subsequent Intangible Transition Property, on or prior to such Subsequent Transfer Date;

          (vii) the Seller shall have delivered to the Rating Agencies and the Issuer the opinion of counsel specified in the Sale Agreement and certain other opinions of counsel to the Issuer Trustee and Bond Trustee; and

          (viii) the Seller shall have delivered to the Bond Trustee and the Issuer an officers' certificate confirming the satisfaction of each condition precedent specified above.

SELLER REPRESENTATIONS AND WARRANTIES

     In the Sale Agreement, the Seller will make representations and warranties to the Issuer as of the Initial Transfer Date and any Subsequent Transfer Date to the effect, among other things, that:

          (i) all information provided by the Seller to the Issuer with respect to the Transferred Intangible Transition Property is correct in all material respects;

          (ii) the transfers and assignments contemplated by the Sale Agreement constitute sales of the Initial Intangible Transition Property or the Subsequent Intangible Transition Property, as the case may be, from the Seller to the Issuer, and the beneficial interest in and title to the Transferred Intangible Transition Property would not be part of the debtor's estate in the event of the filing of a bankruptcy petition by or against the Seller under any bankruptcy law;

          (iii) the Seller is the sole owner of the Intangible Transition Property being sold to the Issuer on the Initial Transfer Date or Subsequent Transfer Date, as applicable, the Transferred Intangible Transition Property has been validly transferred and sold to the Issuer free and clear of all liens other than liens created by the Issuer pursuant to the Indenture and all filings (including filings with the PUC under the Competition Act) necessary in any jurisdiction to give the Issuer a valid ownership interest in Transferred Intangible Transition Property free and clear of all liens of the Seller or anyone claiming through the Seller and to give the Bond Trustee a first priority perfected security interest in Transferred Intangible Transition Property have been made, other than any such filings (except for filings with the PUC under the Competition Act and filings under the Uniform Commercial Code with the Secretary of State of the State of Delaware) the absence of which would not have an adverse impact on (x) the ability of the Servicer to collect Intangible Transition Charges with respect to the Serviced Intangible Transition Property or (y) the rights of the Issuer or the Bond Trustee with respect to the Transferred Intangible Transition;

          (iv) the QRO has been issued by the PUC in accordance with the Competition Act, the QRO and the process by which it was issued comply with all applicable laws, rules and regulations and the QRO is in full force and effect;

          (v) as of the date of issuance of any Series of Transition Bonds, such Transition Bonds are entitled to the protections provided by the Competition Act and, accordingly, the provisions of the QRO relating to the Intangible Transition Property and Intangible Transition Charges are not revocable by the PUC;

        (vi) (x) under the Competition Act, neither the Commonwealth of Pennsylvania nor the PUC may limit, alter or in any way impair or reduce the value of Intangible Transition Property or Intangible Transition Charges approved by the QRO or any rights thereunder, except such a limitation or alteration may be made by the Commonwealth of Pennsylvania or the PUC if adequate compensation is made by law for the full protection of the Intangible Transition Charges and of Transition Bondholders;

             (y) under the Contract Clauses of the Constitutions of the Commonwealth of Pennsylvania and the United States, neither the Commonwealth of Pennsylvania nor the PUC can take any action that substantially impairs the rights of the Transition Bondholders unless such action is a reasonable exercise of the Commonwealth of Pennsylvania's sovereign powers and appropriate to further a legitimate public purpose; and

             (z) under the Takings Clauses of the Constitutions of the Commonwealth of Pennsylvania and the United States, if such action constitutes a permanent appropriation of the property interest of Transition Bondholders in the Intangible Transition Property and deprives the Transition Bondholders of their reasonable expectations arising from their investments in Transition Bonds, just compensation, as determined by a court of competent jurisdiction, is provided to Transition Bondholders;

          (vii) there is no order by any court providing for the revocation, alteration, limitation or other impairment of the Competition Act, QRO, Intangible Transition Property or the Intangible Transition Charges or any rights arising under any of them or which seeks to enjoin the performance of any obligations under the QRO;

          (viii) no other approval, authorization, consent, order or other action of, or filing with any court, federal or state regulatory body, administrative agency or other governmental instrumentality is required in connection with the creation of Intangible Transition Property, except those that have been obtained or made;

          (ix) except as disclosed by the Seller to the Issuer there are no proceedings or investigations pending or, to the best of the Seller's knowledge, threatened before any court, federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Seller or its properties challenging the QRO or the Competition Act;

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
          (x) no failure on the Initial Transfer Date or any Subsequent Transfer Date or any time thereafter to satisfy any condition imposed by the Competition Act with respect to the recovery of stranded costs will adversely affect the creation or sale under the Sale Agreement of the Intangible Transition Property or the right to collect Intangible Transition Charges;

          (xi) the assumptions used in calculating Intangible Transition Charges are reasonable and made in good faith;

            (xii) (x) Intangible Transition Property, other than Intangible Transition Property retained by the Seller, constitutes a current property right;

             (y) Intangible Transition Property includes, without limitation,
        (A) the irrevocable right of the Issuer and any Other Issuers to receive through Intangible Transition Charges an amount sufficient to recover all of the Seller's Qualified Transition Expenses described in the QRO in an amount equal to the aggregate principal amount of Transition Bonds and other transition bonds issued by Other Issuers plus an amount sufficient to provide for any credit enhancement (including the Overcollateralization Amount relating to each Series of Transition Bonds), to fund any reserves and to pay interest, premium, if any, servicing fees and other expenses relating to the Transition Bonds and transition bonds issued by Other Issuers, and (B) all right, title and interest of the Seller or its assignee applicable to the Transition Bonds and transition bonds issued by Other Issuers in the QRO and in all revenues, collections, claims, payments, money, or proceeds of or arising from the Intangible Transition Charges applicable to the Transition Bonds and transition bonds issued by Other Issuers set forth in the QRO to the extent that in accordance with the Competition Act, the QRO and the rates and charges authorized under the QRO are declared to be irrevocable; and

             (z) paragraphs 4 through 19 of the QRO, including the right to collect Intangible Transition Charges, have been declared to be irrevocable by the PUC;

          (xiii) the Seller is a corporation duly organized and in good standing under the laws of the Commonwealth of Pennsylvania, with corporate power and authority to own its properties and conduct its business as currently owned or conducted;

          (xiv) the Seller has the corporate power and authority to execute and deliver the Sale Agreement and to carry out its terms, the Seller has full corporate power and authority to own the Intangible Transition Property and sell and assign the Initial Intangible Transition Property, in the case of the Initial Transfer Date, and the Subsequent Intangible Transition Property, in the case of each Subsequent Transfer Date, as applicable, and the Seller has duly authorized such sale and assignment to the Issuer by all necessary corporate action and the execution, delivery and performance of the Sale Agreement have been duly authorized by the Seller by all necessary corporate action;

          (xv) the Sale Agreement constitutes a legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, subject to customary exceptions relating to bankruptcy and equitable principles;

          (xvi) the consummation of the transactions contemplated by the Sale Agreement and the fulfillment of the terms thereof do not conflict with, result in any breach of any of the terms and provisions of, nor constitute (with or without notice or lapse of time) a default under, the articles of incorporation or by-laws of the Seller, or any indenture, agreement or other instrument to which the Seller is a party or by which it shall be bound; nor result in the creation or imposition of any lien upon any of its properties (other than the lien of the PECO Energy mortgage indenture on the Seller's interest in the Monthly Servicing Fee and any other rights under the Sale Agreement) pursuant to the terms of any such indenture, agreement or other instrument; nor violate any law or any order, rule or regulation applicable to the Seller of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Seller or its properties;

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
          (xvii) except for continuation filings under the Uniform Commercial Code, no approval, authorization, consent, order or other action of, or filing with, any court, federal or state regulatory body, administrative agency or other governmental instrumentality is required in connection with the execution and delivery by the Seller of the Sale Agreement, the performance by the Seller of the transactions contemplated by the Sale Agreement or the fulfillment by the Seller of the terms of the Sale Agreement, except those which have previously been obtained or made;

          (xviii) there are no proceedings or investigations pending or, to the Seller's best knowledge, threatened, before any court, federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Seller or its properties (x) asserting the invalidity of the Sale Agreement, the Master Servicing Agreement, any bills of sale for Intangible Transition Property, the Trust Agreement or the certificate of trust filed with the State of Delaware to establish the Issuer (collectively, the "Basic Documents") or the Transition Bonds, (y) seeking to prevent the issuance of Transition Bonds or the consummation of the transactions contemplated by the Basic Documents or the Transition Bonds or (z) except as disclosed by the Seller to the Issuer, seeking any determination or ruling that could be reasonably expected to materially and adversely affect the performance by the Seller of its obligations under, or the validity or enforceability of, the Basic Documents or the Transition Bonds;

          (xix) after giving effect to the sale of any Transferred Intangible Transition Property under the Sale Agreement, the Seller (x) is solvent and expects to remain solvent, (y) is adequately capitalized to conduct its business and affairs considering its size and the nature of its business and intended purposes, (z) is not engaged nor does it expect to engage in a business for which its remaining property represents an unreasonably small capital, (xx) believes that it will be able to pay its debts as they become due and that such belief is reasonable and (yy) is able to pay its debts as they mature and does not intend to incur, or believe that it will incur, indebtedness that it will not be able to repay at its maturity;

          (xx) the Seller is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business shall require such qualifications, licenses or approvals (except where the failure to so qualify would not be reasonably likely to have a material adverse effect on the Seller's business, operations, assets, revenues, properties or prospects); and

          (xxi) fixed amounts payable by the Issuer to any Swap Counterparty under any swap or hedge transaction with the Issuer properly includable in Intangible Transition Charges.

     Subject to the conditions set forth below, the Seller will be required to pay Liquidated Damages in the following two circumstances: first, if the Seller breaches any representation or warranty specified in (ii), (iii), (iv), (v),
(vii) and (xii) above that has a material adverse effect on the Transition Bondholders or second, if the Seller breaches any representation or warranty specified in (vi), (viii), (ix), (xiii), (xiv), (xv) and (xvi) above and the full amount of losses attributable to such breach are reasonably expected to be incurred beyond a 90-day period immediately following such breach. In both circumstances, the Seller will pay the Liquidated Damages to the Bond Trustee, as assignee of the Issuer, for deposit into the General Subaccount of the Collection Account.

     In the first circumstance, the Liquidated Damages will be payable 90 days after the breach if the Seller had, immediately prior to the breach, a long term debt rating of at least "A3" by Moody's and "BBB" by S&P and the equivalent of "BBB" by any other Rating Agency and the Seller enters into a binding agreement with the Issuer to pay any amounts necessary so that all interest payments which will become due on the Transition Bonds during such 90-day period will be paid in full. If the Seller does not have such long term debt ratings, the Seller may still pay Liquidated Damages 90 days after such breach so long as it deposits an amount in escrow with the Bond Trustee sufficient, taking into account amounts on deposit in the Collection Account which will be available for such purpose, to pay all interest payments which will become due on the Transition Bonds during such 90-day period. This deposit must occur within two Business Days after such breach. If the Seller does not have such long term debt ratings and does not make such deposit, Liquidated Damages will be payable two Business Days after the date of the breach.

     The Seller will not be obligated, however, for a breach in the first circumstance (i.e., a breach of the representations or warranties in (ii), (iii), (iv), (v), (vii) and (xii) above) in the event Liquidated Damages are payable 90 days after such breach if, within 90 days after the date of the occurrence thereof, such breach is cured or the Seller takes remedial action such that there is not and will not be a material adverse effect on the Transition Bondholders as a result of such breach.

In the event that within such 90-day period, the breach is cured or the Seller takes the remedial action described in subsection (i) above, any amounts paid by the Seller to the Bond Trustee, as assignee of the Issuer, which have not been distributed pursuant to the Indenture will be returned to the Seller at the end of such 90-day period.

     In the second circumstance (i.e., a breach of the representations or warranties in (vi), (viii), (ix), (xiii), (xiv), (xv) and (xvi) above), Liquidated Damages will be payable on the first Monthly Allocation Date following the expiration of the 90-day period which follows such breach. The Seller need not pay such Liquidated Damages or any indemnification described in the next paragraph, however, if the full amount of losses attributable to the breach is reasonably expected not to exceed the De Minimis Loss Amount. In that case, on the Monthly Allocation Date immediately following the Initial Loss Calculation Date, the Seller shall pay to the Bond Trustee, as assignee of the Issuer, for deposit in the Loss Subaccount of the Collection Account, the aggregate expected amount of such losses for all Monthly Allocations Dates on which losses are expected to be incurred. Following this deposit, the Seller's obligation to pay indemnification or Liquidated Damages, as applicable, as a result of such losses shall be waived so long as actual losses incurred on any Monthly Allocation Date do not exceed the De Minimis Loss Amount. If the amount of such losses on any Monthly Allocation Date exceeds the amounts paid by the Seller, on the next Monthly Allocation Date, the Seller shall pay to the Bond Trustee, as assignee of the Issuer, the amount of such excess for such Monthly Allocation Date and the expected amount of excess for all subsequent Monthly Allocation Dates. If the amount of such losses on any Monthly Allocation Date exceeds the De Minimis Loss Amount, the full indemnification amount or Liquidated Damages, as applicable, are payable on the next Monthly Allocation Date.

     The Seller shall also indemnify the Issuer and the Bond Trustee and certain other related parties, against (i) all taxes (other than any taxes imposed on Transition Bondholders solely as a result of their ownership of Transition Bonds) resulting from the acquisition or holding of Transferred Intangible Transition Property by the Issuer or the issuance and sale by the Issuer of Transition Bonds and (ii) any liabilities, obligations, losses, damages, payments or expenses which result from (x) the Seller's willful misconduct, bad faith or gross negligence in the performance of its duties under the Sale Agreement, (y) the Seller's reckless disregard of its obligations and duties under the Sale Agreement, or (z) the Seller's breach of any representations or warranties in (i), (x), (xi), (xvii), (xviii), (xix) and (xx) above; provided, that the amount of such losses for which the Seller shall be obligated to provide indemnification shall not exceed the amount of Liquidated Damages. If such an event occurs, upon receipt of written notice of the breach by the Seller from the Issuer or Bond Trustee, the Seller will notify the Servicer of the occurrence of such event so that the Servicer may calculate the amount of indemnification in accordance with the provisions of the Master Servicing Agreement. If such breach continues unremedied beyond the Initial Loss Calculation Date, the Seller shall pay such amount to the Bond Trustee for deposit into the General Subaccount of the Collection Account. Amounts on deposit in the Reserve Subaccount and the Capital Subaccount shall not be available to satisfy any indemnification amounts owed by the Seller under the Sale Agreement.

     In addition, if the Seller breaches its representation and warranty in
(xxi) above, the Seller will indemnify the applicable swap counterparty in accordance with the provisions of the preceding paragraph and any indemnification payments will be paid to the applicable swap counterparty as provided in "The Indenture--Allocations and Payments" in this Prospectus.

     The Seller will not indemnify the Issuer or the Bond Trustee on behalf of the Transition Bondholders as a result of the Commonwealth of Pennsylvania's exercise of its power under the

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Competition Act or a change in law by legislative enactment or constitutional amendment or the Commonwealth's limitation, alteration, impairment or reduction of the value of Intangible Transition Property or Intangible Transition Charges after the Issuance Date of any Series of Transition Bonds in breach of the pledge of the Commonwealth under the Competition Act. See "Risk Factors--Unusual Nature of Intangible Transition Property--Possible Commonwealth Amendment or Repeal of Competition Act" and "--Dependence on the Competition Act and the QRO" in this Prospectus.

     In addition to the foregoing representations and warranties, the Seller has also covenanted, among other things, that it will deliver all ITC Collections it receives or the proceeds thereof, other than collections of Intangible Transition Charges relating to Intangible Transition Property retained by the Seller, to the Servicer and will promptly notify the Issuer Trustee and the Bond Trustee of any lien on any Intangible Transition Property other than the conveyances under the Sale Agreement or the Indenture, conveyances to Other Issuers and, in the case of Intangible Transition Property retained by the Seller, the lien of the Seller's mortgage.

     The Seller shall also be obligated to take such legal or administrative actions, including defending against or instituting and pursuing legal actions and appearing or testifying at hearings or similar proceedings, as may be reasonably necessary (i) to protect the Issuer and the Transition Bondholders from claims, state actions or other actions or proceedings of third parties which, if successfully pursued, would result in a breach of any of the Seller's representations and warranties in the Sale Agreement or (ii) to block or overturn any attempts to cause a repeal of, modification of or supplement to the Competition Act, the QRO or the rights of holders of Intangible Transition Property by legislative enactment or constitutional amendment that would be adverse to the holders of Intangible Transition Property. In addition, the Seller is required to execute and file such filings, including filings with the PUC pursuant to the Competition Act, as may be required to fully preserve, maintain and protect the interests of the Issuer in the Transferred Intangible Transition Property. Other than as described above, the Seller shall not be under any obligation to appear in, prosecute or defend any legal action that shall not be incidental to its obligations under the Sale Agreement and that in its opinion may involve it in any expense or liability.

CERTAIN MATTERS REGARDING THE SELLER

     The Sale Agreement provides that certain persons which succeed to the major part of the electric distribution business of the Seller shall be the successor to the Seller if such persons execute an agreement of assumption to perform every obligation of the Seller under the Sale Agreement. The Sale Agreement further requires that (i) immediately after giving effect to such transaction, no representation or warranty made in the Sale Agreement shall have been breached and no Servicer Default, and no event that, after notice or lapse of time, or both, would become a Servicer Default shall have occurred and be continuing, (ii) the Rating Agencies shall have received prior written notice of such transaction and (iii) certain officers' certificates and opinions of counsel shall have been delivered to the Issuer and the Bond Trustee.

GOVERNING LAW

     The Sale Agreement will be governed by and construed under the laws of the Commonwealth of Pennsylvania.

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
                         THE MASTER SERVICING AGREEMENT

     The following summary describes all material terms and provisions of the Master Servicing Agreement pursuant to which the Servicer is undertaking to service Intangible Transition Property. The form of the Master Servicing Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. This summary does not purport to be complete and is subject to, and is qualified by reference to, the provisions of the Master Servicing Agreement. Because the Master Servicing Agreement relates to all Serviced Intangible Transition Property (as opposed to just the Transferred Intangible Transition Property owned by the Issuer), the rights and obligations set forth in such agreement will involve other bond trustees to the extent that the purchasers of Intangible Transition Property from the Seller (other than the Issuer) do not select the same Bond Trustee.

     The Master Servicing Agreement may be amended by the parties thereto with the consent of the Bond Trustee under the Indenture and all bond trustees of any Other Issuer, if any.

SERVICING PROCEDURES

     General. The Servicer, as agent for the Issuer and the Other Issuers, will manage, service and administer, and make collections in respect of the Serviced Intangible Transition Property. The Servicer's duties will include (i) calculating and billing the Intangible Transition Charges and collecting (from Customers, electric generation suppliers and other third parties, as applicable) and posting all ITC Collections, (ii) responding to inquiries by Customers, electric generation suppliers and other third parties, the PUC, or any federal, local or other state governmental authority with respect to the Serviced Intangible Transition Property and Intangible Transition Charges, (iii) accounting for ITC Collections, investigating delinquencies, processing and depositing collections and making periodic remittances, furnishing periodic reports to the Issuer, any Other Issuers, the Bond Trustee (and any bond trustees of any Other Issuers) and the Rating Agencies, (iv) selling, as agent for the Issuer and any Other Issuers, as their respective interests may appear, defaulted or written-off accounts in accordance with the Servicer's usual and customary practices and (v) taking action in connection with adjustments to the Intangible Transition Charges as described below. See also "The QRO and the Intangible Transition Charges--Competitive Billing" in this Prospectus. The Servicer shall notify the Issuer, any Other Issuers, the Bond Trustee (and any bond trustees of any Other Issuers) and the Rating Agencies in writing of any laws or PUC regulations promulgated after the execution of the Master Servicing Agreement that have a material adverse effect on the Servicer's ability to perform its duties under the Master Servicing Agreement.

     Any ITC Collections received by the Servicer shall be allocated between the Issuer and any Other Issuers based on their respective Percentages.

     The Servicer shall institute any action or proceeding necessary to compel performance by the PUC or the Commonwealth of any of their obligations or duties under the Competition Act or the QRO with respect to the Intangible Transition Property. The cost of any such action reasonably allocated by the Servicer to the Serviced Intangible Transition Property, based on the ratio the Serviced Intangible Transition Property bears to the total Intangible Transition Property, shall be payable from ITC Collections as an operating expense and shall be allocated among the Issuer and any Other Issuers based on the ratio the outstanding principal amount of Transition Bonds issued by each of the Issuer and any Other Issuers bears to the aggregate outstanding principal amount of Transition Bonds issued by the Issuer and any Other Issuers at the time such costs are incurred.

     ITC Adjustment Process. Among other things, the Master Servicing Agreement requires the Servicer to file, and the Competition Act and the QRO require the PUC to approve, Adjustment Requests on each Calculation Date based on actual ITC Collections and updated assumptions by the Servicer as to projected future billed revenue from which Intangible Transition Charges are allocated, expected delinquencies and write-offs and future payments and expenses relating to the Serviced Transition Property and the Transition Bonds. In addition, the QRO provides that adjustments during the final calendar year during which any Series of Transition Bonds is outstanding may be implemented quarterly or monthly. The Servicer agrees to calculate such adjustments to result in the outstanding principal balance of each Series equaling the amount provided in the Expected Amortization Schedule, and the amount on deposit in the Overcollateralization Subaccount equaling the Calculated Overcollateralization Level, by (i) the next Adjustment Date or the Payment Date immediately succeeding such Adjustment Date, as specified in the related Prospectus Supplement,

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or (ii) the Expected Final Payment Date, as applicable, for each Series, taking into account any amounts on deposit in the Reserve Subaccount other than certain Customer prepayments of Intangible Transition Charges, if any, not allocable to the period covered by the applicable Adjustment Request. For a discussion of Customer prepayments, see "The Seller and Servicer--Limited Information on Customers' Creditworthiness--Customer Payments" in this Prospectus. The Servicer will file Adjustment Requests on each Calculation Date for the Issuer as specified in the Master Servicing Agreement. In accordance with the Competition Act and the QRO, the PUC has 90 days to approve annual adjustments. The adjustments to the Intangible Transition Charges are expected to be implemented on each Adjustment Date. Such adjustments to the Intangible Transition Charges will cease with respect to each Series on the final Adjustment Date specified in the Prospectus Supplement for that Series.

     ITC Collections. The Servicer is required to remit all ITC Collections (from whatever source) allocated to the Issuer or Other Issuers, if any, and all proceeds of other Collateral, if any, of the Issuer or Other Issuers, if any, received by the Servicer (i) in the case of the Issuer, to the Bond Trustee for deposit pursuant to the Indenture or (ii) in the case of Other Issuers, to the bond trustees of such Other Issuers under the indenture to which each such Other Issuer is a party on each Remittance Date. Until ITC Collections are remitted to the Collection Account, the Servicer will not segregate them from its general funds. Remittances of ITC Collections will not include interest thereon prior to the Remittance Date or late fees from customers, which the Servicer will be entitled to retain.

SERVICER ADVANCES

     If specified in the related annex to the Master Servicing Agreement, the Servicer will make advances of interest or principal on the related Series of Transition Bonds in the manner and to the extent specified in such annex.

SERVICING COMPENSATION; RELEASES

     The Issuer and each Other Issuer, severally and not jointly, agrees to pay the Servicer the Monthly Servicing Fees with respect to their respective series of transition bonds. The Monthly Servicing Fee for each Series (together with any portion of such Monthly Servicing Fee that remains unpaid from prior Monthly Allocation Dates) will be paid solely to the extent funds are available therefor as described under "The Indenture--Allocations and Payments" in this Prospectus. The Monthly Servicing Fee will be paid prior to the payment of or provision for any amounts in respect of interest on and principal of the Transition Bonds.

     In the Master Servicing Agreement, the Servicer releases the Issuer, every Other Issuer, the Bond Trustee and any bond trustees of any Other Issuers from any and all claims, subject to certain exceptions relating to the Serviced Intangible Transition Property or the Servicer's servicing activities with respect thereto.

SERVICER DUTIES

     In the Master Servicing Agreement, the Servicer has agreed, among other things, that, in servicing the Serviced Intangible Transition Property:

          (i) except where the failure to comply with any of the following would not adversely affect the Issuer's, any Other Issuer's, the Bond Trustee's or any Other Issuer's bond trustee's respective interests in Intangible Transition Property,

             (x) it will manage, service, administer and make collections in respect of the Serviced Intangible Transition Property with reasonable care and in material compliance with applicable law, including all applicable PUC regulations and guidelines, using the same degree of care and diligence that the Servicer exercises with respect to billing and collection activities that the Servicer conducts for itself and others;

             (y) it will follow standards, policies and procedures in performing its duties as Servicer that are customary in the Servicer's industry;

             (z) it will use all reasonable efforts, consistent with its customary servicing procedures, to enforce and maintain rights in respect of the Serviced Intangible Transition Property;

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             (xx) it will calculate the Intangible Transition Charges in compliance with the Competition Act, the QRO and any applicable tariffs;

          (ii) it will keep on file, in accordance with customary procedures, all documents related to Intangible Transition Property and will maintain accurate and complete accounts, records and computer systems pertaining to the Intangible Transition Property; and

          (iii) it will use all reasonable efforts consistent with its customary servicing procedures to collect all amounts owed in respect of Intangible Transition Property as they become due.

     The duties of the Servicer set forth in the Master Servicing Agreement are qualified by any PUC regulations or orders in effect at the time such duties are to be performed.

SERVICER REPRESENTATIONS AND WARRANTIES

     In the Master Servicing Agreement, the Servicer will make representations and warranties as of each date the Seller sells or otherwise transfers any Intangible Transition Property to the Issuer and any Other Issuer to the effect, among other things, that:

          (i) the Servicer is a corporation duly organized and in good standing under the laws of the state of its incorporation, with the corporate power and authority to own its properties and conduct its business as such properties are currently owned and such business is presently conducted and to execute, deliver and carry out the terms of the Master Servicing Agreement and has the power, authority and legal right to service the Serviced Intangible Transition Property;

          (ii) the Servicer is duly qualified to do business as a foreign corporation in good standing in all jurisdictions in which it is required to do so;

          (iii) the Servicer's execution, delivery and performance of the Master Servicing Agreement have been duly authorized by the Servicer by all necessary corporate action;

          (iv) the Master Servicing Agreement constitutes a legal, valid and binding obligation of the Servicer, enforceable against the Servicer in accordance with its terms, subject to customary exceptions relating to bankruptcy and equitable principles;

          (v) the consummation of the transactions contemplated by the Master Servicing Agreement does not conflict with or result in any breach of the terms and provisions of or constitute a default under the Servicer's articles of incorporation or by-laws or any material agreement to which the Servicer is a party or bound, result in the creation or imposition of any lien upon the Servicer's properties (other than the lien of the Seller's mortgage on its interest in the Master Servicing Agreement) or violate any law or any order, rule or regulation applicable to the Servicer or its properties;

          (vi) except for filings with the PUC for revised Intangible Transition Charges and Uniform Commercial Code continuation filings, no governmental approvals, authorizations, consents, orders, or other actions or filings are required for the Servicer to execute, deliver and perform its obligations under the Master Servicing Agreement, except those which have previously been obtained or made; and

          (vii) no proceeding or investigation is pending or, to the Servicer's best knowledge, threatened before any court, federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Servicer or its properties (x) except as disclosed by the Servicer to the Issuer and any Other Issuers, seeking any determination or ruling that might materially and adversely affect the performance by the Servicer of its obligations under, or the validity or enforceability against the Servicer of, the Master Servicing Agreement or (y) relating to the Servicer and which might adversely affect the federal or state income tax attributes of the Transition Bonds.

SERVICER INDEMNIFICATION

     Under the Master Servicing Agreement, the Servicer agrees to indemnify the Issuer, any Other Issuers, the Bond Trustee, on behalf of the Transition Bondholders, the bond trustees of any Other Issuers, on behalf of the holders of transition bonds issued by such Other Issuers, and certain other related parties, against any costs, expenses, losses, damages, claims and liabilities that may be imposed upon, incurred by or asserted against such person as a result of (i) the Servicer's willful misfeasance,

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bad faith or gross negligence in the performance of its duties or observance of its covenants under the Master Servicing Agreement or the Servicer's reckless disregard of its obligations and duties under the Master Servicing Agreement and
(ii) the Servicer's breach of any of its representations or warranties under the Master Servicing Agreement.

STATEMENTS TO ISSUER AND BOND TRUSTEE

     For each Calculation Date, the Servicer will provide to the Issuer, the Bond Trustee and each of the Rating Agencies a statement indicating, with respect to the Transferred Intangible Transition Property (i) the outstanding principal balance for each Series and the amount provided in the Expected Amortization Schedule for each Series as of the immediately preceding Payment Date, (ii) the amount on deposit in the Overcollateralization Subaccount and the Calculated Overcollateralization Level as of the immediately preceding Payment Date, (iii) the sum of the amounts provided in the Expected Amortization Schedule for each outstanding Series for each Payment Date prior to the next Adjustment Date and the Servicer's projection of the aggregate principal amount of all Series as of each Payment Date prior to the next Adjustment Date, (iv) the Calculated Overcollateralization Level for each Payment Date prior to the next Adjustment Date and the Servicer's projection of the amount on deposit in the Overcollateralization Subaccount as of each Payment Date prior to the next Adjustment Date and (v) the projected ITC Collections from the Payment Date immediately preceding the next Adjustment Date through such Adjustment Date. Moreover, on or before each Remittance Date, the Servicer will prepare and furnish to the Issuer and the Bond Trustee a statement setting forth the aggregate amount remitted or to be remitted by the Servicer to the Bond Trustee for deposit on such Remittance Date pursuant to the Indenture.

     In addition, at least three Business Days before each Monthly Allocation Date, the Servicer will prepare and furnish to the Issuer and the Bond Trustee a statement setting forth the transfers and payments to be made on such Monthly Allocation Date and the amounts thereof. Further, at least three Business Days before each Payment Date for each Series of Transition Bonds, the Servicer will prepare and furnish to the Issuer and the Bond Trustee a statement setting forth the amounts to be paid to the holders of Transition Bonds of such Series. On the basis of this information, the Bond Trustee will furnish to the Transition Bondholders on each Payment Date the report described under "The Indenture--Reports to Transition Bondholders" in this Prospectus.

EVIDENCE AS TO COMPLIANCE

     The Master Servicing Agreement will provide that a firm of independent public accountants will furnish to the Issuer, any Other Issuer, the Bond Trustee, the bond trustees of any Other Issuers and the Rating Agencies, on or before March 31 of each year, beginning March 31, 2000, a statement as to compliance by the Servicer during the preceding calendar year (or the relevant portion thereof) with certain standards relating to the servicing of Intangible Transition Property. This report (the "Annual Accountant's Report") will state that such firm has performed certain procedures in connection with the Servicer's compliance with the servicing procedures of the Master Servicing Agreement, identifying the results of such procedures and including any exceptions noted. The Annual Accountant's Report will also indicate that the accounting firm providing such report is independent of the Servicer within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants.

     The Master Servicing Agreement will also provide for delivery to the Issuer, any Other Issuer, the Bond Trustee and the bond trustees of such Other Issuer on or before March 31 of each year, a certificate signed by an officer of the Servicer to the effect that the Servicer has fulfilled its obligations under the Master Servicing Agreement for the preceding calendar year (or the relevant portion thereof) or, if there has been a default in the fulfillment of any such obligation, describing each such default. The Servicer has agreed to give the Issuer, any Other Issuer, each Rating Agency, the Bond Trustee or the bond trustee of such Other Issuer, as the case may be, notice of any Servicer Default under the Master Servicing Agreement.

CERTAIN MATTERS REGARDING THE SERVICER

     Pursuant to the QRO, PECO Energy may assign its obligations under the Master Servicing Agreement to any electric distribution company, as such term is defined in the Competition Act, which succeeds to the major part of PECO Energy's electric distribution business. Prior to any such

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assignment, the Servicer shall provide written notice thereof to each of the
Rating Agencies. Under the Master Servicing Agreement, certain persons which succeed to the major part of the electric distribution business of the Servicer, which persons assume the obligations of the Servicer, will be the successor of the Servicer under the Master Servicing Agreement. The Master Servicing Agreement further requires that (i) immediately after giving effect to such transaction, no representation or warranty made by the Servicer in the Master Servicing Agreement shall have been breached and no Servicer Default, and no event which, after notice or lapse of time, or both, would become a Servicer Default shall have occurred and be continuing; (ii) certain officers' certificates and opinions of counsel shall have been delivered to the Issuer, any Other Issuers, the Bond Trustee (and any other bond trustees of any Other Issuers), as the case may be, and the Rating Agencies; and (iii) prior written notice shall have been received by the Rating Agencies.

     The Master Servicing Agreement provides that, subject to the foregoing provisions, PECO Energy shall not resign from the obligations and duties imposed on it as Servicer except upon a determination, communicated to the Issuer, any Other Issuers, the Bond Trustee (and any bond trustees of any Other Issuers), and each Rating Agency and evidenced by an opinion of counsel, that the performance of its duties under the Master Servicing Agreement are no longer permissible under applicable law. No such resignation shall become effective until a successor servicer has assumed the servicing obligations and duties of PECO Energy under the Master Servicing Agreement.

     In addition, the QRO and the Competition Act require that the Servicer's responsibility to collect the applicable Intangible Transition Charges and other obligations under the Master Servicing Agreement must be undertaken and performed by any other entity that provides transmission and distribution service to the customers.

     Except as expressly provided in the Master Servicing Agreement, the Servicer will not be liable to the Issuer or any Other Issuer for any action taken or for refraining from taking any action pursuant to the Master Servicing Agreement or for errors in judgment, except to the extent such liability is imposed by reason of the Servicer's willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of reckless disregard of obligations and duties under the Master Servicing Agreement.

SERVICER DEFAULTS

     "Servicer Defaults" under the Master Servicing Agreement will include, among other things:

          (i) any failure by the Servicer to deliver to the Bond Trustee, on behalf of the Issuer, or to the bond trustee of any Other Issuer, on behalf of such Other Issuer, any required remittance that shall continue unremedied for a period of three Business Days after written notice of such failure is received by the Servicer;

          (ii) any failure by the Servicer, duly to observe or perform in any material respect any other covenant or agreement in the Master Servicing Agreement or any other Basic Document to which it is a party, which failure materially and adversely affects Intangible Transition Property and which continues unremedied for 30 days after notice of such failure has been given to the Servicer, by the Issuer, any Other Issuer or the Bond Trustee (or bond trustees of any Other Issuer), as the case may be, or after discovery of such failure by an officer of the Seller, as the case may be;

          (iii) any representation or warranty made by the Servicer in the Master Servicing Agreement shall prove to have been incorrect when made, which has a material adverse effect on any of the Transition Bondholders, the holders of transition bonds issued by any Other Issuer, the Issuer or any Other Issuer and which continues unremedied for 60 days after notice of such failure has been given to the Servicer by the Issuer, any Other Issuer, the Bond Trustee or any bond trustee of any Other Issuer, as the case may be; and

          (iv) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings with respect to the Servicer and certain actions by the Servicer indicating its insolvency, reorganization pursuant to bankruptcy proceedings or inability to pay its obligations.

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     The Bond Trustee, together with all bond trustees of any Other Issuers, if any, may waive any default by the Servicer, except a default in making any required remittances to the Bond Trustee, or any bond trustee of any Other Issuer, if any.

RIGHTS UPON SERVICER DEFAULT

     As long as a Servicer Default under the Master Servicing Agreement remains unremedied, the Bond Trustee or, if transition bonds issued by Other Issuers are outstanding, one or more of the bond trustees of such Other Issuers and the Bond Trustee, representing a majority of the outstanding principal amount of all transition bonds issued by such Other Issuers and the Issuer, as assignees of such Other Issuers and the Issuer, as applicable, may terminate all the rights and obligations of the Servicer under the Master Servicing Agreement (other than the Servicer's indemnification obligation and obligation to continue performing its functions as Servicer until a successor servicer is appointed), whereupon a Successor Servicer appointed by the Bond Trustee or, if there are more than one, by the bond trustees representing a majority of the outstanding amount of transition bonds issued by the Issuer and the Other Issuers will succeed to all the responsibilities, duties and liabilities of the Servicer under the Master Servicing Agreement and will be entitled to similar compensation arrangements. Upon a Servicer Default based upon the commencement of a case by or against the Servicer under the Bankruptcy Code or similar laws (the "Insolvency Laws"), the Bond Trustee, the Issuer, any Other Issuers and bond trustees of such Other Issuers, if any, may be prevented from effecting a transfer of servicing. See "Risk Factors--Bankruptcy; Creditors' Rights" in this Prospectus. The Bond Trustee may make arrangements for compensation to be paid to any Successor Servicer, which in no event may be greater than the servicing compensation paid to the Servicer under the Master Servicing Agreement. See "Risk Factors--Bankruptcy; Creditors' Rights" in this Prospectus. In addition, upon a Servicer Default because of a failure to make required remittances, the Issuer, any Other Issuers or their respective pledgees or transferees will have the right to apply to the PUC for sequestration and payment of revenues arising from the Intangible Transition Property.

SUCCESSOR SERVICER

     In accordance with the provisions of the QRO and pursuant to the provisions of the Master Servicing Agreement, if for any reason a third party assumes or succeeds to the role of the Servicer under the Master Servicing Agreement (in such role, the "Successor Servicer"), the Master Servicing Agreement will require the Servicer to cooperate with the Issuer, any Other Issuer, the Bond Trustee (or any bond trustee of any Other Issuer), as the case may be, and the Successor Servicer in terminating the Servicer's rights and responsibilities under the Master Servicing Agreement, including the transfer to the Successor Servicer of all documentation pertaining to Intangible Transition Property and all cash amounts then held by the Servicer for remittance or subsequently acquired by the Servicer. The Master Servicing Agreement will provide that the Servicer shall be liable for all reasonable costs and expenses incurred in transferring servicing responsibilities to the Successor Servicer. A Successor Servicer may not resign unless it is prohibited from serving by law. The predecessor Servicer is obligated, on an ongoing basis, to cooperate with the Successor Servicer and provide whatever information is, and take whatever actions are, reasonably necessary to assist the Successor Servicer in performing its obligations under the Master Servicing Agreement.

ADDITION OF OTHER ISSUERS

     Upon the execution and delivery by the Servicer and a purchaser of Intangible Transition Property from the Seller of a supplement to the Master Servicing Agreement entered into for the purpose of adding such purchaser as a party, such purchaser shall become a party to the Master Servicing Agreement, as if originally named therein. The addition of any such purchaser shall not require the consent of the Issuer or any Other Issuer under the Master Servicing Agreement.

GOVERNING LAW

     The Master Servicing Agreement will be governed by and construed under the laws of the Commonwealth of Pennsylvania.

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                                 THE INDENTURE

     The following summary describes all material terms and provisions of the Indenture pursuant to which Transition Bonds will be issued. The form of the Indenture, including the form of the Supplemental Indenture, has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. This summary does not purport to be complete and is subject to, and is qualified by reference to, the provisions of the Indenture. See "PECO Energy Company" in this Prospectus.

SECURITY

     To secure the payment of principal of and premium, if any, and interest on, and any other amounts owing in respect of, the Transition Bonds pursuant to the Indenture, the Issuer will grant to the Bond Trustee for the benefit of the Transition Bondholders a security interest in all of the Issuer's right, title and interest in and to the following Collateral: (i) the Transferred Intangible Transition Property sold by the Seller to the Issuer from time to time pursuant to the Sale Agreement and all proceeds thereof, (ii) the Sale Agreement (except for certain provisions for indemnification of the Issuer), (iii) all bills of sale delivered by the Seller pursuant to the Sale Agreement, (iv) the Master Servicing Agreement (except for certain provisions for indemnification of the Issuer), (v) the Collection Account and all amounts on deposit therein from time to time, (vi) any hedge or swap agreements to which the Issuer is a party, (vii) certain rights under any hedge or swap transaction entered into with respect to floating rate Transition Bonds or other credit enhancements, (viii) all present and future claims, demands, causes and choses in action in respect of any or all of the foregoing and (ix) all payments on or under, and all proceeds of every kind and nature whatsoever in respect of, any or all of the foregoing, provided that cash or other property distributed to the Issuer from the Collection Account in accordance with the provisions of the Indenture will not be subject to the lien of the Indenture. See "--Allocation and Payments" below.

ISSUANCE IN SERIES OR CLASSES

     Transition Bonds may be issued under the Indenture from time to time to finance the purchase by the Issuer of Intangible Transition Property (a "Financing Issuance") or to pay the cost of refunding, through redemption or payment, all or part of the Transition Bonds (a "Refunding Issuance"). Any Series of Transition Bonds may include one or more Classes which differ, among other things, as to interest rate and amortization of principal. The terms of all Transition Bonds of the same Series will be identical, unless such Series is comprised of more than one Class, in which case the terms of all Transition Bonds of the same Class will be identical. The particular terms of the Transition Bonds of any Series and, if applicable, Classes thereof, will be set forth in the related Prospectus Supplement for that Series. The terms of such Series and any Classes thereof will not be subject to prior review by, or consent of, the Transition Bondholders of any previously issued Series. See "Risk Factors--The Transition Bonds--Effect of Additional Series and Other Financings on Outstanding Transition Bonds," "The Transition Bonds" and "PECO Energy Company" in this Prospectus.

     Under the Indenture, the Bond Trustee will authenticate and deliver an additional Series of Transition Bonds only upon receipt by the Bond Trustee of, among other things, a certificate of the Issuer that no Event of Default has occurred and is continuing, an opinion of counsel to the Issuer and evidence of satisfaction of the Rating Agency Condition.

     In addition, in connection with the issuance of the each new Series, the Bond Trustee will have to provide a certificate or opinion of a firm of independent certified public accountants of recognized national reputation to the effect that, based on the assumptions used in calculating the initial Intangible Transition Charges with respect to the Transferred Intangible Transition Property or, if applicable, the most recent revised Intangible Transition Charges with respect to the Transferred Intangible Transition Property, after giving effect to the issuance of such Series and the application of the proceeds therefrom, such Intangible Transition Charges will be sufficient to pay all fees and expenses of servicing the Transition Bonds, interest on each Series of Transition Bonds when due and principal of

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each Series of Transition Bonds in accordance with the Expected Amortization
Schedule therefor and to fund the Calculated Overcollateralization Level as of each Payment Date.

     If the issuance is a Refunding Issuance, the amount of money necessary to pay premiums, if any, and the outstanding principal balance of and interest on the Transition Bonds being refunded shall be deposited into a separate account with the Bond Trustee.

COLLECTION ACCOUNT

     Under the Indenture, the Issuer will establish one or more segregated trust accounts in the Bond Trustee's name, which collectively comprise the Collection Account, with the Bond Trustee or at another Eligible Institution. The Collection Account will be divided into subaccounts, which need not be separate bank accounts: the General Subaccount, one or more Series Subaccounts, one or more Class Subaccounts, the Overcollateralization Subaccount, the Capital Subaccount, the Reserve Subaccount and, if required by the Indenture, one or more Defeasance Subaccounts, a Loss Subaccount and an Interest Deposit Subaccount. All amounts in the Collection Account not allocated to any other subaccount will be allocated to the General Subaccount. Unless the context indicates otherwise, references in this Prospectus to the Collection Account include all of the subaccounts contained therein. All monies deposited from time to time in the Collection Account, all deposits therein pursuant to the Indenture, and all investments made in Eligible Investments with such monies, shall be held by the Bond Trustee in the Collection Account as part of the Collateral.

     "Eligible Institution" means (i) the corporate trust department of the Bond Trustee or (ii) a depository institution organized under the laws of the United States of America or any state (or any domestic branch of a foreign bank), which
(x) has (A) a long-term unsecured debt rating of "AAA" by S&P and "Aa3" by Moody's and (B) a short-term rating of "A-1+" by S&P and "P-1" by Moody's, or any other long-term, short-term or certificate of deposit rating acceptable to the Rating Agencies and (y) whose deposits are insured by the Federal Deposit Insurance Corporation.

     So long as no default or Event of Default has occurred and is continuing, all funds in the Collection Account may be invested in any of the following: (i) direct obligations of, or obligations fully and unconditionally guaranteed as to timely payment by, the United States of America, (ii) demand deposits, time deposits, certificates of deposit, or bankers' acceptances of Eligible Institutions which are described in clause (x) of the preceding paragraph, (iii) commercial paper (other than commercial paper issued by the Seller or the Servicer or any of their affiliates) having, at the time of investment or contractual commitment to invest, a rating in the highest rating category from each Rating Agency, (iv) money market funds which have the highest rating from each Rating Agency, (v) repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America or certain agencies or instrumentalities thereof the obligations of which are backed by the full faith and credit of the United States of America, entered into with an Eligible Institution, or (vi) any other investment permitted by each Rating Agency (collectively, the "Eligible Investments"), in each case which mature no later than the Business Day prior to (i) with respect to funds in the General Subaccount, Overcollateralization Subaccount, Capital Subaccount, Reserve Subaccount, Loss Subaccount and Interest Deposit Subaccount, the next Monthly Allocation Date or (ii) with respect to funds in the Series Subaccount for any Series of Transition Bonds or the Class Subaccount for any Class of Transition Bonds, the next Payment Date for such Series or Class. The Bond Trustee will have access to the Collection Account for the purpose of making deposits in and withdrawals from the Collection Account in accordance with the Indenture.

     On each Remittance Date, the Servicer will remit all ITC Collections (from whatever source) allocated to the Issuer pursuant to the Master Servicing Agreement and all proceeds of other Collateral received by the Servicer to the Bond Trustee under the Indenture for deposit pursuant to the Indenture. In addition, amounts remitted by any counterparty to any hedge or swap transaction will be deposited in the Class Subaccount for the Class to which such amount relates. Further, the Bond Trustee will deposit all Indemnity Amounts remitted to the Bond Trustee by the Seller or the Servicer or otherwise received by the Bond Trustee, and Liquidated Damages remitted by the Seller into the General

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Subaccount of the Collection Account. Loss Amounts remitted by the Seller to the
Bond Trustee shall be deposited in the Loss Subaccount and Interest Deposit Amounts remitted by the Seller to the Bond Trustee shall be deposited in the Interest Deposit Subaccount. "Interest Deposit Amounts" means any amounts remitted by the Seller to the Bond Trustee in respect of interest payments
(which shall mean the regular fixed payment to a counterparty to a hedge or swap agreement in the case of any Series or Class of floating rate Transition Bonds, but not payments in respect of breakage or termination of such agreement) pursuant to a binding agreement with the Issuer entered into by the Seller or an escrow arrangement pursuant to the Sale Agreement. "Loss Amounts" means any amounts remitted by the Seller to the Bond Trustee pursuant to the Sale
Agreement in respect of losses as a result of certain willful misconduct, bad faith, gross negligence, or reckless disregard of its obligations therein or the breach of certain representations and warranties therein by the Seller. See "The Sale Agreement" and the "The Master Servicing Agreement" in this Prospectus.

     General Subaccount. ITC Collections remitted by the Servicer to the Bond Trustee, as well as Liquidated Damages and Indemnity Amounts remitted by the Seller or the Servicer or otherwise received by the Bond Trustee or the Issuer, shall be deposited in the General Subaccount. On each Monthly Allocation Date, the Bond Trustee will draw on amounts in the General Subaccount to make the allocations and payments described in "--Allocations and Payments" below.

     Reserve Subaccount. ITC Collections available on any Monthly Allocation Date above that necessary to pay (i) amounts payable in respect of fees and expenses of the Bond Trustee and the Servicer and certain other fees and expenses, (ii) amounts distributable to Series Subaccounts in respect of principal of and interest paid on the next Payment Date therefor and to Class Subaccounts, if any, in respect of principal of and interest paid on the day before the next Payment Date and (iii) amounts allocable to the Overcollateralization Subaccount (all as described under "--Allocations and Payments" below), including certain Customer prepayments of Intangible Transition Charges, if any, will be allocated to the Reserve Subaccount. Amounts in the Reserve Subaccount will be invested in Eligible Investments, and the Issuer will be entitled to earnings thereon, subject to the limitations described under "--Allocations and Payments" below. On each Monthly Allocation Date, the Bond Trustee will draw on amounts in the Reserve Subaccount, if any, to the extent amounts available in the General Subaccount, the Interest Deposit Subaccount (with respect to payments of Interest) and the Loss Subaccount (with respect to payments contemplated by (i) through (viii) in "--Allocations and Payments" below) are insufficient to make scheduled distributions to the Series Subaccounts and pay expenses of the Issuer, the Bond Trustee, the Servicer and certain other fees and expenses. Subject to the conditions described in "--Allocations and Payments" below, the Bond Trustee may also use funds in the Reserve Subaccount to cover any shortfall arising from the failure by the counterparty to any hedge or swap transaction entered into by the Issuer to fully pay amounts due to the Issuer under the applicable hedge or swap agreement.

     Overcollateralization Subaccount. ITC Collections to the extent available, as described under "--Allocation and Payments" below, will be deposited in the Overcollateralization Subaccount on each Monthly Allocation Date up to the Monthly Allocated Overcollateralization Balances for all Series. Amounts in the Overcollateralization Subaccount will be invested in Eligible Investments and the Issuer will be entitled to earnings thereon, subject to the limitations described under "--Allocations and Payments" below. On each Monthly Allocation Date, the Bond Trustee will draw on amounts in the Overcollateralization Subaccount to the extent amounts on deposit in the General Subaccount, the Interest Deposit Subaccount (with respect to payments of Interest), the Loss Subaccount (with respect to payments contemplated by (i) through (viii) in "--Allocations and Payments" below) and the Reserve Subaccount are insufficient to make scheduled distributions to the Series Subaccounts and to pay expenses of the Issuer, the Bond Trustee and the Servicer and certain other fees and expenses. If any Series or Class of Transition Bonds is redeemed or any Series is fully amortized as of any Monthly Allocation Date, the amount by which amounts on deposit in the Overcollateralization Subaccount exceed the Monthly Allocated Overcollateralization Balances for all Series will be released to the Issuer, free of the lien of the Indenture.

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     Capital Subaccount.  Upon the issuance of each Series of Transition Bonds, the Seller will make a capital contribution in the amount of the Required Capital Amount to the Issuer, and the Issuer will pay such amount to the Bond Trustee for deposit into the Capital Subaccount which will be invested in Eligible Investments, and the Issuer will be entitled to earnings thereon subject to the limitations described under "--Allocations and Payments" below. The Bond Trustee will draw on amounts in the Capital Subaccount, if any, to the extent amounts available in the General Subaccount, Interest Deposit Subaccount (with respect to payments of Interest), the Loss Subaccount (with respect to payments contemplated by (i) through (viii) in "Allocations and Payments" below), the Reserve Subaccount and the Overcollateralization Subaccount are insufficient to make scheduled distributions to the Series Subaccounts and to pay expenses of the Issuer, the Bond Trustee and the Servicer and certain other fees and expenses. If any Series or Class of Transition Bonds is redeemed or any Series is fully amortized as of any Monthly Allocation Date, the amount by which amounts on deposit in the Capital Subaccount exceed the Required Capital Amount will be released to the Issuer, free of the lien of the Indenture.

     Series Subaccount. Upon the issuance of each Series of Transition Bonds, a Series Subaccount will be established with respect to such Series. On each Monthly Allocation Date, deposits will be made to each Series Subaccount as described under "--Allocations and Payments" below. On each Payment Date, the Bond Trustee will withdraw funds from the Series Subaccount to make payments on the related Series of Transition Bonds as specified in the related Prospectus Supplement. Any balance remaining in any Series Subaccount on any Payment Date after payments have been made to Transition Bondholders of the related Series will be transferred to the General Subaccount for allocation on the next Monthly Allocation Date.

     Class Subaccount. If specified in the related Prospectus Supplement, a Class Subaccount will be established with respect to the designated Class or Classes. Payments to and from any counterparty to a hedge or swap transaction will be made from or deposited to, as applicable, the applicable Class Subaccounts as described in the related Prospectus Supplement. On each Payment Date, amounts on deposit in the Class Subaccount will be applied to make payments with respect to the related Class, as specified in the related Prospectus Supplement. Any balance remaining in any Class Subaccount on any Payment Date after payments have been made to Transition Bondholders of the related Class will be transferred to the General Subaccount for allocation on the next Monthly Allocation Date.

     Loss Subaccount. Prior to the deposit of any Loss Amounts in the Collection Account, the Issuer shall establish the Loss Subaccount, and any Loss Amounts remitted by the Seller to the Bond Trustee shall be deposited in such subaccount. The Bond Trustee will draw on amounts in the Loss Subaccount, if any, as described under "Allocations and Payments" below.

     Interest Deposit Subaccount. Prior to the deposit of any Interest Deposit Amounts in the Collection Account, the Issuer shall establish the Interest Deposit Subaccount and any Interest Deposit Amounts remitted by the Seller to the Bond Trustee shall be deposited in such subaccount. The Bond Trustee will draw on amounts in the Interest Deposit Subaccount, if any, as described under "--Allocations and Payments" below.

     Defeasance Subaccount. In the event funds are remitted to the Bond Trustee in connection with the exercise of the Legal Defeasance Option or the Covenant Defeasance Option, the Issuer shall establish a Defeasance Subaccount for each Series to be defeased into which such funds shall be deposited. All amounts in the Defeasance Subaccount will be applied by the Bond Trustee, in accordance with the provisions of the Transition Bonds and the Indenture, to the payment to the holders of the particular Transition Bonds for the payment or redemption of which such amounts were deposited with the Bond Trustee, including all sums due for principal, premium, if any, and interest. See "--Legal Defeasance and Covenant Defeasance" below.

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ALLOCATIONS AND PAYMENTS

     On each Monthly Allocation Date, the Bond Trustee shall apply all amounts on deposit in the General Subaccount of the Collection Account and any investment earnings thereon in the following priority:

          (i) all amounts owed to the Bond Trustee (including legal fees and expenses, Indemnity Amounts and Loss Amounts) will be paid to the Bond Trustee;

          (ii) all amounts owed to the Issuer Trustee (including legal fees and expenses, Indemnity Amounts and Loss Amounts) will be paid to the Issuer Trustee;

          (iii) the Monthly Servicing Fee and all unpaid Monthly Servicing Fees from prior Monthly Allocation Dates will be paid to the Servicer;

          (iv) so long as no Event of Default has occurred and is continuing or would be caused by such payment, all operating expenses other than those referred to in clauses (i), (ii) and (iii) above will be paid to the persons entitled thereto, provided that the amount paid on any Monthly Allocation Date pursuant to this clause (iv) may not exceed $12,500 in the aggregate for all Series;

          (v) an amount equal to Interest (which shall mean, in the case of any Series or Class of floating rate Transition Bonds, the regular fixed payment to a counterparty to a hedge or swap agreement, but not payment in respect of breakage or termination of such agreement) with respect to each Series of Transition Bonds for such Monthly Allocation Date will be transferred on a Pro Rata basis to the Series Subaccount for such Series;

          (vi) an amount equal to any Principal of any Series or Class of the Transition Bonds payable as a result of acceleration triggered by an Event of Default, any Principal of any Series or Class of Transition Bonds payable on a Series Termination Date or Class Termination Date, as applicable, that will occur prior to the next Monthly Allocation Date and any Principal of and premium on a Series or Class of Transition Bonds payable on a Redemption Date that will occur prior to the next Monthly Allocation Date will be transferred on a Pro Rata basis to the Series Subaccount for such Series, taking into account amounts on deposit therein in respect of Principal as of such Monthly Allocation Date;

          (vii) an amount equal to Principal with respect to each Series of Transition Bonds for such Monthly Allocation Date not provided for pursuant to clause (vi) above will be transferred on a Pro Rata basis to the Series Subaccount for such Series;

          (viii) all unpaid operating expenses, Indemnity Amounts and Loss Amounts will be paid to the persons entitled thereto;

          (ix) Overcollateralization with respect to all Series of Transition Bonds for such Monthly Allocation Date will be transferred to the Overcollateralization Subaccount;

          (x) any termination or breakage amounts owed to any counterparty to a swap or hedge transaction pursuant to any hedge or swap agreement;

          (xi) provided that no Event of Default has occurred and is continuing, an amount up to the amount of net investment earnings on amounts in the Collection Account since the previous Monthly Allocation Date will be released to the Issuer free from the lien of the Indenture;

          (xii) the balance, if any, will be allocated to the Reserve Subaccount; and

          (xiii) following repayment of all outstanding Series of Transition Bonds, the balance, if any, will be released to the Issuer free from the lien of the Indenture.

     If on any Monthly Allocation Date funds on deposit in the General Subaccount are insufficient to make the allocations contemplated by clauses (i) through (ix) above, the Bond Trustee will draw from amounts on deposit in the following subaccounts up to the amount of such shortfall, in order to make

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such payments and transfers: (i) from the Interest Deposit Subaccount, with respect to the payments or transfers contemplated by clause (v) above only, (ii) then from the Loss Subaccount, with respect to the payments or transfers contemplated by clauses (i) through (viii) above only, and (iii) thereafter from the Reserve Subaccount, then from the Overcollateralization Subaccount and finally from the Capital Subaccount.

     On each Payment Date for any Series, the amounts on deposit in the applicable Series Subaccount for that Series remaining after the allocations, if any, described in the next paragraph (other than net income or other gain, which, so long as no Event of Default has occurred and is continuing, shall be released to the Issuer free of the lien of the Indenture) will be applied as follows (in the priority indicated) provided, that with respect to a Class of such Series for which a hedge or swap agreement is in effect, only amounts on deposit in the Class Subaccount therefor shall be so applied: (i) interest due and payable on the Transition Bonds of such Series, together with any overdue interest and, to the extent permitted by law, interest thereon, will be paid to the Transition Bondholders of such Series (in the case of Classes with swap or hedge transactions, such interest will be the amounts payable to the applicable counterparty to such transactions), (ii) the balance, if any, up to the principal amount of the Transition Bonds of such Series that is scheduled to be paid by such Payment Date in accordance with the Expected Amortization Schedule for such Series or, with respect to any Series of Transition Bonds payable as a result of acceleration pursuant to the Indenture or to be redeemed pursuant to the Indenture, the outstanding principal amount of such Series and premium, if any, will be paid to the Transition Bondholders of such Series in respect of principal and premium, if any, on the Transition Bonds of such Series and (iii) the balance, if any, will be transferred to the General Subaccount for allocation on the next Monthly Allocation Date. See "The Indenture--Allocations and Payments" in this Prospectus. Amounts applied to a Series as described in this paragraph will be allocated among the Classes of such Series, if any (including to the Class Subaccounts, if any, as described in this following paragraph), as described in the Prospectus Supplement.

     On the Business Day preceding each Payment Date, the amounts on deposit in any Series Subaccount with respect to Classes of such Series for which one or more Class Subaccounts have been established (other than net income or other gain, which, so long as no Event of Default has occurred and is continuing, shall be released to the Issuer free of the lien of the Indenture) will be allocated to the applicable Class Subaccount in accordance with the related Prospectus Supplement, up to the gross amount, if any, owed to the applicable counterparty to any hedge or swap transaction entered into by the Issuer in respect of regular fixed payments pursuant to the related hedge or swap agreement but not breakage or termination of such agreement. On such day, net amounts owed to such counterparty will be paid from, or net amounts paid by such counterparty will be deposited into, such Class Subaccount. See "The Indenture -- Allocations and Payments" in this Prospectus.

     All payments to Transition Bondholders of a Series pursuant to clauses (i) and (ii) of the second preceding paragraph shall be made pro rata based on the respective principal amounts of Transition Bonds of such Series held by such Transition Bondholders, unless, in the case of a Series comprised of two or more Classes, the applicable Supplemental Indenture for such Series specifies otherwise. All payments to Transition Bondholders of a Class pursuant to clause
(i) or (ii) of the second preceding paragraph shall be made pro rata based on the respective principal amounts of Transition Bonds of such Class held by such Transition Bondholders. If on any Payment Date a counterparty to any hedge or swap transaction entered into by the Issuer has failed to fully pay amounts due to the Issuer under the applicable hedge or swap agreement related to a Class of Transition Bonds for which a Class Subaccount has been established, after all Series Subaccounts have accessed the Reserve Subaccount as provided for in the Indenture, the Bond Trustee shall transfer amounts on deposit in the Reserve Subaccount up to the amount of any applicable shortfall; provided, that the Bond Trustee shall have received from the Servicer a certificate to the effect that, based on the Servicer's best assumptions and projections at the time, such amounts will not be needed to cover shortfalls on any other Class or Series on any Monthly Allocation Date prior to the next Adjustment Date.

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LIQUIDATED DAMAGES

     Liquidated Damages will be deposited into the General Subaccount of the Collection Account as provided in the Sale Agreement and applied on the date specified by the Issuer for the redemption of the Transition Bonds as a result of receiving such Liquidated Damages (the "Liquidated Damages Redemption Date"), which date may not be more than five days after receipt of Liquidated Damages by the Issuer, in the following amounts and priority:

          (i) all amounts owed by the Issuer to the Bond Trustee and the Issuer Trustee (including legal fees and expenses) shall be paid to the Bond Trustee and the Issuer Trustee, respectively;

          (ii) the Monthly Servicing Fee or the portion thereof accrued from and including the immediately preceding Monthly Allocation Date to but excluding the Liquidated Damages Redemption Date and all unpaid Monthly Servicing Fees from prior Monthly Allocation Dates shall be paid to the Servicer;

          (iii) all other operating expenses shall be paid to the persons entitled thereto;

          (iv) the redemption price and accrued interest for each Series of Transition Bonds shall be paid to Transition Bondholders of such Series and any amounts due to any counterparty to any hedge or swap transaction entered into by the Issuer shall be paid to such counterparty; and

          (v) the balance, if any, will be released to the Issuer, free from the lien of the Indenture.

REPORTS TO TRANSITION BONDHOLDERS

     With respect to each Series of Transition Bonds, on or prior to each Payment Date, the Bond Trustee will deliver a statement prepared by the Bond Trustee to each Transition Bondholder of that Series which will include (to the extent applicable) the following information (and any other information so specified in the applicable Supplemental Indenture) as to the Transition Bonds of such Series with respect to such Payment Date or the period since the previous Payment Date, as applicable:

          (i) the amount paid to such Transition Bondholders in respect of principal;

          (ii) the amount paid to such Transition Bondholders in respect of interest;

          (iii) the outstanding principal balance and the amount provided in the Expected Amortization Schedule, in each case for such Series and as of the most recent Payment Date;

          (iv) the amount on deposit in the Overcollateralization Subaccount and the Calculated Overcollateralization Level, in each case for all Series and as of the most recent Payment Date;

          (v) the amount on deposit in the Capital Subaccount as of the most recent Payment Date; and

          (vi) the amount, if any, on deposit in the Reserve Subaccount as of the most recent Payment Date.

MODIFICATION OF INDENTURE

     Without the consent of any of the holders of the outstanding Transition Bonds or the counterparty to any hedge or swap transaction but with prior notice to the Rating Agencies, the Issuer and the Bond Trustee may execute a Supplemental Indenture for any of the following purposes:

          (i) to correct or amplify the description of the Collateral, or to better assure, convey and confirm unto the Bond Trustee the Collateral, or to subject to the lien of the Indenture additional property;

          (ii) to evidence the succession, in compliance with the applicable provisions of the Indenture, of another person to the Issuer, and the assumption by any such successor of the covenants of the Issuer contained in the Indenture and in the Transition Bonds;

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          (iii) to add to the covenants of the Issuer, for the benefit of the
     Holders of the Transition Bonds, or to surrender any right or power therein conferred upon the Issuer;

          (iv) to convey, transfer, assign, mortgage or pledge any property to or with the Bond Trustee;

          (v) to cure any ambiguity, to correct or supplement any provision of the Indenture or in any Supplemental Indenture which may be inconsistent with any other provision of the Indenture or in any Supplemental Indenture or to make any other provisions with respect to matters or questions arising under the Indenture or in any Supplemental Indenture; provided, however, that (x) such action shall not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of any Transition Bondholder or any swap or hedge counterparty and (y) the Rating Agency Condition shall have been satisfied with respect thereto by all Rating Agencies other than Moody's (however, notice of such action shall be provided to Moody's);

          (vi) to evidence and provide for the acceptance of the appointment under the Indenture by a successor bond trustee with respect to the Transition Bonds and to add to or change any of the provisions of the Indenture as shall be necessary to facilitate the administration of the trusts under the Indenture by more than one bond trustee, pursuant to certain requirements of the Indenture;

          (vii) to modify, eliminate or add to the provisions of the Indenture to such extent as shall be necessary to effect the qualification of the Indenture under the Trust Indenture Act of 1939, as amended, or under any similar federal statute hereafter enacted and to add to the Indenture such other provisions as may be expressly required by the Trust Indenture Act of 1939, as amended;

          (viii) to set forth the terms of any Series that has not theretofore been authorized by a Supplemental Indenture; or

          (ix) to provide for any hedge or swap transactions with respect to any floating rate Series or Class of Transition Bonds or any Series or Class specific credit enhancement; provided, however, that (x) such action shall not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of any Transition Bondholder and (y) the Rating Agency Condition shall have been satisfied with respect thereto by all Rating Agencies other than Moody's (however, notice of such action shall be provided to Moody's).

     Additionally, without the consent of any of the Transition Bondholders or the counterparty to any hedge or swap transaction, the Issuer and Bond Trustee may execute a Supplemental Indenture to add provisions to, or change in any manner or eliminate any provisions of, the Indenture, or to modify in any manner the rights of the Transition Bondholders under the Indenture; provided, however, that (i) such action shall not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of any Transition Bondholder or the counterparty to any hedge or swap transaction and (ii) the Rating Agency Condition shall have been satisfied with respect thereto.

     The Issuer and the Bond Trustee also may, with prior notice to the Rating Agencies and with the consent of the holders of not less than a majority of the outstanding amount of the Transition Bonds of each Series or Class to be affected, execute a Supplemental Indenture for the purpose of adding any provisions to, or changing in any manner or eliminating of any of the provision of, the Indenture or modifying in any manner the rights of the Transition Bondholders under the Indenture; provided, however, that no such Supplemental Indenture shall, without the consent of the holder of each outstanding Transition Bond of each Series or Class affected thereby and each swap or hedge counterparty, if any, affected thereby:

          (i) change the date of payment of any installment of principal of or premium, if any, or interest on any Transition Bond, or reduce the principal amount thereof, the interest rate specified thereon or the redemption price or the premium, if any, with respect thereto, change the provisions of the Indenture and the related applicable Supplemental Indenture relating to the application of collections on, or the proceeds of the sale of, the Collateral to payment of principal of or premium,

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     if any, or interest on the Transition Bonds, or change any place of payment where, or the coin or currency in which, any Transition Bond or any interest thereon is payable;

          (ii) impair the right to institute suit for the enforcement of certain provisions of the Indenture regarding payment;

          (iii) reduce the percentage of the aggregate amount of the outstanding Transition Bonds, or of a Series or Class thereof, the consent of the holders of which is required for any such Supplemental Indenture, or the consent of the holders of which is required for any waiver of compliance with certain provisions of the Indenture or of certain defaults thereunder and their consequences provided for in the Indenture;

          (iv) reduce the percentage of the outstanding amount of the Transition Bonds required to direct the Bond Trustee to direct the Issuer to sell or liquidate the Collateral;

          (v) modify any provision of the section of the Indenture relating to the consent of Transition Bondholders with respect to Supplemental Indentures, except to increase any percentage specified therein or to provide that certain additional provisions of the Indenture or the Basic Documents cannot be modified or waived without the consent of the holder of each outstanding Transition Bond affected thereby;

          (vi) modify any of the provisions of the Indenture in such a manner as to affect the amount of any payment of interest, principal or premium, if any, payable on any Transition Bond on any Payment Date or to affect the rights of Transition Bondholders to the benefit of any provisions for the mandatory redemption of the Transition Bonds contained in the Indenture or change the redemption dates, Expected Amortization Schedule or Series Termination Dates or Class Termination Dates of any Transition Bonds;

          (vii) decrease the Required Capital Amount with respect to any Series, the Overcollateralization Amount or the Calculated Overcollateralization Level with respect to any Payment Date;

          (viii) modify or alter the provisions of the Indenture regarding the voting of Transition Bonds held by the Issuer, the Seller, an affiliate of either of them or any obligor on the Transition Bonds;

          (ix) decrease the percentage of the aggregate principal amount of the Transition Bonds required to amend the sections of the Indenture which specify the applicable percentage of the aggregate principal amount of the Transition Bonds necessary to amend the Indenture or certain other related agreements; or

          (x) permit the creation of any lien ranking prior to or on a parity with the lien of the Indenture with respect to any of the Collateral for the Transition Bonds or, except as otherwise permitted or contemplated in the Indenture, terminate the lien of the Indenture on any property at any time subject thereto or deprive the holder of any Transition Bond of the security provided by the lien of the Indenture.

ENFORCEMENT OF THE SALE AGREEMENT AND MASTER SERVICING AGREEMENT

     The Indenture will provide that the Issuer will take all lawful actions to enforce its rights under the Sale Agreement and the Master Servicing Agreement and to compel or secure the performance and observance by the Seller and the Servicer of each of their respective obligations to the Issuer under or in connection with the Sale Agreement and the Master Servicing Agreement. So long as no Event of Default occurs and is continuing, the Issuer may exercise any and all rights, remedies, powers and privileges lawfully available to the Issuer under or in connection with the Sale Agreement and the Master Servicing Agreement. However, if the Issuer and the Seller or Servicer propose to amend, modify, waive, supplement, terminate or surrender, or agree to any amendment, modification, supplement, termination, waiver or surrender of, the process for adjusting Intangible Transition Charges, the Issuer shall notify the Bond Trustee and the Bond Trustee shall notify Transition

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Bondholders of such proposal and the Bond Trustee shall consent thereto only with the consent of the holder of each outstanding Transition Bond of each Series or Class affected thereby.

     If an Event of Default occurs and is continuing, the Bond Trustee may, and, at the direction of the holders of a majority of the outstanding principal amount of the Transition Bonds of all Series shall, exercise all rights, remedies, powers, privileges and claims of the Issuer against the Seller or the Servicer under or in connection with the Sale Agreement and the Master Servicing Agreement, and any right of the Issuer to take such action shall be suspended.

MODIFICATIONS TO THE SALE AGREEMENT AND THE MASTER SERVICING AGREEMENT

     With the consent of the Bond Trustee, the Sale Agreement and the Master Servicing Agreement may be amended at any time and from time to time, without the consent of the Transition Bondholders or the counterparty to any hedge or swap transaction, provided that such amendment shall not, as evidenced by an officer's certificate, adversely affect the interest of any Transition Bondholder or the counterparty to any hedge or swap transaction (except, in the case of a swap counterparty, with the consent of such counterparty, which consent may not be unreasonably withheld) or change the adjustment process for the Intangible Transition Charges. The Bond Trustee shall not withhold its consent to such amendment so long as the Rating Agency Condition is satisfied in connection therewith by each Rating Agency other than Moody's (and the Issuer shall have furnished Moody's with written notice of such amendment prior to the effectiveness thereof) and the foregoing officer's certificate is provided.

     No amendment, modification, waiver, supplement, termination or surrender of the terms of the Sale Agreement or Master Servicing Agreement, or waiver of timely performance or observance by the Seller or the Servicer under the Sale Agreement or Master Servicing Agreement, respectively, in each case in such a way as would adversely affect the interests of Transition Bondholders or the counterparty to any hedge or swap transaction is permitted (except, in the case of such counterparty, with the consent of such counterparty, which consent may not be unreasonably withheld) nor shall the Bond Trustee consent thereto. If the Issuer, the Seller or the Servicer shall otherwise propose to amend, modify, waive, supplement, terminate or surrender, or agree to any amendment, modification, waiver, supplement, termination or surrender of the terms of the Sale Agreement or the Master Servicing Agreement or waive timely performance or observance by the Seller or the Servicer under the Sale Agreement or Master Servicing Agreement, respectively, the Issuer shall notify the Bond Trustee and any swap counterparty to any hedge or swap transition and the Bond Trustee shall notify the Transition Bondholders thereof. The Bond Trustee shall consent thereto only with the consent of the holders of at least a majority of the outstanding principal amount of the Transition Bonds of each Series or Class.

     The Issuer shall furnish to each of the Rating Agencies (i) prior to the execution of any such amendment or consent, written notification of the substance thereof and (ii) promptly after the execution of any such amendment or consent, a copy thereof.

EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT

     An "Event of Default" is defined in the Indenture as being:

          (i) a default for five days or more in the payment of any interest on any Transition Bond;

          (ii) a default in the payment of the then unpaid principal of any Transition Bond of any Series on the Series Termination Date for such Series or, if applicable, any Class on the Class Termination Date for such Class;

          (iii) a default in the payment of the redemption price for any Transition Bond on the redemption date therefor;

          (iv) a default in the observance or performance of any covenant or agreement of the Issuer made in the Indenture (other than those specifically dealt with in (i), (ii) or (iii) above) and the continuation of any such default for a period of thirty days after notice thereof is given to the

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     Issuer by the Bond Trustee or to the Issuer and the Bond Trustee by the
     holders of at least 25% in outstanding principal amount of the Transition Bonds of any Series; and

          (v) certain events of bankruptcy, insolvency, receivership or liquidation of the Issuer.

     If an Event of Default occurs and is continuing, the Bond Trustee or holders of a majority in principal amount of the Transition Bonds of all Series then outstanding may declare the principal of all Series of the Transition Bonds to be immediately due and payable. Such declaration may, under certain circumstances, be rescinded by the holders of a majority in principal amount of all Series of the Transition Bonds then outstanding.

     If the Transition Bonds of all Series have been declared to be due and payable following an Event of Default, the Bond Trustee may, in its discretion, either sell the Collateral or elect to have the Issuer maintain possession of the Collateral and continue to apply distributions on the Collateral as if there had been no declaration of acceleration. The Bond Trustee is prohibited from selling the Collateral following an Event of Default other than a default in the payment of any principal, a default for five days or more in the payment of any interest on any Transition Bond of any Series or a default on the payment of the price set for redemption in the related Supplemental Indenture for any Transition Bond on the date for redemption therefor set in the related Supplemental Indenture unless:

          (i) the holders of 100% of the principal amount of all Series of Transition Bonds consent thereto;

          (ii) the proceeds of such sale or liquidation are sufficient to pay in full the principal of and premium, if any, and accrued interest on the outstanding Transition Bonds; or

          (iii) the Bond Trustee determines that funds provided by the Collateral would not be sufficient on an ongoing basis to make all payments on the Transition Bonds of all Series as such payments would have become due if the Transition Bonds had not been declared due and payable, and the Bond Trustee obtains the consent of the holders of 66 2/3% of the aggregate outstanding amount of the Transition Bonds of each Series.

     Subject to the provisions of the Indenture relating to the duties of the Bond Trustee, in case an Event of Default occurs and is continuing, the Bond Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of Transition Bonds of any Series if the Bond Trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with such request. Subject to such provisions for indemnification and certain limitations contained in the Indenture, the holders of a majority in principal amount of the outstanding Transition Bonds of all Series will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the Bond Trustee; provided that, among other things:

          (i) such direction shall not conflict with any rule of law or with the Indenture;

          (ii) subject to certain provisions in the Indenture, any direction to the Bond Trustee to sell or liquidate the Collateral shall be by the holders of 100% of the principal amount of all Series of Transition Bonds then outstanding; and

          (iii) the Bond Trustee may take any other action deemed proper by the Bond Trustee that is not inconsistent with such direction.

     The holders of a majority in principal amount of the Transition Bonds of all Series then outstanding may, in certain cases, waive any default with respect thereto, except a default in the payment of principal of or premium, if any, or interest on any of the Transition Bonds or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all of the holders of the outstanding Transition Bonds of all Series and Classes affected.

     No Transition Bondholder of any Series will have the right to institute any proceeding, judicial or otherwise, or to avail itself of the remedies provided in Section 2812(d)(3)(v) of the Competition Act, with respect to the Indenture, unless:

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          (i) such holder previously has given to the Bond Trustee written notice of a continuing Event of Default;

          (ii) the holders of not less than 25% in principal amount of the outstanding Transition Bonds of each Series have made written request of the Bond Trustee to institute such proceeding in its own name as Bond Trustee;

          (iii) such holder or holders have offered the Bond Trustee security or indemnity reasonably satisfactory to the Bond Trustee against the costs, expenses, and liabilities to be incurred in complying with such request;

          (iv) the Bond Trustee for 60 days after its receipt of such notice, request and offer has failed to institute such proceeding; and

          (v) no direction inconsistent with such written request has been given to the Bond Trustee during such 60-day period by the holders of a majority in principal amount of the outstanding Transition Bonds of all Series.

CERTAIN COVENANTS

     The Issuer will keep in effect its existence, rights and franchises as a statutory business trust under Delaware law, provided that the Issuer may consolidate with or merge into another entity or sell substantially all of its assets to another entity and dissolve if:

          (i) the entity formed by or surviving such consolidation or merger or to whom substantially all of such assets are sold is organized under the laws of the United States or any state thereof and shall expressly assume by a Supplemental Indenture the due and punctual payment of the principal of and premium, if any, and interest on all Transition Bonds and the performance of the Issuer's obligations under the Indenture;

          (ii) such entity expressly assumes all obligations and succeeds to all rights of the Issuer under the Sale Agreement and the Master Servicing Agreement pursuant to an assignment and assumption agreement executed and delivered to the Bond Trustee;

          (iii) no default or Event of Default will have occurred and be continuing immediately after giving effect such merger, consolidation or sale;

          (iv) the Rating Agency Condition will have been satisfied with respect to such consolidation or merger or sale by each Rating Agency, except Moody's (and the Issuer shall have furnished Moody's with prior written notice of such consolidation, merger or sale);

          (v) the Issuer has received an opinion of counsel to the effect that such consolidation or merger or sale of assets would have no material adverse tax consequence to the Issuer or any Transition Bondholder, such consolidation or merger or sale complies with the Indenture and all conditions precedent therein provided relating to such consolidation or merger or sale and will result in the Bond Trustee maintaining a continuing valid first priority security interest in the Collateral;

          (vi) none of the Intangible Transition Property, the QRO or PECO Energy's, the Seller's, the Servicer's or the Issuer's rights under the Competition Act or the QRO are impaired thereby; and

          (vii) any action that is necessary to maintain the lien and security interest created by the Indenture will have been taken.

     The Issuer will from time to time execute and deliver such documents, make all filings and take any other action necessary or advisable to, among other things, maintain and preserve the lien and security interest (and priority thereof) of the Indenture and will not permit the validity of the Indenture to be impaired, the lien to be amended, hypothecated, subordinated or terminated or discharged, or any person to be released from any covenants or obligations except as expressly permitted by the Indenture, nor will it permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance, other than the lien and security interest created by the Indenture, to be created on or extend to or otherwise arise upon or burden the Collateral or any part thereof or any interest therein or the proceeds thereof, or permit the lien of the Indenture not to constitute a continuing valid first priority security interest in the Collateral.

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
     The Issuer may not, among other things:

          (i) except as expressly permitted by the Indenture, the Sale Agreement or the Master Servicing Agreement sell, transfer, exchange or otherwise dispose of any of the Collateral unless directed to do so by the Bond Trustee in accordance with the Indenture; or

          (ii) claim any credit on, or make any deduction from the principal or premium, if any, or interest payable in respect of, the Transition Bonds (other than amounts properly withheld under the Code), or assert any claim against any present or former Transition Bondholder because of the payment of taxes levied or assessed upon the Issuer.

     The Issuer may not engage in any business other than purchasing and owning the Transferred Intangible Transition Property, issuing Transition Bonds from time to time, pledging its interest in the Collateral to the Bond Trustee under the Indenture in order to secure the Transition Bonds, and performing activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto.

     The Issuer may not issue, incur, assume or guarantee any indebtedness except for the Transition Bonds or guarantee or otherwise become contingently liable in connection with the obligations, stocks or dividends of, or own, purchase, repurchase or acquire (or agree contingently to do so) any stock, obligations, assets or securities of, or any other interest in, or make any capital contribution to, any other person. The Issuer may not, except as contemplated by the Indenture, the Sale Agreement, the Master Servicing Agreement and certain related documents, including the Trust Agreement, make any loan or advance or credit to any person. The Issuer will not make any expenditure (by long-term or operating lease or otherwise) for capital assets (either realty or personalty) other than Intangible Transition Property purchased from the Seller pursuant to, and in accordance with, the Sale Agreement. The Issuer may not make any payments, distributions or dividends to any holder of beneficial interests in the Issuer in respect of such beneficial interest, except in accordance with the Indenture.

     The Issuer is also obligated to duly and punctually perform all of its obligations pursuant to any hedge or swap agreement to which it is a party. Further, the Issuer may not terminate or amend any hedge or swap agreement to which it is a party while any floating rate Transition Bonds of a Class related thereto remain outstanding except pursuant to the terms of such hedge or swap agreement and then only with the consent of holders of a super majority of the aggregate outstanding amount of the related Class.

     The Issuer will cause the Servicer to deliver to the Bond Trustee the Annual Accountant's Report, compliance certificates and monthly reports regarding distributions and other statements required by the Master Servicing Agreement. See "The Master Servicing Agreement" in this Prospectus.

LIST OF TRANSITION BONDHOLDERS

     Any Transition Bondholder or group of Transition Bondholders (each of whom has owned a Transition Bond for at least six months) may, by written request to the Bond Trustee, obtain access to the list of all Transition Bondholders maintained by the Bond Trustee for the purpose of communicating with other Transition Bondholders with respect to their rights under the Indenture or the Transition Bonds. The Bond Trustee may elect not to afford the requesting Transition Bondholders access to the list of Transition Bondholders if it agrees to mail the desired communication or proxy, on behalf and at the expense of the requesting Transition Bondholders, to all Transition Bondholders.

ANNUAL COMPLIANCE STATEMENT

     The Issuer will be required to file annually with the Bond Trustee a written statement as to the fulfillment of its obligations under the Indenture. In addition, the Issuer shall furnish to the Bond Trustee an opinion of counsel concerning filings made by the Issuer on an annual basis and before the effectiveness of any amendment to the Sale Agreement or the Master Servicing Agreement.

BOND TRUSTEE'S ANNUAL REPORT

     If required by the Trust Indenture Act of 1939, as amended, the Bond Trustee will be required to mail each year to all Transition Bondholders a brief report relating to, among other things, its eligibility and qualification to continue as the Bond Trustee under the Indenture, any amounts advanced by it

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
under the Indenture, the amount, interest rate and maturity date of certain indebtedness owing by the Issuer to it in the Bond Trustee's individual capacity, the property and funds physically held by the Bond Trustee as such, any additional issue of a Series of Transition Bonds not previously reported and any action taken by it that materially affects the Transition Bonds of any Series and that has not been previously reported.

SATISFACTION AND DISCHARGE OF INDENTURE

     The Indenture will be discharged with respect to the Transition Bonds of any Series upon the delivery to the Bond Trustee for cancellation of all the Transition Bonds of such Series or upon the Expected Final Payment Date or the date of redemption therefor, provided that the Issuer has deposited funds sufficient for the payment in full of all of the Transition Bonds of such Series with the Bond Trustee and the Issuer has delivered to the Bond Trustee the officer's certificate and opinion of counsel specified in the Indenture. Such deposited funds will be segregated and held apart solely for paying such Transition Bonds, and such Transition Bonds shall not be entitled to any amounts on deposit in the Collection Account other than amounts on deposit in the Defeasance Subaccount for such Transition Bonds.

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

     The Issuer may, at any time, terminate (i) all of its obligations under the Indenture with respect to the Transition Bonds of any Series ("Legal Defeasance Option") or (ii) its obligations to comply with certain covenants, including certain of the covenants described under "The Indenture--Certain Covenants" (the "Covenant Defeasance Option"). The Issuer may exercise the Legal Defeasance Option with respect to any Series of Transition Bonds notwithstanding its prior exercise of the Covenant Defeasance Option with respect to such Series.

     If the Issuer exercises the Legal Defeasance Option with respect to any Series, such Series of Transition Bonds shall be entitled to payment only from the funds or other obligations set aside under the Indenture for payment thereof on the Expected Final Payment Date or redemption date therefor as described below. Such Series of Transition Bonds shall not be subject to payment through redemption or acceleration prior to such Expected Final Payment Date or redemption date, as applicable. If the Issuer exercises the Covenant Defeasance Option with respect to any Series, the Transition Bonds of such Series may not be accelerated because of an Event of Default relating to a default in the observance or performance of any covenant or agreement of the Issuer made in the Indenture.

     The Issuer may exercise the Legal Defeasance Option or the Covenant Defeasance Option with respect to any Series of Transition Bonds only if:

          (i) the Issuer irrevocably deposits or causes to be deposited in trust with the Bond Trustee cash or U.S. Government Obligations for the payment of principal of and premium, if any, and interest on such Transition Bonds to the Expected Final Payment Date or redemption date therefor, as applicable, such deposit to be made in the Defeasance Subaccount for such Series of Transition Bonds;

          (ii) the Issuer delivers to the Bond Trustee a certificate from a nationally recognized firm of independent accountants expressing its opinion that the payments of principal and interest when due and without reinvestment will provide cash at such times and in such amounts as will be sufficient to pay in respect of the Transition Bonds of such Series:

             (x) principal in accordance with the Expected Amortization Schedule therefor, or if such Series is to be redeemed, the redemption price of such redemption on the redemption date therefor, and

             (y) interest when due;

          (iii) in the case of the Legal Defeasance Option, 95 days pass after the deposit is made and during the 95-day period no default relating to events of bankruptcy, insolvency, receivership or liquidation of the Issuer occurs and is continuing at the end of the period;

          (iv) no default has occurred and is continuing on the day of such deposit and after giving effect thereto;

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
          (v) in the case of the Legal Defeasance Option, the Issuer delivers to the Bond Trustee an opinion of counsel stating that:

             (x) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling; or

             (y) since the date of execution of the Indenture, there has been a change in the applicable federal income tax law;

    in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the Transition Bonds of such Series will not recognize income, gain or loss for federal income tax purposes as a result of the exercise of such Legal Defeasance Option and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

          (vi) in the case of the Covenant Defeasance Option, the Issuer delivers to the Bond Trustee an opinion of counsel to the effect that the holders of the Transition Bonds of such Series will not recognize income, gain or loss for federal income tax purposes as a result of the exercise of such Covenant Defeasance Option and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred; and

          (vii) the Issuer delivers to the Bond Trustee a certificate of an authorized officer of the Issuer and an opinion of counsel, each stating that all conditions precedent to the satisfaction and discharge of the Transition Bonds of such Series have been complied with as required by the Indenture.

     There will be no other conditions to the exercise by the Issuer of its Legal Defeasance Option or its Covenant Defeasance Option.

     "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the issuer's option.

THE BOND TRUSTEE

     The Bank of New York will be the Bond Trustee under the Indenture. The Bond Trustee may resign at any time by so notifying the Issuer. The holders of a majority in principal amount of the Transition Bonds of all Series then outstanding may remove the Bond Trustee by so notifying the Bond Trustee and may appoint a successor bond trustee. The Issuer will remove the Bond Trustee if the Bond Trustee ceases to be eligible to continue as such under the Indenture, the Bond Trustee becomes insolvent, a receiver or other public officer takes charge of the Bond Trustee or its property or the Bond Trustee becomes incapable of acting. If the Bond Trustee resigns or is removed or a vacancy exists in the office of bond trustee for any reason, the Issuer will be obligated to appoint a successor bond trustee eligible under the Indenture. Any resignation or removal of the Bond Trustee and appointment of a successor bond trustee will not become effective until acceptance of the appointment by a successor bond trustee. The Issuer is required under the Indenture to provide the Rating Agencies with written notice of any successor bond trustee.

     The Bond Trustee shall at all times satisfy the requirements of the Trust Indenture Act and have a combined capital and surplus of at least $50 million and a long term debt rating of "Baa3" or better by Moody's and "BBB-" by Fitch IBCA (if currently rated by Fitch IBCA). If the Bond Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business or assets to, another entity, the resulting, surviving or transferee entity shall without any further action be the successor Bond Trustee.

GOVERNING LAW

     The Indenture will be governed by and construed under the laws of the Commonwealth of Pennsylvania.

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

                              MATERIAL TAX MATTERS

U.S. FEDERAL INCOME TAX CONSEQUENCES

     This summary deals only with initial purchasers of Transition Bonds where such Transition Bonds are held as capital assets within the meaning of Section 1221 of the Code. It does not address all of the tax consequences that may be relevant to a particular holder of Transition Bonds in light of the holder's personal circumstances, or to certain types of holders, such as certain financial institutions, dealers in securities or commodities, insurance companies, regulated investment companies, personal holding companies, corporations subject to the alternative minimum tax, tax-exempt organizations or persons who hold Transition Bonds as positions in a "straddle" or as part of a "hedging," "conversion" or "constructive sale" transaction for United States federal income tax purposes, or persons whose functional currency is not the United States dollar. This summary is based on the Code, Treasury regulations thereunder and administrative and judicial interpretations thereof, as of the date hereof, all of which are subject to change. Prospective purchasers should particularly note that any such change could have retroactive application to Transitions Bonds acquired through this offering. This summary also generally does not address the consequences to Transition Bondholders under state, local and foreign tax laws or the tax consequences to subsequent holders. Except to the extent discussed below under "--Taxation of Foreign Transition Bondholders," this discussion may not apply to foreign persons who are not subject to United States federal income tax on a net income basis.

     For purposes of the discussion below, "United States Person" means (i) a citizen or resident of the United States, (ii) a corporation, partnership or other specified entity created or organized in or under the laws of the United States, or any state or any political subdivision thereof, (iii) an estate the net income of which is subject to United States federal income taxation regardless of its source or (iv) a trust (x) over the administration of which a court within the United States is able to exercise primary supervision and (y) all substantial decisions of which one or more United States Persons have the authority to control, and "Foreign Person" means a person other than a United States Person.

     IT IS RECOMMENDED THAT ALL PROSPECTIVE INVESTORS CONSULT THEIR TAX ADVISERS REGARDING THE FEDERAL INCOME TAX CONSEQUENCES OF THE OWNERSHIP AND DISPOSITION OF TRANSITION BONDS IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES, AS WELL AS THE EFFECT OF ANY FOREIGN, STATE, LOCAL OR OTHER LAWS.

TAX STATUS OF THE TRUST AND OF THE TRANSITION BONDS

     The Issuer is a wholly owned subsidiary of PECO Energy which has not elected to be taxed as a corporation for federal income tax purposes. Tax Counsel has advised PECO Energy that, as such, the Issuer will be treated as a division of PECO Energy and will not, in its opinion, be treated as a separate taxable entity.

     PECO Energy has received a ruling from the Internal Revenue Service regarding certain aspects of the transactions described in this Prospectus, upon which Tax Counsel has relied in preparing this section. The Internal Revenue Service ruled that (i) the issuance of the QRO by the PUC would not result in the recognition of gross income by PECO Energy, and (ii) the Transition Bonds would be classified as obligations of PECO Energy.

TAXATION OF UNITED STATES TRANSITION BONDHOLDERS

     In the opinion of Ballard Spahr Andrews & Ingersoll, LLP, special tax counsel to PECO Energy ("Tax Counsel"), for federal income tax purposes, the transactions described in this Prospectus will be treated as a loan by the holders of the Transition Bonds to PECO Energy secured by a pledge of the Collateral. Accordingly, each holder of Transition Bonds that is a United States Person will be required to include in income, in accordance with its usual method of accounting, the portion of the stated interest attributable to the Transition Bonds during the period the Transition Bonds are held by the

                                      104

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holder. A Transition Bondholder who uses the accrual method of accounting may be required to accrue and pay tax on interest income prior to the receipt of such income. Tax Counsel is of the opinion that the holder of Transition Bonds will not be required to include in taxable income from the Issuer any original issue discount ("OID") income, assuming that the Transition Bonds are issued at or very close to par value. If any Transition Bonds are issued with OID, the related Prospectus Supplement will describe the material tax consequences of any such issuance. See "Material Tax Matters" in the Prospectus Supplement.

     In the opinion of Tax Counsel, a holder of Transition Bonds that is a United States Person will recognize capital gain or loss upon the sale or exchange of a Transition Bond equal to the difference between the amount realized from such sale or exchange (exclusive of any portion thereof reflecting accrued but unpaid interest, which is taxable as ordinary income) and its tax basis in the Transition Bond. A Transition Bondholder that is a United States Person will have a tax basis in a Transition Bond equal to the Transition Bondholder's purchase price for such Transition Bond (exclusive of any portion thereof representing accrued but unpaid interest), decreased by any principal repayments. Capital gain recognized by an individual who is a United States Person generally will be subject to a nominal United States federal income tax rate of (i) 39.6% if the United States Person held the Transition Bond for one year or less before sale or (ii) 20% if the United States Person held the Transition Bond for more than one year.

INFORMATION REPORTING AND BACKUP WITHHOLDING

     The Bond Trustee or other responsible person will be required to report annually to the Internal Revenue Service, and to each holder of Transition Bonds of record, certain information, including the name, address and taxpayer identification number of the holder, the aggregate amount of principal and interest paid and the amount of tax withheld, if any. This obligation, however, does not apply with respect to certain United States Persons, including corporations, tax-exempt organizations, qualified pension and profit-sharing trusts and individual retirement accounts.

     In the event a United States Person subject to the reporting requirements described above fails to supply its correct taxpayer identification number in the manner required by applicable law or underreports its tax liability, the Issuer or its agents may be required by the Internal Revenue Service to withhold United States federal income tax equal to 31% of each payment of principal and interest on the Transition Bonds. This backup withholding is not an additional tax and will be credited against the Transition Bondholder's United States federal income tax liability, provided that certain required information is furnished to the Internal Revenue Service.

TAXATION OF FOREIGN TRANSITION BONDHOLDERS

     In the opinion of Tax Counsel, payments of interest income received by a Transition Bondholder that is a Foreign Person generally will not be subject to United States federal withholding tax, provided that the Foreign Person complies with the requirements listed below.

     Payments of interest income on the Transition Bonds received by a Foreign Person on or prior to December 31, 1999, will not be subject to United States federal withholding tax (or to backup withholding and information reporting), provided that (i) the Foreign Person does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of PECO Energy entitled to vote, (ii) the Foreign Person is not a controlled foreign corporation that is related to PECO Energy through stock ownership, and (iii) either (x) the beneficial owner of the Transition Bonds, under penalties of perjury, provides PECO Energy or its paying agent with its name and address and certifies that it is not a United States Person or (y) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "Financial Institution") certifies to PECO Energy or its paying agent, under penalties of perjury, that such a statement has been received from the beneficial owner by it or another Financial Institution and furnishes to PECO Energy or its agent a copy thereof. Backup withholding and information reporting also generally will not apply to payments of interest on or prior to December 31,

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

1999, if the certification described above is received, provided that the payor does not have actual knowledge that the Transition Bondholder is a United States Person.

     Subject to certain transition rules set forth in Internal Revenue Notice 98-16, payments of interest income on the Transition Bonds received by a Foreign Person after December 31, 1999, will not be subject to United States federal withholding tax (or to backup withholding and information reporting) provided that requirements (i) and (ii) of the preceding paragraph are satisfied and, in general, PECO Energy or its paying agent has received (i) appropriate documentation to treat the payment as made to a foreign beneficial owner under Treasury regulations issued under Section 1441 of the Code, (ii) a withholding certificate from a person claiming to be a foreign partnership and the foreign partnership has received appropriate documentation to treat the payment as made to a foreign beneficial owner in accordance with such Treasury regulations,
(iii) a withholding certificate from a person representing to be a "qualified intermediary" that has assumed primary withholding responsibility under such Treasury regulations and the qualified intermediary has received appropriate documentation from a foreign beneficial owner in accordance with its agreement with the Internal Revenue Service, or (iv) a statement, under penalties of perjury from an authorized representative of a Financial Institution, stating that the Financial Institution has received from the beneficial owner a withholding certificate described in such Treasury regulations or that it has received a similar statement from another Financial Institution acting on behalf of the foreign beneficial owner. In general, it will not be necessary for a Transition Bondholder that is a Foreign Person to obtain or furnish a United States taxpayer identification number to PECO Energy or its paying agent in order to claim any of the foregoing exemptions from United States withholding tax on payments of interest.

     Interest paid to a holder of Transition Bonds that is a Foreign Person will be subject to a United States withholding tax of 30% upon the actual payment of interest income, except as described above and except where an applicable tax treaty provides for the reduction or elimination of such withholding tax. A Transition Bondholder that is a Foreign Person generally will be taxable in the same manner as a United States corporation or resident with respect to interest income if such income is effectively connected with the conduct of a trade or business in the United States. Such effectively connected income received by a Foreign Person that is a corporation may in certain circumstances be subject to an additional "branch profits tax" at a 30% rate, or if applicable, a lower treaty rate.

     In the opinion of Tax Counsel, a Transition Bondholder that is a Foreign Person generally will not be subject to United States federal income or withholding tax on gain realized on the sale or exchange of Transition Bonds, unless (i) the Foreign Person is an individual who is present in the United States for 183 days or more during the taxable year and as to whom such gain is from United States sources or (ii) the gain is effectively connected with a United States trade or business of the Foreign Person.

     The payment of the proceeds of the sale of Transition Bonds to or through the United States office of a broker will be subject to information reporting and possible backup withholding at a rate of 31% unless the owner certifies its non-United States status under penalties of perjury or otherwise establishes an exemption in accordance with applicable Treasury regulations. The payment of the proceeds of the sale of Transition Bonds to or through the foreign office of a broker generally will not be subject to this backup withholding tax. However, in the case of the payment of proceeds from the disposition of Transition Bonds through a foreign office of a broker that is a United States Person or a "United States related person," the applicable Treasury regulations require information reporting on the payment unless the broker has documentary evidence in its files that the owner is a Foreign Person and the broker has no actual knowledge to the contrary. For this purpose, a "United States related person" is (i) a "controlled foreign corporation" for United States federal income tax purposes, or (ii) a Foreign Person 50% or more of whose gross income from all sources for a specified period is derived from activities that are effectively connected with the conduct of a United States trade or business. Any amounts withheld under the backup withholding rules from a payment to a Foreign Person will be allowed as a refund or a credit against such Foreign Person's United States federal income tax, provided that the required information is furnished to the Internal Revenue Service.

MATERIAL STATE TAX MATTERS

     In the opinion of Tax Counsel, interest from Transition Bonds received by a person who is not otherwise subject to corporate or personal income or intangible personal property tax in the Commonwealth will not be subject to such taxes. Neither the Commonwealth nor any of its political subdivisions presently impose intangible personal property taxes and therefore Commonwealth residents will not be subject to such taxes.

                              ERISA CONSIDERATIONS

     ERISA and/or Section 4975 of the Code impose certain requirements on employee benefit plans and certain other plans and arrangements, including individual retirement accounts and annuities, Keogh plans and certain collective investment funds or insurance company general or separate accounts in which such plans, accounts or arrangements are invested, that are subject to the fiduciary responsibility and prohibited transaction provisions of ERISA and/or Section 4975 of the Code (collectively, "Plans"), and on persons who are fiduciaries with respect to Plans, in connection with the investment of assets that are treated as "plan assets" of any Plan for purposes of applying Title I of ERISA and Section 4975 of the Code ("Plan Assets"). ERISA imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. Generally, any person who has discretionary authority or control respecting the management or disposition of Plan Assets, and any person who provides investment advice with respect to Plan Assets for a fee or other consideration, is a fiduciary with respect to such Plan Assets.

     ERISA and Section 4975 of the Code prohibit a broad range of transactions involving Plan Assets and persons who have certain specified relationships to a Plan or its Plan Assets ("parties in interest" under ERISA and "disqualified persons" under the Code (collectively, "Parties in Interest")), unless a statutory or administrative exemption is available. Parties in Interest and Plan fiduciaries that participate in a prohibited transaction may be subject to penalties imposed under ERISA and/or excise taxes imposed pursuant to Section 4975 of the Code, unless a statutory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Section 4975 of the Code.

     Any fiduciary or other Plan investor considering whether to purchase the Transition Bonds of any Class or Series on behalf of or with Plan Assets of any Plan should consult with its legal advisors and refer to the related Prospectus Supplement for guidance regarding the ERISA Considerations applicable to the Transition Bonds offered thereby.

     Certain employee benefit plans, such as governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA), are not subject to the requirements of ERISA or Section 4975 of the Code. Accordingly, assets of such plans may be invested in the Transition Bonds of any Class or Series without regard to the ERISA considerations described in this Section, subject to the provisions of other applicable federal and state law and subject to the possibility that the applicable Prospectus Supplement will provide alternate rules as specified in such Prospectus Supplement. However, any such plan that is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code is subject to the prohibited transaction rules set forth in Section 503 of the Code.

                              PLAN OF DISTRIBUTION

     The Transition Bonds of each Series may be sold to or through underwriters named in the related Prospectus Supplement (the "Underwriters") by a negotiated firm commitment underwriting and public reoffering by the Underwriters or such other underwriting arrangement as may be specified in the related Prospectus Supplement or may be offered or placed either directly or through agents. The Issuer and the Bond Trustee intend that Transition Bonds will be offered through such various methods from time to time and that offerings may be made concurrently through more than one of such methods or that an offering of a particular Series of Transition Bonds may be made through a combination of such methods.

     The distribution of Transition Bonds may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or in negotiated transactions or otherwise at varying prices to be determined at the time of sale.

     In connection with the sale of the Transition Bonds, Underwriters or agents may receive compensation in the form of discounts, concessions or commissions. Underwriters may sell Transition Bonds to certain dealers at prices less a concession. Underwriters may allow, and such dealers may reallow, a concession to certain other dealers. Underwriters, dealers and agents that participate in the distribution of the Transition Bonds of a Series may be deemed to be underwriters, and any discounts or commissions received by them from the Issuer and any profit on the resale of the Transition Bonds by them may be deemed to be underwriting discounts and commissions under the Securities Act. Any such Underwriters or agents will be identified, and any such compensation received from the Issuer will be described, in the related Prospectus Supplement.

     Under agreements which may be entered into by the Seller, the Issuer and the Bond Trustee, Underwriters and agents who participate in the distribution of the Transition Bonds may be entitled to indemnification by the Seller and the Issuer against certain liabilities, including under the Securities Act.

     The Underwriters may, from time to time, buy and sell Transition Bonds, but there can be no assurance that an active secondary market will develop and there is no assurance that any such market, if established will continue.

                                    RATINGS

     It is a condition of any Underwriter's obligation to purchase the Transition Bonds that each Class receive the rating indicated in the related Prospectus Supplement, which will be in one of the four highest categories, from at least one Rating Agency.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency. No person is obligated to maintain the rating on any Transition Bonds, and, accordingly, there can be no assurance that the ratings assigned to any Class of Transition Bonds upon initial issuance will not be lowered or withdrawn by a Rating Agency at any time thereafter. If a rating of any Class of Transition Bonds is revised or withdrawn, the liquidity of such Class of Transition Bonds may be adversely affected. In general, ratings address credit risk and do not represent any assessment of any particular rate of principal payments on the Transition Bonds other than the payment in full of each Series or Class of Transaction Bonds by the applicable Series Termination Date or Class Termination Date.

                                 LEGAL MATTERS

     Certain legal matters relating to the issuance of the Transition Bonds will be passed upon for the Issuer by Ballard Spahr Andrews & Ingersoll, LLP, Philadelphia, Pennsylvania and for the Underwriters by Cravath, Swaine & Moore, New York, New York. Certain legal matters relating to the Issuer and issuance of the Transition Bonds under the laws of the State of Delaware will be passed upon for the Issuer by Richards, Layton & Finger, P.A., Wilmington, Delaware. Certain legal matters relating to the federal and state tax consequences of the issuance of the Transition Bonds will be passed upon for the Issuer by Ballard Spahr Andrews & Ingersoll, LLP.

                         INDEX OF PRINCIPAL DEFINITIONS

     Set forth below is a list of defined terms used in this Prospectus and defined herein and the pages on which the definitions may be found.


TERM                                                              PAGE
----                                                           ----------
Adjustment Date.............................................           11
Adjustment Request..........................................           11
Annual Accountant's Report..................................           86
Basic Documents.............................................           80
Beneficiary Trustees........................................           67
Bond Rate...................................................           13
Bond Trustee................................................        Cover
Book-Entry Transition Bonds.................................           71
Business Day................................................           14
Calculated Overcollateralization Level......................           14
Calculation Date............................................           11
CAP Program.................................................           59
Capital Subaccount..........................................           14
Cede........................................................            3
CEDEL.......................................................           71
CEDEL Participants..........................................           73
Class.......................................................        Cover
Class Subaccount............................................           14
Class Termination Date......................................            4
Code........................................................           24
Collateral..................................................        Cover
Collection Account..........................................           14
Collection Period...........................................           24
Commonwealth................................................           11
Commonwealth Court..........................................           43
Competition Act.............................................        Cover
Competitive Default Service.................................           46
Competitive Default Supplier................................           46
Competitive Transition Charges..............................           43
Cooperative.................................................           73
Covenant Defeasance Option..................................          102
Customer....................................................           12
Customer Category...........................................           12
De Minimis Loss Amount......................................           22
Defeasance Subaccount.......................................           14
Delaware Trustee............................................           66
Depositaries................................................           71
DTC.........................................................            3
Eastern District Court......................................           43
electric distribution companies.............................            7
electric generation suppliers...............................            7

TERM                                                              PAGE
----                                                           ----------
Eligible Institution........................................           90
Eligible Investments........................................           90
ERISA.......................................................           24
Euroclear...................................................           71
Euroclear Operator..........................................           73
Euroclear Participants......................................           73
Event of Default............................................           98
Exchange Act................................................            3
Expected Amortization Schedule..............................           13
Expected Final Payment Date.................................           21
Final Order.................................................           27
Financial Institution.......................................          105
Financing Issuance..........................................           89
Fitch IBCA..................................................           23
Foreign Person..............................................          104
General Subaccount..........................................           14
H.R. 1230...................................................           28
Indemnity Amounts...........................................           14
Indenture...................................................           68
Independent Trustee.........................................           66
Initial Intangible Transition Property......................           76
Initial Loss Calculation Date...............................           22
Initial Transfer Date.......................................           76
Insolvency Laws.............................................           88
Intangible Transition Charges...............................        Cover
Intangible Transition Property..............................        Cover
Interest....................................................           19
Interest Deposit Amounts....................................           91
Interest Deposit Subaccount.................................           14
IP&L........................................................           43
Issuer......................................................        Cover
Issuer Trustee..............................................            8
ITC Collections.............................................            9
Joint Petition..............................................           43
Legal Defeasance Option.....................................          102
Liquidated Damages..........................................           21
Liquidated Damages Redemption Date..........................           95
Loss Amounts................................................           91
Loss Subaccount.............................................           14
Master Servicing Agreement..................................        Cover
Monthly Allocated Interest Balance..........................           19
Monthly Allocated Overcollateralization Balance.............           20
Monthly Allocated Principal Balance.........................           19
Monthly Allocation Date.....................................           14
Monthly Servicing Fee.......................................           24

TERM                                                              PAGE
----                                                           ----------
Moody's.....................................................           23
OID.........................................................          105
Other Issuer................................................           76
Overcollateralization.......................................           19
Overcollateralization Amount................................           14
Overcollateralization Subaccount............................           14
Participants................................................           71
Parties in Interest.........................................          107
Payment Date................................................            4
PECO Energy.................................................        Cover
Percentage..................................................           76
Plan Assets.................................................          107
Plans.......................................................          107
Principal...................................................           19
Prior Trust Agreement.......................................           66
Pro Rata....................................................           19
Prospectus Supplement.......................................        Cover
PUC.........................................................        Cover
PUC Restructuring Order.....................................           43
QRO.........................................................        Cover
Qualified Transition Expenses...............................            8
Rate Class..................................................           12
Rate EP.....................................................           55
Rate GS.....................................................           54
Rate HT.....................................................           55
Rate OP.....................................................           54
Rate PD.....................................................           55
Rate POL....................................................           54
Rate R......................................................           54
Rate R-H....................................................           54
Rate SL-E...................................................           55
Rate SL-P...................................................           55
Rate SL-S...................................................           55
Rate TL.....................................................           55
Rating Agency...............................................            4
Rating Agency Condition.....................................            4
Record Date.................................................           13
Refunding Issuance..........................................           89
Registration Statement......................................            3
Remittance Date.............................................           23
Required Capital Amount.....................................           15
Reserve Subaccount..........................................           14
Restructuring Plan..........................................           27
Rules.......................................................           72
S&P.........................................................           23

TERM                                                              PAGE
----                                                           ----------
Sale Agreement..............................................        Cover
SEC.........................................................            3
Securities Act..............................................            3
Seller......................................................        Cover
Series......................................................        Cover
Series Issuance Date........................................        Cover
Series Subaccount...........................................           14
Series Termination Date.....................................            4
Serviced Intangible Transition Property.....................        Cover
Servicer....................................................        Cover
Servicer Defaults...........................................           87
Settlement..................................................           27
stranded costs..............................................            7
Subsequent Intangible Transition Property...................           76
Subsequent Sale.............................................           76
Subsequent Transfer Date....................................           76
Successor Servicer..........................................           88
Supplemental Indenture......................................           68
Tax Counsel.................................................          104
Terms and Conditions........................................           73
Transferred Intangible Transition Property..................        Cover
Transition Bondholder.......................................            3
Transition Bonds............................................        Cover
Trust Agreement.............................................           66
Trustees....................................................           67
U.S. Government Obligations.................................          103
Underwriters................................................          108
United States Person........................................          104
Winter Moratorium...........................................           64

                          PECO ENERGY TRANSITION TRUST

                          INDEX TO FINANCIAL STATEMENTS

                                                              PAGE
                                                              ----
Report of Independent Accountants...........................  F-2

Financial Statements:

  Statement of Net Assets Available for
     Trust Activities at December 31, 1998..................  F-3

  Statement of Changes in Net Assets Available
     for Trust Activities from June 23, 1998 (date of
     Inception)
     to December 31, 1998...................................  F-4

  Notes to Financial Statements.............................  F-5

Report of Independent Accountants

To the Trustees
PECO Energy Transition Trust
Wilmington, DE:

In our opinion, the accompanying statement of net assets available for trust activities of PECO Energy Transition Trust (PETT) and the related statement of changes in net assets available for trust activities present fairly, in all material respects, the net assets available for trust activities of PECO Energy Transition Trust as of December 31, 1998, and the changes in net assets available for trust activities for the period from June 23, 1998 (date of Inception) to December 31, 1998, in conformity with generally accepted accounting principles. These financial statements are the responsibility of PETT; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania
February 19, 1999

                          PECO ENERGY TRANSITION TRUST
             STATEMENT OF NET ASSETS AVAILABLE FOR TRUST ACTIVITIES

                               DECEMBER 31, 1998


ASSETS

Cash........................................................  $    5,000

Unamortized debt issuance costs.............................   2,058,476
                                                              ----------

     Total Assets...........................................  $2,063,476
                                                              ==========

LIABILITIES

Due to related party (See Note 4)...........................  $1,894,321

Accrued debt issuance cost..................................     164,155
                                                              ----------

     Total Liabilities......................................   2,058,476
                                                              ==========

Net Assets Available for Trust Activities...................  $    5,000
                                                              ==========


                       See notes to financial statements.

                          PECO ENERGY TRANSITION TRUST
             STATEMENT OF NET ASSETS AVAILABLE FOR TRUST ACTIVITIES

             FOR THE PERIOD FROM JUNE 23, 1998 TO DECEMBER 31, 1998


ADDITIONS:

  Contribution by Trust Grantor.............................  $    5,000
                                                              ----------

DEDUCTIONS:

  Changes in Net Assets Available for Trust Activities......       5,000

  Net Assets Available for Trust Activities at June 23, 1998
     (date of Inception)....................................          --
                                                              ----------

  Net Assets Available for Trust Activities at December 31,
     1998...................................................  $    5,000
                                                              ==========


                       See notes to financial statements.

                          PECO ENERGY TRANSITION TRUST

                          NOTES TO FINANCIAL STATEMENTS

1. NATURE OF OPERATIONS

     PECO Energy Transition Trust (PETT), a statutory business trust established by PECO Energy Company (PECO Energy) under the laws of the State of Delaware, was formed on June 23, 1998 pursuant to a trust agreement between PECO Energy, as grantor, First Union Trust Company, N.A., as issuer trustee and two beneficiary trustees appointed by PECO Energy. PECO Energy is a national provider of electric and natural gas services.

     PETT was organized for the limited purpose of purchasing and owning the Intangible Transition Property (ITP), issuing Transition Bonds (Bonds), pledging its interest in ITP and other collateral to the bond trustee to secure the Bonds, and performing activities that are necessary, suitable or convenient to accomplish these purposes. ITP represents the irrevocable right of PECO Energy, or its successor or assignee, to collect a non-bypassable Intangible Transition Charge (ITC) from customers pursuant to a Qualified Rate Order (QRO) issued May 14, 1998 by the Pennsylvania Public Utility Commission (PUC) in accordance with the Pennsylvania Electricity Generation Customer Choice and Competition Act ("Competition Act") enacted in Pennsylvania in December 1996. The QRO authorizes the ITC to be sufficient to recover up to $4 billion of PECO Energy's stranded costs and an amount sufficient to recover the aggregate principal amount of the Bonds, plus an amount sufficient to provide for any credit enhancement, to fund any reserves and to pay interest, redemption premiums, if any, servicing fees and other expenses relating to the Bonds.

     PETT's organizational documents require it to operate in such a manner that it should not be consolidated in the bankruptcy estate of PECO Energy in the event PECO Energy becomes subject to such a proceeding, as both PECO Energy and PETT will treat the transfer of ITP to PETT as a sale under the Competition Act. The Bonds will be treated as debt obligations of PETT.

     For financial reporting and Federal and Commonwealth of Pennsylvania income and franchise tax purposes the transfer of ITP to PETT will be treated as a financing arrangement and not as a sale. Furthermore, the results of operations of PETT will be consolidated with PECO Energy for financial and income tax reporting purposes.

2. SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions. These estimates and assumptions affect the reported amount of revenues, expenses, assets, and liabilities and disclosure of contingencies. Actual results could differ from these estimates.

CASH AND CASH EQUIVALENTS

     PETT considers all liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

UNAMORTIZED DEBT ISSUANCE COSTS

     The costs associated with the anticipated issuance of the Bonds have been capitalized and will be amortized over the life of the Bonds.

                          PECO ENERGY TRANSITION TRUST

INCOME TAXES

     PETT is a wholly owned subsidiary of PECO Energy which has not elected to be taxed as a corporation for federal income tax purposes. PETT will be treated as a division of PECO Energy and will not be treated as a separate taxable entity.

3. THE BONDS

     The purpose of PETT is to issue Bonds pursuant to authority granted by the PUC in the QRO. PETT intends to issue up to $4 billion of Bonds, in series (Series) from time to time the maturities and interest rates of which will depend upon market conditions at the time of issuance. To the extent that PETT issues floating rate Bonds, PETT may arrange for one or more transactions to hedge its exposure to interest rate risk. The proceeds will be used to fund the purchase of ITP from PECO Energy. The Bonds will be secured by the ITP and other assets of PETT. Under applicable law, the Bonds will not be an obligation of PECO Energy or secured by the assets of PECO Energy. Under the Competition Act, the Bonds will be recourse to PETT and will be secured on a pari passu basis by the ITP and the equity and assets of PETT. The source of repayment will be the ITC authorized pursuant to the QRO, which charges will be collected from PECO Energy customers by PECO Energy, as servicer.

     ITC collections will be deposited daily by PECO Energy with PETT and used to pay the expenses of PETT, debt service on the Bonds and to fund credit enhancement for the Bonds. PETT will also pledge the capital contributed by PECO Energy to secure the Bonds satisfying the debt service requirements. The debt service requirements will include an Overcollateralization Account, a Reserve Account and a Capital Account which will be available to bond holders. Any amounts securing the Bonds will be returned to PETT upon payment of the Bonds.

4. SIGNIFICANT AGREEMENTS AND RELATED PARTY TRANSACTIONS

     Under the Sale Agreement and the Master Servicing Agreement to be entered into by PETT and PECO Energy concurrently with the issuance of the first Series of Bonds, PECO Energy, the servicer, will be required to manage and administer the ITP sold to PETT and to collect the ITC related thereto on behalf of PETT. PETT shall pay an annual servicing fee equal to a percentage, which will be determined when the Bonds are issued, of the outstanding principal amount of the Bonds.

     All debt issuance costs incurred to date have been or will be paid by PECO Energy and reimbursed by PETT upon issuance of the Bonds.

5. LITIGATION

     Indianapolis Power and Light Company (IPL) has filed an action which seeks to invalidate the Competition Act and thereby preclude PECO Energy from recovering and securitizing stranded costs. IPL asserts that the Competition Act discriminates against interstate commerce in violation of the Commerce Clause of the United States Constitution. The Commonwealth Court of Pennsylvania dismissed this action. IPL has sought review of this dismissal by the United States Supreme Court. PECO Energy does not believe that the United States Supreme Court will reverse the Opinion of the Commonwealth Court of Pennsylvania.

                      [This Page Intentionally Left Blank]

                          PECO ENERGY TRANSITION TRUST

                                     ISSUER

                               PECO ENERGY COMPANY
                               SELLER AND SERVICER

                                  SERIES 1999-A

                                 $4,000,000,000
                                TRANSITION BONDS

                             $244,470,272 CLASS A-1
                             $275,371,325 CLASS A-2
                             $667,000,000 CLASS A-3
                             $458,518,647 CLASS A-4
                             $464,600,000 CLASS A-5
                             $993,386,331 CLASS A-6
                             $896,653,425 CLASS A-7

                            ------------------------

                              PROSPECTUS SUPPLEMENT
                            ------------------------

                                  UNDERWRITERS

                              SALOMON SMITH BARNEY
                              GOLDMAN, SACHS & CO.
                                 LEHMAN BROTHERS
                       FIRST CHICAGO CAPITAL MARKETS, INC.
                        FIRST UNION CAPITAL MARKETS CORP.
                         COMMERCE CAPITAL MARKETS, INC.
                          JANNEY MONTGOMERY SCOTT INC.
                      PRYOR, MCCLENDON, COUNTS & CO., INC.

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION.

WE ARE NOT OFFERING THE TRANSITION BONDS IN ANY STATE WHERE THE OFFER IS NOT PERMITTED.

WE DO NOT CLAIM THE ACCURACY OF THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS AS OF ANY DATE OTHER THAN THE DATES STATED ON THEIR RESPECTIVE COVERS.

DEALERS WILL DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS OF THESE SECURITIES AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS. IN ADDITION, ALL DEALERS SELLING THESE SECURITIES WILL DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS UNTIL JUNE 8, 1999.